AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 29, 1998

                                                        REGISTRATION NO. 2-88587
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                        POST-EFFECTIVE AMENDMENT NO. 26

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                        DEAN WITTER CORNERSTONE FUND II
                        DEAN WITTER CORNERSTONE FUND III
                        DEAN WITTER CORNERSTONE FUND IV

(Exact name of registrants as specified in their Limited Partnership Agreements)

           NEW YORK                                   6793                                  13-3212871
   (State of organization)                (Primary Standard Industrial                      13-3190919
                                          Classification Code Number)                       13-3393597
                                                                                          (IRS Employer
                                                                                     Identification Numbers)

                       TWO WORLD TRADE CENTER, 62ND FLOOR
                            NEW YORK, NEW YORK 10048
                                 (212) 392-8899
    (Address, including zip code and telephone number, including area code, of registrants' principal executive offices)

                                 MARK J. HAWLEY
                         DEMETER MANAGEMENT CORPORATION
                       TWO WORLD TRADE CENTER, 62ND FLOOR
                            NEW YORK, NEW YORK 10048
                                 (212) 392-8899
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                          COPIES OF COMMUNICATIONS TO:

         EDWIN L. LYON, ESQ.                  MICHAEL T. GREGG, ESQ.
    CADWALADER, WICKERSHAM & TAFT            DEAN WITTER REYNOLDS INC.
   1333 NEW HAMPSHIRE AVENUE, N.W.      TWO WORLD TRADE CENTER, 66TH FLOOR
       WASHINGTON, D.C. 20036                NEW YORK, NEW YORK 10048
           (202) 862-2200                         (212) 392-5530

                            ------------------------
        Approximate Date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.
    IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933 CHECK THE FOLLOWING BOX. /X/
    IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /
    IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /
    IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(D) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /
    IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. / /
                            ------------------------
    The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

    This Registration Statement relates to 14,588.860 unsold Units of Limited Partnership Interest as of August 1, 1998.

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--------------------------------------------------------------------------------

                         DEAN WITTER CORNERSTONE FUNDS

                             CROSS REFERENCE SHEET

ITEM                                                                            LOCATION IN
NO.                         REGISTRATION ITEM                                   PROSPECTUS
----                       -------------------                                 ------------
 1.      Forepart of the Registration Statement and Outside Front
         Cover Page of Prospectus................................  Facing Page; Front Cover Pages.
 2.      Inside Front and Outside Back Cover Pages of
         Prospectus..............................................  Inside Front Cover Page; Table of
                                                                   Contents.
 3.      Summary Information, Risk Factors, and Ratio of Earnings
         to Fixed Charges........................................  Summary of the Prospectus; The
                                                                   Cornerstone Funds; Description of
                                                                   Charges to Each Partnership; Risk
                                                                   Factors; Investment Program, Use of
                                                                   Proceeds and Trading Policies; The
                                                                   General Partner; The Commodity
                                                                   Brokers.
 4.      Use of Proceeds.........................................  Investment Program, Use of Proceeds
                                                                   and Trading Policies.
 5.      Determination of Offering Price.........................  Plan of Distribution and Exchange
                                                                   Procedure.
 6.      Dilution................................................  Not Applicable.
 7.      Selling Security Holders................................  Not Applicable.
 8.      Plan of Distribution....................................  Plan of Distribution and Exchange
                                                                   Procedure.
 9.      Description of Securities to be Registered..............  The Limited Partnership Agreements.
10.      Interests of Named Experts and Counsel..................  Not Applicable.
11.      Information with Respect to the Registrant
         (a)  Description of Business............................  Summary of the Prospectus; Risk
                                                                   Factors; The Cornerstone Funds; The
                                                                   Trading Managers; The Commodities
                                                                   Market; The Limited Partnership
                                                                   Agreements.
         (b) Description of Property.............................  Not Applicable.
         (c) Legal Proceedings...................................  Certain Litigation; The Trading
                                                                   Managers.
         (d) Market Price of and Dividends on the Registrant's
             Common Equity and Related Stockholder Matters.......  Risk Factors.
         (e) Financial Statements................................  Independent Auditors' Reports.
         (f) Selected Financial Data.............................  Selected Financial Data.
         (g) Supplementary Financial Information.................  Selected Financial Data.
         (h) Management's Discussion and Analysis of Financial
             Condition and Results of Operations.................  Management's Discussion and Analysis
                                                                   of Financial Condition and Results of
                                                                   Operations.
         (i) Changes in and Disagreements with Accountants on
             Accounting and Financial Disclosure.................  Not Applicable.
         (j) Quantitative and Qualitative Disclosures about
         Market Risk.............................................  Not Applicable.
         (k) Directors and Executive Officers....................  The General Partner.
         (l) Executive Compensation..............................  Summary of the Prospectus; Conflicts
                                                                   of Interest; Fiduciary
                                                                   Responsibility; Risk Factors; The
                                                                   Trading Managers; The General
                                                                   Partner; The Commodity Brokers.

                                     DEAN WITTER CORNERSTONE FUNDS
                                         CROSS REFERENCE SHEET

ITEM                                                                            LOCATION IN
NO.                         REGISTRATION ITEM                                   PROSPECTUS
----                       -------------------                                 ------------
         (m) Security Ownership of Certain Beneficial Owners and
             Management..........................................  Capitalization; The General Partner;
                                                                   The Trading Managers; Independent
                                                                   Auditors' Reports.
         (n) Certain Relationships and Related Transactions......  Summary of the Prospectus; Conflicts
                                                                   of Interest; Fiduciary
                                                                   Responsibility; Description of
                                                                   Charges to Each Partnership; Risk
                                                                   Factors; The Trading Managers; The
                                                                   General Partner; The Commodity
                                                                   Brokers.
12.      Disclosure of Commission Position on Indemnification for
         Securities Act Liabilities..............................  Fiduciary Responsibility.

                SUBJECT TO COMPLETION: DATED SEPTEMBER 29, 1998


                              14,588.860 UNITS OF


                        DEAN WITTER CORNERSTONE FUND II
                        DEAN WITTER CORNERSTONE FUND III
                        DEAN WITTER CORNERSTONE FUND IV
                            ------------------------
                                   SUPPLEMENT
                                 TO PROSPECTUS
                             DATED AUGUST 28, 1996

THIS SUPPLEMENT IS AN INTEGRAL PART OF, AND MUST BE READ TOGETHER WITH, THE PROSPECTUS DATED AUGUST 28, 1996 (THE "PROSPECTUS"). ALL CAPITALIZED TERMS USED IN THIS SUPPLEMENT AND NOT DEFINED HEREIN SHALL HAVE THE SAME MEANINGS AS USED IN THE PROSPECTUS. ALL PAGE AND SECTION REFERENCES HEREIN ARE TO THE PROSPECTUS, EXCEPT REFERENCES TO PAGES PRECEDED BY AN "S-", WHICH ARE TO THIS SUPPLEMENT.

THESE ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH DEGREE OF RISK. THESE SECURITIES ARE SUITABLE FOR INVESTMENT ONLY BY A PERSON WHO CAN AFFORD TO LOSE HIS ENTIRE INVESTMENT. SEE "SUMMARY OF THE PROSPECTUS --OFFERING RESTRICTED TO EXCHANGES" (PAGE 1), "RISK FACTORS" (PAGE 9), AND "CONFLICTS OF INTEREST" (PAGE 16).

    The Dean Witter Cornerstone Funds (the "Cornerstone Funds") are three New York limited partnerships engaged individually in the speculative trading of commodity interest contracts. The three partnerships that comprise the Cornerstone Funds are Dean Witter Cornerstone Fund II ("Cornerstone II"), Dean Witter Cornerstone Fund III ("Cornerstone III") and Dean Witter Cornerstone Fund IV ("Cornerstone IV") (individually a "Partnership" and collectively the "Partnerships").


    Each Partnership allows its Limited Partners to redeem Units of Limited Partnership Interest ("Units") in one or more of the Partnerships and, with the net proceeds of such redemption, purchase Units of one or more other Partnerships at a price equal to 100% of the "Net Asset Value" thereof (assets less liabilities, divided by number of Units) (hereafter referred to as an "Exchange"). An Exchange may only be effected as of the last day of a calendar month and if certain additional conditions are satisfied. See "Plan of Distribution and Exchange Procedure." Units are only being offered and sold in Exchanges; no new investors may purchase Units, nor may current investors purchase additional Units.


    The Partnerships are not mutual funds or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and are not subject to regulation thereunder.

    An investment in the Partnerships involves significant risks, including the following:

    * Commodity interests trading is speculative and volatile. The Partnerships' trading has been volatile. Such volatility could result in an investor losing all or a substantial part of his investment.


    * The Partnerships are subject to substantial charges by the Trading Managers and the Commodity Brokers. Cornerstone II, Cornerstone III, and Cornerstone IV must earn estimated annual net trading profits (after taking into account estimated interest income based upon current rates of 5%) of 6.52%, 7.33%, and 4.06%, respectively, of their average annual Net Assets (as defined in the Prospectus) in order to break-even (earning profit sufficient to recoup an investor's initial investment after one year).


    * No secondary market for Units exists. Units are only redeemable on the last day of any month upon at least 15 days' prior written notice to the General Partner. Certain market conditions may result in possible delays in, or inability to pay, redemptions.

    * Conflicts of interest exist that may adversely affect the Partnerships, including the facts that DWR and the General Partner are affiliates, fees to DWR have not been negotiated in arm's-length transactions, and DWR employees will receive a portion of the brokerage fees paid by the Partnerships. See "Conflicts of Interest."

    * A Partnership will not be profitable unless the Trading Managers for the Partnership are collectively successful with their trading programs. Past performance is not necessarily indicative of future results.

    * While the General Partner does not intend to make any distributions, profits earned by a Partnership in any year will result in taxable income to investors.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN ANY ONE OF THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS SUPPLEMENT.


                            ------------------------
                           DEAN WITTER REYNOLDS INC.
                THE DATE OF THIS SUPPLEMENT IS OCTOBER *, 1998.

                               TABLE OF CONTENTS

                                                                            PAGE

Risk Factors....................................................................     S-1
  Potential Inability to Trade or Report Results Because of Year 2000 Problems..     S-1
The Cornerstone Funds...........................................................     S-1
  Performance Records...........................................................     S-2
Selected Financial Data.........................................................     S-4
Management's Discussion and Analysis of Financial Condition and Results of
  Operations....................................................................     S-6
Description of Charges to Each Partnership......................................    S-15
  1. Commodity Broker...........................................................    S-16
  2. Trading Managers...........................................................    S-16
  3. Others.....................................................................    S-16
  4. Break-Even Analysis........................................................    S-16
Capitalization..................................................................    S-18
The Trading Managers............................................................    S-18
  Dean Witter Cornerstone Fund II...............................................    S-18
    1. Abacus Trading Corporation...............................................    S-18
    2. John W. Henry & Company, Inc.............................................    S-18
    3. Northfield Trading L.P...................................................    S-24
  Dean Witter Cornerstone Fund III..............................................    S-26
    1. Welton Investment Corporation............................................    S-26
    2. Abraham Trading Co.......................................................    S-27
    3. Sunrise Capital Management, Inc..........................................    S-28
  Dean Witter Cornerstone Fund IV...............................................    S-29
    1. John W. Henry & Company, Inc.............................................    S-29
    2. Sunrise Capital Management, Inc..........................................    S-29
The General Partner.............................................................    S-29
  Directors and Officers of the General Partner.................................    S-30
The Commodity Brokers...........................................................    S-31
  Description of the Commodity Brokers..........................................    S-31
  Brokerage Arrangements........................................................    S-32
  Related Risk Factors..........................................................    S-32
Certain Litigation..............................................................    S-33
Plan of Distribution and Exchange Procedure.....................................    S-33
Material Federal Income Tax Considerations......................................    S-34
Experts.........................................................................    S-34
Dean Witter Cornerstone Fund II
Dean Witter Cornerstone Fund III
Dean Witter Cornerstone Fund IV.................................................    S-35
  Independent Auditors' Report..................................................    S-35
  Statements of Financial Condition and Statements of Operations................    S-36
  Statements of Changes in Partners' Capital....................................    S-39
  Statements of Cash Flows......................................................    S-40
  Notes to Financial Statements.................................................    S-41
Demeter Management Corporation..................................................    S-47
  Independent Auditors' Report..................................................    S-47
  Statements of Financial Condition.............................................    S-48
  Notes to Statements of Financial Condition....................................    S-49
    (Certain information relating to the financial condition of Demeter
    Management Corporation's parent is contained in "The General Partner.")
Amended Annex A-Request for Exchange............................................     A-1

        THE FOLLOWING INFORMATION SUPPLEMENTS, OR, IN CERTAIN INSTANCES,
         REPLACES PORTIONS OF, THE PROSPECTUS, AND ACCORDINGLY MUST BE
                  READ AS AN INTEGRAL PART OF THE PROSPECTUS.




                                  RISK FACTORS



     THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION UNDER "RISK FACTORS--RISKS RELATING TO THE PARTNERSHIPS" ON PAGES 12-13.



     POTENTIAL INABILITY TO TRADE OR REPORT RESULTS BECAUSE OF YEAR 2000 PROBLEMS. Commodity pools, like financial and business organizations and individuals around the world, depend on the smooth functioning of computer systems. Many computer systems in use today cannot recognize the computer code for the year 2000, but revert to 1900 or some other date. This is commonly known as the "Year 2000 Problem." The Partnerships could be adversely affected if computer systems used by them or any third party with whom they have a material relationship do not properly process and calculate date-related information and data concerning dates on or after January 1, 2000. Such a failure could have a negative impact on the handling or determination of futures trades and prices and the services provided the Partnerships.



     Morgan Stanley Dean Witter & Co. ("MSDW"), the parent of Demeter, began its planning in response to the Year 2000 Problem in 1995 and currently has several hundred employees working on such response. It has developed its own Year 2000 compliance plan to deal with the problem and had the plan approved by the company's executive management, Board of Directors and Information Technology Department. Demeter is co-ordinating with MSDW in taking steps that both believe are reasonably designed to address the Year 2000 Problem with respect to Demeter's computer systems that relate to the Partnerships. This includes hardware and software upgrades, systems consulting and computer maintenance.



     Beyond the challenge facing internal computer systems, the systems failure of any of the third parties with whom the Partnerships have a material relationship--the futures exchanges and clearing organizations through which they trade, Carr Futures, Inc. ("CFI"), the Partnerships' clearing commodity broker (see "The Commodity Brokers" in this Supplement), and their respective Trading Managers--could result in a material financial risk to the Partnerships. Regarding the futures exchanges, all US futures exchanges will be subject to the monitoring of the CFTC for their Year 2000 preparedness and the major foreign futures exchanges are also expected to be subject to market-wide testing of their Year 2000 compliance during 1999. With respect to CFI and each of the Trading Managers, Demeter intends to monitor their progress throughout 1999 in their Year 2000 compliance and, where applicable, to test its external interface with CFI and the Trading Managers.



     Finally, MSDW has begun developing various "contingency plans" in the event that the systems of such third parties fail, and Demeter intends to consult closely with MSDW in implementing those plans. MSDW has also recently reported that its development of such contingency plans is proceeding on schedule. Despite the best efforts of both Demeter and MSDW, however, there can be no assurance that the above steps will be sufficient to avoid any adverse impact to the Partnerships, whether from failures in their own computer systems or those of CFI, a Trading Manager or other third party.



                             THE CORNERSTONE FUNDS


     THE FOLLOWING UPDATES AND REPLACES THE FIRST THROUGH FIFTH PARAGRAPHS UNDER "THE CORNERSTONE FUNDS--THE OFFERING OF UNITS" ON PAGE 19.


     In January 1985, Cornerstone II and III commenced their Continuing Offering of unsold Units and in May 1987, Cornerstone IV joined that Continuing Offering. Capital contributions from the sale of Units have been accepted by such Partnerships at the 161 Monthly Closings held through July 31, 1998. As of August 1, 1998, there were 14,588.860 unsold Units available for Exchange.



     As of July 31, 1998, Cornerstone II had sold an aggregate of 41,701.582 Units and received net proceeds of $65,634,485. Included in these numbers are Exchanges of Units in Cornerstone III and IV for Units in Cornerstone II. As of July 31, 1998, Cornerstone II had Net Assets of $30,038,470 and the Net Asset Value of a Unit thereof was $3,836.58.



     As of July 31, 1998, Cornerstone III had sold an aggregate of 74,405.186 Units and received net proceeds of $137,132,762. Included in these numbers are Exchanges of Units in Cornerstone II and IV for Units in

Cornerstone III. As of July 31, 1998, Cornerstone III had Net Assets of $40,582,587 and the Net Asset Value of a Unit thereof was $3,111.49.



     As of July 31, 1998, Cornerstone IV had sold an aggregate of 100,624.729 Units and received net proceeds of $168,017,769. Included in these numbers are Exchanges of Units in Cornerstone II and Cornerstone III for Units in Cornerstone IV. As of July 31, 1998, Cornerstone IV had Net Assets of $124,621,995 and the Net Asset Value of a Unit thereof was $4,903.84.



     In connection with the offering of Units, the General Partner contributed $685,975, $1,037,606 and $2,047,422 to Cornerstone II, III and IV, respectively, and, as of July 31, 1998, the General Partner owned 217.400, 382.103 and 638.889 Units of General Partnership Interest in Cornerstone II, III and IV, respectively. As of July 31, 1998, Cornerstone II had 2,760 Limited Partners, Cornerstone III had 4,771 Limited Partners, and Cornerstone IV had 8,101 Limited Partners.



     THE FOLLOWING UPDATES AND REPLACES THE PERFORMANCE INFORMATION CONTAINED ON PAGES 20-23. THE FOOTNOTES ON PAGE 24 ARE AN INTEGRAL PART OF THE FOLLOWING TABLES.



PERFORMANCE RECORDS



Performance of Dean Witter Cornerstone Fund II



     Capsule I sets forth the actual performance record of Cornerstone II from January 1, 1993 through July 31, 1998. As of the date of this Prospectus Supplement, all funds received at Monthly Closings are being allocated two-thirds to John W. Henry & Company, Inc. ("JWH"Registered) and one-third to Northfield Trading L.P. ("Northfield"), and the funds allocated to JWH are allocated to its Original Investment Program, Global Diversified Portfolio, and International Foreign Exchange Program. In the future, allocations and/or reallocations may be made among such systems and/or additional systems. See "The Trading Managers--Dean Witter Cornerstone Fund II."


Performance of Dean Witter Cornerstone Fund III


     Capsule II sets forth the actual performance record of Cornerstone III from January 1, 1993 through July 31, 1998. As of the date of this Prospectus Supplement, all funds received at Monthly Closings are being allocated approximately one-half to Sunrise Capital Management, Inc. ("Sunrise"), and approximately one-quarter each to Welton Investment Corporation ("WIC") and Abraham Trading Company ("ATC"). See "The Trading Managers--Dean Witter Cornerstone Fund III."


Performance of Dean Witter Cornerstone Fund IV


     Capsule III sets forth the actual performance record of Cornerstone IV from January 1, 1993 through July 31, 1998. Since the commencement of trading on May 1, 1987, Cornerstone IV's trading has been directed by its two initial Trading Managers, JWH and Sunrise. As of the date of this Prospectus Supplement, all funds received by Cornerstone IV at Monthly Closings are being allocated equally between its Trading Managers. See "The Trading Managers--Dean Witter Cornerstone Fund IV."





                               ------------------


     INVESTORS ARE CAUTIONED THAT THE INFORMATION SET FORTH IN CAPSULES I, II AND III AND THE FOOTNOTES THERETO IS NOT INDICATIVE OF, AND HAS NO BEARING ON, ANY TRADING RESULTS WHICH MAY BE ATTAINED BY CORNERSTONE II, III AND IV, RESPECTIVELY, IN THE FUTURE, SINCE PAST RESULTS ARE NOT A GUARANTEE OF FUTURE RESULTS. THERE CAN BE NO ASSURANCE THAT ANY PARTNERSHIP WILL MAKE ANY PROFITS AT ALL OR WILL BE ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM COMMODITY TRADING.

                                                                       CAPSULE I
                 PERFORMANCE OF DEAN WITTER CORNERSTONE FUND II

                               Type of Pool:  Publicly-Offered Pool
                       Inception of Trading:  January 1985
                    Aggregate Subscriptions:  $65,634,485
                     Current Capitalization:  $30,038,470
           Current Net Asset Value per Unit:  $3,836.58
             Worst Monthly Percent Drawdown:  (11.74)% (9/89)
             Worst Month-end Peak-to-Valley:  (32.70)% (16 months, 7/88-10/89)
          Cumulative Return Since Inception:  293.50%

    MONTHLY RATES OF
         RETURN                 1998           1997           1996           1995           1994           1993
-------------------------     ----------      ------         ------         ------         ------         ------
                                 %              %              %              %              %              %
January                          (1.75)         3.58           1.98          (2.85)         (3.17)         (3.97)
February                         (0.93)         2.67          (6.13)         10.88           0.12           7.79
March                            (1.49)         1.51           0.07          13.73           3.16          (0.07)
April                            (2.92)        (0.53)          4.76           4.18          (2.59)          3.10
May                               4.49         (0.95)         (3.14)         (0.37)          3.84           0.82
June                              6.57         (2.46)          2.60          (0.29)          2.50          (0.89)
July                             (0.64)         4.83          (4.06)         (3.82)         (3.86)          7.92
August                                          0.00          (3.28)         (0.46)         (4.70)         (5.45)
September                                      (1.13)          5.37          (2.52)          0.77          (1.69)
October                                         2.47          10.42          (0.40)         (5.31)         (2.62)
November                                        1.71           5.53           3.20           3.35          (0.30)
December                                        5.33          (1.90)          4.00          (2.80)          3.87
Compound Annual
(Period) Rate of Return           3.00         18.05          11.47          26.50          (8.93)          7.81
                              (7 Months)




                                                                      CAPSULE II
                PERFORMANCE OF DEAN WITTER CORNERSTONE FUND III

                               Type of Pool:  Publicly-Offered Pool
                       Inception of Trading:  January 1985
                    Aggregate Subscriptions:  $137,132,762
                     Current Capitalization:  $40,582,587
           Current Net Asset Value per Unit:  $3,111.49
             Worst Monthly Percent Drawdown:  (18.28)% (2/89)
             Worst Month-end Peak-to-Valley:  (32.35)% (9 months, 2/89-10/89)
          Cumulative Return Since Inception:  219.13%

    MONTHLY RATES OF
         RETURN                 1998           1997           1996           1995           1994           1993
-------------------------     ----------      ------         ------         ------         ------         ------
                                 %              %              %              %              %              %
January                          (0.95)         3.12           2.09          (7.31)        (10.58)         (5.57)
February                          4.08          6.63         (15.04)          1.88          (3.06)          8.96
March                             2.70         (1.31)         (0.93)         12.40           4.47          (2.60)
April                            (2.63)        (1.60)          9.35           2.44          (3.23)          4.13
May                               1.40          1.81          (5.33)          4.24           3.78           1.60
June                              0.75          1.11           1.95           0.10           5.60           0.17
July                             (1.31)         7.33          (3.95)         (4.17)         (3.86)          4.79
August                                         (6.45)         (1.06)          1.89          (6.49)         (9.31)
September                                       0.64           4.17           0.63           3.82          (4.97)
October                                        (4.50)         13.53          (1.66)          4.08          (6.08)
November                                        1.52           5.14           6.35           0.09          (2.42)
December                                        2.37           1.01           9.37          (3.68)          8.32
Compound Annual
(Period) Rate of Return           3.94         10.24           8.24          27.50         (10.04)         (4.78)
                              (7 Months)

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                                                     CAPSULE III
                 PERFORMANCE OF DEAN WITTER CORNERSTONE FUND IV

                               Type of Pool:  Publicly-Offered Pool
                       Inception of Trading:  May 1987
                    Aggregate Subscriptions:  $168,017,769
                     Current Capitalization:  $124,621,995
           Current Net Asset Value per Unit:  $4,903.84
             Worst Monthly Percent Drawdown:  (21.04)% (9/89)
              Worst Month-end Peak-to-Valley  (45.21)% (3 months, 7/89-9/89)
          Cumulative Return Since Inception:  402.96%

    MONTHLY RATES OF
         RETURN                 1998           1997           1996           1995           1994           1993
-------------------------     ----------      ------         ------         ------         ------         ------
                                 %              %              %              %              %              %
January                          (1.58)         5.34           3.19          (7.65)         (1.12)         (5.29)
February                         (3.16)         6.55          (5.78)          6.27          (2.75)         12.92
March                             2.51          1.45           2.80          27.02           0.29          (2.55)
April                            (3.44)         1.23           2.97           2.39          (3.19)          0.03
May                               4.89         (5.54)          1.19          (4.83)         (3.65)          3.95
June                             11.31          1.36          (0.23)         (0.62)          6.72           0.92
July                              0.37          8.45          (3.51)         (1.06)         (4.21)          5.87
August                                          2.68          (2.69)          5.49          (3.57)         (5.57)
September                                       0.45           0.32          (0.06)          1.66          (2.10)
October                                         3.12           8.80           0.74           4.93          (7.48)
November                                        4.15           4.25          (2.57)         (6.82)         (7.50)
December                                        4.38           1.76          (0.52)         (2.73)         (0.78)
Compound Annual
(Period) Rate of Return          10.56         38.41          12.97          22.96         (14.27)         (9.12)
                              (7 Months)

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS


     THE FOLLOWING UPDATES AND SUPPLEMENTS "FOOTNOTES TO CAPSULES I, II AND III" ON PAGE 24.



     The Worst Monthly Percent Drawdown and the Worst Month-end Peak-to-Valley, as set forth in Capsules I, II, and III, represent the largest such amounts since each Partnership commenced operations.





"Monthly Rate of Return" is the percentage change in Net Asset Value per Unit from one month to another.


                            SELECTED FINANCIAL DATA

     THE FOLLOWING UPDATES AND REPLACES "SELECTED FINANCIAL DATA" ON PAGE 25.


     The following are the results of operations of Cornerstone II, III and IV for the six months ended June 30, 1998 and 1997 (unaudited) and the years ended December 31, 1997, 1996, 1995, 1994 and 1993. For the complete financial statements of the Partnerships, see pages F-1-F-15 of the Prospectus and pages S-35-S-46 of this Prospectus Supplement. For performance information with respect to each Partnership, see "The Cornerstone Funds--Performance Records."

                                                               DEAN WITTER CORNERSTONE FUND II
                            -----------------------------------------------------------------------------------------------------
                             FOR THE SIX MONTHS ENDED
                                     JUNE 30,                                FOR THE YEARS ENDED DECEMBER 31,
                            --------------------------    -----------------------------------------------------------------------
                               1998           1997           1997           1996           1995           1994           1993
                            -----------    -----------    -----------    -----------    -----------    -----------    -----------
                                 $              $              $              $              $              $              $
                            (UNAUDITED)    (UNAUDITED)
REVENUES
Trading Profit (Loss):
Realized                      2,139,556      2,263,382      6,363,803      7,321,679     11,081,716       (878,688)     2,539,342
Net change in unrealized       (240,295)      (333,627)       687,245     (2,051,673)      (947,973)       556,567      2,029,459
                            -----------    -----------    -----------    -----------    -----------    -----------    -----------
Total Trading Results         1,899,261      1,929,755      7,051,048      5,270,006     10,133,743       (322,121)     4,568,801
Interest income (DWR)           598,276        628,176      1,228,298      1,179,784      1,471,022      1,153,003        694,085
                            -----------    -----------    -----------    -----------    -----------    -----------    -----------
Total Revenues                2,497,537      2,557,931      8,279,346      6,449,790     11,604,765        830,882      5,262,886
                            -----------    -----------    -----------    -----------    -----------    -----------    -----------
EXPENSES
Brokerage commissions
  (DWR)                         706,483        662,114      1,383,112      1,719,932      1,864,093      2,336,047      1,773,947
Management fees                 587,455        566,449      1,159,248      1,167,223      1,307,872      1,346,905      1,157,221
Incentive fees                   78,138         92,628        650,800        329,590        381,720             --         19,886
Transaction fees and costs       65,144         61,846        128,692        170,971        160,238        194,384        141,974
Common administrative
  expenses                       19,256         21,824         41,330         14,612          8,183         49,101         68,511
                            -----------    -----------    -----------    -----------    -----------    -----------    -----------
Total Expenses                1,456,476      1,404,861      3,363,182      3,402,328      3,722,106      3,926,437      3,161,539
                            -----------    -----------    -----------    -----------    -----------    -----------    -----------
NET INCOME (LOSS)             1,041,061      1,153,070      4,916,164      3,047,462      7,882,659     (3,095,555)     2,101,347
                            -----------    -----------    -----------    -----------    -----------    -----------    -----------
                            -----------    -----------    -----------    -----------    -----------    -----------    -----------
NET INCOME (LOSS) PER UNIT
  FOR PERIOD
Limited Partners                 136.23         118.40         569.56         324.71         592.90        (219.47)        178.05
General Partner                  136.23         118.40         569.56         324.71         592.90        (219.47)        178.05
TOTAL ASSETS AT END OF
  PERIOD                     30,845,121     28,447,526     31,431,023     30,046,842     31,558,306     32,062,117     32,511,448
TOTAL NET ASSETS AT END OF
  PERIOD                     30,406,668     27,895,862     30,487,741     29,046,170     30,828,888     31,372,002     31,941,373
NET ASSET VALUE PER UNIT
  AT END OF PERIOD
Limited Partners               3,861.15       3,273.76       3,724.92       3,155.36       2,830.65       2,237.75       2,457.22
General Partner                3,861.15       3,273.76       3,724.92       3,155.36       2,830.65       2,237.75       2,457.22

                                                              DEAN WITTER CORNERSTONE FUND III
                            -----------------------------------------------------------------------------------------------------
                             FOR THE SIX MONTHS ENDED
                                     JUNE 30,                                FOR THE YEARS ENDED DECEMBER 31,
                            --------------------------    -----------------------------------------------------------------------
                               1998           1997           1997           1996           1995           1994           1993
                            -----------    -----------    -----------    -----------    -----------    -----------    -----------
                                 $              $              $              $              $              $              $
                            (UNAUDITED)    (UNAUDITED)
REVENUES
Trading Profit (Loss):
Realized                      3,823,062      6,703,472      7,439,669      8,925,181     14,260,042        913,869       (627,751)
Net change in unrealized       (453,235)    (1,271,432)      (642,508)    (2,997,491)       561,437     (1,350,056)     3,815,157
                            -----------    -----------    -----------    -----------    -----------    -----------    -----------
Total Trading Results         3,369,827      5,432,040      6,797,161      5,927,690     14,821,479       (436,187)     3,187,406
Interest income (DWR)           857,814        899,908      1,786,271      1,657,400      2,061,461      1,744,148      1,445,561
                            -----------    -----------    -----------    -----------    -----------    -----------    -----------
Total Revenues                4,227,641      6,331,948      8,583,432      7,585,090     16,882,940      1,307,961      4,632,967
                            -----------    -----------    -----------    -----------    -----------    -----------    -----------
EXPENSES
Brokerage commissions
  (DWR)                       1,092,856      1,184,270      2,294,914      2,772,496      3,499,743      4,417,718      4,587,865
Management fees                 836,091        877,608      1,728,062      1,629,715      1,828,013      2,014,028      2,375,033
Transaction fees and costs      110,653        114,093        229,570        379,973        502,332        434,287        348,493
Common administrative
  expenses                       32,174         36,352         69,344         24,702         21,158        122,423        150,937
                            -----------    -----------    -----------    -----------    -----------    -----------    -----------
Total Expenses                2,071,774      2,212,323      4,321,890      4,806,886      5,851,246      6,988,456      7,462,328
                            -----------    -----------    -----------    -----------    -----------    -----------    -----------
NET INCOME (LOSS)             2,155,867      4,119,625      4,261,542      2,778,204     11,031,694     (5,680,495)    (2,829,361)
                            -----------    -----------    -----------    -----------    -----------    -----------    -----------
                            -----------    -----------    -----------    -----------    -----------    -----------    -----------
NET INCOME (LOSS) PER UNIT
  FOR PERIOD
Limited Partners                 159.39         269.44         278.01         206.83         541.04        (219.67)       (109.91)
General Partner                  159.39         269.44         278.01         206.83         541.04        (219.67)       (109.91)
TOTAL ASSETS AT END OF
  PERIOD                     42,116,609     44,021,549     41,782,326     43,137,470     48,156,795     48,308,274     57,323,283
TOTAL NET ASSETS AT END OF
  PERIOD                     41,428,457     43,247,401     41,114,374     42,035,358     46,949,674     47,002,453     56,156,693
NET ASSET VALUE PER UNIT
  AT END OF PERIOD
Limited Partners               3,152.91       2,984.95       2,993.52       2,715.51       2,508.68       1,967.64       2,187.31
General Partner                3,152.91       2,984.95       2,993.52       2,715.51       2,508.68       1,967.64       2,187.31

                                                               DEAN WITTER CORNERSTONE FUND IV
                            -----------------------------------------------------------------------------------------------------
                             FOR THE SIX MONTHS ENDED
                                     JUNE 30,                                FOR THE YEARS ENDED DECEMBER 31,
                            --------------------------    -----------------------------------------------------------------------
                               1998           1997           1997           1996           1995           1994           1993
                            -----------    -----------    -----------    -----------    -----------    -----------    -----------
                                 $              $              $              $              $              $              $
                            (UNAUDITED)    (UNAUDITED)
REVENUES
Trading Profit (Loss):
Realized                      4,527,313     17,204,603     42,691,318     10,304,825     27,041,974    (10,447,878)    (4,335,118)
Net change in unrealized      9,923,628     (5,601,735)    (3,515,408)     5,260,377       (198,148)    (1,726,877)       717,487
                            -----------    -----------    -----------    -----------    -----------    -----------    -----------
Total Trading Results        14,450,941     11,602,868     39,175,910     15,565,202     26,843,826    (12,174,755)    (3,617,631)
Interest income (DWR)         2,302,693      2,048,277      4,200,571      3,924,420      4,912,698      4,129,344      2,937,637
                            -----------    -----------    -----------    -----------    -----------    -----------    -----------
Total Revenues               16,753,634     13,651,145     43,376,481     19,489,622     31,756,524     (8,045,411)      (679,994)
                            -----------    -----------    -----------    -----------    -----------    -----------    -----------
EXPENSES
Brokerage commissions
  (DWR)                       1,202,871      1,478,595      2,656,715      3,781,486      2,776,225      5,336,659      6,634,741
Management fees               2,333,334      2,052,759      4,287,974      3,904,737      4,575,372      4,952,206      4,945,676
Incentive fees                1,618,729             --      1,594,371             --             --          7,659      1,400,473
Transaction fees and costs       60,647         90,957        171,578        222,993        168,718        339,083        398,959
Common administrative
  expenses                       62,565         70,539        134,041         47,685         39,890        228,633        223,551
                            -----------    -----------    -----------    -----------    -----------    -----------    -----------
Total Expenses                5,278,146      3,692,850      8,844,679      7,956,901      7,560,205     10,864,240     13,603,400
                            -----------    -----------    -----------    -----------    -----------    -----------    -----------
NET INCOME (LOSS)            11,475,488      9,958,295     34,531,802     11,532,721     24,196,319    (18,909,651)   (14,283,394)
                            -----------    -----------    -----------    -----------    -----------    -----------    -----------
                            -----------    -----------    -----------    -----------    -----------    -----------    -----------
NET INCOME (LOSS) PER UNIT
  FOR PERIOD
Limited Partners                 450.05         332.32       1,230.81         367.93         529.66        (383.89)       (270.10)
General Partner                  450.05         332.32       1,230.81         367.93         529.66        (383.89)       (270.10)
TOTAL ASSETS AT END OF
  PERIOD                    128,752,384     99,747,507    121,378,550     97,292,310    105,362,851    112,210,624    127,032,391
TOTAL NET ASSETS AT END OF
  PERIOD                    124,990,218     98,528,333    118,409,744     95,496,244    103,667,011    109,892,266    125,200,630
NET ASSET VALUE PER UNIT
  AT END OF PERIOD
Limited Partners               4,885.52       3,536.98       4,435.47       3,204.66       2,836.73       2,307.07       2,690.96
General Partner                4,885.52       3,536.98       4,435.47       3,204.66       2,836.73       2,307.07       2,690.96

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


     THE FOLLOWING REPLACES THE FIRST PARAGRAPH UNDER "LIQUIDITY" ON PAGE 26.



     Liquidity. The assets of each Partnership are deposited with Dean Witter Reynolds ("DWR") as non-clearing broker and with Carr Futures, Inc. ("CFI") as clearing broker (see "The Commodity Brokers" on pages
S-31-S-32) in separate futures interest trading accounts established for each Trading Manager and are used by each Partnership as margin to engage in trading. Such assets are held in either non-interest bearing bank accounts or in securities approved by the CFTC for investment of customer funds. See "Investment Program, Use of Proceeds and Trading Policies." Each Partnership's assets held by DWR and CFI may be used as margin solely for such Partnership's trading. Since each Partnership's sole purpose is to trade in commodity interests, it is expected that each Partnership will continue to own such liquid assets for margin purposes.



     THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION UNDER THE SUBCAPTION "RESULTS OF OPERATIONS" ON PAGES 26-34.


CORNERSTONE II

     Results of Operations for 1996. Cornerstone II recorded gains during January as short positions in the Japanese yen profited from a decline in value relative to the U.S. dollar. Additional gains were recorded from long positions in European bonds as prices moved higher. Losses were experienced during February due primarily to a sharp trend reversal in the value of the Japanese yen relative to the U.S. dollar. Additional losses were recorded as a result of short-term volatile price movement in crude oil futures. Smaller losses were experienced in soft commodities and financial futures. Cornerstone II recorded small gains in March primarily from long crude oil futures positions. Additional gains were recorded from transactions involving the Australian dollar and Japanese yen. Losses recorded in the financial futures, metals and agricultural markets offset a majority of these gains.

     During April, Cornerstone II recorded gains from short positions in the Swiss franc, German mark and French franc as the value of these currencies moved lower relative to the U.S. dollar. Additional gains were recorded in the agricultural, energy and metals markets. Losses were experienced during May due primarily to choppy price movement in non-U.S. interest rate futures. Additional losses were recorded from previously established long crude oil futures positions as prices reversed lower. A portion of these losses was offset by gains recorded in the currency and agricultural markets. In June, gains were recorded from short positions in copper futures as prices declined sharply on news of significant losses incurred in copper by Sumitomo Corporation. Additional gains were experienced in the soft commodities and currency markets.

     Cornerstone II recorded losses during July from short corn and soybean futures positions as prices moved sharply higher early in the month. Additional losses were experienced from short positions in the Japanese yen and Swiss franc as the value of these currencies moved higher versus the U.S. dollar. Losses were recorded in August from long German mark positions as its value moved lower relative to the U.S. dollar. Additional losses were recorded from short positions in coffee futures as prices reversed higher. Gains in the energy and financial futures markets offset a portion of these losses. Cornerstone II recorded strong gains during September primarily as a result of long crude oil futures positions as energy prices continued to trend higher. Additional gains were recorded from long European and Japanese bond futures positions as prices moved higher during the month. Smaller gains were experienced in the agricultural, currency and metals markets.

     Significant gains were recorded during October as a result of a continued upward price trend in global interest rate futures. Long positions in the British pound and short positions in the Japanese yen also provided profits for Cornerstone II. Smaller gains were experienced in the agricultural markets. Gains were recorded in November as European, U.S. and Japanese bond futures maintained their upward trend. A dramatic move higher in the value of the British pound resulted in additional gains for the Partnership's long positions. Smaller gains were recorded in the metals and energy markets. Losses were recorded in December due primarily to a sharp reversal lower in global interest rate futures prices. Smaller losses were experienced from trading in soft commodities. A portion of these losses was offset by gains in the energy, currency and agricultural markets.

     For the year ended December 31, 1996, the Partnership's total trading revenues, including interest income, were $6,449,790. The Partnership's total expenses for the year were $3,402,328, resulting in net income of $3,047,462. The Net Asset Value of a Unit increased from $2,830.65 at December 31, 1995 to $3,155.36 at December 31, 1996.

     Results of Operations for 1997. Cornerstone II recorded gains during January from a strengthening in the value of the U.S. dollar relative to the Japanese yen and German mark. Additional profits were recorded as gold prices declined to their lowest levels in over three years. Profits were recorded during February due to the continued strengthening in the value of the U.S. dollar relative to most major world currencies. Additional gains were recorded from an upward trend in coffee prices, as well as a downward move in gas and oil prices. During March, Cornerstone II recorded gains as the value of the U.S. dollar continued to strengthen versus the Japanese yen and Singapore dollar. Additional gains were experienced from a continued upward move in coffee prices.

     Losses were experienced during April from short positions in interest rate futures markets as domestic bond prices rallied late in the month after showing signs of trending lower previously. Smaller losses were experienced from long corn futures positions as prices in this market moved lower. In May, losses were experienced from transactions involving the Japanese yen and Singapore dollar. Smaller losses were recorded in the energy markets as oil prices moved in a short-term volatile pattern. These losses were partially offset by gains recorded from continued strengthening in coffee prices, as well as global stock index futures prices. Cornerstone II recorded losses during June as coffee prices reversed sharply lower, thus giving back a portion of previous months' profits. Additional losses were experienced from trading crude oil futures as oil prices continued to move without consistent direction.

     Significant gains were recorded during July from long U.S., Japanese and Australian bond futures positions as global interest rate futures prices trended higher. Additional gains were recorded in currencies from short positions in the German mark and Swiss franc as the value of these currencies decreased relative to the U.S. dollar. Small losses were experienced during August as gains recorded from short positions in the Malaysian ringgit and Singapore dollar were more than offset by losses experienced from long positions in U.S. and European interest rate futures. During September, losses were recorded from trendless price movement in coffee, sugar and cocoa futures. Additional losses were experienced in the energy and agricultural markets as prices in these markets also moved without consistent direction. Smaller losses were experienced from transactions involving the Swiss franc, British pound and Japanese yen.

     Cornerstone II recorded profits during October from long positions in the British pound as its value increased relative to the U.S. dollar, and from short positions in the Singapore and Australian dollars as the value of the U.S. dollar strengthened versus these Pacific Rim currencies. Smaller gains were recorded from long positions in corn and soybean oil futures. Gains were recorded during November from short positions in the Japanese yen. Australian dollar and Malaysian ringgit as the value of these currencies declined versus the U.S. dollar due to economic uncertainty in Asia. Short gold futures positions resulted in smaller profits as gold prices broke below $300 an ounce for the first time in over twelve years. Significant gains were recorded from short positions in most Pacific Rim currencies, particularly the Japanese yen and Singapore dollar, as the economic turmoil in the Far East continued. Smaller profits were recorded from short crude oil futures positions as prices declined on news of increased supplies.

     For the year ended December 31, 1997, the Partnership's total trading revenues, including interest income, were $8,279,346. The Partnership's total expenses for the year were $3,363,182, resulting in net income of $4,916,164. The Net Asset Value of a Unit increased from $3,155.36 at December 31, 1996 to $3,724.92 at December 31, 1997.


     Results of Operations for the Six Months Ended June 30, 1998. During the first half of 1998, the Partnership recorded a gain in Net Asset Value per Unit. The most significant gains were recorded in the currency markets from short positions in the South African rand as its value declined significantly relative to the U.S. dollar during May and June. Additional currency gains were recorded from short Japanese yen positions as the value of the yen also moved sharply lower versus the U.S. dollar during May and June amid concerns about the Japanese economy. Additional profits were recorded in the energy markets from short positions in crude oil futures as oil prices moved lower throughout a majority of the first half of the year. Smaller gains were recorded in soft commodities from short positions in coffee and sugar futures as prices in these markets moved downward during the second quarter. These gains were partially offset by losses incurred in the financial futures markets primarily from trading Nikkei Index futures as Japanese equity prices moved in a short-term volatile pattern throughout the first quarter amid uncertainty regarding an economic stimulus package. Losses were also recorded from choppy price movement in U.S. bond futures as domestic bond prices experienced trendless movement throughout a majority of the first six months of the year. Smaller losses were recorded in metals during January from short gold futures positions as gold prices reversed higher after trending lower in previous months. Losses were also recorded from long gold futures positions during May as precious metals prices moved lower.



     For the six months ended June 30, 1998, the Partnership's total trading revenues, including interest income, were $2,497,537. Total expenses for the period were $1,456,476, resulting in net income of $1,041,061. The value of an individual Unit in the Partnership increased from $3,724.92 at December 31, 1997 to $3,861.15 at June 30, 1998. In comparison, for the six months ended June 30, 1997, the Partnership's total trading revenues, including interest income, were $2,557,931; the total expenses for such period were $1,404,861, generating net income of $1,153,070; and the Net Asset Value of a Unit increased from $3,155.36 at December 31, 1996 to $3,273.76 at June 30, 1997.


     To enhance the foregoing comparison of results of operations from year to year, prospective investors can examine, line by line, the Partnership's Statement of Operations and Statement of Financial Condition.


     Interest income to the Partnership is derived from 80% of its assets earning interest at the prevailing rate paid on U.S. Treasury Bills. The size of the assets and the fluctuation of interest rates affect the resulting interest income totals for each year. During 1997, an increase in the rates on U.S. Treasury bills resulted in an increase in interest income to the Partnership.



     In regard to expenses of the Partnership, brokerage commissions and transaction fees and costs charged fluctuate based on the volume of trading by the Partnership's Trading Managers. These expenses declined in the aggregate in 1997 as a result of reduced monthly commission caps for the full year and the presence of more long-term price trends in futures markets in which the Partnership's Trading Managers concentrate their participation.


     Management fees are charged at a 4% annual rate of Net Assets and fluctuate based only on the size of the Partnership's Net Assets. These fees decreased slightly in 1997 as a result of a reduction in the average Net Assets of the Partnership throughout the year. Incentive fees are only paid on an annual basis or on any redeemed Units on a monthly basis if the Partnership is profitable on a cumulative basis since the last annual period for which incentive fees were paid. Incentive fees were paid in 1997.

     Common administrative expenses are used to pay legal, accounting, auditing, printing, and distribution costs. These expenses increased during 1997 as a result of increased audit and tax audit fees and increased printing expenses.

CORNERSTONE III

     Results of Operations for 1996. Cornerstone III recorded profits during January primarily from long positions in Eurodollar futures as interest rate futures prices increased. Additional gains were recorded from short Japanese yen positions as its value decreased relative to the U.S. dollar. Losses recorded in soft commodities, energies and agriculturals offset a portion of these gains. In February, Cornerstone III recorded significant losses due primarily to a sharp reversal lower in global bond futures prices. Additional losses were recorded from previously established short positions in the Japanese yen as its value increased suddenly relative to the U.S. dollar. Losses were experienced during March from trading in the financial futures markets as both global interest rate and stock index futures prices moved in a short-term volatile pattern. Trading gains experienced in the energy and currency markets offset a portion of the overall Partnership losses during March.

     In April, Cornerstone III recorded strong gains as long positions in corn futures profited from an upward move in prices. Gains were also recorded from short positions in the German mark and Swiss franc as the value of these currencies moved lower versus the U.S. dollar. Smaller gains were recorded in the energy markets. In May, losses were recorded due primarily to long positions in coffee futures as prices moved lower late in the month. Additional losses were recorded from a sharp reversal lower in copper prices. Smaller losses were experienced in the energy and financial futures markets. Gains in the currency and agricultural markets helped to mitigate these losses. During June, gains were recorded from short copper futures positions as prices moved dramatically lower on news of severe losses recorded in copper by Sumitomo Corporation. Long natural gas and crude oil futures positions also profited, as prices finished the month higher. These gains were partially offset by losses in U.S. and Japanese interest rate futures.

     During July, Cornerstone III recorded losses due to trendless price movement in several market complexes. The most significant losses were recorded in the agricultural and currency markets. Smaller losses were recorded in the energy and metal markets. Losses were recorded in August primarily from short positions in coffee futures as prices reversed higher. Additional losses were recorded in the metals and currency markets. Gains recorded in the energy markets, due to an upward trend in oil prices, helped to offset these losses. Strong gains were recorded during September as previously established long crude and heating oil futures positions profited from a continued upward price trend. Additional gains were recorded from long European and Japanese bond futures positions as prices moved steadily higher.

     Significant gains were recorded during October due primarily to long positions in the British pound and short positions in the Japanese yen. Gains were also recorded in financial futures as global bond futures prices continued to trend higher. Smaller gains were recorded in the agricultural and soft commodities markets. Gains in November were recorded as European and U.S. bond futures profited from a continued upward trend in global interest rate futures prices. A continued move higher in the value of the British pound resulted in additional gains for Cornerstone III's long positions. Smaller gains were recorded in the energy and metals markets. Cornerstone III recorded gains in December from short positions in the Swiss franc and Japanese yen as the value of these currencies continued to move lower versus the U.S. dollar. Additional gains were recorded from trading natural and unleaded gas futures. A portion of these gains was offset by losses in the financial futures and soft commodities markets.

     For the year ended December 31, 1996, the Partnership's total trading revenues, including interest income, were $7,585,090. The Partnership's total expenses for the year were $4,806,886, resulting in net income of $2,778,204. The Net Asset Value of a Unit increased from $2,508.68 at December 31, 1995 to $2,715.51 at December 31, 1996.

     Result of Operations for 1997. Cornerstone III recorded profits during January due primarily to an increase in coffee prices during the month. Additional profits were recorded from a strengthening in the value of the U.S. dollar versus most major European currencies and the Japanese yen. Significant gains were recorded during February as increasing price trends in coffee and the U.S. dollar continued throughout the month. As a result, profits were recorded from long coffee futures positions, as well as from short positions in the Swiss franc, German mark and Japanese yen. Performance during March resulted in losses as many of the markets that produced gains during January and February experienced trend reversals and choopy price movements. The most significant losses were recorded in the currency markets as the value of most European currencies reversed higher relative to the U.S. dollar.

     Cornerstone III recorded losses during April as trendless price movements that began in March continued. The most significant losses were recorded from short positions in U.S. interest rate futures. Smaller losses were recorded in the currency, metals and agricultural markets. In May, gains were recorded from a continued upward trend in coffee prices. Additional gains were recorded from an increase in copper and zinc prices. Gains in June were recorded as the value of the Japanese yen moved higher versus the U.S. dollar. Additional profits were recorded from long global stock index futures positions as global equity prices trended higher.

     During July, profits were recorded from long positions in global interest rate futures as Australian, U.S. and European bond futures prices trended higher. Additional gains were recorded from short European currency positions as the U.S. dollar again strengthened. A sharp trend reversal in global interest rate futures prices during August resulted in a give-back of a portion of July's profits. Additional losses were experienced in the currency markets as the value of most European currencies reversed higher relative to the U.S. dollar. September was profitable as international bond futures prices moved higher, thus resulting in gains for Cornerstone III's long positions. Smaller gains were recorded from a dramatic increase in natural gas futures prices during the month.

     During October, trend reversals in the value of the Mexican peso, as well as in global interest rate futures prices, resulted in losses for Cornerstone
III. Smaller losses were experienced from long positions in Australian stock index futures and silver futures. Cornerstone III recorded profits during November from short Japanese yen positions as its value moved sharply lower amid concerns over Asian economic stability. Additional currency gains were recorded from long British pound positions as its value moved higher on news of an interest rate increase in Great Britain. Gains were also recorded from short gold futures positions as gold prices broke below $300 an ounce for the first time in over twelve years. In December, profits were recorded from short positions in crude and heating oil futures as prices declined on reports of increasing inventories. Smaller gains were recorded from long silver futures positions as prices moved higher and from short positions in gold futures as gold prices continued to drop below $290 an ounce.

     For the year ended December 31, 1997, the Partnership's total trading revenues, including interest income, were $8,583,432. The Partnership's total expenses for the year were $4,321,890, resulting in net income of $4,261,542. The Net Asset Value of a Unit increased from $2,715.51 at December 31, 1996 to $2,993.52 at December 31, 1997.


     Results of Operations for the Six Months Ended June 30, 1998. During the first half of 1998, the Partnership recorded a gain in Net Asset Value per Unit. The most significant profits were recorded from long U.S. and European stock index futures positions as prices in these markets trended consistently higher throughout the first six months of the year. Additional profits were recorded from long European bond futures positions as prices in these markets trended higher during the first quarter. In energies, gains were recorded from short crude oil futures positions as oil prices declined during January and February, as tensions eased in the Middle East, and again during May and June on reports of increasing supplies. Smaller gains were recorded from short positions in sugar futures as sugar prices trended lower between January and April. A portion of these gains was offset by losses recorded in the metals markets from long silver futures positions as silver prices reversed lower during March after trending steadily higher during January and February and from short gold futures positions as gold prices reversed higher during January. Smaller losses were recorded in currencies from transactions involving the British pound, as its value moved in a trendless pattern throughout a majority of the first half of the year, and from short German mark positions as its value moved higher versus the U.S. dollar during April.



     For the six months ended June 30, 1998, the Partnership's total trading revenues, including interest income, were $4,227,641. Total expenses for the period were $2,071,774, resulting in net income of $2,155,867. The value of an individual Unit in the Partnership increased from $2,993.52 at December 31, 1997 to $3,152.91 at June 30, 1998. In comparison, for the six months ended June 30, 1997, the Partnership's total trading revenues, including interest income, were $6,331,948; the total expenses for such period were $2,212,323, generating net income of $4,119,625; and the Net Asset Value of a Unit increased from $2,715.51 at December 31, 1996 to $2,984.95 at June 30, 1997.


     To enhance the foregoing comparison of results of operations from year to year, prospective investors can examine, line by line, the Partnership's Statement of Operations and Statement of Financial Condition.


     Interest income to the Partnership is derived from 80% of its assets earning interest at the prevailing rate paid on U.S. Treasury bills. The size of the assets and the fluctuation of interest rates affect the resulting interest income totals for each year. During 1997, an increase in the rates on U.S. Treasury bills resulted in an increase in interest income to the Partnership.

     In regard to expenses of the Partnership, brokerage commissions and transaction fees and costs charged fluctuate based on the volume of trading by the Partnership's Trading Managers. These expenses declined in the aggregate in 1997 as a result of reduced monthly commission caps for the full year and the presence of more long-term price trends in futures markets in which the Partnership's Trading Managers concentrate their participation.


     Management fees are charged at a 4% annual rate of Net Assets and fluctuate based only on the size of the Partnership's Net Assets. Management fees increased in 1997 as a result of an increase in the average Net Assets of the Partnership. Incentive fees are only paid on an annual basis or on any redeemed Units on a monthly basis if the Partnership is profitable on a cumulative basis since the last annual period for which incentive fees were paid. Incentive fees were not paid in 1997.

     Common administrative expenses are used to pay legal, accounting, auditing, printing, and distribution costs. These expenses increased in 1997 as a result of increased audit and tax audit fees and increased printing expenses.

CORNERSTONE IV

     Results of Operations for 1996. Cornerstone IV recorded gains during January as short positions in the Japanese yen profited from a decline in value relative to the U.S. dollar. Smaller gains were recorded from transactions involving the New Zealand dollar and Swedish krona. Losses from trading in the British pound, Swiss franc and Italian lira offset a portion of these gains. During February, Cornerstone IV experienced losses as a result of a dramatic reversal in the previous downward move in the value of the Japanese yen and most major European currencies relative to the U.S. dollar. Small gains from long positions in the Australian dollar offset a portion of the month's overall losses. Gains were recorded during March from long Australian dollar positions as its value trended higher versus the U.S. dollar and other world currencies. Short Japanese yen positions also profited as its value moved lower relative to the U.S. dollar.

     During April, Cornerstone IV recorded gains from short positions in the German mark, as well as in the Swiss and French francs, as the value of these currencies declined relative to the U.S. dollar. A portion of these gains was offset by losses recorded from previously established short positions in the Japanese yen, as the value of the yen moved higher. In May, gains were recorded as the value of the Australian dollar continued to move higher versus other major world currencies. Additional gains were experienced from long British pound positions as its value also moved higher, and from short positions in the Swiss franc as its value declined versus the U.S. dollar. These gains were partially offset by losses from choppy movement in the value of the Japanese yen and German mark. Cornerstone IV experienced small losses in June as the value of the Australian dollar reversed lower relative to other world currencies. Short-term volatility in the value of the New Zealand dollar and Swiss franc resulted in smaller losses being recorded. A majority of these losses was offset by gains recorded from short positions in the Japanese yen.

     Losses were recorded during July from short Japanese yen positions as its value moved sharply higher versus the U.S. dollar. Additional losses were recorded from short Swiss franc positions as its value moved higher following a brief move lower. During August, losses were recorded as a result of trend reversals and choppy movement in the value of most major currencies relative to the U.S. dollar. The most significant losses were recorded from previously established short Australian dollar positions, and from long positions in the French franc and German mark. Cornerstone IV recorded small profits in September as the downward trend in the value of the Japanese yen relative to the U.S. dollar re-emerged. Smaller gains were recorded from long New Zealand dollar positions as its value moved higher versus the U.S. dollar and other world currencies. These gains were partially offset by losses experienced from trading in the German mark, Australian dollar and Swiss franc.

     Significant gains were recorded during October due primarily to a dramatic increase in the value of the British pound relative to the U.S. dollar and other major currencies. Additional gains were recorded from short Japanese yen positions as its value continued to trend lower. During November, gains were recorded as the value of the British pound continued its climb versus the U.S. dollar. Additional gains were recorded from short Swiss franc positions as its value decreased versus the U.S. dollar, and from long Australian dollar positions, as its value finished the month higher relative to the U.S. dollar and certain European currencies. Cornerstone IV recorded gains during December as a result of short Swiss franc and Japanese yen positions as the value of these currencies continued their recent trend lower relative to the U.S. dollar. These gains were partially offset by losses recorded from long Australian dollar positions as its value reversed sharply lower early in the month.

     For the year ended December 31, 1996, the Partnership's total trading revenues, including interest income, were $19,489,622. The Partnership's total expenses for the year were $7,956,901, resulting in net income of $11,532,721. The Net Asset Value of a Unit increased from $2,836.73 at December 31, 1995 to $3,204.66 at December 31, 1996.

     Results of Operations for 1997. Cornerstone IV recorded strong gains during January from a significant move higher in the value of the U.S. dollar. As a result, profits were recorded from short positions in the Japanese yen, Swiss and French francs, as well as the German mark. During February, a continued strengthening in the value of the U.S. dollar resulted in significant profits from short positions in the Singapore dollar, most European currencies, and the Japanese yen. Gains were recorded during March as the U.S. dollar continued to move higher versus most Asian currencies. Profits were recorded from short positions in the Singapore dollar and Japanese yen. The Fund also benefited from a strengthening in the Malaysian ringgit.

     A continued decline in the value of the Japanese yen relative to the U.S. dollar resulted in additional profits during April. Smaller gains were recorded from short Singapore dollar and French franc positions. Losses were recorded during May due primarily to short positions in the Singapore dollar and Japanese yen as the value of these currencies reversed higher early in the month. Smaller losses were recorded from long Japanese yen positions established mid-month, as the value of the yen decreased during late May. Cornerstone IV recorded gains during June from long Japanese yen positions established in late May as the value of the yen moved higher versus the U.S. dollar. Additional gains were recorded from transactions involving the German mark.

     Significant gains were recorded during July from short positions in the German mark, New Zealand and Singapore dollars. Smaller profits were recorded from short positions in the French franc and Malaysian ringgit. Cornerstone IV recorded gains during August due primarily to the Asian currency crisis, thus resulting in profits from short positions in the Malaysian ringgit and Singapore dollar. During September, a continued decline in the value of the Malaysian ringgit and Singapore dollar resulted in profits. Smaller gains were recorded from long positions in the Norwegian krona and German mark as the value of these currencies increased versus the U.S. dollar.

     Cornerstone IV recorded gains during October from short positions in the Singapore and Australian dollars, as the value of the U.S. dollar strengthened versus these Pacific Rim currencies. Smaller profits were recorded from long British pound positions as its value moved higher late in the month. During November, strong profits were recorded from short positions in Pacific Rim currencies as the value of the Japanese yen, Singapore dollar, Malaysian ringgit and Australian dollar weakened relative to the U.S. dollar due to economic uncertainty in the Asian financial markets. As the economic turmoil in the Far East continued during December, significant profits were recorded from short positions in Pacific Rim currencies, particularly the Singapore dollar, Malaysian ringgit and Australian dollar.

     For the year ended December 31, 1997, the Partnership's total trading revenues, including interest income, were $43,376,481. The Partnership's total expenses for the year were $8,844,679, resulting in net income of $34,531,802. The Net Asset Value of a Unit increased from $3,204.66 at December 31, 1996 to $4,435.47 at December 31, 1997.


     Results of Operations for the Six Months Ended June 30, 1998. During the first half of 1998, the Partnership recorded a gain in Net Asset Value per Unit. The most significant profits were recorded during May and June from short South African rand positions as the value of this currency fell significantly lower relative to the U.S. dollar. Additional gains were recorded from short New Zealand dollar positions as its value also decreased versus the U.S. dollar during March, May and June. Short Japanese yen positions also proved profitable as the value of the yen weakened versus other major currencies in reaction to the economic and political turmoil plaguing Japan. These gains were partially offset by losses recorded during April and May from short German mark positions as the value of the mark reversed higher after moving lower in March. Smaller losses were experienced from transactions involving the British pound as its value moved without consistent direction for a majority of the first half of the year.



     For the six months ended June 30, 1998, the Partnership's total trading revenues, including interest income, were $16,753,634. Total expenses for the period were $5,278,146, resulting in net income of $11,475,488. The value of an individual Unit in the Partnership increased from $4,435.47 at December 31, 1997 to $4,885.52 at June 30, 1998. In comparison, for the six months ended June 30, 1997, the Partnership's total trading revenues, including interest income, were $13,651,145; the total expenses for such period were $3,692,850, generating net income of $9,958,295; and the Net Asset Value of a Unit increased from $3,204.66 at December 31, 1996 to $3,536.98 at June 30, 1997.

     To enhance the foregoing comparisons of results of operations from year to year, prospective investors can examine, line by line, the Partnership's Statement of Operations and Statement of Financial Condition.


     Interest income to the Partnership is derived from 80% of its assets earning interest at the prevailing rate paid on U.S. Treasury Bills. The size of the assets and the fluctuation of interest rates affect the resulting interest income totals for each year. During 1997, the interest income to the Partnership increased due to an increase in the Partnership's Net Assets and an increase in the rates on U.S. Treasury bills.



     In regard to expenses of the Partnership, brokerage commissions and transaction fees and costs charged fluctuate based on the volume of trading by the Partnership's Trading Managers. These expenses declined in the aggregate in 1997 as a result of reduced monthly commission caps for the full year and the presence of more long-term price trends in futures markets in which the Partnership's Trading Managers concentrate their participation.


     Management fees are charged at a 4% annual rate of Net Assets and fluctuate based only on the size of the Partnership's Net Assets. Management fees increased in 1997 as a result of an increase in the average Net Assets of the Partnership. Incentive fees are only paid on an annual basis or on any redeemed Units on a monthly basis if the Partnership is profitable on a cumulative basis since the last annual period for which incentive fees were paid. Incentive fees were paid in 1997.

     Common administrative expenses are used to pay legal, accounting, auditing, printing, and distribution costs. These expenses increased in 1997 as a result of increased audit and tax audit fees and increased printing expenses.

     Each of the three Partnerships recorded profits for 1997 primarily by taking advantage of price trends in the currency markets early in the year.


     Since they began trading in 1985 through July 31, 1998, the Net Asset Values per Unit of Cornerstone II and III have increased by 293.5% (a compound annualized return of 10.6%) and 219.1% (a compound annualized return of 8.9%), respectively. Since it began trading in 1987 through July 31, 1998, the Net Asset Value per Unit of Cornerstone IV has increased by 403% (a compound annualized return of 15.4%).



     THE FOLLOWING REPLACES THE FIRST FOUR PARAGRAPHS ON PAGE 35 UNDER "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--FINANCIAL INSTRUMENTS."


     There can be no assurance that a clearinghouse, exchange or other exchange member will meet its obligations to the Partnerships, and the Partnerships are not indemnified against a default by such parties from the General Partner or DWR. Further, the law is unclear as to whether a commodity broker has any obligation to protect its customers from loss in the event of an exchange, clearinghouse or other exchange member default on trades effected for the broker's customers; any such obligation on the part of the broker appears even less clear where the default occurs in a non-US jurisdiction.

     The General Partner deals with these credit risks of the Partnerships in several ways. First, it monitors each Partnership's credit exposure to each exchange on a daily basis, calculating not only the amount of margin required for it but also the amount of its unrealized gains at each exchange, if any. The Commodity Brokers inform each Partnership, as with all their customers, of its net margin requirements for all its existing open positions, but do not break that net figure down, exchange by exchange. The General Partner, however, has installed a system which permits it to monitor each Partnership's potential margin liability, exchange by exchange. The General Partner is then able to monitor the individual Partnership's potential net credit exposure to each exchange by adding the unrealized trading gains on that exchange, if any, to the Partnership's margin liability thereon.

     Second, each Partnership's trading policies limit the amount of Partnership Net Assets that can be committed at any given time to futures contracts and require, in addition, a certain minimum amount of diversification in the Partnership's trading, usually over several different products. One of the aims of such trading policies has been to reduce the credit exposure of any Partnership to any single exchange and, historically, such Partnership exposure has typically amounted to only a small percentage of its total Net Assets. On those relatively few occasions where a Partnership's credit exposure may climb above that level, the General Partner deals with the situation on a case by case basis, carefully weighing whether the increased level of credit exposure remained appropriate.


     Third, the General Partner has secured, with respect to CFI acting as the clearing broker for the Partnerships, a guarantee by Credit Agricole Indosuez, CFI's parent, of the payment of the "net liquidating value" of the transactions (futures, options and forward contracts) in each Partnership's account. As of December 31,1997,

Credit Agricole Indosuez, which had total equity of approximately $6.28 billion and it is currently rated AA2 by Moody's.


     With respect to forward contract trading, the Partnerships trade with only those counterparties which the General Partner, together with DWR, have determined to be creditworthy. At the date of the Prospectus, the Partnerships deal only with CFI as their counterparty on forward contracts. The guarantee by CFI's parent, discussed above, covers these forward contracts.

     THE FOLLOWING UPDATES AND REPLACES THE INFORMATION STARTING AT THE FIFTH PARAGRAPH OF PAGE 35 AND ENDING ON PAGE 36.


     At June 30, 1998, open futures, options and forward contracts were as follows:


                                                        CORNERSTONE II       CORNERSTONE III      CORNERSTONE IV
                                                        ---------------      ---------------      ---------------
                                                              $                    $                    $
EXCHANGE-TRADED FUTURES CONTRACTS:
Financial Futures:
  Commitments to Purchase..........................        45,422,000          122,408,000             --
  Commitments to Sell..............................         7,218,000           31,187,000             --
  Options Written..................................          --                 52,599,000             --
Commodity Futures:
  Commitments to Purchase..........................         1,818,000            7,475,000             --
  Commitments to Sell..............................        13,913,000           26,339,000             --
  Options Written..................................          --                    866,000             --
Foreign Futures:
  Commitments to Purchase..........................        43,703,000           98,266,000             --
  Commitments to Sell..............................        46,423,000           46,681,000             --
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS
  Commitments to Purchase..........................        37,819,000           24,223,000          275,653,000
  Commitments to Sell..............................        73,791,000           34,530,000          476,596,000

     A portion of the amounts indicated as off-balance sheet risk in forward currency contracts is offset by forward commitments to purchase and to sell the same currency on the same date in the future. These commitments are economically offsetting, but are not offset in the forward market until the settlement date.


     The net unrealized gains on open contracts are reported as a component of "Equity in Commodity futures trading accounts"on the Statements of Financial Condition and, at June 30, 1998, totaled $1,763,384 for Cornerstone II, $1,485,060 for Cornerstone III, and $11,738,740 for Cornerstone IV.



     For Cornerstone II, of the $1,763,384 net unrealized gain on open contracts at June 30, 1998, $744,856 related to exchange-traded futures contracts and $1,018,528 related to off-exchange-traded forward currency contracts.



     For Cornerstone III, of the $1,485,060 net unrealized gain on open contracts at June 30, 1998, $1,264,297 related to exchange-traded futures contracts and $220,763 related to off-exchange-traded forward currency contracts.



     For Cornerstone IV, of the $11,738,740 net unrealized gain on open contracts at June 30, 1998, all related to off-exchange-traded forward currency contracts.



     The contract amounts in the above table represent each Partnership's extent of involvement in a particular class of financial instrument, but not the credit risk associated with counterparty non-performance. The credit risk associated with these instruments is limited to the amounts reflected in each Partnership's Statement of Financial Condition.



     Exchange-traded futures contracts held by the Partnerships at June 30, 1998 mature through June 1999 for Cornerstone II and Cornerstone III.
Off-exchange-traded forward currency contracts held by the Partnerships at June 30, 1998 mature through September 1998 for each of Cornerstone II, Cornerstone III and Cornerstone IV.



     The Partnerships also have credit risk because DWR and CFI act as the futures commission merchants or the counterparties, with respect to most of the Partnerships' assets. Exchange-traded futures and futures styled options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. Each of DWR and CFI, as a futures commission merchant for each Partnership's exchange-traded futures and futures styled options contracts, is required, pursuant to CFTC regulations, to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures and futures styled options contracts, including an amount equal to the net unrealized gain on all open futures and futures styled options contracts, which funds, in the aggregate, totaled, at June 30, 1998, $29,652,022,

$42,020,223 and $116,634,568 for Cornerstone II, Cornerstone III and Cornerstone IV, respectively. With respect to the Partnerships' off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gain on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of CFI, the sole counterparty on all such contracts, to perform. CFI's parent, Credit Agricole Indosuez, has guaranteed to each Partnership payment of the net liquidating value of the transactions in the Partnership's account with CFI (including forward currency contracts).



     For the six months ended June 30, 1998, the average fair value of financial instruments held for trading purposes was as follows:


                                                                             CORNERSTONE II
                                                                   -----------------------------------
                                                                      ASSETS              LIABILITIES
                                                                   ------------           ------------
                                                                        $                      $
EXCHANGE-TRADED CONTRACTS:
  Financial Futures...........................................       23,042,000             18,153,000
  Commodity Futures...........................................        4,030,000             13,173,000
  Foreign Futures.............................................       32,710,000             18,537,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS................       44,433,000             66,146,000

                                                                             CORNERSTONE III
                                                                   -----------------------------------
                                                                      ASSETS              LIABILITIES
                                                                   ------------           ------------
                                                                        $                      $
EXCHANGE-TRADED CONTRACTS:
  Financial Futures...........................................       69,901,000             18,786,000
  Options on Financial Futures................................          --                  30,619,000
  Commodity Futures...........................................        6,533,000             25,401,000
  Options on Commodity Futures................................          --                     326,000
  Foreign Futures.............................................       75,410,000             27,048,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS................       38,831,000             47,042,000

                                                                             CORNERSTONE IV
                                                                   -----------------------------------
                                                                      ASSETS              LIABILITIES
                                                                   ------------           ------------
                                                                        $                      $
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS................      366,771,000            502,262,000

     See "Selected Financial Data" and "Independent Auditors' Report."

     Inflation has not been, and is not expected to be, a major factor in the Partnerships' operations.

                   DESCRIPTION OF CHARGES TO EACH PARTNERSHIP


     THE FOLLOWING UPDATES AND REPLACES THE SECOND SENTENCE UNDER "RISK FACTORS--RISKS RELATING TO THE PARTNERSHIPS--SUBSTANTIAL CHARGES TO EACH PARTNERSHIP" ON PAGE 12.



     For the six months ended June 30, 1998 and the years ended December 31, 1997, 1996 and 1995: (i) Cornerstone II had total expenses of $1,456,477, $3,363,182, $3,402,328, and $3,722,106, respectively; (ii) Cornerstone III had total expenses of $2,071,774, $4,321,890, $4,806,886, and $5,851,246,
respectively; and (iii) Cornerstone IV had total expenses of $5,278,147, $8,844,679, $7,956,901, and $7,560,205, respectively.



     THE FOLLOWING UPDATES AND SUPPLEMENTS "DESCRIPTION OF CHARGES TO EACH PARTNERSHIP--1. COMMODITY BROKER" ON PAGE 39.



     As more fully described under "The Commodity Brokers" on pages S-31-32, DWR sold its institutional futures and foreign currency trading operations in 1997 to Carr Futures, Inc. ("CFI"). Since that transaction, DWR has served as the non-clearing commodity broker for the Partnerships, and CFI has served as the clearing commodity broker for the Partnerships' commodity interests trades and as the counterparty on the Partnerships' foreign currency forward contracts.

     DWR, as the non-clearing commodity broker for the Partnerships, continues to charge each Partnership a roundturn brokerage commission for each commodity interest contract traded equal to 80% of DWR's published non-member rate (which is currently an average rate of $72), which DWR may change from time to time. In addition, CFI, as the clearing commodity broker, now charges the Partnerships the transaction fees and costs incurred on each trade executed on behalf of the Partnerships, including floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, "give up" fees, any taxes (other than income taxes), any third party clearing costs, costs associated with taking delivery of commodity interests, and fees for execution of forward contract transactions. The aggregate transaction fees and costs and brokerage commissions continue to be capped at 13/ 20 of 1% per month (a 7.8% annual rate) of each Partnership's Net Assets at month-end allocated to each Trading Manager. In addition, these fees and costs continue to be subject to the 14% annual cap on aggregate brokerage commissions, transaction fees and costs, and net excess interest and compensating balance benefits.



     THE FOLLOWING UPDATES THE INFORMATION UNDER "DESCRIPTION OF CHARGES TO EACH PARTNERSHIP--1. COMMODITY BROKER," "--2. TRADING MANAGERS," AND "--3. OTHERS" ON PAGES 39-41.



     For the six months ended June 30, 1998, Cornerstone II, Cornerstone III, and Cornerstone IV paid brokerage commissions of $706,483, $1,092,856 and $1,202,871, respectively.



     For the six months ended June 30, 1998, Cornerstone II, Cornerstone III, and Cornerstone IV paid aggregate management fees of $587,455, $836,091 and $2,333,334, respectively.



     For the six months ended June 30, 1998, Cornerstone II, Cornerstone III, and Cornerstone IV incurred aggregate incentive fees of $78,138, $0, and $1,618,729, respectively.



     For the six months ended June 30, 1998, Cornerstone II, Cornerstone III, and Cornerstone IV incurred common administrative expenses of $19,256 $32,174, and $62,565, respectively; none incurred any extraordinary expenses.



     For the six months ended June 30, 1998, Cornerstone II, Cornerstone III, and Cornerstone IV incurred transaction fees and costs of $65,143, $110,653 and $60,647, respectively.



     THE FOLLOWING UPDATES THE BREAK EVEN INFORMATION UNDER "SUMMARY OF THE PROSPECTUS--THE DEAN WITTER CORNERSTONE FUNDS" ON PAGES 1-2 AND 6, AND UPDATES AND REPLACES "DESCRIPTION OF CHARGES TO EACH PARTNERSHIP--4. BREAK EVEN ANALYSIS" ON PAGES 42-43 TO REFLECT A CURRENT SELLING PRICE.


4. BREAK EVEN ANALYSIS


     Based upon the annual fees and expenses of Cornerstone II, Cornerstone III and Cornerstone IV from January 1, 1992 through July 31, 1998, the Partnerships will be required to earn estimated annual net trading profits (after taking into account estimated interest income based upon current rates of 5%) of 6.52%, 7.33% and 4.06%, respectively, per year of their average annual Net Assets in order for a Limited Partner to break-even (earning profits sufficient to recoup its investment) upon redemption after one year.



     Based upon the selling price as of July 31, 1998, Cornerstone II, Cornerstone III and Cornerstone IV must earn estimated net trading profits of $250.03, $227.98 and $198.94 per Unit, respectively, in order for a Limited Partner to recoup its investment upon redemption of a Unit after one year after payment by the Partnership of its expenses (as calculated below).

                                                      CORNERSTONE II    CORNERSTONE III    CORNERSTONE IV
                                                      --------------    ---------------    --------------
                                                           $                 $                  $
Selling Price per Unit (as of July 31, 1998) (1)...       3,836.58          3,111.49           4,903.84
Management Fee (2).................................         159.86            129.65             204.33
Brokerage Commissions (3)..........................         220.99            199.76             177.03
Less: Interest Income (4)..........................        (153.46)          (124.46)           (196.15)
Transaction Costs (5)..............................          18.80             18.36               7.85
Administrative Expenses (6)........................           3.84              4.67               5.88
Incentive Fee (7)..................................             --                --                 --
Amount of Trading Income Required for a Limited
  Partner to Recoup its Investment at the End of
  One Year.........................................         250.03            227.98             198.94
Percentage of Selling Price........................          6.52%             7.33%              4.06%

------------------------------

(1) Units of each Partnership are offered for sale in Exchanges at Monthly Closings to be held as of the last day of each month at a purchase price equal to 100% of the Net Asset Value of the Unit.

(2) Monthly management fees are equal to 1/3 of 1% of the Net Assets allocated to each Trading Manager on the last day of each month (a 4% annual rate).


(3) Each Partnership pays brokerage commissions at an average rate of approximately $75 per roundturn. Effective September 1, 1996, aggregate brokerage commissions and transaction fees and costs with respect to each Trading Manager's allocated Net Assets were capped at 13/20 of 1% per month (a maximum 7.8% annual rate) (in the case of Trading Managers which employ multiple trading systems in trading on behalf of a Partnership, the foregoing 13/20 of 1% cap is applied on a per trading system basis). Brokerage commissions have averaged 5.83%, 7.25% and 3.61% of average annual Net Assets of Cornerstone II, III and IV, respectively. For purposes of the above table, the rates utilized reflect the reduced brokerage commissions which would have been paid had the new monthly cap been employed earlier. As such, brokerage commissions were assumed to be 5.76%, 6.42% and 3.61% for Cornerstone II, III and IV, respectively.


(4) DWR credits each Partnership at month-end with interest income as if 80% of such Partnership's average daily Net Assets for the month were invested at a prevailing rate on U.S. Treasury Bills. Such rate was estimated based upon current rates of 5%.


(5) Transaction fees and costs have averaged 0.49%, 0.59% and 0.16% of average annual Net Assets of Cornerstone II, III and IV, respectively. For purposes of the above table, transaction fees and costs were assumed to be the foregoing percentages. Effective September 1, 1996, aggregate transaction fees and costs and brokerage commissions were capped at 13/20 of 1% per month of a Partnership's month-end Net Assets allocated to each Trading Manager.



(6) Administrative expenses have averaged 0.10%, 0.15% and 0.12% of average annual Net Assets of Cornerstone II, III and IV, respectively. For purposes of the above table, administrative expenses were assumed to be the foregoing percentages.


(7) Incentive fees are assumed to be zero because each Trading Manager's trading profits are assumed to equal expenses.

                                 CAPITALIZATION

     THE FOLLOWING UPDATES AND REPLACES "CAPITALIZATION" ON PAGES 47-48.


     The following table sets forth the actual capitalization of the Partnerships as of July 31, 1998. Since unsold Units may only be sold in Exchanges, which requires a redemption of Units from one Partnership and the purchase of Units in one or two of the other Partnerships, it is impractical to provide a pro forma table reflecting the capitalization of the Partnerships if all unsold Units are sold, since redemptions would, of necessity, offset sales.


     There is no difference insofar as sharing of profits and losses is concerned between Units of Limited Partnership Interest and Units of General Partnership Interest.

                                                                                            AMOUNT
                                                                                         OUTSTANDING
                                                                                            AS OF
                                                                                           JULY 31,
                                    TITLE OF CLASS                                           1998
                                   ----------------                                      -------------
                                                                                              $
Cornerstone II:
  Limited Partnership Interest........................................................     29,204,397
  General Partnership Interest........................................................        834,073
                                                                                          -----------
     Total............................................................................     30,038,470
                                                                                          -----------
                                                                                          -----------
Cornerstone III:
  Limited Partnership Interest........................................................     39,393,677
  General Partnership Interest........................................................      1,188,910
                                                                                          -----------
     Total............................................................................     40,582,587
                                                                                          -----------
                                                                                          -----------
Cornerstone IV:
  Limited Partnership Interest........................................................    121,488,987
  General Partnership Interest........................................................      3,133,008
                                                                                          -----------
     Total............................................................................    124,621,995
                                                                                          -----------
                                                                                          -----------

                              THE TRADING MANAGERS


     CERTAIN CHANGES RELATING TO THE TRADING MANAGERS ARE PROVIDED BELOW. PERFORMANCE CAPSULES ARE SHOWN ONLY FOR NORTHFIELD TRADING L.P. ("NORTHFIELD"), WELTON INVESTMENT CORPORATION ("WIC," FORMERLY, WELTON INVESTMENT SYSTEMS CORPORATION), AND ABRAHAM TRADING CO. ("ATC") AND NO OTHERS BECAUSE NORTHFIELD BECAME A TRADING MANAGER TO CORNERSTONE II ON APRIL 16, 1997 AND WELTON AND ATC BECAME TRADING MANAGERS TO CORNERSTONE III ON JULY 1, 1996.


DEAN WITTER CORNERSTONE FUND II

1. ABACUS TRADING CORPORATION
  (CURRENT ALLOCATION -- 0%)

     THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION RELATING TO ABACUS TRADING CORPORATION BEGINNING ON PAGE 51.

     Effective February 28, 1997, Abacus Trading Corporation ceased to be a Trading Manager for Cornerstone II.


2. JOHN W. HENRY & COMPANY, INC. ("JWH"REGISTERED)
  (CURRENT ALLOCATION -- 83.85%)


     THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION RELATING TO JWH BEGINNING ON PAGE 54.




The following persons have changed titles and/or positions as follows:


          Mr. Kevin Koshi is executive vice president.

          Mr. David M. Kozak is general counsel, vice president and secretary.


          Ms. Elisabeth A.M Kenton is chief administrative officer, director of compliance and senior vice president.


          Mr. Mark Mitchell is vice chairman and counsel to the firm.

          Mr. Chris Deakins is director of investor services and vice president.

     The following persons have been added as principals of JWH:


     Mr. Verne O. Sedlacek is the chief operating officer of JWH. Mr. Sedlacek is responsible for the day-to-day management of the firm. He is also the president of Westport Capital Management Corporation and the president and a director of Global Capital Management Limited. Prior to joining JWH in July 1998, Mr. Sedlacek was the executive vice president and chief financial officer of Harvard Management Company, Inc., a wholly-owned subsidiary of Harvard University, which at the time of his departure managed approximately $14 billion of University-related funds. He joined Harvard Management Company in March, 1983 and was responsible for managing the areas of personnel, budgets, systems, performance analysis, contracts, credit, compliance, custody, operations, cash management, securities lending and market risk evaluation. Mr. Sedlacek currently serves on the Board of Directors of the FIA, and the Chicago Mercantile Exchange, and is a member of the Global Markets Advisory Committee of the CFTC. Mr.Sedlacek received his A.B. in Economics from Princeton University, an M.B.A in Accounting from New York University, and his C.P.A. from the State of New York in 1978.



     Dr. Mark S. Rzepczynski is the director of research and trading and a member of the Investment Policy Committee of JWH. He is responsible for overseeing research and trading functions at the firm. Prior to joining JWH, Dr. Rzepczynski's last management responsibility was as vice president and director of taxable credit and quantitative research in the fixed income division of Fidelity Management and Research. While at Fidelity from May 1995 to April 1998, he oversaw credit and quantitative research recommendations for all Fidelity taxable fixed income funds. From April 1993 to April 1995, Dr. Rzepczynski was a portfolio manager and director of research for CSI Asset Management, Inc., a fixed income money management subsidiary of Prudential Insurance. Dr. Rzepczynski has a B.A. (Cum Laude) Honors in Economics from Loyola University of Chicago, and an A.M. and Ph.D. in Economics from Brown University.


     Mr. Matt Driscoll is chief trader, vice president and a member of the Investment Policy Committee of JWH. He is responsible for the supervision and administration of all aspects of order execution strategies and implementation of trading policies and procedures. Mr. Driscoll joined JWH in March 1991 as a member of its trading department. Since joining the firm, he has held positions of increasing responsibility as they relate to the development and implementation of JWH's trading strategies and procedures. In 1993, Mr. Driscoll was promoted to manager of JWH's overseas trading desk. He has played a major role in the development of JWH's 24 hour trading operation. Mr. Driscoll attended Pace University.

     Mr. Julius A. Staniewicz is the senior strategist in JWH's Research and Product Development Department and a member of the Investment Policy Committee of JWH. He is also President of JWH Asset Management, Inc. and JWH Financial Products, Inc. Prior to joining JWH in March of 1992, Mr. Staniewicz was employed with Shearson Lehman Brothers as a financial consultant starting in April 1991. Prior to that, beginning in 1990, Mr. Staniewicz was a vice president of Phoenix Asset Management, a CPO and introducing broker, where he helped develop futures funds for syndication and institutional investors. From 1986 to 1989, Mr. Staniewicz worked in the managed futures department at Prudential-Bache Securities, Inc., as an assistant vice president and co-director of managed futures. In this capacity, Mr. Staniewicz oversaw all aspects of forming and offering futures funds, including the selection and monitoring of CTAs. Mr. Staniewicz received a B.A. in Economics from Cornell University.

     Ms. Eilene Nicoll is the vice president of trading administration and is a member of the Investment Policy Committee of JWH. Prior to joining JWH in July 1997, Ms. Nicoll was a vice president beginning in January 1997 at Commercial Materials, L.L.C., a newly organized corporation which had not yet begun operations by the time she left in July 1997. She was a vice president and director at West Course Capital, Inc., a CTA, from January 1994 until it dissolved in December 1996. At West Course Capital, Inc. Ms. Nicoll was responsible for operations and administration. Prior to joining West Course Capital, Inc. she was a vice president at REFCO, Inc. from May 1991 to December 1993. While at REFCO, she was also a principal of Nikkhah & Nicoll Asset Management, Inc., a CPO. From January 1991 to May 1991, Ms. Nicoll was employed by Moore Capital Management, Inc., where she was involved in all aspects of the commodity trading advisor business, including administration, marketing, and allocation of proprietary capital. Ms. Nicoll was at Shearson Lehman Brothers from January 1987 to December 1990 as vice president-futures. Ms. Nicoll received her B.A. in psychology from Brooklyn College.

     Mr. Paul D. Braica, C.P.A., is the managing director of administration of JWH. He is also treasurer of JWH Financial Products, Inc. Since joining JWH in April, 1996, Mr. Braica has held positions of increasing responsibility in internal audit, risk management and administration. Prior to joining JWH, he was employed with Ernst & Young LLP as an Auditor from December 1994 to March 1996 and as a Tax Manager from July 1986 to September 1993. From October 1993 to November 1994 he was the director of fund accounting at Organizer

Systems, Inc. Mr. Braica received his B.A. in Economics from Gettysburg College, his M.B.A. from Rutgers University and his M.S. in Taxation from Seton Hall University.

     Mr. Kevin J. Treacy is a vice president of JWH. Prior to joining JWH in September 1997, Mr. Treacy was the chief financial officer of Kenmar Advisory Corp. ("Kenmar"), a registered CPO, from August 1993 to August 1997. While at Kenmar, Mr. Treacy was also a principal of multiple Kenmar affiliates which were registered as CTAs, CPOs and as an Introducing Broker. At Kenmar, he was responsible for corporate finance and administration for the firm and its affiliates. Beginning in September 1986, Mr. Treacy worked for E.S. Jacobs & Co., a corporation specializing in leveraged buyouts and venture capital investments, where he held positions of increasing responsibility, lastly as the firm's financial officer until July 1993. He received his Bachelor of Commerce and Masters in Accounting from University College Dublin.


     Ms. Florence Y. Sofer is director of marketing of JWH. She is responsible for the development and implementation of strategic marketing and communications programs. Ms. Sofer joined JWH as a marketing manager in June 1997 from GAM Funds, Inc. where she was a marketing manager from June 1994 to May 1997. From October 1993 to June 1994, Ms. Sofer relocated from Washington, D.C. to New York, New York. She received her B.A. in Economics and International Relations from The American University and an M.B.A. with an emphasis in marketing from George Washington University.


     Mr. Andrew D. Willard is director of technology at JWH and a member of the Operating Committee of JWH.




Mr. William G. Kelley is a vice president of JWH.


     Mr. Robert Lendrim is a vice president of JWH.


     Ms. Lynn R. Lubell is a vice president of JWH.



     Ms. Wendy B. Goodyear is an assistant vice president of JWH.


     Mr. Mark W. Sprankel is an assistant vice president of JWH.

     Mr. Kenneth S. Webster, C.P.A., is an assistant vice president and manager of investment support of JWH.


     Mr. Michael P. Flannery is an assistant vice president of JWH.



     The following persons are no longer principals or employees of JWH: David
R. Bailin, Peter F. Karpen, James E. Johnson, Jr., Mary Beth Hardy, Glenda G. Twist, John A.F. Ford, Michael D. Gould, Jack M. Ryng, C.P.A., Chris J. Lautenslager, Barry S. Fox, Michael J. Scoyni and Melanie Caldwell.


LEGAL AND ETHICAL CONCERNS


     There neither now exists nor has there ever previously been any administrative, civil, or criminal action against JWH or its principals which is material, except that in September 1996, JWH was named as a co-defendant in class action lawsuits filed in the California Superior Court, Los Angeles County and in the New York Supreme Court, New York County. Additional complaints containing essentially the same allegations as the earlier California complaints were filed in California in March 1997. The California complaints were consolidated in May 1997. The New York complaints were consolidated in July 1997. The actions, which seek unspecified damages, purport to be brought on behalf of investors in certain DWR commodity pools, some of which are advised by JWH, and are primarily directed at DWR's alleged fraudulent selling practices in connection with the marketing of those pools. These actions are the same matters as those discussed under "Certain Litigation" below. JWH is essentially alleged to have aided and abetted or directly participated with DWR in those practices. JWH believes the allegations against it are without merit; it intends to contest these allegations vigorously and is convinced that it will be shown to have acted properly and in the best interest of investors.


     JWH and Mr. Henry may engage in discretionary trading for their own accounts, and may trade for the purpose of testing new investment programs and concepts, as long as such trading does not amount to a breach of fiduciary duty. In the course of such trading, JWH and Mr. Henry may take positions in their own accounts which are the same or opposite from client positions due to testing a new quantitative model or program, a neutral allocation system, and/or trading pursuant to individual discretionary methods; on occasion their orders may receive better fills than client accounts. Records for these accounts will not be made available to clients.

     Employees and principals of JWH (other than Mr. Henry) are not permitted to trade on a discretionary basis in futures, options on futures or forward contracts. However, such principals and employees may invest in investment vehicles that trade futures, options on futures, or forward contracts, when an independent trader manages trading in that vehicle, and in the JWH Employee Fund, L.P., for which JWH is the CTA. The records of these accounts also will not be made available to clients.


     THE FOLLOWING UPDATES AND REPLACES THE INFORMATION CONTAINED IN "THE INVESTMENT POLICY COMMITTEE" ON PAGE 57:



Investment Policy Committee



     The Investment Policy Committee ("IPC") is a senior level advisory group, broadly responsible for evaluating and overseeing the firm's trading policies. The IPC provides a forum for shared responsibility for the development and implementation of investment policies. The IPC meets periodically to discuss issues relating to implementation of the firm's investment process and its application to markets, including research on new investments and strategies in relation to the trading models JWH employs. Typical issues analyzed by the IPC include liquidity, position size, capacity, performance cycles, and new product and market strategies. The IPC also examines regularly the impact of changing market conditions on the firm's strategic allocation program, a multi-program trading strategy which is currently part of an exclusivity arrangement with one client.



     Composition of the IPC, and participation in its discussions and its decisions by non-members, may vary over time. All recommendations of the IPC are subject to final approval by the chairman. The IPC does not make particular trading decisions.



     THE FOLLOWING UPDATES AND REPLACES THE INFORMATION CONTAINED IN "TRADING TECHNIQUES" BEGINNING ON PAGE 57.


THE JWH INVESTMENT PROCESS

     Regardless of recent performance in any one market, or widely held opinions on future market direction, JWH maintains a disciplined investment process. The consistent application of JWH's investment techniques facilitates the ability to participate in rising or falling markets without bias.

     The first step in the JWH investment process is the identification of sustained price movements--or trends--in a given market. While there are many ways to identify trends, JWH uses mathematical models that attempt to distinguish real trends from interim volatility. It also presumes that trends often exceed in duration the expectation of the general marketplace.

     JWH's historical performance demonstrates that, because trends often last longer than most market participants expect, significant returns can be generated from positions held over a long period of time. As such, JWH attempts to pare losing positions relatively quickly while allowing profitable positions to mature. Most losing positions are closed within a few days or weeks, while others--those where a profitable trend continues--are retained. Positions held for two to four months are not unusual, and positions have been held for more than one year. Historically, only thirty to forty percent of all trades made pursuant to the investment methods have been profitable. Large profits on a few trades in positions that typically exist for several months have produced favorable results overall. Generally, most losing positions are liquidated within weeks. The maximum equity retracement JWH has experienced in any single program was nearly sixty percent. Clients should understand that similar or greater drawdowns are possible in the future.

     To reduce exposure to volatility in any particular market, most JWH programs participate in several markets at one time. In total, JWH participates in up to 60 markets, encompassing interest rates, foreign exchange, and commodities such as agricultural products, energy and precious metals. Most investment programs maintain a consistent portfolio composition to allow opportunities in as many market trends as possible.

     Throughout the investment process, risk controls are maintained to reduce the possibility of an extraordinary loss in any one market. Proprietary research is conducted on an ongoing basis to refine the JWH investment strategies and attempt to reduce volatility while maintaining the potential for excellent performance.

     JWH at its sole discretion may override computer-generated signals and may at times use discretion in the application of its quantitative models which may affect performance positively or negatively. This could occur for example, when JWH determines that markets are illiquid or erratic, such as may occur during holiday seasons. Subjective aspects of JWH's quantitative models also include the determination of leverage, commencement of trading an account, contracts and contract months, and effective trade execution.

PHYSICAL OR CASH COMMODITIES

     In addition to futures contracts, JWH may from time to time for certain clients trade spot and forward contracts on physical or cash commodities, including specifically gold bullion, when it believes that such markets offer comparable or superior market liquidity or a greater ability to execute transactions at a single price. Such transactions, as opposed to futures transactions, relate to the purchase and sale of specific physical commodities. Whereas futures contracts are generally uniform except for price and delivery time, cash contracts may differ from each other with respect to such terms as quantity, grade, mode of shipment, terms of payment, penalties, risk of loss and the like. There is no limitation on the daily price movements of spot or forward contracts transacted through banks, brokerage firms or dealers, and those entities are not required to continue to make markets in any commodity. In addition, the CFTC does not comprehensively regulate such transactions, which are subject to the risk of the foregoing entities' failure, inability or refusal to perform with respect to such contracts. No such trading has previously been undertaken on behalf of the Partnerships, nor will any such trading be undertaken on behalf of the Partnerships without the consent of the General Partner. It has not been determined at this time whether any such trading will be undertaken on behalf of the Partnerships in the future.


EURO



     JWH forsees no reason why it would not be ready to accept and process data related to the Euro before January 1, 1999. A management working group is responsible for planning and preparing for the Euro conversion. The group meets on a regular basis to review information as it becomes available on this issue, determine what actions are necessary and establish policies and monitor tasks as appropriate. If unanticipated difficulties arise in connection with the conversion, JWH will notify the Partnerships.



     THE FOLLOWING UPDATES AND REPLACES THE INFORMATION CONTAINED IN "THE ORIGINAL INVESTMENT PROGRAM" ON PAGE 59.


     The Original Investment Program. The Original Investment Program, the first program offered by JWH, offers access to a spectrum of worldwide financial and nonfinancial futures markets using a disciplined trend identification investment approach. The program has enjoyed an improved risk/reward profile since 1992, when the sector allocation was altered and enhanced risk management procedures were implemented. The Original Investment Program utilizes a long-term quantitative approach which always maintains a position, either long or short, in every market traded by the program.

     THE FOLLOWING UPDATES AND REPLACES THE INFORMATION CONTAINED IN "THE GLOBAL DIVERSIFIED PORTFOLIO" ON PAGE 59.

     The Global Diversified Portfolio. The Global Diversified Portfolio is one of JWH's most diversified programs. The Global Diversified Portfolio is designed to identify and capitalize on long-term price movements in a spectrum of financial and nonfinancial markets using a systematic approach. The program does not maintain continuous positions and, in fact, may take a neutral stance (i.e., no position) if a long-term trend fails to develop or during periods of non-trending markets.

     THE FOLLOWING UPDATES AND REPLACES THE INFORMATION CONTAINED IN "INTERNATIONAL FOREIGN EXCHANGE PROGRAM" ON PAGE 59.

     The International Foreign Exchange Program. The International Foreign Exchange Program (Forex) is designed to identify and capitalize on intermediate and long-term price movements in a broad range of major and minor currencies on the interbank market. Positions are taken as outrights against the U.S. dollar, or cross rates, which eliminates dependence on the dollar. Forex attempts to take a position if a trend is identified and attempts to eliminate the position quickly--i.e. a neutral stance is taken--if long-term trends fail to continue or during periods of nontrending markets.

     THE FOLLOWING UPDATES AND REPLACES THE INFORMATION CONTAINED IN "OTHER JWH PROGRAMS" BEGINNING ON PAGE 59.


OTHER JWH PROGRAMS


     In addition to the Original Investment Program, the Global Diversified Portfolio and the International Foreign Exchange Program, JWH currently operates eight different programs for U.S. and foreign investors, none of which are utilized by JWH for Cornerstone II or Cornerstone IV. Each program is operated separately and independently. These programs are intermediate and long-term, quantitative, trend-analysis models designed to achieve speculative rates of return.

     The World Financial Perspective began trading client capital in 1987 and seeks to capitalize on market opportunities by holding positions from multiple currency perspectives, including the British pound, German mark, Japanese yen, Swiss franc, and the U.S. dollar. This program always maintains a position--long or short--in every market it trades. JWH began trading client capital in the Financial and Metals portfolio in 1984. This program is designed to identify and capitalize on intermediate and long-term price movements in four major market sectors -- currencies, metals, interest rates and stock indexes -- using a systematic approach to ensure disciplined investment decisions. The G-7 Currency Portfolio, which began trading client capital in 1991, invests in the highly liquid currencies of the Group of Seven industrialized nations and Switzerland. Not all of these currencies are traded at all times. Because this program excludes minor currencies, which may be less liquid, and maintains a lower degree of leverage, the performance characteristics are different from those of the International Foreign Exchange Program. Using a more conservative approach compared to the leverage used in the other JWH programs, the International Currency and Bond Portfolio, which began trading client capital in 1993, targets the long end of interest rate and currency futures of major industrialized nations. Foreign exchange positions are held both as outrights--trading positions taken in foreign currencies versus the U.S. dollar--and cross rates--trading foreign currencies against each other. The Global Financial Portfolio began trading client capital in June 1994 and offers access to a small group of energy and financial markets, including global currencies, interest rates, and stock indices. The Worldwide Bond Program, which began trading client capital in 1996, invests through financial futures in the long-term portion of global interest rate markets, including the U.S. 30-year bond, U.S. 10-year note, British long gilt, the French, German and Italian bond and Australian 10-year bond. This program is not limited to investments that have the potential to profit in a stable or declining interest rate environment; rather, the program attempts to capitalize on dominant trends, whether rising or falling, in bond markets around the world. The Dollar Program began trading client capital in 1996 and specializes in the foreign exchange sector using outright trading, an approach that has significantly contributed to the success of other JWH programs. The Dollar Program trades four of the world's major currencies Japanese yen, German mark, Swiss franc, and British pound -- versus the U.S. dollar, and does not participate in cross rates. The JWH Global AnalyticsTM Family of Programs, which began trading client capital in June 1997, is an integrated investment system consisting of a family of programs, collectively known as JWH Global AnalyticsTM. The family of programs combines different trend identification methodologies into a single, broadly diversified investment portfolio. JWH Global AnalyticsTM trades a wide range of financial and commodity markets. Certain energy and agricultural contracts not previously available through other JWH investment programs are also included.

     InterRateTM began trading client capital in 1988 and closed in 1996. This program was designed to enhance returns available in short-term instruments investing in U.S. treasury bills to provide both secure income and collateral for a portfolio of interbank forward and exchange-traded futures contracts. The Yen Financial Portfolio, which began trading client capital in 1992 and closed in 1996, offered investors access to a select group of Japanese financial futures markets which historically have presented some of the most favorable profit opportunities for JWH. The Delevered Yen Financial and Metals Profile, which began trading in 1995 and closed in 1996, was opened at the request of a client. This program was traded at approximately one half of the leverage of the Financial and Metals Portfolio and was traded from the perspective of the Japanese yen.


     As of July 31, 1998, the aggregate amount of funds under management pursuant to the Original Investment Program was approximately $347 million; the aggregate amount of funds under management pursuant to the Global Diversified Portfolio was approximately $165 million (the assets under management for this program includes the two Exclusive Fund Accounts traded pursuant to the same trading methodology but pursuant to different leverage; for information on these accounts, see "JWH Exclusive Fund Accounts," below); and the aggregate amount of funds under management pursuant to the International Foreign Exchange Program was $103 million. As of July 31, 1998, the aggregate amount of all funds under management pursuant to all JWH programs was approximately $2.0 billion.



     As of July 31, 1998, JWH was managing approximately $25,187,303 of Cornerstone II pursuant to its Original Investment Program and Global Diversified Portfolio. Such amount and the percentage of assets of Cornerstone II managed by JWH will change as a result of allocations of assets from the Exchange of Units of Cornerstone II, allocations and reallocations among Trading Managers and/or trading systems, and the performance of JWH and the other Trading Manager for Cornerstone II.





JWH EXCLUSIVE FUND ACCOUNTS



     Pursuant to a special JWH multi-program trading strategy that is currently the subject of an exclusive arrangement with one client operating two funds (the "Exclusive Fund Accounts"), JWH can make various discretionary trading adjustments for the accounts of those funds, including ongoing allocations and reallocations of fund assets among the investment programs and periodic trading leverage adjustments. As a result of a change made to these accounts on May 8, 1998, these accounts have traded differently than the other accounts in the respective JWH investment programs. These modified programs are not currently available for investment by other clients.

     THE FOLLOWING IS ADDED BEFORE "DEAN WITTER CORNERSTONE III" ON PAGE 60.


3. NORTHFIELD TRADING L.P.
  (CURRENT ALLOCATION -- 16.15%)


     Beginning April 16, 1997, Northfield Trading L.P. ("Northfield") became a Trading Manager for
Cornerstone II.

     Northfield is a Delaware limited partnership with its principal place of business at 3609 S. Wadsworth, Suite 250, Denver, Colorado 80235-2110. Northfield was formed in August 1990. The limited partnership was formed to use emerging computer technology to develop systematic approaches to trading. Northfield became registered in March 1990 as a commodity trading advisor and in November 1990 as commodity pool operator with the CFTC, and is a trading advisor and commodity pool operator member of the National Futures Association, the futures industry self-regulatory organization. Northfield is not affiliated with the General Partner or DWR or any of the other Trading Managers for the Partnership.

     There have been no administrative, civil or criminal actions, pending, on appeal or concluded against Northfield or its principals during the five years preceding the date of this Prospectus.

PRINCIPALS OF NORTHFIELD

     Northfield Investment L.P. ("NILP"), the general partner of Northfield, is a Delaware limited partnership, whose general partner is Northfield Investment Company, an entity owned equally by Douglas Bry and Philip Spertus, and whose limited partners are Douglas Bry, Philip Spertus and members of their families. NILP's sole function is to serve as the general partner of Northfield.


     Douglas Bry is the President of Northfield. Mr. Bry has an extensive history, dating from 1972, in analyzing and understanding complex databases through the use of computerized statistical approaches. In January 1987, Mr. Bry and Philip Spertus formed Technical Trading Strategies, Inc. ("TTS"), an Illinois corporation of which Mr. Bry is the President. In conjunction with Mr. Spertus and through TTS, Mr. Bry developed and marketed the "Volatility Breakout System," a trading methodology that was offered for sale to the public. In December 1987, Douglas Bry and Philip Spertus formed Northfield Trading Company ("NTC"), also an Illinois corporation of which Mr. Bry is President. NTC's primary business was to provide brokerage services to customers by introducing their accounts to clearing firms on a commission basis. NTC also provided discretionary trading advice to customers, and licensed proprietary trading software to introducing brokers and CTAs. Mr. Bry, an attorney, graduated from Beloit College in 1974 with a B.A. in Philosophy and Sociology and obtained his J.D. from the University of Colorado in 1978. From September 1978 until June 1982, he was a trial attorney with the Defender Association of Philadelphia, and from June 1982 through January 1987, he was a Senior Trial Deputy with the Colorado State Public Defender. Mr. Bry began trading futures for his own account in 1985 and became registered with the CFTC as a CTA in 1986. In June 1997, Mr. Bry was elected to a second two-year term on the Board of Directors of the Managed Funds Association and currently serves as Chairperson of the Emerging Manager Council. In January 1997, he was elected to the National Futures Association's Board of Directors in the Commodity Trading Advisor category and in February 1998, he was elected to the Executive Committee of the National Futures Association.



     Philip Spertus is Vice President of Northfield. Mr. Spertus graduated from the Massachusetts Institute of Technology in 1956. From 1979 to 1992, Mr. Spertus served in various senior capacities, including positions of Chairman and President, with Intercraft Industries Inc., a multinational manufacturer of picture frames and related products. In 1992, Intercraft Industries was sold to Newell Corporation and Mr. Spertus assumed the position of Vice President with Newell until late 1993. Philip Spertus owned a special seat and was a registered Broker/Dealer and member of the Chicago Board Options Exchange from August 1984 through February 1986. He has traded futures for his own account since 1983 but is not currently doing so. Mr. Spertus serves as Chairman of both TTS and NTC.


     Northfield and its principals may trade commodity interests for their own proprietary accounts. Such trades may or may not be in accordance with the Northfield trading system described below.

THE NORTHFIELD TRADING SYSTEM

     Douglas Bry has sole management authority over the day to day activities of Northfield and is primarily responsible for its nondiscretionary, technical trading program.

     Northfield makes trading decisions pursuant to a multiple-system, technical approach (the "Diversified Program") that was conceived, tested and refined by Douglas Bry and Philip Spertus. The approach is fully computerized and nondiscretionary. Money management principles are a critical element in the Diversified

Program and have been carefully constructed and are rigorously applied to minimize risk exposure and to protect asset appreciation.

     Northfield's approach is purely technical. A technical approach utilizes price action itself as analyzed by charts, numerical indicators, pattern recognition, or other techniques designed to provide information about market direction. Since sustained price moves offer the greatest opportunity for profit with the least amount of risk, Northfield has focused on studying the characteristics of "random" versus "non-random" market behavior. The resulting systems are highly sensitive to changes in price discretion and volatility, and often detect non-random behavior before a trend is obvious. In order to validate the trading methodology, extensive testing was conducted on over 13 years of price history in more than 50 markets worldwide.

     Northfield is very sensitive to the risk of "curve-fitting" results to particular markets or time periods, and, as a result, utilizes a similar approach in each market that it trades. The decision to subject all markets to similar trading rules has led to the identification of techniques that work independent of the market to which they are applied.

     Northfield implements its systems via proprietary software that generates and prints orders, monitors the markets in real time, and keeps track of positions. The selection of trades is not subject to intervention by Northfield's principals. No override of the Diversified Program will take place absent extraordinary circumstances which Northfield believes threaten the customer's capital, such as an outbreak of war, a major natural disaster or a threat to the integrity of exchange clearing systems. A full-time staff of computer programmers works with the principals of Northfield to refine existing systems and develop new ones.


     As of July 31, 1998, the aggregate amount of funds under Northfield's management was approximately $64 million ("notional funds" excluded).


PAST PERFORMANCE OF NORTHFIELD

     Northfield and its principals have established a performance history in the client accounts for which they have acted as a commodity trading advisor. The assets of Cornerstone II allocated to Northfield are allocated to the Diversified Program.

     INVESTORS ARE CAUTIONED THAT THE INFORMATION SET FORTH IN THE FOLLOWING CAPSULE PERFORMANCE SUMMARY ARE NOT INDICATIVE OF, AND MAY HAVE NO BEARING ON, ANY TRADING RESULTS WHICH MAY BE ATTAINED BY THE TRADING MANAGER OR A PARTNERSHIP IN THE FUTURE, SINCE PAST RESULTS ARE NOT A GUARANTEE OF FUTURE RESULTS AND OTHER TRADING MANAGER(S) WILL BE INVESTING FUNDS OF SUCH PARTNERSHIP. THERE CAN BE NO ASSURANCE THAT THE TRADING MANAGER OR SUCH PARTNERSHIP WILL MAKE ANY PROFITS AT ALL, OR WILL BE ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM COMMODITY INTERESTS TRADING.

     The rates of return set forth in the Northfield performance capsule are based on the fully-funded subset of Northfield accounts managed pursuant to the Diversified Program. This means that (i) Northfield is managing some accounts which are fully-funded and others which are funded at less than 100%, (ii) the value of the fully-funded accounts included in the subset constitutes at least 10% of "nominal account size," which is the cash and other margin qualifying assets ("actual funds") plus the amount by which the account's trading level exceeds the actual funds ("notional funds"); and (iii) there are no material differences in gross trading profit (loss) between the fully-funded subset and the nominal account size.

                            NORTHFIELD TRADING L.P.
                              DIVERSIFIED PROGRAM


                              AS OF JULY 31, 1998



                Name of CTA: Northfield Trading L.P.
                Name of Program: Diversified Program
                Inception of Client Trading by CTA: July 1989
                Inception of Client Trading in Program: July 1989
                Number of Open Accounts: 30
                Aggregate Assets Overall (excluding notional): $63,971,572 Aggregate Assets Overall (including notional): $97,036,008 Aggregate Assets in Program (excluding notional): $63,971,572 Aggregate Assets in Program (including notional): $97,036,008 Largest Monthly Drawdown(1): (9.8)%--(1/93)
                Worst Peak-to-Valley Drawdown(2): (27.0)%--(12/91--1/93)
                1998 year-to-date return (7 months)(3): (10.6)%
                1997 annual return: 2.5%
                1996 annual return: 18.4%
                1995 annual return: 9.1%
                1994 annual return: 14.0%
                1993 annual return: 40.2%


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

            NOTES TO CAPSULE PERFORMANCE OF NORTHFIELD TRADING L.P.

(1)LARGEST MONTHLY DRAWDOWN: Represents the largest loss experienced by Northfield in any calendar month during the preceding five fiscal years expressed as a percentage of Beginning Net Asset Value.

(2)LARGEST PEAK-TO-VALLEY MONTHLY DRAWDOWN: Represents the greatest cumulative percentage decline in month-end net asset value during the preceding five fiscal years due to losses sustained by Northfield during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

(3)ANNUAL RATE OF RETURN: Represents the cumulative compounded rate for return for each year or portion thereof. It is computed by applying successively the respective monthly rate of return for each month beginning with the first month presented in each period and represents the net percentage change since the beginning of the period presented.

DEAN WITTER CORNERSTONE FUND III


1. WELTON INVESTMENT CORPORATION (FORMERLY, WELTON INVESTMENT SYSTEMS
CORPORATION)
  (CURRENT ALLOCATION -- 35.56%)



     THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION RELATING TO WELTON INVESTMENT CORPORATION BEGINNING ON PAGE 60.



     Welton Investment Corporation ("WIC") is a Delaware corporation which was merged in July 1997 from Welton Investment Systems Corporation, a California corporation originally formed in 1988.





The following persons have changed titles and/or positions as follows:



     Dr. Patrick L. Welton is the Chief Executive Officer and Chairman of WIC.



     Ms. Annette L. Welton is a co-founder of WIC, a Director, Chief Operational Officer and Chief Financial Officer.



     Mr. Jerry M. Harris is the Senior Vice President of WIC.



     WIC and its principals trade futures options and securities for their own accounts and provide management services to other clients. Investments made on behalf of WIC, its principals, and its clients, as well as any policies related thereto, will remain confidential. In the course of such trading, WIC or its principals may take positions in their own accounts which are in the same market and in the same direction as positions advocated for clients. In a case where WIC or its principals place the same trade orders for their accounts as they do for their clients in a single block order with a brokerage firm, the brokerage firm shall allocate the trade fill prices assigned to each account in a manner consistent with that firm's policy. This equalizes the likelihood of WIC or its principals receiving a superior or inferior price compared to any of their clients or, in the case of a partial fill of a block order, equalizes the likelihood of WIC or its principals receiving a trade that some customers will not receive or vice versa.



     As of July 31, 1998, the aggregate amount of funds under management pursuant to the Diversified Portfolio program was approximately $137 million ("notional funds" excluded). As of July 31, 1998, the aggregate amount of funds under management pursuant to all WIC's programs was approximately $163 million ("notional funds" excluded).




     THE FOLLOWING UPDATES AND REPLACES CAPSULE A ON PAGE 64. THE NOTES CONTAINED ON PAGE 66 ARE AN INTEGRAL PART OF THE FOLLOWING CAPSULE. CAPSULES B, C, AND D ARE NOT UPDATED BECAUSE THOSE PORTFOLIOS DO NOT TRADE FOR CORNERSTONE III.


                         WELTON INVESTMENT CORPORATION
                             DIVERSIFIED PORTFOLIO
                              AS OF JULY 31, 1998



                Name of CTA: Welton Investment Corporation
                Name of Program: Diversified Portfolio
                Inception of Client Trading by CTA: February 1989
                Inception of Client Trading in Program: April 1992
                Number of Open Accounts: 47
                Aggregate Assets Overall (excluding notional): $163,000,000 Aggregate Assets Overall (including notional): $246,000,000 Aggregate Assets in Program (excluding notional): $137,000,000 Aggregate Assets in Program (including notional): $220,000,000 Largest Monthly % Drawdown*: (15.94)%--(2/96)
                Largest Month-End Peak-to-Valley*: (25.96)%--(1/96-8/96)
                1998 year-to-date return (7 months): 8.10%
                1997 annual return: 23.62%
                1996 annual return: 7.17%
                1995 annual return: 36.35%
                1994 annual return: 2.38%
                1993 annual return: 47.90%


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

* Largest Monthly % Drawdown and Largest Month-End Peak-to-Valley relate to the preceding five fiscal years.


2. ABRAHAM TRADING CO.
  (CURRENT ALLOCATION -- 20.25%)


     THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION RELATING TO ABRAHAM TRADING CO. ON PAGE 67.


     Craig L. Caudle is no longer an employee of ATC. Edward C. Abraham is no longer involved in the day-to-day trading and marketing of the firm, but remains as an employee.


     There have been no administrative, civil or criminal actions, pending, on appeal or concluded against ATC or its principals during the five years preceding the date of this Prospectus.

     THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION RELATING TO ABRAHAM TRADING CO. ON PAGE 69.

DESCRIPTION OF ORDERS AND ORDER PLACEMENT

     ATC determines the timing and method by which orders are placed and will place all orders for futures contracts directly with the FCM's trading desk or floor brokers. ATC also will select the types of orders placed. Order placement will vary in accordance with the type of market encountered and the type of order that can be used on the exchange or market on which a particular commodity interest is traded.

     ATC trades all customer accounts in parallel, making equivalent trades for all accounts and apportioning the number of each commodity interest traded ratably among the accounts in a neutral manner based on the capital in each account.

     Since all trading methods and strategies utilized by ATC are proprietary and confidential, the foregoing discussion is necessarily of a general nature.

     THE FOLLOWING UPDATES AND REPLACES THE INFORMATION CONTAINED IN THE LAST PARAGRAPH ON PAGE 69.


     As of July 31, 1998, the aggregate amount of funds under ATC's management was approximately $47 million.


     THE FOLLOWING UPDATES AND REPLACES CAPSULE A ON PAGE 70. THE NOTES CONTAINED ON PAGE 70 ARE AN INTEGRAL PART OF THE FOLLOWING CAPSULE.


                     PERFORMANCE OF ABRAHAM TRADING COMPANY
                              AS OF JULY 31, 1998



                     Name of CTA: Abraham Trading Company
                     Name of Program: Diversified
                     Inception of Client Trading by CTA: January 1988 Inception of Client Trading in Program: January 1988 Number of Open Accounts: 6
                     Aggregate Assets Overall: $46,634,759
                     Aggregate Assets in Program: $46,634,759
                     Largest Monthly % Drawdown*: (13.78)%--(2/96)
                     Largest Month-End Peak-to-Valley* (24.44)%--(6/95-2/96) 1998 year-to-date return (7 months): 6.41%
                     1997 annual return: 10.89%
                     1996 annual return: (0.42)%
                     1995 annual return: 6.11%
                     1994 annual return: 24.22%
                     1993 annual return: 34.29%


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

* Largest Monthly % Drawdown and Largest Month-End Peak-to-Valley relate to the preceding five fiscal years.

     THE FOLLOWING UPDATES AND SUPPLEMENTS THE NOTES TO CAPSULE A ON PAGE 70.

     ATC uses the "Fully Funded Subset" method to calculate its composite performance, including largest monthly drawdown and largest peak-to-valley drawdown. "Largest peak-to-valley drawdown" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by any account in the program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value. The drawdown is expressed as a percentage of the initial month-end net asset value and includes the period of time from the initial month-end net asset value to the lowest month-end net asset value of such decline. "Largest monthly drawdown" means the greatest percentage monthly decline for any account in the program where the initial month-end net asset value is not equaled or exceeded by the subsequent month-end net asset value.


3. SUNRISE CAPITAL MANAGEMENT, INC.
  (CURRENT ALLOCATION -- 44.19%)


     THE FOLLOWING REPLACES THE INFORMATION CONTAINED IN THE FIRST FOUR PARAGRAPHS UNDER "DESCRIPTION OF SUNRISE'S TRADING APPROACH" ON PAGE 72.

DESCRIPTION OF SUNRISE'S TRADING PROGRAMS

     Sunrise has historically traded four programs, all of which are traded in accordance with the description below.

     Sunrise utilizes technical trend-following systems, trading a wide continuum of time windows. Most of these time frames are decidedly long term by industry standards. Pro-active money management strategies are designed to protect open profits and to minimize exposure to non-directional markets.

     Effective November 1, 1993, the General Partner reallocated the assets of Cornerstone III managed by Sunrise in proportions of approximately 50% pursuant to the Diversified Program and approximately 50% to the CIMCO portfolio.

     The Sunrise Diversified Program may follow approximately twenty different markets. These markets may include, but are not limited to, precious and industrial metals, grains, petroleum products, soft commodities, interest rate futures, stock indicies (including S&P 500), currencies and their crossrates.

     The Sunrise CIMCO -- Diversified Financial Program was designed by Sunrise to participate exclusively in the highly liquid financial markets. This program trades the major currencies as outrights against the U.S.dollar and selectively against each other. Interest rate futures, both long and short term (including U.S. and foreign bonds, notes and Euro products), stock indicies (including S&P
500), precious and industrial metals (including gold, silver and copper) and crude oil are also traded in this program. These commodity interests are traded on futures exchanges but may also be traded in the interbank or cash markets when appropriate.

     The Sunrise Currency Program follows approximately twelve different major and minor currency markets, which may include, but are not limited to, the Japanese yen, British pound, German Deutsche mark, Swiss franc, Canadian dollar, Australian dollar, Spanish peseta, Italian lira, Swedish krona, New Zealand dollar, French franc, and South African rand. The Currency Program trades currency futures contracts on the International Monetary Market (IMM) Division of the Chicago Mercantile Exchange and forward currency contracts in the interbank markets. In order to achieve adequate diversification for the Currency Program, major and minor currencies are traded as crossrates selectively against each other and/or as outrights against the U.S. dollar.

     THE FOLLOWING REPLACES THE SECOND FULL PARAGRAPH ON PAGE 73.

     Trend-following trading systems, such as those employed by Sunrise, will seldom effect market entry or exit at the most favorable price in the particular market trend. Rather, this type of trading system seeks to close out losing positions quickly and to hold portions of profitable positions for as long as the trading system determines that the particular market trend continues to offer reasonable profit potential. The number of losing transactions may exceed substantially the number of profitable transactions. However, if Sunrise's approach is successful, these losses should be more than offset by gains.

     THE FOLLOWING UPDATES AND REPLACES THE INFORMATION CONTAINED IN THE LAST PARAGRAPH ON PAGE 73 AND THE FIRST PARAGRAPH ON PAGE 74.


     As of July 31, 1998, the aggregate amount of funds under management pursuant to the Diversified Program was $85.1 million and $62.7 million pursuant to the CIMCO portfolio. As of July 31, 1998, the aggregate amount under management pursuant to all Sunrise's programs was $426.5 million.



     As of July 31, 1998, Sunrise was managing approximately $18,030,233 of Cornerstone III. Such amount and percentage of assets of Cornerstone III managed by Sunrise will change as a result of allocations of net proceeds from the Exchange of Units of Cornerstone III, allocations and reallocations among trading managers and/or trading systems, and the performance of Sunrise and other trading managers for Cornerstone III.


DEAN WITTER CORNERSTONE FUND IV


1. JOHN W. HENRY & COMPANY, INC.
  (CURRENT ALLOCATION -- 62.83%)


     THE FOLLOWING UPDATES AND REPLACES THE FIRST SENTENCE OF THE SECOND PARAGRAPH OF THE INFORMATION RELATING TO JOHN W. HENRY & COMPANY, INC. ON PAGE 74.


     As of July 31, 1998, JWH was managing approximately $78,299,988 of Cornerstone IV pursuant to its International Foreign Exchange Program.



2. SUNRISE CAPITAL MANAGEMENT, INC.
  (CURRENT ALLOCATION -- 37.17%)


     THE FOLLOWING UPDATES AND REPLACES THE LAST SENTENCE OF THE FIRST PARAGRAPH OF THE INFORMATION RELATING TO SUNRISE CAPITAL MANAGEMENT, INC. ON PAGE 74.

     Sunrise normally commits between 5 and 25% of an account's equity as margin on open positions pursuant to its trading system.

     THE FOLLOWING UPDATES AND REPLACES THE FIRST SENTENCE OF THE SECOND PARAGRAPH OF THE INFORMATION RELATING TO SUNRISE CAPITAL MANAGEMENT, INC. ON PAGE 74.


     As of July 31, 1998, Sunrise was managing approximately $46,322,008 of Cornerstone IV pursuant to the Sunrise Currency Program.


                              THE GENERAL PARTNER

     THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION UNDER "THE GENERAL PARTNER" ON PAGE 78.

     The General Partner and DWR are each wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co. ("MSDW"). MSDW was created in 1997 when Dean Witter, Discover & Co. (which at that time was the parent company of DWR and the General Partner) merged with Morgan Stanley Group Inc. Each of MSDW, DWR and the General Partner may be deemed to be a "parent" and "promoter" of the Partnerships within the meaning of the federal securities laws.


     As reflected in MSDW's 1997 Annual Report and Form 10-Q for the quarter ended May 31, 1998, MSDW had total shareholders' equity of $13,956 million and total assets of $302,287 million as of November 30, 1997 (audited) and total shareholder's equity of $13,825 million and total assets of $380,665 million as of May 31, 1998 (unaudited). Additional financial information regarding MSDW is included in the financial statements filed as part of such Annual Report and Form 10-Q. MSDW will provide to investors, upon request, copies of its most recent Forms 10-K, 10-Q and 8-K, as filed from time to time with the SEC. Such reports will be available for review or copying at the offices of the SEC, 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549 or will be available at no charge by writing to MSDW at 1585 Broadway, New York, New York 10036 (Attn: Investor Relations).



     THE FOLLOWING UPDATES AND REPLACES THE INFORMATION UNDER "DIRECTORS AND OFFICERS OF THE GENERAL PARTNER" ON PAGE 78-79.



DIRECTORS AND OFFICERS OF THE GENERAL PARTNER



     Richard M. DeMartini, age 45, is the Chairman of the Board and a Director of the General Partner. Mr. DeMartini is also Chairman of the Board and a Director of Dean Witter Futures & Currency Management Inc. ("DWFCM"). Mr. DeMartini is president and chief operating officer of DWR's Individual Asset Management Group. He was named to this position in May of 1997 and is responsible for Dean Witter InterCapital, Van Kampen American Capital, insurance services, managed futures, unit trust, investment consulting services, Dean Witter Realty, and NOVUS Financial Corporation. Mr. DeMartini is a member of the MSDW management committee, a director of the InterCapital funds, a trustee of the TCW/DW funds and a trustee of the Van Kampen American Capital and Morgan Stanley retail funds. Mr. DeMartini has been with DWR his entire career, joining the firm in 1975 as an financial advisor. He served as a branch manager, regional director, and national sales director, before being appointed president and chief operating officer of the Dean Witter Consumer Markets. In 1988 he was named president and chief operating officer of Sears' Consumer Banking Division and in January 1989 he became president and chief operating officer of Dean Witter Capital. Mr. DeMartini has served as chairman of the board of the Nasdaq Stock Market, Inc. and vice chairman of the board of the National Association of Securities Dealers, Inc. A native of San Francisco, Mr. DeMartini holds a bachelor's degree in marketing from San Diego State University.



     Mark J. Hawley, age 55, is President and a Director of the General Partner. Mr. Hawley is also President and a Director of DWFCM. Mr. Hawley joined DWR in February 1989 as Senior Vice President and is currently the Executive Vice President and Director of DWR's Product Management for Individual Asset Management. In this capacity, Mr. Hawley is responsible for directing the activities of the firm's Managed Futures, Insurance, and Unit Investment Trust Business. From 1978 to 1989, Mr. Hawley was a member of the senior management team at Heinold Asset Management, Inc., a CPO, and was responsible for a variety of projects in public futures funds. From 1972 to 1978, Mr. Hawley was a Vice President in charge of institutional block trading for the Mid-West at Kuhn Loeb & Company.



     Lawrence Volpe, age 51, is a Director of the General Partner and DWFCM. Mr. Volpe joined DWR as a Senior Vice President and Controller in September 1983. In May 1998 Mr. Volpe began taking on special assignments for DWR and relinquishing certain day-to-day responsibilities. From July 1979 to September 1983, he was associated with E.F. Hutton & Company Inc. and prior to his departure, held the positions of First Vice President and Assistant Controller. From 1970 to July 1979, he served as audit manager in the financial services division of Arthur Andersen & Co.



     Joseph G. Siniscalchi, age 53, is a Director of the General Partner. Mr. Siniscalchi joined DWR in July 1984 as a First Vice President, Director of General Accounting. He is currently Senior Vice President and Controller of the Financial Markets Division of DWR. From February 1980 to July 1984, Mr. Siniscalchi was Director of Internal Audit at Lehman Brothers Kuhn Loeb, Inc.



     Edward C. Oelsner III, age 56, is a Director of the General Partner. Mr. Oelsner is currently an Executive Vice President and head of the Product Development Group at Dean Witter InterCapital Inc., an affiliate of DWR. Mr. Oelsner joined DWR in 1981 as a Managing Director in DWR's Investment Banking Department specializing in coverage of regulated industries and, subsequently, served as head of the DWR Retail Products Group. Prior to joining DWR, Mr. Oelsner held positions at The First Boston Corporation as a member of the Research and Investment Banking Departments from 1967 to 1981. Mr. Oelsner received his M.B.A. in Finance from the Columbia University Graduate School of Business in 1966 and an A.B. in Politics from Princeton University in 1964. Mr. Oelsner joined DWR in March 1981 as a Managing Director in the Corporate Finance Department. He currently manages DWR's Retail Products Group within the Corporate Finance Department. While Mr. Oelsner has extensive experience in the securities industry, he has no experience in futures interests trading.



     Robert E. Murray, age 37, is a Director of the General Partner. Mr. Murray is also a Director of DWFCM. Mr. Murray is currently a Senior Vice President of DWR's Managed Futures Department and is the Senior Administrative Officer of DWFCM. Mr. Murray began his career at DWR in 1984 and is currently the Director of the Managed Futures Department. In this capacity, Mr. Murray is responsible for overseeing all aspects of the firm's Managed Futures Department. Mr. Murray currently serves as a Director of the Managed Funds Association, an industry association for investment professionals in futures, hedge funds and other alternative investments. Mr. Murray graduated from Geneseo State University in May 1983 with a B.A. degree in Finance.



     Lewis A. Raibley, III, age 37, is Vice President and Chief Financial Officer of the General Partner. Mr. Raibley is currently Senior Vice President and Controller in the Individual Asset Management Group of MSDW. From July 1997 to May 1998, Mr. Raibley served as Senior Vice President and Director in the Internal Reporting Department of MSDW and prior to that, from 1992 to 1997, he served as Senior Vice President and Director in the Financial Reporting and Policy Division of Dean Witter Discover & Co. ("DWD"). He has been with DWD and its affiliates since June 1986.



     Laurence E. Mollner is no longer a Director of the General Partner and Patti L. Behnke is no longer a Vice President and Chief Financial Officer of the General Partner.



     The General Partner and its officers and directors may, from time to time, trade commodity interest contracts for their own proprietary accounts. The records of trading in such accounts will not be made available to Limited Partners for inspection.



     There have been no administrative, civil or criminal actions against the General Partner or any of its principals within the five years preceding the date of this Prospectus which the General Partner believes would be material to an investors' decision to Exchange Units.



     As of July 31, 1998 the General Partner had contributed a total of $3,771,003 to Cornerstone II, III and IV in order to meet its minimum capital requirements. Such contribution is evidenced by approximately 217.400 units of general partnership interest of Cornerstone II, 382.103 units of general partnership interest of Cornerstone III and 638.889 units of general partnership interest of Cornerstone IV. Each such unit of general partnership interest has a net asset value equal to the Net Asset Value of a Unit of Limited Partnership Interest of the respective Partnership. The General Partner has agreed to make additional contributions to each Partnership so that the General Partner's aggregate capital contribution will at all times be equal to the sum of (i) the lesser of $100,000 or 3% of the first $10,000,000 in aggregate capital contributions to such Partnership by all partners (including the General Partner's contribution) and (ii) 1% of any such aggregate capital contributions in excess of $10,000,000; but not less than $50,000. The General Partner and its principals are not obligated to purchase Units of Limited Partnership Interest and do not presently own any Units of Cornerstone II. A principal of the General Partner owns 2.750 Units of Cornerstone III and 4.856 Units of Cornerstone IV.


     THE FOLLOWING UPDATES AND REPLACES "THE COMMODITY BROKER" ON PAGES 79-80.

                             THE COMMODITY BROKERS

DESCRIPTION OF THE COMMODITY BROKERS

     Dean Witter Reynolds Inc. ("DWR"), a Delaware corporation, acts as the Partnerships' non-clearing commodity broker, and Carr Futures, Inc. ("CFI" and, together with DWR, the "Commodity Brokers"), a Delaware corporation, acts as the clearing broker for the Partnerships' commodity interests trades and as the counterparty on the Partnerships' foreign currency forward contracts. DWR also serves as the non-clearing commodity broker for all but one of the other commodity pools for which Demeter serves as general partner and commodity pool operator, and CFI serves as the clearing broker and foreign currency forward counterparty for such commodity pools.


     DWR is a principal operating subsidiary of MSDW, which is a publicly-owned company. DWR is a financial services company which provides to its individual, corporate and institutional clients services as a broker in securities and commodity interests, a dealer in corporate, municipal and government securities, an investment adviser, and an agent in the sale of life insurance and various other products and services. DWR is a member firm of the New York Stock Exchange, the American Stock Exchange, the Chicago Board Options Exchange, other major securities exchanges, and the National Association of Securities Dealers, Inc. ("NASD"). DWR is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity. DWR is currently servicing its clients through a network of 415 offices nationwide with over 10,000 financial advisors servicing individual and institutional client accounts.



     CFI is a subsidiary of Credit Agricole Indosuez, which had total equity of approximately $6.28 billion at December 31, 1997 and which is itself a subsidiary of Caisse Nationale de Credit Agricole, one of the ten largest banks in the world. CFI's parent has guaranteed to each Partnership payment of the net liquidating value of the transactions in the Partnership's account with CFI. CFI has been registered under the CEAct as a futures commission merchant and has been a member of the NFA in such capacity since August 1987. CFI's global headquarters is located at 10 South Wacker Drive, Suite 1100, Chicago, Illinois 60606. CFI acts as a commodity broker to individuals, corporate and institutional clients and is a clearing member of the Chicago Board of Trade, the Chicago Mercantile Exchange, the Commodity Exchange Inc., and other major commodities exchanges.


     In 1997, following the merger of the parent of DWR and Morgan Stanley Group Inc., DWR sold its institutional futures business and foreign currency trading operations (including futures exchange and clearinghouse memberships, equipment, records and relevant personnel) to CFI. The sale did not involve or otherwise affect the operations or personnel of DWR's Managed Futures Department or Demeter Management Corporation, the general partner of the Partnerships. Because DWR no longer maintained a futures clearing and foreign currency business, and so as to provide continuity of trading operations, the Partnerships' futures clearing and foreign currency accounts (along with the accounts of Demeter's other commodity pools), were transferred to CFI. While CFI now acts as the counterparty on the Partnerships' foreign currency trades and acts as the clearing broker for the Partnerships' futures contracts and futures options trades, DWR acts as the non-clearing commodity broker for the Partnerships and continues to hold most (70-80%) of the Partnerships' assets.

BROKERAGE ARRANGEMENTS

     In light of DWR's role as the non-clearing commodity broker and CFI's role as the clearing commodity broker, the Partnership's brokerage arrangements discussed in "Conflicts of Interest--Relationship of the General Partner to the Commodity Broker" and "--Customer Agreement with DWR" and "Description of Charges to Each Partnership--1. Commodity Broker" should be read to reflect such change.

RELATED RISK FACTORS

     THE FOLLOWING UPDATES "RISK FACTORS--SPECIAL RISKS ASSOCIATED WITH FORWARD TRADING" ON PAGE 10.

     The risks relating to the principal on the forward trades should now be read as applying solely to CFI, which, as described above, is the counterparty on the Partnerships' foreign currency forward contract trades.

     THE FOLLOWING REPLACES THE FOURTH SENTENCE OF THE FIRST PARAGRAPH UNDER "RISK FACTORS--SPECIAL RISKS ASSOCIATED WITH TRADING ON FOREIGN EXCHANGES" ON PAGE 10.


     The General Partner attempts to monitor and control the credit exposure of trading on foreign exchanges. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Instruments" beginning on page S-13.



     THE FOLLOWING REPLACES "RISK FACTORS--THE PARTNERSHIPS HAVE CREDIT RISKS TO DWR" ON PAGE 11.



     THE PARTNERSHIPS HAVE CREDIT RISK TO THE COMMODITY BROKERS. The Partnerships have credit risk because DWR and CFI act as the futures commission merchants or the counterparty with respect to most of the Partnerships' assets. Exchange-traded futures and futures styled options contracts are marked to market on a daily basis, with variations in value credited or charged to a Partnership's account on a daily basis. Each of DWR and CFI, as a futures commission merchant for each Partnership's exchange-traded futures contracts, is required, pursuant to CFTC regulations, to segregate from its own assets, and for the sole benefit of its commodity customers, all funds held by it with respect to exchange-traded futures and futures styled options contracts, including an amount equal to the net unrealized gain on all open futures and futures styled options contracts. With respect to a Partnership's off-exchange-traded foreign currency forward contracts with CFI, there are no daily settlements of variations in value. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Instruments" beginning on page S-13.

     THE FOLLOWING SECTION IS TO BE INSERTED BEFORE "THE COMMODITIES MARKET" ON PAGE 80.


                               CERTAIN LITIGATION

     At any given time, DWR is involved in numerous legal actions, some of which seek significant damages.

     On May 16, 1996, an NASD arbitration panel awarded damages and costs against DWR and one of its account executives in the amount of approximately $1.1 million, including punitive damages, to three customers who alleged, among other things, fraud and misrepresentation in connection with their individually managed futures accounts (not commodity pools).

     On September 6, 10, and 20, 1996, and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR. Named defendants include DWR, Demeter, Dean Witter Futures and Currency Management Inc., MSDW (all such parties referred to hereafter as the "Dean Witter Parties"), the Partnerships, certain other limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors (including JWH) to those pools. On June 16, 1997, the plaintiffs in the above actions filed a consolidated amended complaint, alleging, among other things, that the defendants committed fraud, deceit, negligent misrepresentation, various violations of the California Corporations Code, intentional and negligent breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in the sale and operation of the various limited partnerships commodity pools. Similar purported class actions were also filed on September 18 and 20, 1996 in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Dean Witter Parties and certain trading advisors (including JWH) on behalf of all purchasers of interests in various limited partnership commodity pools, including the Partnerships, sold by DWR. A consolidated and amended complaint in the action pending in the Supreme Court of the State of New York was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools. On December 16, 1997, upon motion of the plaintiffs, the action pending in the Superior Court of the State of Delaware was voluntarily dismissed without prejudice. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties could be added as defendants. The Dean Witter Parties believe that they and the Partnerships have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter Parties or the Partnerships.

     During the five years preceding the date of this Prospectus, there have been (other than as described above) no material criminal, civil or administrative actions pending, on appeal or concluded against DWR, Demeter or any of their principals which DWR or Demeter believes would be material to an investor's decision to invest in the Partnerships.

     At any given time, CFI is involved in various legal actions. On July 31, 1992, a CFTC Administrative Law Judge ("ALJ") ordered CFI to pay a former client of the firm approximately $1.7 million in damages, plus interest and costs, based upon certain alleged misrepresentations made by a former account executive. Al Baraka Investment and Development Corp. vs. Indosuez Carr Futures, Inc. (CFTC Docket No. 91-R-126). On May 3, 1993, the CFTC issued an Order of Summary Affirmance, which affirmed the ALJ's decision, and the U.S. Court of Appeals for the Seventh Circuit affirmed the CFTC order in June, 1994.

     During the five years preceding the date of this Prospectus, there have been (other than as described above) no material criminal, civil or administrative actions pending, on appeal or concluded against CFI or any of its principals, which CFI believes would be material to an investor's decision to invest in the Partnerships.

                  PLAN OF DISTRIBUTION AND EXCHANGE PROCEDURE

     THE FOLLOWING UPDATES THE INFORMATION UNDER "SUMMARY OF THE
PROSPECTUS--PURCHASE OF UNITS PURSUANT TO AN EXCHANGE--SECURITIES AVAILABLE FOR EXCHANGE" ON PAGE 7 AND "PLAN OF DISTRIBUTION AND EXCHANGE PROCEDURE" ON PAGE 91.


     As of August 1, 1998, 14,588.860 unsold Units of Limited Partnership Interest were available for purchase pursuant to Exchanges.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     THE FOLLOWING SUPPLEMENTS THE INFORMATION UNDER "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS" ON PAGES 92-99.

     The recently enacted Taxpayer Relief Act of 1997, among other things, provides that long-term capital gains for individual Limited Partners are taxed at a maximum marginal rate of 20%. Prospective investors should consult their tax advisors regarding this change and other changes in federal, state and local tax laws.

                                    EXPERTS

     THE FOLLOWING UPDATES AND REPLACES THE INFORMATION UNDER "EXPERTS" ON PAGE 100.


     The statements of financial condition of Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III and Dean Witter Cornerstone Fund IV as of December 31, 1997 and 1996, and their related statements of operations, changes in partners' capital, and their cash flows for each of the three years in the period ended December 31, 1997 and the statement of financial condition of Demeter Management Corporation as of November 30, 1997 included in this Prospectus Supplement, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon such reports of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP also acts as independent auditors for MSDW.

                          INDEPENDENT AUDITORS' REPORT

To the Limited Partners and the General Partner of
Dean Witter Cornerstone Fund II
Dean Witter Cornerstone Fund III
Dean Witter Cornerstone Fund IV:

We have audited the accompanying statements of financial condition of Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III and Dean Witter Cornerstone Fund IV (collectively, the "Partnerships"), as of December 31, 1997 and 1996 and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Dean Witter Cornerstone Fund II, Dean
Witter Cornerstone Fund III and Dean Witter Cornerstone Fund IV, as of December 31, 1997 and 1996 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

February 17, 1998
New York, New York

                        DEAN WITTER CORNERSTONE FUND II
                       STATEMENTS OF FINANCIAL CONDITION

                                                                               FOR THE YEARS ENDED
                                                           JUNE 30,               DECEMBER 31,
                                                          ----------       ---------------------------
                                                             1998             1997             1996
                                                          ----------       ----------       ----------

                                                          (UNAUDITED)
ASSETS                                                        $                $                $
Equity in Commodity futures trading accounts:
  Cash                                                    28,907,166       29,293,294       28,509,266
  Net unrealized gain on open contracts                    1,763,384        2,003,679        1,316,434
                                                          ----------       ----------       ----------
          Total Trading Equity                            30,670,550       31,296,973       29,825,700
Interest receivable (DWR)                                    100,800          106,167           97,815
Due from DWR                                                  73,771           27,883          123,327
                                                          ----------       ----------       ----------
          Total Assets                                    30,845,121       31,431,023       30,046,842
                                                          ----------       ----------       ----------
                                                          ----------       ----------       ----------
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Accrued incentive fees                                        78,138          618,270          316,750
Redemptions payable                                          220,487          199,022          442,706
Accrued management fees                                      102,351          104,350           99,352
Common administrative expenses payable                        37,477           21,640           52,339
Accrued brokerage commissions (DWR)                           --               --               83,967
Accrued transaction fees and costs                            --               --                5,558
                                                          ----------       ----------       ----------
          Total Liabilities                                  438,453          943,282        1,000,672
                                                          ----------       ----------       ----------
PARTNERS' CAPITAL
  Limited Partners (7,657.634, 7,967.401 and
  8,987.942 Units, respectively)                          29,567,255       29,677,943       28,360,195
General Partner (217.400 Units)                              839,413          809,798          685,975
                                                          ----------       ----------       ----------
          Total Partners' Capital                         30,406,668       30,487,741       29,046,170
                                                          ----------       ----------       ----------
          Total Liabilities and Partners' Capital         30,845,121       31,431,023       30,046,842
                                                          ----------       ----------       ----------
                                                          ----------       ----------       ----------
NET ASSET VALUE PER UNIT                                    3,861.15         3,724.92         3,155.36
                                                          ----------       ----------       ----------
                                                          ----------       ----------       ----------

                            STATEMENTS OF OPERATIONS

                                    FOR THE SIX MONTHS ENDED                FOR THE YEARS ENDED
                                            JUNE 30,                            DECEMBER 31,
                                    -------------------------     ----------------------------------------
                                       1998           1997           1997           1996           1995
                                    ----------     ----------     ----------     ----------     ----------

                                        $              $
REVENUES                            (UNAUDITED)    (UNAUDITED)        $              $              $
Trading Profit (Loss):
  Realized                           2,139,556      2,263,382      6,363,803      7,321,679     11,081,716
  Net change in unrealized            (240,295)      (333,627)       687,245     (2,051,673)      (947,973)
                                    ----------     ----------     ----------     ----------     ----------
          Total Trading Results      1,899,261      1,929,755      7,051,048      5,270,006     10,133,743
Interest income (DWR)                  598,276        628,176      1,228,298      1,179,784      1,471,022
                                    ----------     ----------     ----------     ----------     ----------
          Total Revenues             2,497,537      2,557,931      8,279,346      6,449,790     11,604,765
                                    ----------     ----------     ----------     ----------     ----------
EXPENSES
Brokerage commissions (DWR)            706,483        662,114      1,383,112      1,719,932      1,864,093
Management fees                        587,455        566,449      1,159,248      1,167,223      1,307,872
Incentive fees                          78,138         92,628        650,800        329,590        381,720
Transaction fees and costs              65,144         61,846        128,692        170,971        160,238
Common administrative expenses          19,256         21,824         41,330         14,612          8,183
                                    ----------     ----------     ----------     ----------     ----------
          Total Expenses             1,456,476      1,404,861      3,363,182      3,402,328      3,722,106
                                    ----------     ----------     ----------     ----------     ----------
NET INCOME                           1,041,061      1,153,070      4,916,164      3,047,462      7,882,659
                                    ----------     ----------     ----------     ----------     ----------
                                    ----------     ----------     ----------     ----------     ----------
Net Income Allocation:
Limited Partners                     1,011,446      1,127,331      4,792,341      2,976,870      7,753,763
General Partner                         29,615         25,739        123,823         70,592        128,896
Net Income per Unit:
Limited Partners                        136.23         118.40         569.56         324.71         592.90
General Partner                         136.23         118.40         569.56         324.71         592.90

   The accompanying notes are an integral part of these financial statements.

                        DEAN WITTER CORNERSTONE FUND III
                       STATEMENTS OF FINANCIAL CONDITION

                                                                               FOR THE YEARS ENDED
                                                           JUNE 30,               DECEMBER 31,
                                                          ----------       ---------------------------
                                                             1998             1997             1996
                                                          ----------       ----------       ----------

                                                              $
ASSETS                                                    (UNAUDITED)          $                $
Equity in Commodity futures trading accounts:
  Cash                                                    40,755,926       39,762,715       40,587,011
  Net unrealized gain on open contracts                    1,485,060        1,938,295        2,580,803
  Net option premiums                                       (434,870)        (158,765)        (291,412)
                                                          ----------       ----------       ----------
          Total Trading Equity                            41,806,116       41,542,245       42,876,402
Interest receivable (DWR)                                    144,065          145,100          138,367
Due from DWR                                                 166,428           94,981          122,701
                                                          ----------       ----------       ----------
          Total Assets                                    42,116,609       41,782,326       43,137,470
                                                          ----------       ----------       ----------
                                                          ----------       ----------       ----------
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Redemptions payable                                          422,473          429,759          680,730
Accrued management fees                                      139,503          138,480          142,387
Common administrative expenses payable                       126,176           99,713          137,548
Accrued brokerage commissions (DWR)                           --               --              129,098
Accrued transaction fees and costs                            --               --               12,349
                                                          ----------       ----------       ----------
          Total Liabilities                                  688,152          667,952        1,102,112
                                                          ----------       ----------       ----------
PARTNERS' CAPITAL
Limited Partners (12,757.648, 13,352.334 and
  15,097.603 Units, respectively)                         40,223,720       39,970,539       40,997,752
General Partner (382.103 Units)                            1,204,737        1,143,835        1,037,606
                                                          ----------       ----------       ----------
          Total Partners' Capital                         41,428,457       41,114,374       42,035,358
                                                          ----------       ----------       ----------
          Total Liabilities and Partners' Capital         42,116,609       41,782,326       43,137,470
                                                          ----------       ----------       ----------
                                                          ----------       ----------       ----------
NET ASSET VALUE PER UNIT                                    3,152.91         2,993.52         2,715.51
                                                          ----------       ----------       ----------
                                                          ----------       ----------       ----------

                            STATEMENTS OF OPERATIONS

                                    FOR THE SIX MONTHS ENDED                FOR THE YEARS ENDED
                                            JUNE 30,                            DECEMBER 31,
                                    -------------------------     ----------------------------------------
                                       1998           1997           1997           1996           1995
                                    ----------     ----------     ----------     ----------     ----------

                                        $              $
REVENUES                            (UNAUDITED)    (UNAUDITED)        $              $              $
Trading Profit (Loss):
  Realized                           3,823,062      6,703,472      7,439,669      8,925,181     14,260,042
  Net change in unrealized            (453,235)    (1,271,432)      (642,508)    (2,997,491)       561,437
                                    ----------     ----------     ----------     ----------     ----------
          Total Trading Results      3,369,827      5,432,040      6,797,161      5,927,690     14,821,479
Interest income (DWR)                  857,814        899,908      1,786,271      1,657,400      2,061,461
                                    ----------     ----------     ----------     ----------     ----------
          Total Revenues             4,227,641      6,331,948      8,583,432      7,585,090     16,882,940
                                    ----------     ----------     ----------     ----------     ----------
EXPENSES
Brokerage commissions (DWR)          1,092,856      1,184,270      2,294,914      2,772,496      3,499,743
Management fees                        836,091        877,608      1,728,062      1,629,715      1,828,013
Transaction fees and costs             110,653        114,093        229,570        379,973        502,332
Common administrative expenses          32,174         36,352         69,344         24,702         21,158
                                    ----------     ----------     ----------     ----------     ----------
  Total Expenses                     2,071,774      2,212,323      4,321,890      4,806,886      5,851,246
                                    ----------     ----------     ----------     ----------     ----------
NET INCOME                           2,155,867      4,119,625      4,261,542      2,778,204     11,031,694
                                    ----------     ----------     ----------     ----------     ----------
                                    ----------     ----------     ----------     ----------     ----------
Net Income Allocation:
Limited Partners                     2,094,965      4,016,671      4,155,313      2,699,171     10,824,963
General Partner                         60,902        102,954        106,229         79,033        206,731
Net Income per Unit:
Limited Partners                        159.39         269.44         278.01         206.83         541.04
General Partner                         159.39         269.44         278.01         206.83         541.04

   The accompanying notes are an integral part of these financial statements.

                        DEAN WITTER CORNERSTONE FUND IV
                       STATEMENTS OF FINANCIAL CONDITION

                                                                              FOR THE YEARS ENDED
                                                         JUNE 30,                 DECEMBER 31,
                                                        -----------       ----------------------------
                                                           1998              1997              1996
                                                        -----------       -----------       ----------

                                                             $
ASSETS                                                  (UNAUDITED)            $                $
Equity in Commodity futures trading accounts:
  Cash                                                  116,634,568       119,181,131       91,656,399
  Net unrealized gain on open contracts                  11,738,740         1,815,112        5,330,520
                                                        -----------       -----------       ----------
          Total Trading Equity                          128,373,308       120,996,243       96,986,919
Interest receivable (DWR)                                   379,076           382,307          305,391
                                                        -----------       -----------       ----------
          Total Assets                                  128,752,384       121,378,550       97,292,310
                                                        -----------       -----------       ----------
                                                        -----------       -----------       ----------
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Incentive fees payable                                    2,192,552         1,594,371           --
Redemptions payable                                       1,018,602           899,127        1,269,513
Accrued management fees                                     427,338           403,011          322,552
Common administrative expenses payable                      123,674            72,297          126,007
Accrued brokerage commissions (DWR)                         --                --                74,340
Accrued transaction fees and costs                          --                --                 3,654
                                                        -----------       -----------       ----------
          Total Liabilities                               3,762,166         2,968,806        1,796,066
                                                        -----------       -----------       ----------
PARTNERS' CAPITAL
Limited Partners (24,944.941, 26,057.228 and
  29,160.287 Units, respectively)                       121,868,915       115,575,973       93,448,822
General Partner (638.889 Units)                           3,121,303         2,833,771        2,047,422
                                                        -----------       -----------       ----------
          Total Partners' Capital                       124,990,218       118,409,744       95,496,244
                                                        -----------       -----------       ----------
          Total Liabilities and Partners' Capital       128,752,384       121,378,550       97,292,310
                                                        -----------       -----------       ----------
                                                        -----------       -----------       ----------
NET ASSET VALUE PER UNIT                                   4,885.52          4,435.47         3,204.66
                                                        -----------       -----------       ----------
                                                        -----------       -----------       ----------

                            STATEMENTS OF OPERATIONS

                                FOR THE SIX MONTHS ENDED                  FOR THE YEARS ENDED
                                        JUNE 30,                              DECEMBER 31,
                               --------------------------      ------------------------------------------
                                  1998            1997            1997            1996            1995
                               ----------      ----------      ----------      ----------      ----------

                                   $               $
REVENUES                       (UNAUDITED)     (UNAUDITED)         $               $               $
Trading Profit (Loss):
  Realized                      4,527,313      17,204,603      42,691,318      10,304,825      27,041,974
  Net change in unrealized      9,923,628      (5,601,735)     (3,515,408)      5,260,377        (198,148)
                               ----------      ----------      ----------      ----------      ----------
          Total Trading
            Results            14,450,941      11,602,868      39,175,910      15,565,202      26,843,826
Interest income (DWR)           2,302,693       2,048,277       4,200,571       3,924,420       4,912,698
                               ----------      ----------      ----------      ----------      ----------
          Total Revenues       16,753,634      13,651,145      43,376,481      19,489,622      31,756,524
                               ----------      ----------      ----------      ----------      ----------
EXPENSES
Brokerage commissions
  (DWR)                         1,202,871       1,478,595       2,656,715       3,781,486       2,776,225
Management fees                 2,333,334       2,052,759       4,287,974       3,904,737       4,575,372
Incentive fees                  1,618,729              --       1,594,371              --              --
Transaction fees and costs         60,647          90,957         171,578         222,993         168,718
Common administrative
  expenses                         62,565          70,539         134,041          47,685          39,890
                               ----------      ----------      ----------      ----------      ----------
  Total Expenses                5,278,146       3,692,850       8,844,679       7,956,901       7,560,205
                               ----------      ----------      ----------      ----------      ----------
NET INCOME                     11,475,488       9,958,295      34,531,802      11,532,721      24,196,319
                               ----------      ----------      ----------      ----------      ----------
                               ----------      ----------      ----------      ----------      ----------
Net Income Allocation:
Limited Partners               11,187,956       9,745,978      33,745,453      11,297,656      23,857,922
General Partner                   287,532         212,317         786,349         235,065         338,397
Net Income per Unit:
Limited Partners                   450.05          332.32        1,230.81          367.93          529.66
General Partner                    450.05          332.32        1,230.81          367.93          529.66

   The accompanying notes are an integral part of these financial statements.

                         DEAN WITTER CORNERSTONE FUNDS
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
             FOR THE SIX MONTHS ENDED JUNE 30, 1998 (UNAUDITED) AND
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                    UNITS OF
                                                   PARTNERSHIP           LIMITED             GENERAL
                                                    INTEREST             PARTNERS            PARTNER              TOTAL
                                                   -----------         ------------         ----------         ------------
                                                                            $                   $                   $
DEAN WITTER CORNERSTONE FUND II
Partners' Capital, December 31, 1994               14,019.450            30,885,515            486,487           31,372,002
Offering of Units                                      70.020               178,837                 --              178,837
Net Income                                                 --             7,753,763            128,896            7,882,659
Redemptions                                        (3,198.372)           (8,604,610)                --           (8,604,610)
                                                   -----------         ------------         ----------         ------------
Partners' Capital, December 31, 1995               10,891.098            30,213,505            615,383           30,828,888
Offering of Units                                      56.043               155,468                 --              155,468
Net Income                                                 --             2,976,870             70,592            3,047,462
Redemptions                                        (1,741.799)           (4,985,648)                --           (4,985,648)
                                                   -----------         ------------         ----------         ------------
Partners' Capital, December 31, 1996                9,205.342            28,360,195            685,975           29,046,170
Offering of Units                                      94.328               314,932                 --              314,932
Net Income                                                 --             4,792,341            123,823            4,916,164
Redemptions                                        (1,114.869)           (3,789,525)                --           (3,789,525)
                                                   -----------         ------------         ----------         ------------
Partners' Capital, December 31, 1997                8,184.801            29,677,943            809,798           30,487,741
Offering of Units                                       8.044                29,966                 --               29,966
Net Income                                                 --             1,011,446             29,615            1,041,061
Redemptions                                          (317.811)           (1,152,100)                --           (1,152,100)
                                                   -----------         ------------         ----------         ------------
Partners' Capital, June 30, 1998                    7,875.034            29,567,255            839,413           30,406,668
                                                   -----------         ------------         ----------         ------------
                                                   -----------         ------------         ----------         ------------

DEAN WITTER CORNERSTONE FUND III
Partners' Capital, December 31, 1994               23,887.701            46,250,611            751,842           47,002,453
Offering of Units                                      25.778                49,000                 --               49,000
Net Income                                                 --            10,824,963            206,731           11,031,694
Redemptions                                        (5,198.558)          (11,133,473)                --          (11,133,473)
                                                   -----------         ------------         ----------         ------------
Partners' Capital, December 31, 1995               18,714.921            45,991,101            958,573           46,949,674
Offering of Units                                       3.594                 8,388                 --                8,388
Net Income                                                 --             2,699,171             79,033            2,778,204
Redemptions                                        (3,238.809)           (7,700,908)                --           (7,700,908)
                                                   -----------         ------------         ----------         ------------
Partners' Capital, December 31, 1996               15,479.706            40,997,752          1,037,606           42,035,358
Offering of Units                                       1.841                 5,000                 --                5,000
Net Income                                                 --             4,155,313            106,229            4,261,542
Redemptions                                        (1,747.110)           (5,187,526)                --           (5,187,526)
                                                   -----------         ------------         ----------         ------------
Partners' Capital, December 31, 1997               13,734.437            39,970,539          1,143,835           41,114,374
Offering of Units                                       5.184                15,998                 --               15,998
Net Income                                                 --             2,094,965             60,902            2,155,867
Redemptions                                          (599.870)           (1,857,782)                --           (1,857,782)
                                                   -----------         ------------         ----------         ------------
Partners' Capital, June 30, 1998                   13,139.751            40,223,720          1,204,737           41,428,457
                                                   -----------         ------------         ----------         ------------
                                                   -----------         ------------         ----------         ------------

DEAN WITTER CORNERSTONE FUND IV
Partners' Capital, December 31, 1994               47,632.891           108,418,306          1,473,960          109,892,266
Offering of Units                                      77.319               212,691                 --              212,691
Net Income                                                 --            23,857,922            338,397           24,196,319
Redemptions                                        (11,165.696)         (30,634,265)                --          (30,634,265)
                                                   -----------         ------------         ----------         ------------
Partners' Capital, December 31, 1995               36,544.514           101,854,654          1,812,357          103,667,011
Offering of Units                                      37.715               108,665                 --              108,665
Net Income                                                 --            11,297,656            235,065           11,532,721
Redemptions                                        (6,783.053)          (19,812,153)                --          (19,812,153)
                                                   -----------         ------------         ----------         ------------
Partners' Capital, December 31, 1996               29,799.176            93,448,822          2,047,422           95,496,244
Offering of Units                                      57.083               223,794                 --              223,794
Net Income                                                 --            33,745,453            786,349           34,531,802
Redemptions                                        (3,160.142)          (11,842,096)                --          (11,842,096)
                                                   -----------         ------------         ----------         ------------
Partners' Capital, December 31, 1997               26,696.117           115,575,973          2,833,771          118,409,744
Offering of Units                                      41.522               178,410                 --              178,410
Net Income                                                 --            11,187,956            287,532           11,475,488
Redemptions                                        (1,153.809)           (5,073,424)                --           (5,073,424)
                                                   -----------         ------------         ----------         ------------
Partners' Capital, June 30, 1998                   25,583.830           121,868,915          3,121,303          124,990,218
                                                   -----------         ------------         ----------         ------------
                                                   -----------         ------------         ----------         ------------

   The accompanying notes are an integral part of these financial statements.

                         DEAN WITTER CORNERSTONE FUNDS
                            STATEMENTS OF CASH FLOWS

                                                    FOR THE SIX MONTHS ENDED
                                                            JUNE 30,                      FOR THE YEARS ENDED DECEMBER 31,
                                                   ---------------------------      ---------------------------------------------
                                                      1998             1997            1997             1996             1995
                                                   -----------      ----------      -----------      -----------      -----------

       DEAN WITTER CORNERSTONE FUND II                  $               $                $                $                $
    CASH FLOWS FROM OPERATING ACTIVITIES:          (UNAUDITED)      (UNAUDITED)
Net income                                           1,041,061       1,153,070        4,916,164        3,047,462        7,882,659
Noncash item included in net income:
  Net change in unrealized                             240,295         333,627         (687,245)       2,051,673          947,973
(INCREASE) DECREASE IN OPERATING ASSETS:
  Interest receivable (DWR)                              5,367           3,668           (8,352)           9,670           17,183
  Due from DWR                                         (45,888)         93,708           95,444          (97,802)          24,860
INCREASE (DECREASE) IN OPERATING LIABILITIES:
  Accrued incentive fees                              (540,132)       (246,483)         301,520            9,183          307,567
  Accrued management fees                               (1,999)         (5,258)           4,998           (4,886)          (1,622)
  Common administrative expenses payable                15,837         (14,550)         (30,699)         (28,975)         (29,854)
  Accrued brokerage commissions (DWR)                  --               (2,710)         (83,967)         (10,486)          13,185
  Accrued transaction fees and costs                   --                  696           (5,558)          (1,399)           1,237
                                                   -----------      ----------      -----------      -----------      -----------
Net cash provided by operating activities              714,541       1,315,768        4,502,305        4,974,440        9,163,188
                                                   -----------      ----------      -----------      -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Offering of units                                     29,966         304,200          314,932          155,468          178,837
  Increase (decrease) in redemptions payable            21,465        (180,703)        (243,684)         307,817         (251,210)
  Redemptions of units                              (1,152,100)     (2,607,578)      (3,789,525)      (4,985,648)      (8,604,610)
                                                   -----------      ----------      -----------      -----------      -----------
Net cash used for financing activities              (1,100,669)     (2,484,081)      (3,718,277)      (4,522,363)      (8,676,983)
                                                   -----------      ----------      -----------      -----------      -----------
Net increase (decrease) in cash                       (386,128)     (1,168,313)         784,028          452,077          486,205
Balance at beginning of period                      29,293,294      28,509,266       28,509,266       28,057,189       27,570,984
                                                   -----------      ----------      -----------      -----------      -----------
Balance at end of period                            28,907,166      27,340,953       29,293,294       28,509,266       28,057,189
                                                   -----------      ----------      -----------      -----------      -----------
                                                   -----------      ----------      -----------      -----------      -----------
       DEAN WITTER CORNERSTONE FUND III
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                           2,155,867       4,119,625        4,261,542        2,778,204       11,031,694
Noncash item included in net income:
  Net change in unrealized                             453,235       1,271,432          642,508        2,997,491         (561,437)
(INCREASE) DECREASE IN OPERATING ASSETS:
  Net option premiums                                  276,105        (251,237)        (132,647)         291,412               --
  Interest receivable (DWR)                              1,035          (5,728)          (6,733)          21,313           33,368
  Due from DWR                                         (71,447)        (59,977)          27,720            1,755           89,133
INCREASE (DECREASE) IN OPERATING LIABILITIES:
  Accrued management fees                                1,023           2,996           (3,907)         (16,243)            (265)
  Common administrative expenses payable                26,463         (10,677)         (37,835)         (84,488)         (44,369)
  Accrued brokerage commissions (DWR)                  --               (2,747)        (129,098)         (37,030)         (34,476)
  Accrued transaction fees and costs                   --               (4,251)         (12,349)          (8,629)           7,239
                                                   -----------      ----------      -----------      -----------      -----------
Net cash provided by operating activities            2,842,281       5,059,436        4,609,201        5,943,785       10,520,887
                                                   -----------      ----------      -----------      -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Offering of units                                     15,998           5,000            5,000            8,388           49,000
  Increase (decrease) in redemptions payable            (7,286)       (313,285)        (250,971)          41,381          (26,829)
  Redemptions of units                              (1,857,782)     (2,912,582)      (5,187,526)      (7,700,908)     (11,133,473)
                                                   -----------      ----------      -----------      -----------      -----------
Net cash used for financing activities              (1,849,070)     (3,220,867)      (5,433,497)      (7,651,139)     (11,111,302)
                                                   -----------      ----------      -----------      -----------      -----------
Net increase (decrease) in cash                        993,211       1,838,569         (824,296)      (1,707,354)        (590,415)
Balance at beginning of period                      39,762,715      40,587,011       40,587,011       42,294,365       42,884,780
                                                   -----------      ----------      -----------      -----------      -----------
Balance at end of period                            40,755,926      42,425,580       39,762,715       40,587,011       42,294,365
                                                   -----------      ----------      -----------      -----------      -----------
                                                   -----------      ----------      -----------      -----------      -----------
       DEAN WITTER CORNERSTONE FUND IV
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                          11,475,488       9,958,295       34,531,802       11,532,721       24,196,319
Noncash item included in net income:
  Net change in unrealized                          (9,923,628)      5,601,735        3,515,408       (5,260,377)         198,148
(INCREASE) DECREASE IN OPERATING ASSETS:
  Interest receivable (DWR)                              3,231         (22,169)         (76,916)          59,356           69,406
INCREASE (DECREASE) IN OPERATING LIABILITIES:
  Accrued incentive fees                               598,181          --            1,594,371               --               --
  Accrued management fees                               24,327           8,146           80,459          (26,487)         (22,567)
  Common administrative expenses payable                51,377            (873)         (53,710)        (141,781)         (89,342)
  Accrued brokerage commissions (DWR)                  --                3,276          (74,340)          41,760           32,580
  Accrued transaction fees and costs                   --                  913           (3,654)           2,025            1,629
                                                   -----------      ----------      -----------      -----------      -----------
Net cash provided by operating activities            2,228,976      15,549,323       39,513,420        6,207,217       24,386,173
                                                   -----------      ----------      -----------      -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Offering of units                                    178,410          39,545          223,794          108,665          212,691
  Increase (decrease) in redemptions payable           119,475        (588,354)        (370,386)         224,709         (544,818)
  Redemptions of units                              (5,073,424)     (6,965,751)     (11,842,096)     (19,812,153)     (30,634,265)
                                                   -----------      ----------      -----------      -----------      -----------
Net cash used for financing activities              (4,775,539)     (7,514,560)     (11,988,688)     (19,478,779)     (30,966,392)
                                                   -----------      ----------      -----------      -----------      -----------
Net increase (decrease) in cash                     (2,546,563)      8,034,763       27,524,732      (13,271,562)      (6,580,219)
Balance at beginning of period                     119,181,131      91,656,399       91,656,399      104,927,961      111,508,180
                                                   -----------      ----------      -----------      -----------      -----------
Balance at end of period                           116,634,568      99,691,162      119,181,131       91,656,399      104,927,961
                                                   -----------      ----------      -----------      -----------      -----------
                                                   -----------      ----------      -----------      -----------      -----------

   The accompanying notes are an integral part of these financial statements.

                         DEAN WITTER CORNERSTONE FUNDS
                         NOTES TO FINANCIAL STATEMENTS
              (THE INFORMATION WITH RESPECT TO 1998 IS UNAUDITED)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     Organization--Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III and Dean Witter Cornerstone Fund IV (individually, a "Partnership", or collectively, the "Partnerships") are limited partnerships organized to engage in the speculative trading of commodity futures contracts and forward contracts on foreign currencies. The general partner for each Partnership is Demeter Management Corporation ("Demeter"). The non-clearing commodity broker is Dean Witter Reynolds Inc. ("DWR"), with an unaffiliated broker, Carr Futures, Inc. ("CFI"), providing clearing and execution services. Demeter and DWR are wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co. ("MSDW").



     Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by the General and Limited Partners based upon their proportional ownership interests.


     Basis of Accounting--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements.


     Revenue Recognition--Commodity futures contracts and forward contracts on foreign currencies are open commitments until settlement date. They are valued at market and the resulting unrealized gains and losses are reflected in income. Monthly, DWR pays each Partnership interest income on 80% of its average daily Net Assets at a rate equal to the average yield on 13-Week U.S. Treasury Bills issued during such month. For purposes of such interest payments in Dean Witter Cornerstone Fund IV, Net Assets do not include monies due the Partnership on forward contracts and other commodity interests, but not actually received.


     Net Income (Loss) per Unit--Net income (loss) per Unit is computed using the weighted average number of units outstanding during the period.


     Equity in Commodity Futures Trading Accounts--The Partnerships' asset "Equity in Commodity futures trading accounts" consists of cash on deposit at DWR and CFI to be used as margin for trading and the net asset or liability related to unrealized gains or losses on open contracts and the net option premium paid and/or received. The asset or liability related to the unrealized gains or losses on forward contracts is presented as a net amount in each period due to master netting agreements.


     Brokerage Commissions and Related Transaction Fees and Costs--Brokerage commissions for each Partnership are accrued at 80% of DWR's published non-member rates on a half-turn basis. Related transaction fees and costs are accrued on a half-turn basis.

     Through March 31, 1995, brokerage commissions were capped at 1% per month of the adjusted Net Assets allocated to each trading program employed by a Trading Advisor. From April 1, 1995 through August 31, 1996, the cap was reduced to 3/4 of 1%.

     As of September 1, 1996, brokerage commissions and transaction fees chargeable to the Partnership have been capped at 13/20 of 1% per month of the Partnership's month-end Net Assets (as defined in the Limited Partnership Agreement) applied on a per trading system basis, allocated to each such trading program.

     Operating Expenses--Each Partnership has entered into an exchange agreement pursuant to which certain common administrative expenses (i.e., legal, auditing, accounting, filing fees and other related expenses) are shared by each of the Partnerships based upon the number of Units of each Partnership outstanding during the month in which such expenses are incurred. In addition, the Partnerships incur monthly management fees and may incur incentive fees. Demeter bears all other operating expenses.

     Income Taxes--No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.

     Distributions--Distributions, other than on redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date.

     Redemptions--Limited Partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the last day of any month upon fifteen days advance notice by redemption form to Demeter.

                         DEAN WITTER CORNERSTONE FUNDS
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

     Exchanges--Limited Partners may transfer their investment among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreement) without paying additional charges.

     Dissolution of the Partnership--Each Partnership will terminate on September 30, 2025 regardless of its financial condition at such time, upon a decline in Net Assets to less than $250,000, a decline in the Net Asset Value per Unit to less than $250, or under certain other circumstances defined in each Limited Partnership Agreement.

2. RELATED PARTY TRANSACTIONS


     Each Partnership pays brokerage commissions to DWR on trades executed on its behalf as described in Note 1. Each Partnership's cash is on deposit with DWR and CFI in commodity trading accounts to meet margin requirements as needed. DWR pays interest on these funds as described in Note 1.


3. TRADING ADVISORS


     Demeter, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership as of June 30, 1998 were as follows:


Dean Witter Cornerstone Fund II
     Northfield Trading L.P.
     John W. Henry & Company, Inc. ("JWH")


Dean Witter Cornerstone Fund III
     Abraham Trading Co.
     Welton Investment Corporation (formerly, Welton Investment Systems Corporation)
     Sunrise Capital Management, Inc.


Dean Witter Cornerstone Fund IV
     John W. Henry & Company, Inc.
     Sunrise Capital Management, Inc.

     Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

     Management Fee--The management fee is accrued at the rate of 1/3of 1% per month of the Net Assets under management by each trading advisor at each month end.

     Incentive Fee--Each Partnership pays an annual incentive fee equal to 15% of the "New Appreciation" in Net Assets as of the end of each annual incentive period ending December 31, except for Dean Witter Cornerstone Fund IV, which pays incentive fees at the end of each annual incentive period ending May 31. Such incentive fee is accrued in each month in which "New Appreciation" occurs. In those months in which "New Appreciation" is negative, previous accruals, if any, during the incentive period will be reduced. In those instances in which a Limited Partner redeems an investment, the incentive fee (if earned through a redemption date) is to be paid on those redemptions to the trading advisor in the month of such redemption.

                         DEAN WITTER CORNERSTONE FUNDS
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

4. FINANCIAL INSTRUMENTS


     The Partnerships trade futures and forward contracts in interest rates, stock indices, commodities, currencies, petroleum and precious metals. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility. At June 30, 1998, December 31, 1997 and 1996 open contracts were:

                                                                          CORNERSTONE II
                                                           ---------------------------------------------
                                                                    CONTRACT OR NOTIONAL AMOUNT
                                                           ---------------------------------------------

                                                            JUNE 30,                DECEMBER 31,
                                                              1998             1997             1996
                                                           -----------      -----------      -----------
                                                                $                $                $
                                                           (UNAUDITED)
EXCHANGE-TRADED CONTRACTS
  Financial Futures:
     Commitments to Purchase..........................      45,422,000       30,057,000       18,287,000
     Commitments to Sell..............................       7,218,000       13,539,000       70,723,000
  Commodity Futures:
     Commitments to Purchase..........................       1,818,000        6,148,000        6,346,000
     Commitments to Sell..............................      13,913,000       15,082,000       14,596,000
  Foreign Futures:
     Commitments to Purchase..........................      43,703,000       25,543,000       57,075,000
     Commitments to Sell..............................      46,423,000       20,799,000        8,798,000

OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS
     Commitments to Purchase..........................      37,819,000       17,705,000       26,688,000
     Commitments to Sell..............................      73,791,000       46,518,000       18,334,000

                                                                          CORNERSTONE III
                                                           ---------------------------------------------
                                                                    CONTRACT OR NOTIONAL AMOUNT
                                                           ---------------------------------------------
                                                            JUNE 30,                DECEMBER 31,
                                                              1998             1997             1996
                                                           -----------      -----------      -----------
                                                                $                $                $
                                                           (UNAUDITED)
EXCHANGE-TRADED CONTRACTS
  Financial Futures:
     Commitments to Purchase..........................     122,408,000       50,242,000      118,163,000
     Commitments to Sell..............................      31,187,000       21,172,000       59,405,000
     Options Written..................................      52,599,000               --       18,613,000
  Commodity Futures:
     Commitments to Purchase..........................       7,475,000        8,055,000       17,683,000
     Commitments to Sell..............................      26,339,000       31,622,000       22,811,000
     Options Written..................................         866,000               --       18,407,000
  Foreign Futures:
     Commitments to Purchase..........................      98,266,000       50,870,000       62,344,000
     Commitments to Sell..............................      46,681,000       42,064,000       22,390,000

OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS
     Commitments to Purchase..........................      24,223,000       27,863,000          420,000
     Commitments to Sell..............................      34,530,000       41,794,000        1,379,000

                         DEAN WITTER CORNERSTONE FUNDS
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                                                                          CORNERSTONE IV
                                                           ---------------------------------------------
                                                                    CONTRACT OR NOTIONAL AMOUNT
                                                           ---------------------------------------------
                                                            JUNE 30,                DECEMBER 31,
                                                              1998             1997             1996
                                                           -----------      -----------      -----------
                                                                $                $                $
                                                           (UNAUDITED)
EXCHANGE-TRADED CONTRACTS
  Financial Futures:
     Commitments to Purchase..........................              --               --       93,583,000
     Commitments to Sell..............................              --               --      118,029,000

OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS
     Commitments to Purchase..........................     275,653,000      218,670,000      208,140,000
     Commitments to Sell..............................     476,596,000      427,237,000      205,227,000

     A portion of the amounts indicated as off-balance-sheet risk in forward foreign currency contracts is due to offsetting forward commitments to purchase and to sell the same currency on the same date in the future. These commitments are economically offsetting, but are not offset in the forward market until the settlement date.

     The unrealized gains on open contracts are reported as a component of "Equity in Commodity futures trading accounts" on the Statements of Financial Condition and totaled:

                                                           ---------------------------------------------
                                                            JUNE 30,                DECEMBER 31,
                                                              1998             1997             1996
                                                           -----------      -----------      -----------
                                                                $                $                $
                                                           (UNAUDITED)
Cornerstone II........................................       1,763,384        2,003,679        1,316,434
Cornerstone III.......................................       1,485,060        1,938,295        2,580,803
Cornerstone IV........................................      11,738,740        1,815,112        5,330,520


     For Cornerstone II, of the $1,763,384 net unrealized gain on open contracts at June 30, 1998, $744,856 related to exchange-traded futures contracts and $1,018,528 related to off-exchange-traded forward currency contracts. Of the $2,003,679 net unrealized gain on open contracts at December 31, 1997, $1,675,343 related to exchange-traded futures contracts and $328,336 related to off-exchange-traded forward currency contracts. Of the $1,316,434 net unrealized gain on open contracts at December 31, 1996, $1,342,050 related to exchange-traded futures contracts and ($25,616) related to off-exchange-traded forward currency contracts.



     For Cornerstone III, of the $1,485,060 net unrealized gain on open contracts at June 30, 1998, $1,264,297 related to exchange-traded futures contracts and $220,763 related to off-exchange-traded forward currency contracts. Of the $1,938,295 net unrealized gain on open contracts at December 31, 1997, $2,168,497 related to exchange-traded futures contracts and $(230,202) related to off-exchange-traded forward currency contracts. Of the $2,580,803 net unrealized gain on open contracts at December 31, 1996, $2,589,289 related to exchange-traded futures contracts and ($8,486) related to off-exchange-traded forward currency contracts.



     For Cornerstone IV, of the $11,738,740 net unrealized gain on open contracts at June 30, 1998, all related to off-exchange-traded forward currency contracts. Of the $1,815,112 net unrealized gain on open contracts at December 31, 1997, all related to off-exchange-traded forward currency contracts. Of the $5,330,520 net unrealized gain on open contracts at December 31, 1996, $5,350,525 related to exchange-traded futures contracts and ($20,005) related to off-exchange-traded forward currency contracts.



     The contract amounts in the above table represent each Partnership's extent of involvement in the particular class of financial instrument, but not the credit risk associated with counterparty non-performance. The credit risk associated with these instruments is limited to the amounts reflected in each Partnership's Statements of Financial Condition.

                         DEAN WITTER CORNERSTONE FUNDS
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


     Exchange-traded contracts and off-exchange-traded forward currency contracts held by the Partnerships at June 30, 1998, December 1997 and 1996 mature as follows:

                                                                        JUNE 30,                       DECEMBER 31,
                                                                     --------------        ------------------------------------
                                                                          1998                  1997                  1996
                                                                     --------------        --------------        --------------
                                                                       (UNAUDITED)
CORNERSTONE II
  Exchange-Traded Contracts.......................................     June 1999           December 1998           June 1998
  Off-Exchange-Traded Forward Currency Contracts..................   September 1998          March 1998            March 1997

CORNERSTONE III
  Exchange-Traded Contracts.......................................     June 1999             June 1998             June 1997
  Off-Exchange-Traded Forward Currency Contracts..................   September 1998          March 1998           January 1997

CORNERSTONE IV
  Exchange-Traded Contracts.......................................         --              September 1998          March 1997
  Off-Exchange-Traded Forward Currency Contracts..................   September 1998          April 1998            March 1997


     The Partnerships also have credit risk because DWR and CFI act as the futures commission merchants or the counterparties, with respect to most of the Partnerships' assets. Exchange-traded futures and futures styled options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. Each of DWR and CFI, as a futures commission merchant for each Partnership's exchange-traded futures and futures styled options contracts, are required pursuant to regulations of the Commodity Futures Trading Commission to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures contracts and futures styled options, including an amount equal to the net unrealized gain on all open futures and futures styled options contracts, which funds totaled at June 30, 1998, December 31, 1997 and 1996, respectively, $29,652,022, $30,968,637 and $29,851,316 for Cornerstone II, $42,020,223,
$41,931,212 and $43,176,300 for Cornerstone III, and $116,634,568, $119,181,131
and $97,006,924 for Cornerstone IV. With respect to each Partnership's off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gain on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of Carr, the sole counterparty on all of such contracts, to perform. CFI's parent, Credit Agricole Indosuez, has guaranteed to the Partnerships payment of the net liquidating value of the transactions in the Partnerships' accounts with CFI (including foreign currency contracts).



     For the six months ended June 30, 1998 and years ended December 31, 1997 and 1996 the average fair value of financial instruments held for trading purposes was as follows:

                                                                       CORNERSTONE II
                            -----------------------------------------------------------------------------------------------------
                                                                                       FOR THE YEARS ENDED
                              FOR THE SIX MONTHS ENDED                                    DECEMBER 31,
                                    JUNE 30, 1998                --------------------------------------------------------------
                                     (UNAUDITED)                               1997                          1996
                            ----------------------------         ----------------------------      ----------------------------

                              ASSETS          LIABILITIES         ASSETS          LIABILITIES         ASSETS          LIABILITIES
                            -----------       -----------       -----------       -----------       -----------       -----------
                                 $                 $                 $                 $                 $                 $
EXCHANGE-TRADED
CONTRACTS:
  Financial Futures...       23,042,000        18,153,000        32,004,000        25,556,000        48,469,000        47,433,000
  Commodity Futures...        4,030,000        13,173,000        14,417,000        12,696,000        24,459,000        22,228,000
  Foreign Futures.....       32,710,000        18,537,000        26,042,000        10,396,000        43,821,000        14,875,000
OFF-EXCHANGE-TRADED
FORWARD CURRENCY
CONTRACTS.............       44,433,000        66,146,000        36,907,000        46,749,000        38,522,000        44,536,000


                         DEAN WITTER CORNERSTONE FUNDS
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                                                                       CORNERSTONE III
                            -----------------------------------------------------------------------------------------------------
                                                                                       FOR THE YEARS ENDED
                              FOR THE SIX MONTHS ENDED                                    DECEMBER 31,
                                    JUNE 30, 1998                --------------------------------------------------------------
                                     (UNAUDITED)                               1997                          1996
                            ----------------------------         ----------------------------      ----------------------------
                              ASSETS          LIABILITIES         ASSETS          LIABILITIES         ASSETS          LIABILITIES
                            -----------       -----------       -----------       -----------       -----------       -----------
                                 $                 $                 $                 $                 $                 $
EXCHANGE-TRADED
CONTRACTS:
  Financial Futures...       69,901,000        18,786,000        82,881,000        46,462,000       105,128,000        74,480,000
  Options on Financial
  Futures.............          --             30,619,000           698,000        64,639,000           --             10,138,000
  Commodity Futures...        6,533,000        25,401,000        26,095,000        21,377,000        44,276,000        18,531,000
  Options on Commodity
  Futures.............          --                326,000         1,117,000         4,712,000           --              2,763,000
  Foreign Futures.....       75,410,000        27,048,000        44,764,000        26,219,000        80,000,000        27,228,000
  Options on Foreign
  Futures.............          --                --              7,229,000           --                --                --
OFF-EXCHANGE-TRADED
FORWARD CURRENCY
CONTRACTS.............       38,831,000        47,042,000        12,599,000        13,558,000           233,000           354,000

                                                                       CORNERSTONE IV
                            -----------------------------------------------------------------------------------------------------
                                                                                       FOR THE YEARS ENDED
                              FOR THE SIX MONTHS ENDED                                    DECEMBER 31,
                                    JUNE 30, 1998                --------------------------------------------------------------
                                     (UNAUDITED)                               1997                          1996
                            ----------------------------         ----------------------------      ----------------------------
                              ASSETS          LIABILITIES         ASSETS          LIABILITIES         ASSETS          LIABILITIES
                            -----------       -----------       -----------       -----------       -----------       -----------
                                 $                 $                 $                 $                 $                 $
EXCHANGE-TRADED
FINANCIAL
Futures Contracts.....          --                --             34,008,000        57,577,000        67,114,000       125,331,000
OFF-EXCHANGE-TRADED
FORWARD CURRENCY
CONTRACTS.............      366,771,000       502,262,000       299,407,000       414,754,000       334,452,000       334,461,000

5. LEGAL MATTERS


     On September 6, 10, and 20, 1996, and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR. Named defendants include DWR, Demeter, Dean Witter Futures and Currency Management Inc., MSDW (all such parties referred to hereafter as the "Dean Witter Parties"), the Partnerships, certain other limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors (including JWH) to those pools. On June 16, 1997, the plaintiffs in the above actions filed a consolidated amended complaint alleging, among other things, that the defendants committed fraud, deceit, negligent misrepresentation, various violations of the California Corporations Code, intentional and negligent breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in the sale and operation of the various limited partnerships commodity pools. Similar purported class actions were also filed on September 18, and 20, 1996, in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Dean Witter Parties and certain trading advisors (including JWH) on behalf of all purchasers of interests in various limited partnership commodity pools, including the Partnerships, sold by DWR. A consolidated and amended complaint in the action pending in the Supreme Court of the State of New York was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools. On December 16, 1997, upon motion of the plaintiffs, the action pending in the Supreme Court of the State of Delaware was voluntarily dismissed without prejudice The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties could be added as defendants. The Dean Witter Parties believe that they and the Partnerships have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter Parties or the Partnerships.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors of
Demeter Management Corporation:


We have audited the accompanying statement of financial condition of Demeter Management Corporation (a wholly-owned subsidiary of Morgan Stanley, Dean Witter, Discover & Co.) (the "Company") as of November 30, 1997. This statement of financial condition is the responsibility of the Company's management. Our responsibility is to express an opinion on this statement of financial condition based on our audit.



We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for our opinion.



In our opinion, such statement of financial condition presents fairly, in all material respects, the financial position of Demeter Management Corporation as of November 30, 1997 in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP

January 12, 1998
New York, New York

                         DEMETER MANAGEMENT CORPORATION
     (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO. ("MSDW"))


                       STATEMENTS OF FINANCIAL CONDITION

                                                                         AUGUST 31,       NOVEMBER 30,
ASSETS                                                                      1998              1997
                                                                        ------------      ------------
                                                                         (UNAUDITED)
                                                                             $                 $
Investments in affiliated partnerships (Note 2)                           25,218,889        22,016,069
Receivable from affiliated partnership                                        27,705               968
Income taxes receivable                                                      --                429,885
                                                                        ------------      ------------
Total Assets                                                              25,246,594        22,446,922
                                                                        ------------      ------------
                                                                        ------------      ------------
LIABILITIES AND STOCKHOLDER'S EQUITY
  LIABILITIES

Payable to MSDW (Note 3)                                                  17,831,371        17,995,100
Income taxes payable                                                       1,290,426                --
Accrued expenses                                                              28,828            34,072
                                                                        ------------      ------------
Total Liabilities                                                         19,150,625        18,029,172
                                                                        ------------      ------------
STOCKHOLDER'S EQUITY:

Common stock, no par value:
Authorized 1,000 shares; Issued and outstanding 100 shares at
  stated value of $500 per share                                              50,000            50,000
Additional paid-in capital                                               111,170,000       111,170,000
Retained earnings                                                          5,945,969         4,267,750
                                                                        ------------      ------------
                                                                         117,165,969       115,487,750
Less: Notes receivable from MSDW (Note 4)                               (111,070,000)     (111,070,000)
                                                                        ------------      ------------

Total Stockholder's Equity                                                 6,095,969         4,417,750
                                                                        ------------      ------------

Total Liabilities and Stockholder's Equity                                25,246,594        22,446,922
                                                                        ------------      ------------
                                                                        ------------      ------------

    The accompanying notes are an integral part of this financial statement.

                         DEMETER MANAGEMENT CORPORATION
         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)



                   NOTES TO STATEMENTS OF FINANCIAL CONDITION
              (THE INFORMATION WITH RESPECT TO 1998 IS UNAUDITED)


1. BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES


Demeter Management Corporation ("Demeter") is a wholly-owned subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW").



Demeter manages the following commodity pools as their sole general partner:
Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Columbia Futures Fund, Dean Witter Diversified Futures Fund Limited Partnership, Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio L.P. (formerly, Dean Witter Principal Guaranteed Fund L.P.), Dean Witter Principal Plus Fund L.P., Dean Witter Principal Plus Fund Management L.P., Dean Witter Portfolio Strategy Fund L.P. (formerly, Dean Witter Principal Secured Futures Fund L.P.) ("DWPSF"), Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Dean Witter Institutional Account II L.P., DWFCM International Access Fund L.P., Dean Witter Anchor Institutional Balanced Portfolio Account L.P. ("Anchor"), Dean Witter Spectrum Global Balanced L.P. (formerly, Dean Witter Spectrum Balanced L.P.), Dean Witter Spectrum Select L.P. (formerly, Dean Witter Select Futures Fund L.P.) ("DWSFF"), Dean Witter Spectrum Strategic L.P., Dean Witter Spectrum Technical L.P., DWR Chesapeake L.P., DWR Institutional Balanced Portfolio Account III L.P., DWR/JWH Futures Fund L.P. and Morgan Stanley Tangible Asset Fund L.P. ("MSTAF").


Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies and other commodity interests.

Demeter reopened DWSFF for additional investment and on August 13, 1996 DWSFF registered with the SEC 60,000 Units which are being offered to investors for a limited time in a public offering.


Demeter reopened DWPSF for additional investment and on May 12, 1997 DWPSF registered with the SEC 50,000 units which were offered to investors for a limited time in a public offering.


On July 31, 1997, Demeter entered into a limited partnership agreement as general partner in MSTAF. On November 4, 1997, MSTAF registered with the SEC 5,000,000 units to be offered to investors for a limited time in a public offering.

On September 18, 1997, Demeter ceased trading activities in Anchor and distributed approximately 87% of Anchor's assets. Demeter will distribute the remainder of Anchor's assets in 1998.


INCOME TAXES--The results of operations of Demeter are included in the consolidated federal income tax return of DWD, computed on a separate company basis and due to MSDW.


BASIS OF ACCOUNTING--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements.

2. INVESTMENTS IN AFFILIATED PARTNERSHIPS

The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than, 1 percent of the aggregate capital contributed to the partnership by all partners.


The total assets, liabilities and partners' capital of all the funds managed by Demeter at August 31, 1998 and November 30, 1997 were as follows:


                                                                      AUGUST 31,
                                                                         1998            NOVEMBER 30,
                                                                     (UNAUDITED)             1997
                                                                    --------------      --------------
                                                                          $                   $

Total assets...................................................      1,344,153,766       1,195,307,516
Total liabilities..............................................         28,701,317          19,346,113
Total partners' capital........................................      1,315,452,449       1,175,961,403

Demeter's investments in the above limited partnerships are carried at market value with changes in such market value reflected currently in operations.

3. PAYABLE TO MSDW



The payable to MSDW is primarily for amounts due for the purchase of partnership investments.


4. NET WORTH REQUIREMENT


At August 31, 1998 and November 30, 1997 Demeter held non-interest bearing notes from MSDW that were payable on demand. These notes were received in connection with additional capital contributions aggregating $111,070,000.


The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).


In calculating this requirement, Demeter's interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from MSDW are included in net worth for purposes of this calculation.


5. LEGAL MATTERS


On September 6, 10, and 20, 1996, and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by Dean Witter Reynolds, Inc. ("DWR") an affiliate of Demeter. Named defendants include DWR, Demeter, Dean Witter Futures and Currency Management Inc., MSDW (all such parties referred to hereafter as the "Dean Witter Parties"), certain limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to those pools. On June 16, 1997, the plaintiffs in the above actions filed a consolidated amended complaint, alleging, among other things, that the defendants committed fraud, deceit, negligent misrepresentation, various violations of the California Corporations Code, intentional and negligent breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in the sale and operation of the various limited partnerships commodity pools. Similar purported class actions were also filed on September 18 and 20, 1996 in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by DWR. A consolidated and amended complaint in the action pending in the Supreme Court of the State of New York was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools. On December 16, 1997, upon motion of the plaintiffs, the action pending in the Superior Court of the State of Delaware was voluntarily dismissed without prejudice. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties could be added as defendants. The Dean Witter Parties believe that they have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter Parties.

                                AMENDED ANNEX A TO LIMITED PARTNERSHIP AGREEMENT



THIS REQUEST SHOULD BE DELIVERED TO A LIMITED PARTNER'S LOCAL DWR BRANCH OFFICE AND MUST BE RECEIVED BY THE GENERAL PARTNER AT LEAST 15 DAYS PRIOR TO THE LAST DAY OF THE CALENDAR MONTH IN WHICH AN EXCHANGE IS TO BE EFFECTIVE.



                         DEAN WITTER CORNERSTONE FUNDS
                              REQUEST FOR EXCHANGE



EACH PARTNERSHIP WILL EXCHANGE UNITS OF LIMITED PARTNERSHIP INTEREST ONLY IN WHOLE UNITS OR IN
MULTIPLES OF $1,000, UNLESS A LIMITED PARTNER IS LIQUIDATING HIS ENTIRE INTEREST IN SUCH PARTNERSHIP.



                                              ___________________________, 19___
                                                         (Please date)



DEAN WITTER CORNERSTONE FUNDS
c/o Demeter Management Corporation
  Two World Trade Center, 62nd Floor
  New York, New York 10048
  Attn: Managed Futures Account Department



Dear Sirs:



     I hereby request an Exchange, as of the last day of the next calendar month occurring at least 15 days after receipt of this request, as defined in and subject to all of the terms and conditions of the Limited Partnership Agreement of the partnership(s) specified below. I hereby authorize Demeter Management Corporation to redeem the following quantity of Units of Limited Partnership Interest ("Units") set forth opposite the name of each such partnership at the respective Net Asset Value thereof, as defined therein, less any amounts specified in Section 11(b) of each such Limited Partnership Agreement, and to utilize the net proceeds thereof to purchase Units in the partnership(s) specified below.


                            SPECIFY QUANTITY OF UNITS           SPECIFY PARTNERSHIP IN
                                 TO BE REDEEMED                     WHICH UNITS TO
                              (CHECK BOX AND INSERT                  BE PURCHASED
  NAME OF PARTNERSHIP         NUMBER, IF APPLICABLE             (CHECK APPLICABLE BOX)
------------------------  -----------------------------  -------------------------------------
Dean Witter              / / --------- Whole Units or    / / Dean Witter Cornerstone Fund III or
  Cornerstone Fund II    / / $ --,000 of Units or        / / Dean Witter Cornerstone Fund IV
                         / / Entire Interest
                          -----------------------------
Dean Witter              / / --------- Whole Units or    / / Dean Witter Cornerstone Fund II or
  Cornerstone Fund III   / / $ --,000 of Units or        / / Dean Witter Cornerstone Fund IV
                         / / Entire Interest
                          -----------------------------
Dean Witter              / / --------- Whole Units or    / / Dean Witter Cornerstone Fund II or
  Cornerstone Fund IV    / / $ --,000 of Units or        / / Dean Witter Cornerstone Fund III
                         / / Entire Interest
                          -----------------------------

     I understand that this Exchange will be effective as of the last day of the next calendar month occurring at least 15 days after this Request for Exchange is received by the above addressee. I understand that I may not Exchange any Units before the last business day of any calendar month which occurs more than 180 days after I first became a limited partner of any of the above partnerships. I (either in my individual capacity or as an authorized representative of any entity, if applicable) hereby represent and warrant that I am the true, lawful, beneficial owner of the Unit or Units to which this Request for Exchange relates, with full power and authority to request an Exchange of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion.



     I hereby certify that the representations and warranties and all other information set forth in the Subscription Agreement and Power of Attorney delivered in connection with my initial purchase of Units being redeemed hereby is true and correct as of the date hereof. I have received the Prospectus, dated August 28, 1996, and the Supplement to Prospectus, dated September 29, 1998 relating to the above partnerships delivered to me, or any later supplement to such Prospectus relating to the specific offering of Units which I am purchasing on this Exchange. I represent and warrant that I have either: (a) net worth of at least $75,000 (exclusive of home, furnishings, and automobiles); or (b) net worth of at least $30,000 (exclusive of home, furnishings, and automobiles) and annual gross income of at least $30,000. However, if I am a resident and/or subject to regulation by one of the following states, my net worth and/or income satisfies the requirements of such state (if this Exchange is by spouses as joint owners, their joint net worth and annual income may be used to satisfy applicable state suitability requirements; as used below, "NW" means net worth exclusive of home, furnishings, and automobiles; "AI" means annual gross income; and "TI" means annual taxable income for federal income tax purposes):


ARIZONA             (a) $250,000 NW and investment may not exceed 10% of NW, or (b) $75,000 NW, $75,000
                    AI and investment may not exceed 10% of NW.
CALIFORNIA          $100,000 NW and $50,000 AI.
MAINE               (a) $100,000 NW, or (b) $35,000 NW and $35,000 AI.
MASSACHUSETTS       (a) $175,000 NW and investment may not exceed 10% of NW, or (b) $100,000 NW,
PENNSYLVANIA        $50,000. TI during the last calendar year and anticipated during the current calendar year and investment may not exceed 10% of NW.
MICHIGAN            (a) Solely as to Michigan residents who purchased Units in any of the Partnerships on or before May 3, 1992: (i) $100,000 NW and investment may not exceed 10% of NW, or (ii) $50,000 NW, $50,000 AI and investment may not exceed 10% of NW; (b) solely as to Michigan residents who purchased Units in any of the Partnerships, or who purchased Units in any of the Partnerships on or after May 4, 1992: (i) $225,000 NW and investment may not exceed 10% of NW, or (ii) $60,000 NW, $60,000 AI and investment may not exceed 10% of NW.
VERMONT             (1) Solely as to Vermont residents who purchased Units in any of the Partnerships prior to May 31, 1993: (a) $75,000 NW, or (b) $30,000 NW and $30,000 AI; (2) solely as to Vermont residents who purchased Units in any of the Partnerships on or after
                    May 31, 1993: (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.
WASHINGTON          (a) $150,000 NW, or (b) $45,000 NW and $45,000 AI.


     I authorize Demeter Management Corporation, pursuant to the aforementioned Power of Attorney, to take all such further actions and file all such further documents, pursuant to said Power of Attorney and in accordance with the terms thereof, as may be necessary to effectuate the transactions described herein.

                    SIGNATURES MUST BE IDENTICAL TO NAME(S)
         IN WHICH UNITS OF LIMITED PARTNERSHIP INTEREST ARE REGISTERED


-------------------------------------     -------------------------------------
      Print DWR Account Number                 Type or Print Name of Partner


                                          -------------------------------------
                                                           Street


                                          -------------------------------------
                                          City            State       Zip Code

                                           Individual Partner(s) or assignee(s)

                                          X____________________________________


                                          X____________________________________


                                          X____________________________________
                                    (Signature(s) of partner(s) or assignee(s))

                                              Entity Partner (or assignee)

                                           ------------------------------------
                                                     (Name of Entity)

                                         By: X_________________________________
                            (Authorized officer, partner, trustee, or custodian.
                                      If a corporation, include certified
                                         copy of authorizing resolution.)


If Individual Retirement Account or other self-directed employee benefit plan, please also complete the following:




                                          ______________________________________
                                                (Name of Plan Participant)



                                          X ____________________________________
                                             (Signature of Plan Participant)

                                       DEAN WITTER CORNERSTONE FUND II
                                       DEAN WITTER CORNERSTONE FUND III
                                       DEAN WITTER CORNERSTONE FUND IV

               SUPPLEMENT TO THE PROSPECTUS DATED AUGUST 28, 1996


     The Prospectus dated August 28, 1996 is supplemented by a Supplement dated September 29, 1998. The Supplement is an integral part of, and must be read together with, the Prospectus.



September 29, 1998

                       DEAN WITTER CORNERSTONE FUNDS

               250,000 UNITS OF LIMITED PARTNERSHIP INTEREST


THESE ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH DEGREE OF RISK. THESE SECURITIES ARE SUITABLE FOR INVESTMENT ONLY BY A PERSON WHO CAN AFFORD TO LOSE HIS ENTIRE INVESTMENT. "RISK FACTORS" (PAGE 9) AND "CONFLICTS OF INTEREST" (PAGE 16).

TRANSFERABILITY OF THE UNITS IS RESTRICTED AND THERE IS AND WILL BE NO PUBLIC MARKET THEREFOR. UNITS ARE ONLY REDEEMABLE ON THE LAST DAY OF ANY MONTH UPON AT LEAST 15 DAYS' PRIOR WRITTEN NOTICE TO THE GENERAL PARTNER. SEE "THE LIMITED PARTNERSHIP AGREEMENTS-RESTRICTIONS ON TRANSFERS OR ASSIGNMENTS" AND "REDEMPTIONS."
          The Dean Witter Cornerstone Funds (the "Cornerstone Funds") are three New York limited partnerships engaged individually in the speculative trading of commodity interest contracts. The three partnerships that comprise the Cornerstone Funds are Dean Witter Cornerstone Fund II ("Cornerstone II"), Dean Witter Cornerstone Fund III ("Cornerstone III") and Dean Witter Cornerstone Fund IV ("Cornerstone IV") (individually a "Partnership" and collectively the "Partnerships").
          Each Partnership allows its Limited Partners to shift their investment among Partnerships by permitting a Limited Partner to redeem Units of Limited Partnership Interest ("Units") and, with the net proceeds of such redemption, purchase Units of one or more Partnerships at a price equal to 100% of the "Net Asset Value" thereof (assets less liabilities, divided by number of Units) (hereafter referred to as an "Exchange"). An Exchange may only be effected as of the last day of a calendar month and if certain additional conditions are satisfied. See "Plan of Distribution and Exchange Procedure." UNITS ARE ONLY BEING OFFERED AND SOLD IN EXCHANGES; NO NEW INVESTORS MAY PURCHASE UNITS, NOR MAY CURRENT INVESTORS PURCHASE ADDITIONAL UNITS.
          The Partnerships are not mutual funds or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and are not subject to regulation thereunder.
          An investment in the Partnerships involves significant risks, including the following:

          * Commodity interest trading is speculative and volatile. The Partnerships' trading has been volatile. Such volatility could result in an investor losing all or a substantial part of his investment.


          * There are substantial charges to each of the Partnerships by their respective Trading Managers and DWR. Based on ex-penses during the period of January 1991-June 1996, Cornerstone II, Cornerstone III and Cornerstone IV would be required to earn annual trading profits (after taking into account estimated interest income based upon current rates of 5%) of 7.57%, 8.17%, and 4.97%, respectively, of average annual Net Assets in order to break even (earning profit sufficient to recoup an investor's initial investment after one year).

          * No secondary market for Units exist. Certain market conditions may result in possible delays in, or inability to pay, redemptions.
          * Conflicts of interest between and among the Trading Managers, the General Partner, DWR, their affiliates and each Partnership may adversely affect the trading performance of such Partnership. See "Conflicts of Interest."
          * Each Partnership's profitability is largely dependent on the collective performance of its Trading Managers.
          * While the General Partner does not intend to make any distributions, profits earned by a Partnership in any year will result in taxable income to investors.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Organizational
                                                    Price to the             Selling              and Offering      Proceeds to the
                                                        Public             Commissions              Expenses          Partnerships
Per Unit                                                 (1)                   (1)                   (1)(2)              (1)(2)
-----------------------------------------------------------------------------------------------------------------------------------
Total Maximum for all Partnerships
(250,000 Units)                                          (1)                   (1)                   (1)(2)               (1)(2)
-----------------------------------------------------------------------------------------------------------------------------------

COVER PAGE CONTINUED AND NOTES TO THE ABOVE TABLE ARE ON PAGE (I)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN ANY ONE OF THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.

                        DEAN WITTER REYNOLDS INC.

             The date of this Prospectus is August 28, 1996.

          As of June 30, 1996, Cornerstone II had "Net Assets" (as defined herein) of $28,942,618 and the Net Asset Value of a Unit thereof was $2,823.08. Cornerstone II's assets are allocated for management between Abacus Trading Corporation and John W. Henry & Company, Inc. As of June 30, 1996,
Cornerstone III had Net Assets of $39,178,794 and the Net Asset Value of a
Unit thereof was $2,275.15. Cornerstone III's assets are allocated for management among Welton Investment Systems Corporation, Abraham Trading Co.
and Sunrise Capital Management, Inc. As of June 30, 1996, Cornerstone IV had Net Assets of $97,586,050 and the Net Asset Value of a Unit thereof was $2,947.54. Cornerstone IV's assets are allocated for management between John W. Henry & Company, Inc. and Sunrise Capital Management, Inc.


Notes to table on front cover page:


(1) Units are offered for Exchange at Exchange Dates to be held as of the last day of each month (each, an "Exchange Date"). Units are redeemed at 100% of the Net Asset Value thereof as of the close of business on the Exchange Date, and Units in one or more of the Partnerships are purchased at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the first day of the month following the Exchange Date. No selling commission or other charges will be payable in connection with Exchanges.


   Employees of DWR will not be paid any up-front fees with respect to the purchase of a Unit in connection with an Exchange. However, until a Partnership terminates, DWR will compensate those of its employees and certain other selling agents ("Additional Sellers") who participated in the sale of Units and continue to render certain services to Limited Partners by paying them up to 35% of the brokerage commissions generated by outstanding Units sold by them and received by DWR as commodity broker for each Partnership. During the period July 1995-June 1996, such compensation resulted in average annual payments of approximately $45, $43, and $22 per Unit of Cornerstone II, III and IV, respectively. Such additional compensation paid by DWR may be deemed to be underwriting compensation. No part of such compensation will be paid by a Partnership and, accordingly, Net Assets will not be reduced as a result of such compensation. Each person receiving such continuing compensation must be a DWR employee at the time of receipt of payment and must be properly registered with the Commodity Futures Trading Commission ("CFTC"). Such compensation is to be paid in recognition of the employees' continuing services to the Limited Partners of the Partnerships. The Selling Agreement among DWR and the Partnerships provides that such compensation may only be paid by DWR as long as such services are provided.

   DWR has agreed to indemnify any Additional Sellers against certain civil liabilities, including liabilities under the Securities Act of 1933. DWR will be indemnified by each Partnership against certain civil liabilities.

(2) DWR will pay all expenses incurred in connection with the offering of Units pursuant to this Prospectus, and will not be reimbursed therefor.
                         _____________________
          NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY ANY PERSON WITHIN ANY JURISDICTION IN WHICH SUCH OFFER IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF ITS ISSUE.
                          _____________________

          The Partnerships are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith file, or will file, reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at the SEC's office at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, and at its regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, and at the regional offices described above at prescribed rates. The SEC maintains a web site containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is: http://www.sec.gov.

          The Partnerships have filed with the SEC, in Washington, D.C., a Registration Statement on Form S-1 under the Securities Act of 1933 with respect to the Units offered hereby. This Prospectus does not contain all the information included in the Registration Statement, certain items of which are omitted in accordance with the Rules and Regulations of the SEC. For further information about the Partnerships and the Units offered hereby, reference is made to the Registration Statement and the exhibits thereto.
          The Partnerships must furnish all Limited Partners annual and monthly reports complying with CFTC requirements. The annual reports will contain audited, and the monthly reports unaudited, financial information. The audited financial statements will be examined and reported upon by independent certified public accountants.

                         RISK DISCLOSURE STATEMENT

          YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

          FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THESE POOLS BEGINNING AT PAGE 37 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 42.

          THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THESE COMMODITY POOLS. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THESE COMMODITY POOLS, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT BEGINNING AT PAGE 9.
          YOU SHOULD ALSO BE AWARE THAT THESE COMMODITY POOLS MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOLS AND THEIR PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOLS MAY BE EFFECTED.
                           _______________________

                              TABLE OF CONTENTS

                                                                                        Page
Risk Disclosure Statement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (ii)
Summary of the Prospectus. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
    Risks Relating to Commodity Trading and the
      Commodities Markets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
    Risks Relating to the Partnerships . . . . . . . . . . . . . . . . . . . . . . .      12
    Risks Relating to the Trading Managers. . . . . . . . . . . . . . . . . . . . . .     13
    Taxation and Regulatory Risks. . . . . . . . . . . . . . . . . . . . . . . . . .      15
Conflicts of Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16
    Relationship of the General Partner to the
      Commodity Broker . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16
    Accounts of Affiliates of the General Partner . . . . . . . . . . . . . . . . . .     17
    Management of Other Accounts by Each Trading
    Manager. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
    Customer Agreement with DWR. . . . . . . . . . . . . . . . . . . . . . . . . . .      17
    Other Commodity Pools. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18
Fiduciary Responsibility. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
The Cornerstone Funds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19
    The Offering of Units. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19
    Performance Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      20
Selected Financial Data. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      25
Managementis Discussion and Analysis of Financial
  Condition and Results of Operations. . . . . . . . . . . . . . . . . . . . . . . .      26
Description of Charges to Each Partnership. . . . . . . . . . . . . . . . . . . . . .     37
    1. Commodity Broker. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      39
    2. Trading Managers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      39
    3. Others. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      41
    4. Break-Even Analysis. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     42
Investment Program, Use of Proceeds and Trading Policies . . . . . . . . . . . . . .      43
    Differences among the Cornerstone Funds. . . . . . . . . . . . . . . . . . . . .      43
    Cornerstone II. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     43
    Cornerstone III. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      44
    Cornerstone IV. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     44
    Summary of Differences among Partnerships. . . . . . . . . . . . . . . . . . . .      45
    Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      45
    Trading Policies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     45
Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     47
General Description of Trading Systems. . . . . . . . . . . . . . . . . . . . . . . .     48
    Introduction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     48
    Trading by the Trading Managers. . . . . . . . . . . . . . . . . . . . . . . . .      49
The Trading Managers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     51
    Introduction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     51
    Dean Witter Cornerstone Fund II. . . . . . . . . . . . . . . . . . . . . . . . .      51
       1. Abacus Trading Corporation. . . . . . . . . . . . . . . . . . . . . . . . .     51
       2. John W. Henry & Company, Inc.. . . . . . . . . . . . . . . . . . . . . . .      54
    Dean Witter Cornerstone Fund III. . . . . . . . . . . . . . . . . . . . . . . . .     60
       1. Welton Investment Systems Corporation. . . . . . . . . . . . . . . . . . .      60
       2. Abraham Trading Co.. . . . . . . . . . . . . . . . . . . . . . . . . . . .      67
       3. Sunrise Capital Management, Inc.. . . . . . . . . . . . . . . . . . . . . .     71
    Dean Witter Cornerstone Fund IV. . . . . . . . . . . . . . . . . . . . . . . . .      74
       1. John W. Henry & Company, Inc.. . . . . . . . . . . . . . . . . . . . . . .      74
       2. Sunrise Capital Management, Inc.. . . . . . . . . . . . . . . . . . . . . .     74
The Management Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      74
    Apportionment of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . .      75
    Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     75
    Liability and Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . .      76
    Obligations to a Partnership. . . . . . . . . . . . . . . . . . . . . . . . . . .     76
    Restrictions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     77
    Speculative Position Limits. . . . . . . . . . . . . . . . . . . . . . . . . . .      77
The General Partner. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      77
    Directors and Officers of the General Partner . . . . . . . . . . . . . . . . . .     78

                                                                                        Page
The Commodity Broker. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     79
    Description of the Commodity Broker. . . . . . . . . . . . . . . . . . . . . . .      79
    Brokerage Arrangements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     80
The Commodities Market. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     80
    Futures Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      80
    Forward Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      80
    Commodity Options. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      81
    Hedgers and Speculators. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      81
    Commodity Exchanges. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      82
    Speculative Position Limits. . . . . . . . . . . . . . . . . . . . . . . . . . .      82
    Daily Limits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     83
    Regulations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      83
    Margins. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      84
Redemptions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      85
The Exchange Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     85
The Limited Partnership Agreements. . . . . . . . . . . . . . . . . . . . . . . . . .     86
    Nature of the Partnerships. . . . . . . . . . . . . . . . . . . . . . . . . . . .     86
    Management of Partnerships Affairs. . . . . . . . . . . . . . . . . . . . . . . .     87
    Sharing of Profits and Losses. . . . . . . . . . . . . . . . . . . . . . . . . .      87
    Additional Partners. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      88
    Restrictions on Transfers or Assignments. . . . . . . . . . . . . . . . . . . . .     89
    Term of the Partnerships. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     89
    Amendments; Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     89
    Reports to Limited Partners. . . . . . . . . . . . . . . . . . . . . . . . . . .      90
Plan of Distribution and Exchange Procedure. . . . . . . . . . . . . . . . . . . . .      91
Purchases by Employee Benefit Plans-ERISA
  Considerations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     91
Material Federal Income Tax Considerations. . . . . . . . . . . . . . . . . . . . . .     92
    Introduction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     92
    Partnership Status. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     93
    Partnership Taxation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     93
    Cash Distributions and Redemptions. . . . . . . . . . . . . . . . . . . . . . . .     94
    Gain or Loss on Trading Activity. . . . . . . . . . . . . . . . . . . . . . . . .     94
    Taxation of Limited Partners. . . . . . . . . . . . . . . . . . . . . . . . . . .     96
    Tax Audits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     99
State and Local Income Tax Aspects. . . . . . . . . . . . . . . . . . . . . . . . . .     99
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     100
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     100
Additional Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    100
Glossary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    100
    Certain Terms and Definitions. . . . . . . . . . . . . . . . . . . . . . . . . .     100
    Blue Sky Glossary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     102
Dean Witter Cornerstone Fund II
Dean Witter Cornerstone Fund III
Dean Witter Cornerstone Fund IV. . . . . . . . . . . . . . . . . . . . . . . . . . .     F-1
    Independent Auditors' Report
    Statements of Financial Condition
    Statements of Operations
    Statements of Changes in Partners' Capital
    Statements of Cash Flows
Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . .     F-7
Demeter Management Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . .    F-12
    Independent Auditors' Report
    Statements of Financial Condition
    Notes to Statements of Financial Condition. . . . . . . . . . . . . . . . . . . .   F-14
        (certain information relating to the financial
        condition of Demeter Management
        Corporation's parent is contained in "The General
          Partner")
Exhibit A-Form of Limited Partnership Agreement. . . . . . . . . . . . . . . . . . .     A-1
    Annex-Request for Redemption. . . . . . . . . . . . . . . . . . . . . . . . . .     A-18
    Annex-Request for Exchange. . . . . . . . . . . . . . . . . . . . . . . . . . .     A-20

                        SUMMARY OF THE PROSPECTUS
                 The date of this Prospectus is August 28, 1996.


          The following is a summary of this Prospectus. This Prospectus contains more detailed information under the captions referred to below, and this summary is qualified in its entirety by the information appearing elsewhere herein.





                       Offering Restricted to Exchanges

          The Board of Directors of Demeter Management Corporation, the general partner (the "General Partner") of Dean Witter Cornerstone Funds II, III and IV (collectively, the "Cornerstone Funds") determined to close the Cornerstone Funds to new investment, effective September 30, 1994. After such date (i) no new investors have been nor will be permitted to purchase Units and (ii) Limited Partners have not been and will not be permitted to purchase additional Units. Each of the Cornerstone Funds has and will continue to trade and operate as described in this Prospectus, and the Exchange and redemption privileges of Limited Partners will continue uninterrupted. If certain conditions are satisfied, a Limited Partner may redeem his Units as of the last day of any calendar month (an "Exchange Date") and, with the net proceeds of such redemption, purchase Units of one or more other Partnerships (hereafter referred to as an "Exchange") at a price per Unit equal to 100% of the Net Asset Value thereof on the first day of the month following the Exchange Date (a "Monthly Closing"). No selling commissions or other charges will be paid on Units issued on an Exchange. An Exchange will be effected for a Limited Partner only if each of the following conditions is satisfied immediately prior to the Exchange: (i) the Partnership redeeming Units has assets sufficient to discharge its liabilities and redeem Units; (ii) the General Partner has received a properly completed Request for Exchange at least 15 days prior to the date on which such Exchange is to be effective; and (iii) the Partnership issuing Units has a sufficient number of Units registered and qualified for sale under federal and applicable state securities laws pursuant to a current Prospectus. The General Partner will endeavor to have Units registered and qualified for sale to Limited Partners at the end of each calendar month, but there can be no assurance that any or a sufficient number of Units will be available for sale when an Exchange is requested. If Units are not registered or qualified for sale under either federal or applicable state law or pursuant to a current Prospectus, the General Partner will not be able to effect the Exchange for a Limited Partner. An Exchange can be made only in whole Units or in multiples of $1,000, unless a Limited Partner is liquidating his entire interest in a Partnership.

                          Suitability Standards

          Each investor (or person entitled to exercise control over assets of such investor's account under an Individual Retirement Account or other employee benefit plan) must represent and warrant in the Exchange Agreement that such investor and/or other person has received this Prospectus and Disclosure Document and satisfies certain suitability standards described in the Exchange Agreement.

                     The Dean Witter Cornerstone Funds

          The Cornerstone Funds are three New York limited partnerships which are currently engaged individually in the speculative trading of a diverse group of commodity interest contracts. The Cornerstone Funds are Dean Witter Cornerstone Fund II ("Cornerstone II"), Dean Witter Cornerstone Fund III ("Cornerstone III") and Dean Witter Cornerstone Fund IV ("Cornerstone IV") (individually a "Partnership" and collectively the "Partnerships"). Dean Witter Cornerstone Fund I was terminated and dissolved effective December 31, 1991. The offices of each Partnership are located at Two World Trade Center, 62nd Floor, New York, New York 10048, telephone (212) 392-5453. Units of each Partnership are publicly offered for sale on a continuous basis only to existing Limited Partners pursuant to the Exchange privilege at Monthly Closings. See "Plan of Distribution and Exchange Procedure."
          The general partner and commodity pool operator of each Partnership is Demeter Management Corporation ("Demeter" or the "General Partner"), a Delaware corporation. The General Partner and Dean Witter Reynolds Inc. ("DWR"), the selling agent and commodity broker for the Partnerships, are each wholly-owned subsidiaries of Dean Witter, Discover & Co. See "Conflicts of Interest," "The General Partner" and "The Commodity Broker." All trading decisions for each Partnership are made by the respective trading managers (each a "Trading Manager" and collectively the "Trading Managers") with respect to the funds allocated to such Trading Managers, except that the General Partner may override instructions of a Trading Manager and make trading decisions under certain circumstances. See "The Management Agreements."

          Each Partnership trades pursuant to the trading systems, methods and strategies utilized by the Trading Managers retained by the General Partner for each Partnership as described under "The Trading Managers." Although the General Partner believes that each Partnership offers its Limited Partners a different level of risk and, correspondingly, a different potential rate of return on their investment, all speculative trading of commodity futures contracts and other commodity interests is inherently risky and there can be no assurance that the General Partner can achieve a desired rate of return or effectively reduce the risk arising from an investment in any of the Partnerships or that the performance results of each Partnership will necessarily correlate with the level of risk projected by the General Partner for each Partnership.

          Based on the annual fees and expenses of Cornerstone II, Cornerstone III and Cornerstone IV during the period from January 1991-June 1996 (note that only the management fees are fixed, and that the brokerage commissions and transaction fees and costs are capped, but not otherwise fixed), each Partnership would be required to earn average trading profits (after taking into account estimated interest income based upon current rates of 5%) of 7.57%, 8.17% and 4.97%, respectively, of such Partnership's average annual Net Assets in order to break even (earning profits sufficient to recoup an investor's initial investment after one year). Effective September 1, 1996, a new cap on aggregate brokerage commissions and transaction fees and costs will take effect. See "Description of Charges to Each Partnership-B reak Even Analysis" and each Partnership's financial statements. By reason of the foregoing, investors should consider an investment in a Partnership as a long-term investment.


Dean Witter Cornerstone Fund II


          Cornerstone II seeks as its investment objective the maximum rate of capital appreciation consistent with a medium percentage of assets committed as margin. During the period from July 1995-June 1996, the Trading Managers for Cornerstone II collectively committed on average between 10 and 30% of the Net Assets of Cornerstone II as margin. See "Differences among the Cornerstone Funds" and "The Commodities Market-Margins." The Trading Managers for Cornerstone II are Abacus Trading Corporation ("Abacus") and John W.
Henry & Company, Inc. ("JWH"). See "The Trading Managers-Dean Witter Cornerstone Fund II."


Dean Witter Cornerstone Fund III


          Cornerstone III seeks as its investment objective the maximum rate of capital appreciation consistent with a high percentage of assets committed as margin. During the period from July 1995-June 1996, the Trading Managers for Cornerstone III collectively committed on average between 10 and 45% of the Net Assets of Cornerstone III as margin. See "Differences among the Cornerstone Funds" and "The Commodities Market-Margins." The Trading Managers for Cornerstone III are currently Sunrise Capital Management, Inc. ("Sunrise"), Welton Investment Systems Corporation ("WISC") and Abraham Trading Co. ("ATC"). See "The Trading Managers-Dean Witter Cornerstone Fund III."


Dean Witter Cornerstone Fund IV


          Unlike the other Partnerships, Cornerstone IV was organized to trade exclusively in a portfolio of diverse world currencies, primarily in an effort to profit from changes in the value between and among various currencies. Cornerstone IV's investment objective is to profit from the speculative trading of futures and forward contracts and other commodity interests on currencies and from favorable price relationships between and among various currencies. Cornerstone IV seeks as its investment objective the maximum rate of capital appreciation consistent with a medium to high percentage of assets committed as margin. During the period from July 1995-June 1996, the Trading Managers for Cornerstone IV collectively committed on average between 5 and 35% of the Net Assets of Cornerstone IV as margin. See "Differences among the Cornerstone Funds" and "The Commodities
Market-Margins." The Trading Managers for Cornerstone IV are JWH and Sunrise.
 See "The Trading Managers-Dean Witter Cornerstone Fund IV."


Performance


          Cornerstone II and III began trading on January 2, 1985 and Cornerstone IV began trading on May 1, 1987. The actual performance summaries of these Partnerships from January 1, 1991 through June 30, 1996 is set forth in Capsules I, II and III, respectively, under "The Cornerstone Funds-Performance Records" and is summarized in "Selected Financial Data."

Fiscal Year

          The fiscal years of each of the Partnerships begins on January 1 of each year and ends on the following December 31.

Conflicts of Interest

          Significant actual and potential conflicts of interest exist in the structure and operation of each Partnership, principally arising from the affiliation between the General Partner and DWR, and the trading of other accounts of, or managed by the General Partner, DWR, the Trading Managers and their affiliates. See "Conflicts of Interest," "The Trading Managers," "The General Partner," and "The Commodity Broker."

Risk Factors

          As a general matter, an investment in the Partnerships is speculative and involves substantial risk, including the risk of loss of a Limited Partner's entire investment. Risks of an investment in the Partnerships include:

RISKS RELATING TO COMMODITY INTERESTS TRADING


           *        Commodity interests trading is speculative and volatile.
The Partnerships' trading has been volatile. Such volatility could result in an investor losing all or a substantial part of his investment.

           * Commodity interests trading is highly leveraged and relatively small price movements can result in significant losses to a Partnership.
           * Commodity interests trading may be illiquid and in certain situations prevent a Partnership from limiting its loss on an unfavorable position.
           * Trading in forward contracts may subject a Partnership to losses if a counterparty is unable to meet its obligations.
           * Trading on foreign exchanges may result in a Partnership having less regulatory protection available. In addition, a Partnership may suffer losses due to exchange rate changes.
           * Trading in futures options can be extremely expensive if market volatility is incorrectly predicted.

           * The Partnerships have credit risk because DWR acts as the futures commission merchant or the sole counterparty with respect to most of the Partnerships' assets.

           * Speculative position limits may result in a Partnership having to liquidate profitable positions.

RISKS RELATING TO THE PARTNERSHIPS

           * Past results are not necessarily indicative of future results.
           * Substantial charges to each Partnership regardless of whether a Partnership realizes profits.
           * Restricted investment liquidity in the Units, absence of a secondary market, ability to assign or transfer restricted, redemptions limited to monthly.
           * Significant actual and potential conflicts of interest exist involving the General Partner, the Trading Managers, DWR, and their affiliates.
           * Limited Partners do not participate in the management of the Partnerships or in the conduct of their business.

           * Limited Partners must rely on the General Partner's selection of Trading Managers.

          RISKS RELATING TO THE TRADING MANAGERS
           * A Partnership will not be profitable unless the Trading Managers for the Partnership are collectively successful with their trading strategies.
           * Factors outside the control of a Trading Manager may reduce the profitability of a trading strategy or require an alteration in the strategy.
           * A Management Agreement may not be renewed, may be renewed on less favorable terms to a Partnership, or may be terminated by a Trading Manager such that the Trading Manager will no longer be available to the Partnership.

           * Assets may be reallocated among the Trading Managers, or from a Trading Manager to an additional Trading Manager, and the Trading Manager with increased assets or the new Trading Manager may subsequently incur trading losses.

           * Substantial increases in assets to a Trading Manager may adversely affect its performance.

TAXATION RISKS

           * If the tax laws and/or certain facts and circumstances change, a Partnership may be taxed as a corporation.
           * While the General Partner does not intend to make any distributions, profits earned in any year will result in taxable income to investors.
           * Deductibility of certain of a Partnership's expenses may be limited.
           * A Partnership's tax return may be audited by the Internal Revenue Service.

          Only the General Partner will be liable for a Partnership's obligations (including margin calls) to the extent that the Partnership's assets, including amounts contributed by the Limited Partners and amounts paid to Limited Partners upon redemptions, distributions or otherwise (together with interest thereon), are insufficient to meet those obligations.
 See "Risk Disclosure Statement," "Risk Factors," "Conflicts of Interest," "Description of Charges to Each Partnership," and "The Limited Partnership Agreements-Nature of the Partnerships."

Description of Charges to Each Partnership


          Each Partnership is subject to substantial charges which are summarized below and described in detail under "Description of Charges to Each Partnership." The 13/20 of 1% of Net Assets monthly cap on aggregate brokerage commissions and transaction fees and costs is effective September 1, 1996, and represents a reduction from current caps on such charges.


              ENTITY                          FORM OF COMPENSATION                             AMOUNT OF COMPENSATION
              ------                          --------------------                             ----------------------
DWR (as Commodity Broker) . . .    Brokerage Commissions.                              Roundturn commissions (covering both the
                                                                                       opening and liquidating of a commodity
                                                                                       interest) at 80% of DWR's published
                                                                                       non-member rates (an average rate of $75).
                                                                                       Commissions (together with the transaction
                                                                                       fees and costs described below) with
                                                                                       respect to each Trading Manager's allocated
                                                                                       Net Assets are capped at (i) 13/20 of 1%
                                                                                       per month (a maximum 7.8% annual rate)
                                                                                       (in the case of Trading Managers which
                                                                                       employ multiple trading systems in trading
                                                                                       on behalf of a Partnership, the foregoing
                                                                                       13/20 of 1% cap is applied on a per trading
                                                                                       system basis) of the Net Assets at
                                                                                       month-end allocated to such Trading Manager
                                                                                       or trading system; and (ii) 14% annually of
                                                                                       the Partnership's average monthly Net
                                                                                       Assets, aggregated with net excess interest
                                                                                       and compensating balance benefits, and
                                                                                       transaction fees and costs, as described
                                                                                       below.

                                   Transaction fees for the execution of each          Forward currency contract fees average
                                   Partnership's forward contract transactions,        $3-$6 per roundturn trade, execution of cash
                                   the execution of cash transactions relating         contract transactions relating to EFP
                                   to exchange of futures for physicals ("EFP")        transactions are approximately $2.50 per
                                   transactions, and the use                           cash contract, and the use of

                                       4


                                   of DWR's institutional and over-night execution     the institutional trading desk or overnight
                                   facilities.                                         execution facility may be up to $3 per
                                                                                       roundturn (the amount of such fees is
                                                                                       included in the transaction fees described
                                                                                       under "Other" and is subject to the caps
                                                                                       described therein).

                                   Financial benefit to DWR from interest earned       The aggregate of (i) brokerage commissions
                                   on Partnerships' assets in excess of the rate       and transaction fees and costs payable by
                                   paid to the Partnerships and from compensating      the Partnership, as described above and
                                   balance treatment in connection with its            below, and (ii) net excess interest and
                                   designation of a bank or banks in which the         compensating balance benefits to DWR (after
                                   Partnerships' assets are deposited.                 crediting the Partnership with interest) are
                                                                                       capped at 14% annually of the Partnership's
                                                                                       average monthly Net Assets as of the last
                                                                                       day of each month during a calendar year.

Trading Managers. . . . . . .      Monthly Management Fee.                             1/3 of 1% of Net Assets allocated to each
                                                                                       Trading Manager on the last day of each
                                                                                       month (a 4% annual rate).

                                   Annual Incentive Fee.                               15% of the New Appreciation (as defined
                                                                                       under "Description of Charges to Each
                                                                                       Partnership-2. Trading Managers") in a
                                                                                       Partner-ship's Net Assets as a whole as of
                                                                                       the end of each annual incentive period.

Other. . . . . . . . . . .         All transaction fees and costs incurred in          Transaction fees and costs have averaged
                                   connection with each Partnership's commodity        less than 1% per year of each Partnership's
                                   trading activities (including floor brokerage       average Net Assets. Such fees and costs are
                                   fees, exchange fees, clearinghouse fees, and        included in: (i) the cap on brokerage
                                   NFA fees, "give up" or transfer fees (fees          commissions; and (ii) the cap on aggregate
                                   charged by one clearing brokerage firm to           brokerage commissions, net excess interest
                                   transfer a trading position to another clearing     and compensating balance benefits, and
                                   firm), and any costs associated with taking         transaction fees and costs described above.
                                   delivery under commodity interests.

                                   Direct expense and Common Administrative            Proportionate shares of Common
                                   Expenses, which include printing and mailing,       Administrative Expenses (which have
                                   re-porting, legal, accounting, auditing and         averaged $281,150 per annum for the period
                                   extraordinary expenses incurred in connection       January 1, 1991-June 30, 1996) are allocated
                                   with operating the Partnerships and registering     to each of the Partnerships based on the
                                   and qualifying Units for sale to Limited            number of Units of each Partnership
                                   Partners pursuant to a current Prospectus.          outstanding during the month in which such
                                                                                       expenses are incurred.

                                      5

          Based on the annual fees and expenses of Cornerstone II, Cornerstone III and Cornerstone IV, in order for a Limited Partner to break even (earning profits sufficient to recoup its initial investment) upon redemption after one year, Cornerstone II, Cornerstone III and Cornerstone IV must earn annual trading profits (after taking into account estimated interest income based upon current rates of 5%) of $213.61, $185.80, and $146.39, respectively per Unit. Such amount expressed as a percentage of the selling price of a Unit of Cornerstone II, Cornerstone III and Cornerstone IV (as of June 30, 1996) equals 7.57%, 8.17% and 4.97%, respectively, of such Partnership's average annual Net Assets. This assumes that each Trading Manager's gross profits equal expenses such that no incentive fees are earned by the Trading Manager. See "Description of Charges to Each Partnership - 4. Break Even Analysis." For the actual amount paid by each Partnership in fiscal year 1995, for each category of expenses, see "Description of Charges to Each Partnership."

          The recent statements of financial condition of Cornerstone II, III and IV and the related statements of operations and changes in partners' capital are set forth beginning at page F-2 of this Prospectus. Such financial statements describe, among other things, the fees and expenses incurred by the Partnerships during the periods shown and are summarized under "Selected Financial Data."

Common Expenses

          The Partnerships have entered into the Dean Witter Cornerstone Funds Exchange Agreement (the "Exchange Agreement") permitting the Limited Partners to have the Exchange privilege described above. The Exchange Agreement provides that Common Administrative Expenses of the Partnerships will be shared by such Partnerships based on the number of Units of each Partnership outstanding during the month in which such expenses are incurred, so that each outstanding Unit will be charged at the end of a month the same dollar amount for Common Administrative Expenses. See "The Exchange Agreement."

Distributions


          Each Partnership will make distributions, if any, at the sole discretion of the General Partner (the General Partner has not previously made any distribution of profits and it is currently the intention of the General Partner not to make distributions). It is possible that no distributions will be made in some years in which a Partnership has taxable profits, realized or unrealized. However, a Limited Partner of such Partnership will nevertheless be required to take his share of such profits into income for federal tax purposes. Since it is not the practice or intention of the General Partner to distribute any profits of the Partnerships, investors will have to depend on redemptions or limited transfer rights to realize on an investment in a Partnership. See "Material Federal Income Tax Considerations."


Transferability of Units

          The assignability or transferability of Units of each Partnership is limited by the applicable Limited Partnership Agreement and no assignee or transferee may become a substituted limited partner without the consent of the General Partner, which consent the General Partner may withhold in its sole discretion. See "The Limited Partnership Agreements-Restrictions on Transfers or Assignments."

Term

          Each Partnership will terminate on September 30, 2025, or upon the election of Limited Partners owning more than 50% of its outstanding Units, or upon the prior withdrawal, insolvency or dissolution of the General Partner (unless a new general partner has been elected), or upon a decline in the Net Asset Value of a Unit to less than $250, or upon a decline in the Partnership's aggregate Net Assets to or below $250,000, or upon a determination by the General Partner that the Partnership's aggregate Net Assets in relation to the operating expenses of the Partnership make it unreasonable or imprudent to continue the business of the Partnership, or upon the occurrence of any other event which shall make it unlawful for the Partnership to continue. Cornerstone IV will also terminate upon the enactment of any law or adoption of any rule, regulation or policy by any regulatory authority having jurisdiction which makes it unlawful, unreasonable or imprudent for the principal business of the Partnership to be continued. In certain market conditions, the Net Asset Value of a Unit could fall to less than $250 or a Partnership's aggregate Net Assets could fall to less than $250,000. In either case, the Partnership would terminate but the Net Asset Value of a Unit or the Net Assets of a Partnership, as the case may be, could decline to zero either prior to such termination or thereafter without the Partnership being able to liquidate its positions in the commodity futures market. See "Risk Factors Risks-Relating to Commodity Trading and the Commodities Markets-Commodity Trading May Be Illiquid" and "The Limited Partnership Agreements-Term of the Partnerships."

               Purchase of Units Pursuant to an Exchange

Securities Available for Exchange


          As of July 1, 1996, up to 14,839.443 unsold Units of Limited Partnership Interest ("Units") were available for purchase pursuant to Exchanges. A total of 250,000 Units were initially registered with the SEC.


Plan of Distribution

          Units issued to a Limited Partner in an Exchange will be sold at a price per Unit equal to 100% of the Net Asset Value thereof as of the Monthly Closing. No selling commissions or other charges are payable in connection with Exchanges.

          Employees of DWR and certain Additional Sellers, if any, will receive compensation from DWR, and not from the Partnerships, out of the commodity brokerage commissions paid to DWR by the Partnerships. During the period July 1995-June 1996, such compensation to employees of DWR equaled approximately 1.63%, 1.90% and 0.77% of the average annual Net Assets of Cornerstone II, III and IV, respectively, and resulted in average annual payments to such persons of approximately $45, $43 and $22 per Unit of Cornerstone II, III and IV, respectively. Such continuing compensation is in consideration of certain additional services provided to Limited Partners by such persons on a continuing basis and may be deemed to be additional underwriting compensation to DWR. See "Plan of Distribution and Exchange Procedure."


Use of Proceeds


          The net proceeds received at a Monthly Closing from Exchanges of Units will be divided among the Partnerships, based on the number of Units issued by each Partnership in that Monthly Closing and the Net Asset Value of each Unit issued. The net proceeds received by a Partnership in an Exchange will be deposited in the Partnership's commodity trading accounts with DWR and used to trade commodity futures contracts and other commodity interests. See "Investment Program, Use of Proceeds and Trading Policies."


                      Interest on Partnership Assets

          Each Partnership's assets are deposited with DWR in separate commodity trading accounts established by DWR for each Trading Manager, and are either held in non-interest-bearing bank accounts or invested in securities approved by the Commodity Futures Trading Commission ("CFTC") for investment of customer funds. DWR currently credits each Partnership at month-end with interest income on 80% of such Partnership's average daily Net Assets for the month at a rate equal to the average yield on 13-week U.S. Treasury Bills issued during such month. In the case of Cornerstone IV, for purposes of such interest payments, Net Assets do not include monies due the Partnership on or with respect to forward contracts and other commodity interests but not actually received by it from banks, brokers, dealers and other persons. No Partnership receives interest income on the balance of its assets held by DWR. Each Partnership's assets held by DWR may be used as margin solely for such Partnership's trading. DWR benefits from interest earned on the Partnerships' funds in excess of the rate paid to the Partnerships. DWR also benefits from compensating balance treatment in connection with its designation of a bank or banks in which the Partnerships' assets are deposited (i.e., DWR receives favorable loan rates from such bank or banks by reason of such deposits). It is not possible to quantify compensating balance benefits at present; however, while it is anticipated that such benefits will exceed the interest required to be credited to each Partnership, it is estimated that they should not exceed 4% of each Partnership's annual average Net Assets after such credits. To the extent such benefits to DWR exceed the interest DWR is obligated to credit to the Partnerships, they will not be shared with the Partnerships. Notwithstanding the foregoing, the aggregate of (i) the brokerage commissions and transaction fees and costs payable by a Partnership, and (ii) the net excess interest and compensating balance benefits to DWR (after crediting the Partnership with interest as described above) shall not exceed 14% annually of the Partnership's average month-end Net Assets during each calendar year. See "Investment Program, Use of Proceeds and Trading Policies."

                            Redemption of Units

          A Limited Partner may require each Partnership to redeem all or part of his Units, effective as of the last day of any month, at 100% of the Net Asset Value thereof on such date. A redemption may be made only in whole Units or in multiples of $1,000 (which may result in redemption of fractional Units), unless a Limited Partner is redeeming his entire interest in a Partnership. The right to obtain redemptions is contingent upon the redeeming Partnership having assets sufficient to discharge its liabilities as of the end of the applicable month and the General Partner's receipt of a properly executed Request for Redemption at least 15 days prior to the date on which such redemption is to be effective. A Partnership may be forced to liquidate open positions to satisfy redemptions in the event it does not have sufficient cash on hand. The General Partner will endeavor to pay redemptions within 10, and no later than 20, business days after the end of the month and payment will generally be made by crediting the Limited Partner's customer account with DWR. See "Redemptions."
          When a Limited Partner redeems his Units, either to Exchange his Units for Units of another Partnership or to liquidate his investment, on any date other than the date as of which the annual incentive fee is payable by the relevant Partnership, an accrued incentive fee, if applicable, will be deducted from the Net Asset Value of such Units. Each Partnership will pay its Trading Managers the incentive fee accrued on any such Units as if the redemption date were the date on which such Partnership paid the incentive fee. Any amount so paid to Trading Managers for such Partnership will be deducted from any subsequent incentive fee which includes New Appreciation allocable to such redeemed Units. See "Description of Charges to Each Partnership-2. Trading Managers-(b) Annual Incentive Fee."
          In addition to the information and reports described below under "The Limited Partnership Agreements-Reports to Limited Partners," the General Partner will provide Limited Partners with such other information and will comply with any such procedures in connection with redemptions as in the future are specifically required under Securities and Exchange Commission ("SEC") rules and policies for commodity pools and similar investment vehicles.

                           Tax Considerations

          In the opinion of the General Partner's tax counsel, the Partnerships will be classified as partnerships for federal income tax purposes and not as associations taxable as corporations. Accordingly, the Partnerships will not be subject to federal income tax. Each Limited Partner in computing his federal income tax liability for a taxable year will be required to take into account his distributive share of all items of Partnership income, gain, loss, deduction or credit for the taxable year of each Partnership ending within or with such taxable year of the Limited Partner, regardless of whether such Limited Partner has received any distributions from the Partnership. Such items of Partnership gain or loss retain their character (e.g., capital or ordinary) when allocated to the Partners. Moreover, all such allocations will increase or decrease each Partner's tax basis in his Units. The allocation provisions are designed to reconcile tax allocations to economic allocations; however, no assurance can be given that the Internal Revenue Service will not challenge such allocation, especially in light of recently issued final regulations. See "Material Federal Income Tax Considerations."
          Cash distributions by a Partnership and amounts received or deemed received upon the partial or complete redemption of a Limited Partner's Units (either with respect to an Exchange of Units for Units of another Partnership or in liquidation of part or all of a Limited Partner's investment) that do not exceed a Limited Partner's aggregate basis in his Units are not taxable. However, to the extent cash distributions and amounts received or deemed received upon the partial redemption of a Limited Partner's Units exceed a Limited Partner's aggregate tax basis in his Units, the excess will be taxable to the Partner as though it were gain on the sale of his Units. Loss will be recognized on a redemption of Units only if a Limited Partner redeems or Exchanges all of his Units in a Partnership and, following the complete redemption, such Partner has remaining tax basis in the Partnership. In such case, the Partner will recognize loss to the extent of the remaining basis. Subject to an exception for certain types of Partnership assets, such gain or loss (assuming that the Units constitute capital assets) will be either short-term capital gain or loss or long-term capital gain or loss depending upon the length of time the Units were held prior to the distribution or redemption. See "Material Federal Income Tax Considerations."
          The General Partner has been advised that, in the opinion of its counsel, a Limited Partner who is a nonresidential alien individual, foreign corporation, foreign trust, or foreign estate (a "Foreign Limited Partner") should not be engaged in a trade or business in the United States, and should not be subject to United States federal income tax, solely because such Foreign Limited Partner is a limited partner in a Partnership. In the event a Partnership's activities should in the future not fall within certain safe harbors from U.S. trade or business status, there is a risk that all of a Foreign Limited Partner's distributive share of income of the Partnership would be treated as effectively connected with the conduct of a trade or business in the United States. In that event, the Foreign Limited Partner would be taxed at regular rates applicable to U.S. taxpayers and, if a foreign corporation, could be subject to a 30% branch profits tax. See "Material Federal Income Tax Considerations."
          Tax exempt Limited Partners, see "Purchase by Employee Benefit Plan-ERISA Considerations."

                              RISK FACTORS

          In addition to the Risk Disclosure Statements appearing at the beginning of this Prospectus, Limited Partners should consider the following risks before effecting Exchanges:

RISKS RELATING TO COMMODITY TRADING AND THE COMMODITIES MARKETS


          COMMODITY TRADING IS VOLATILE. Commodity interest contract prices are highly volatile; and the Partnerships' trading has been volatile. See "The Cornerstone Funds-Performance Records." Price movements of commodity interest contracts are influenced by, among other things: changing supply and demand relationships; weather; agricultural, trade, fiscal, monetary and exchange control programs and policies of governments; national and international political and economic events and policies; and changes in interest rates.

          Each Partnership is also subject to the risk of failure of any of the exchanges on which it trades or of their clearinghouses, if any. In addition, under certain circumstances, such as the inability of a customer of a Partnership's commodity broker or the commodity broker itself to satisfy substantial deficiencies in such customer's account, a Partnership may be subject to a risk of loss of its funds on deposit with such commodity broker. See "The Commodities Markets."


          COMMODITY TRADING IS HIGHLY LEVERAGED. Because of the low margin deposits normally required in commodity interest contract trading (typically between 2 and 15% of the value of the contract purchased or sold), an extremely high degree of leverage is typical of a commodity trading account. As a result, a relatively small price movement in a commodity interest contract may result in immediate and substantial losses to the investor. For example, if at the time of purchase 10% of the price of a contract is deposited as margin, a 10% decrease in the price of the contract would, if the contract is then closed out, result in a total loss of the margin deposit before any deduction for brokerage commissions. A decrease of more than 10% would result in a loss of more than the total margin deposit. The Partnerships' trading is highly leveraged. See "The Commodities Market-Margins" and "The Limited Partnership Agreements-Nature of the Partnerships."



          COMMODITY TRADING MAY BE ILLIQUID. Most United States commodity exchanges limit fluctuations in certain commodity interest contract prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits." Pursuant to such regulations, during a single trading day no trades may be executed at prices beyond the daily limits. Once the price of a contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity can be neither taken nor liquidated unless traders are willing to effect trades at or within the limit. Prices in various commodities have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent a Partnership from promptly liquidating its unfavorable positions and subject it to substantial losses. While daily limits may reduce or effectively eliminate the liquidity of a particular market, they do not limit ultimate losses, and may in fact substantially increase losses because they may prevent the liquidation of unfavorable positions. There is no limitation on daily price moves in trading currency forward contracts.


          In addition, a Partnership may not be able to execute trades at favorable prices if little trading in the contracts involved is taking place. Under certain circumstances, a Partnership may be required to accept or make delivery of the underlying commodity if the position cannot be liquidated prior to its expiration date. It also is possible that an exchange or the CFTC might suspend trading in a particular contract, order immediate liquidation and settlement of a particular contract, or order that trading in a particular contract be conducted for liquidation only. During periods in October 1987, for example, trading in certain stock index futures was too illiquid for markets to function efficiently and was at one point actually suspended. See "The Commodities Market." The principals who deal in the forward contract markets are not required to continue to make markets in the forward con-tracts they trade. There have been periods during which certain participants in forward markets have refused to quote prices for forward contracts or have quoted prices with an unusually wide spread between the price at which they are prepared to buy and that at which they are prepared to sell.


          SPECIAL RISKS ASSOCIATED WITH FORWARD TRADING.  Each Partnership
trades in forward contracts.   Cornerstone  IV engages in a substantial
amount of trading in forward contracts for diverse world currencies, and Cornerstone II and III engage in a significant amount of such trading. A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at a specified date in the future at a specified price and, therefore, is similar to a futures contract. However, forward contracts are not traded on exchanges and, as a consequence, investors in forward contracts are not afforded the regulatory protections of such exchanges or the CFTC; rather, banks and dealers act as principals in such markets. Neither the CFTC nor banking authorities regulate trading in forward contracts on currencies, and foreign banks may not be regulated by any United States governmental agency.


          Generally, when a Trading Manager for a Partnership instructs the Partnership to either sell or buy a particular currency, DWR will do back-to-back principal trades in order to carry out such instructions. DWR, as principal, will arrange bank lines of credit and contract with a United States or foreign bank or dealer to make or take future delivery of a specified quantity of currency at a negotiated price. DWR, again as principal, will in turn contract with the Partnership to make or take future delivery of the same specified quantity of currency at the same price. DWR will charge the Partnership a transaction fee for effecting a forward contract transaction, but will not attempt to profit from any mark-up or spread on the trade with the Partnership.


          Because performance of forward contracts is not guaranteed by any exchange or clearinghouse, the Partnerships will be subject to the risk of the inability or refusal to perform with respect to such contracts on the part of the principals or agents with or through which the Partnerships trade. Currently the sole counterparty with whom the Partnerships trade is DWR. Any such failure or refusal, whether due to insolvency, bankruptcy or other causes, could subject a Partnership to substantial losses. The Partnerships and DWR will trade forward contracts only with banks, brokers, dealers and other financial institutions which the General Partner, in conjunction with DWR, has determined to be creditworthy.


          The CFTC has published for comment in the United States Federal Register a statement concerning its jurisdiction over transactions in the foreign currency markets, including transactions of the type which may be engaged in by the Partnerships. In the future, the CFTC might assert that forward contracts of the type entered into by the Partnerships constitute unauthorized futures contracts subject to the CFTC's jurisdiction and attempt to prohibit the Partnerships from participating in transactions in such contracts. If the Partnerships were restricted in their ability to trade in the currency markets, the trading strategies of certain Trading Managers could be materially affected.



          SPECIAL RISKS ASSOCIATED WITH TRADING ON FOREIGN EXCHANGES. The Partnerships trade in futures, forward and option contracts on exchanges located outside the United States where CFTC regulations do not apply. Some foreign exchanges, in contrast to domestic exchanges, are "principals' markets" in which performance with respect to a contract is the responsibility only of the individual member with whom the trader has entered into a contract and not of the exchange or clearinghouse, if any. In the case of trading on such foreign exchanges, a Partnership will be subject to the risk of the inability of, or refusal by, the counterparty to perform with respect to such contracts. Although DWR monitors the creditworthiness of the foreign exchanges and clearing brokers with which it does business for clients, DWR does not have the capability to precisely quantify the Partnerships' exposure to risks inherent in their trading activities on foreign exchanges, and, as a result, the risk is not monitored by DWR on an individual client basis (including the Partnerships).

          Trading on foreign exchanges may involve certain risks not applicable to trading on United States exchanges, such as the risks of exchange controls, expropriation, burdensome or confiscatory taxation, moratoriums, or political or diplomatic events. In addition, certain of these foreign markets are newly formed and may lack personnel experienced in floor trading as well as in monitoring floor traders for compliance with exchange rules.
          Furthermore, as the Partnerships determine their respective Net Assets in United States dollars, with respect to trading on foreign markets, the Partnerships will be subject to the risk of fluctuation in the exchange rate between the local currency and dollars and to the possibility of exchange controls. Unless a Partnership hedges itself against fluctuations in exchange rates between the United States dollar and the currencies in which trading is done on such foreign exchanges, any profits which the Partnership might realize in such trading could be eliminated as a result of adverse changes in exchange rates, and the Partnership could even incur losses as a result of any such changes. See "The Commodities Market-Regulations."

          Cornerstone II and Cornerstone III trade on the following foreign futures exchanges: the Deutsche Terminborse, the Hong Kong Futures Exchange Ltd., the International Petroleum
Exchange of London, the London Commodity Exchange, the London International Financial Futures Exchange Ltd., the London Metals Exchange, the Marche a Terme International de France, the MEFF Renta Fija, the Montreal Exchange, the Sydney Futures Exchange, the Singapore International Monetary Exchange, the Tokyo International Financial Futures Exchange and the Tokyo Stock Exchange. Cornerstone IV currently does not trade on any foreign exchanges. From time to time the Partnerships may trade on other foreign exchanges.



          SPECIAL RISKS ASSOCIATED WITH TRADING OF COMMODITY OPTIONS.
Options on futures contracts and options on physical commodities are traded on United States commodity exchanges and may be traded by the Partnerships on certain foreign exchanges. Each such option is a right, purchased for a certain price, to either buy or sell the underlying futures contract or physical commodity during a certain period of time for a fixed price. Such trading involves risks substantially similar to those involved in trading futures contracts in that options are speculative and highly leveraged. Specific market movements of the commodities or futures contracts underlying an option cannot accurately be predicted. The purchaser of an option is subject to the risk of losing the entire purchase price of the option. The writer of an option is subject to the risk of loss resulting from the difference between the premium received for the option and the price of the commodity or futures contract underlying the option which the writer must purchase or deliver upon exercise of the option. See "The Commodities Market-Commodity Options."



          CORNERSTONE IV--LACK OF DIVERSIFICATION. Cornerstone II and III each trade a large number of diverse commodities. However, Cornerstone IV concentrates its trading exclusively in a portfolio of diverse world currencies. Cornerstone II and III have also engaged in a significant amount of foreign currency forward trading. In the case of Cornerstone IV, the limitation to trading only currencies results in greater concentration of investment, which may in turn result in increased volatility in Cornerstone IV's performance compared with that of the other two Partnerships and the other more diversified accounts managed by its Trading Managers. However, some diversification of Cornerstone IV's portfolio is achieved by trading a relatively large number of different and distinctive world currencies and by the various relationships that are created by trading different currencies against one another. The effect of governmental intervention may be particularly significant at certain times in the currency markets traded by Cornerstone IV and the other Partnerships. Such intervention (as well as other factors) may cause such markets to move rapidly in the same direction at certain times. Because of the possible correlation among the prices of currencies in which Cornerstone IV trades, the lack of diversification among different commodities in Cornerstone IV's trading may increase its volatility. Unlike the other Partnerships, Cornerstone IV will not trade in other commodities in the foreseeable future; diversified trading could reduce the volatility of trading results due to differences in the factors affecting price behavior in markets other than the currency markets. See "Differences among the Cornerstone Funds."



          THE PARTNERSHIPS HAVE CREDIT RISK TO DWR. The Partnerships have credit risk because DWR acts as the futures commission merchant or the sole counterparty with respect to most of the Partnerships' assets. Exchange-trade d futures contracts are marked to market on a daily basis, with variations in value credited or charged to a Partnership's account on a daily basis. DWR, as futures commission merchant for each Partnership's exchange- traded futures contracts, is required, pursuant to CFTC regulations, to segregate from its own assets, and for the sole benefit of its commodity customers, all funds held by DWR with respect to exchange-traded futures contracts, including an amount equal to the net unrealized gain on all open futures contracts. With respect to a Partnership's off-exchange-traded foreign currency forward contracts, there are no daily settlements of variations in value. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Financial Instruments."



          POSSIBLE EFFECTS OF SPECULATIVE POSITION LIMITS. The CFTC and United States commodity exchanges have established limits referred to as "speculative position limits" or "position limits" on the maximum net long or net short commodity interest position which any person or group of persons may own, hold or control in particular commodity interest contracts.


          All commodity accounts owned, controlled or managed by each Trading Manager and its principals and affiliates will be combined for position limit purposes, to the extent they may be applicable. The Trading Managers are the trading advisors for other commodity pools and/or numerous individual accounts and will in the future manage additional accounts. In this connection, each Management Agreement provides that if speculative position limits are exceeded by a Trading Manager or any of its principals or affiliates in the opinion of independent counsel (who must be other than counsel to the Partnerships) or in the opinion of the CFTC or any regulatory body, exchange, or board, such Trading Manager and its principals and affiliates will promptly liquidate positions in all of their accounts, including the Partnership's account, as nearly as possible in proportion to their respective equities to the extent necessary to comply with applicable position limits. While each Trading Manager believes that established position limits, where applicable, will not adversely affect its contemplated trading for a Partnership, it is possible that, from time to time, the trading system or instructions of a Trading Manager to a Partnership may have to be modified, and that positions held by such Partnership may have to be liquidated, in order to avoid exceeding such limits. Such modification or liquidation, if required, could adversely affect the operations and profitability of a Partnership. See "Conflicts of Interest-Management of Other Accounts by Each Trading Manager."
 Each Partnership is also subject to the same speculative position limits and may have to modify or liquidate positions if such limits are, or are about to be, exceeded by the Partnership as a whole. Speculative position limits are not applicable to forward contract trading, although the principals with which DWR or a Partnership may deal in the forward markets may limit the positions available to DWR or the Partnerships as a consequence of credit con-siderations.


RISKS RELATING TO THE PARTNERSHIPS

          PAST RESULTS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE. Investors must consider the uncertain significance of past performance in determining whether or not to Exchange Units of one Partnership for Units in another Partnership, and should not place any substantial degree of reliance on the past performance records of the Trading Managers or the Partnerships. It should not be assumed that trading decisions made by the Trading Managers in the future will be profitable or will result in performance for the Partnerships comparable to such Trading Managers' past performance.
          Neither the past performance results of the Trading Managers nor the past performance results of the Partnerships are necessarily indicative of the future performance of the Partnerships.


          SUBSTANTIAL CHARGES TO EACH PARTNERSHIP. Each Partnership incurs substantial charges from payment of brokerage commissions to DWR, management and incentive fees to its Trading Managers, its direct expenses and its share of Common Administrative Expenses pursuant to the Exchange Agreement. For the years ended December 31, 1995, 1994 and 1993: (i) Cornerstone II had total expenses of $3,722,106, $3,926,437, and $3,161,539, respectively; (ii)
Cornerstone III had total expenses of $5,851,246, $6,988,456, and $7,462,328, respectively; and (iii) Cornerstone IV had total expenses of $7,560,205, $10,864,240, and $13,603,400, respectively. Based on the annual fees and expenses of Cornerstone II, III and IV during the period from January
1991-June 1996 (note that only the management fees are fixed and that brokerage commissions and transaction fees and costs are capped, but not otherwise fixed), Cornerstone II, Cornerstone III and Cornerstone IV will be required to earn annual net trading profits (after taking into account estimated interest income based upon current rates of 5%) of 7.57%, 8.17% and 4.97%, respectively, of such Partnership's average annual Net Assets in order to break even (earning profits sufficient to recoup an investor's initial investment after one year). Each Partnership will be required to earn gross profits in excess of such amounts before realizing any net profits. See "Description of Charges to Each Partnership."



          RESTRICTED INVESTMENT LIQUIDITY IN THE UNITS. The Units cannot be assigned or transferred except on the terms and conditions set forth in each Limited Partnership Agreement, and there is and will be no public market for the Units. See "The Limited Partnership Agreements--Restrictions on Transfers or Assignments." Limited Partners of a Partnership may require such Partnership to redeem all or part of their Units as of the last day of any month at the Net Asset Value thereof. However, redemptions may be made only in whole Units or in multiples of $1,000, unless a Limited Partner is redeeming his entire interest in a Partnership. The right to obtain payment on redemption is contingent upon (a) the Partnership having assets sufficient to discharge its liabilities on the effective date of the redemption, and (b) the receipt by the General Partner of a Request for Redemption in the form annexed to the Limited Partnership Agreement (or any other form approved by the General Partner) at least 15 days prior to the date on which such redemption is to be effective. All liabilities of the Partnerships are accrued daily and are reflected in the daily Net Asset Value of the Partnerships. Under certain circumstances (including, but not limited to, a Partnership's inability to liquidate or a delay in liquidating positions or the default or delay in payments due a Partnership from dealers, brokers, banks, or other persons), a Partnership may delay payment to Limited Partners requesting redemptions of the proportionate part of the redemption requests represented by the sums which are the subject of any such default or delay. See "Redemptions."


          CONFLICTS OF INTEREST IN THE PARTNERSHIPS' STRUCTURE. Actual and potential conflicts of interest exist in the structure and operation of each Partnership's business. These conflicts include (a) the conflict between the duties of the General Partner and each Trading Manager to act in the best interests of each Partnership, and the advantage to the General Partner, as an affiliate of the commodity broker for each Partnership, resulting from the trading of each Partnership's account by its Trading Managers, and (b) the probable competition with each Partnership by the General Partner, each Trading Manager and other commodity pools organized, managed or advised by such persons, their principals or affiliates, and customers (including officers, directors and employees of the General Partner and DWR). See "Conflicts of Interest," "The Trading Managers" and "The Commodity Broker."

          LIMITED PARTNERS DO NOT PARTICIPATE IN MANAGEMENT. Limited Partners do not participate in the manage ment of a Partnership or in the conduct of its business. See "The
Limited Partnership Agreements-Management of Partnership Affairs." However, each Limited Partnership Agreement provides that certain actions may be taken upon the affirmative vote of Limited Partners owning more than 50% of the Units then owned by Limited Partners, provided that no such action may be taken unless independent counsel (who must be other than counsel to the Partnership) has rendered an opinion to the effect that the action to be taken will not adversely affect the limited liability of the Limited Partners or the federal tax status of the Partnership and that the action is permitted under the New York Uniform Limited Partnership Act (the "Partnership Act") (or, in lieu thereof, a court of competent jurisdiction has rendered a final order to such effect). See "The Limited Partnership Agreements-Amendments; Meetings."


          RELIANCE ON THE GENERAL PARTNER. A Limited Partner is relying on the ability of the General Partner to select and monitor the Trading Managers for each Partnership, including the existing Trading Managers and any new Trading Managers retained by the General Partner. The selection by the General Partner of the current Trading Managers for each Partnership involved numerous considerations. The General Partner evaluated the performance record of each Trading Manager and determined which Trading Managers were suitable for a Partnership's trading policies and investment objectives. The General Partner reviewed other aspects of each Trading Manager (including the prospective Trading Manager's trading system, experience, volatility of trading, commodities traded, amount of management and incentive fees normally charged, reputation of the Trading Manager and its personnel, and amount of funds under management), and made certain subjective judgments in retaining Trading Managers for each Partnership. Although the General Partner carefully weighed the above factors in making its selections, other factors not considered by the General Partner may also be important. The General Partner has terminated and replaced Trading Managers in the past, and in the future, it may be required to terminate and replace Trading Managers, or retain additional Trading Managers, by reason of poor performance or for other reasons. See "Differences among the Cornerstone Funds."

RISKS RELATING TO THE TRADING MANAGERS

          RELIANCE ON THE TRADING MANAGERS. Under each Management Agreement, each Trading Manager has exclusive responsibility for making trading decisions with respect to the Net Assets of a Partnership allocated to it, except in certain limited situations. No assurance can be given that the respective trading systems and strategies utilized by the Trading Managers will prove successful under all or any market conditions.


          INFLUENCES ON TRADING STRATEGIES. Any factor which may lessen the prospect of major trends in the future (for example, increased governmental control of, or participation in, the currency markets) may reduce the Trading Managers' ability to trade profitably in the future. Any factor which would make it more difficult to execute timely trades, such as a significant lessening of liquidity in a particular market, would also be detrimental to profitability. As a result of these factors and the general volatility of commodity interests markets, investors should view their investment as long term (at least two years) in order to permit the strategies of the Trading Managers to function over time. Further, Trading Managers may alter their strategies from time to time in an attempt to better evaluate market movements. As a result of such periodic modifications, it is possible that the trading strategies used by the Trading Managers in the future may be different from those presently in use. There appears to be a tendency for the rates of return achieved by commodity trading advisors to diminish as equity under management increases. None of the Trading Managers has agreed to limit the amount of additional equity which it may manage. There can be no assurance whatsoever as to the effect such increased equity will have on performance. Moreover, somewhat different trading strategies may be required for accounts of differing sizes or trading objectives.



          NEW TRADING MANAGERS. The General Partner in the future may designate additional Trading Managers to manage the funds of a Partnership and may reallocate funds among the Trading Managers for each Partnership or among a particular Trading Manager's trading systems. There is no maximum or minimum limit on the amount of funds which may be allocated to a Trading Manager, although certain Trading Managers have the right to reject additional funds. Under certain circumstances, the General Partner will have to obtain the prior consent of the Trading Managers for Cornerstone IV before appointing additional Trading Managers for that Partnership. See "The Management Agreements." A portion of the Net Assets of each Partnership may be subject to management by Trading Managers and/or trading systems that have not yet been chosen by the General Partner. Such additional Trading Managers and/or trading systems would be selected without prior notice to, or approval from, Limited Partners, who will not have the opportunity to review the performance record of newly appointed Trading Managers prior to their appointment or the performance record of such systems prior to their implementation.


          EXPIRATION OR TERMINATION OF MANAGEMENT AGREEMENTS. The Management Agreement with each Trading Manager will continue in effect for a specified period and thereafter will be renewed automatically for an additional term unless any party thereto, upon written notice timely given, notifies the other party of its intention not to renew. In addition, each Management Agreement is terminable by the Partnership at any time without penalty on prior written notice timely given and under certain other circumstances. See "The Management Agreements." Upon the expiration or termination of a Management Agreement, the General Partner will attempt to renegotiate such Agreement or make other arrangements for providing trading advice as long as the affected Partnership intends to continue trading. In the selection of any Trading Manager upon the expiration or termination of a Management Agreement (including any retention of a Trading Manager thereafter), the General Partner will take into account all relevant factors, including the prospective Trading Manager's trading performance, experience, volatility of trading, commodities traded, amount of management and incentive fees normally charged, reputation of the Trading Manager and its personnel, and amount of funds under management, as well as the trading policies and investment objectives of the relevant Partnership. The General Partner will attempt to enter into a management agreement with each Trading Manager which is substantially similar to the Management Agreements described in this Prospectus; however, there can be no assurance that the services of a Trading Manager will be available on the same or similar terms.


          DISTORTIONS PRODUCED BY ANNUAL INCENTIVE FEE ARRANGEMENT. Each Partnership has agreed to pay its Trading Managers an annual incentive fee based on New Appreciation at the end of its annual incentive period. When such incentive fee is paid by a Partnership, each outstanding Unit owned by a Limited Partner of such Partnership will pay a proportionate amount of such incentive fee. Such arrangement creates distortions in the case of a Limited Partner who redeems or Exchanges Units at any time other than at the end of an incentive period. For example, since incentive fees are accrued at the end of each month, a Limited Partner redeeming Units or effecting an Exchange at the end of a month when there is an accrued incentive fee will be charged an incentive fee. If the Partnership's New Appreciation subsequently declines, such Limited Partner will pay a disproportionate amount of the incentive fee relative to the amount that other remaining Limited Partners actually pay at the end of an incentive period. Conversely, a Limited Partner who purchases Units in an Exchange during an incentive period may be charged an incentive fee at the end of such period even though the value of his Units has remained the same or declined since purchase. On the other hand, a Limited Partner may purchase Units in an Exchange following a decline in Net Assets and may experience an increase in the value of such Units without being charged an incentive fee at the end of such period. See "Description of Charges to Each Partnership."


          THE EFFECT OF MULTIPLE TRADING MANAGERS. The Trading Managers for each Partnership make trading decisions independent of each other. Thus, there is the possibility that a Partnership could hold opposite positions in the same or similar commodity interests contracts at or about the same time or during the same period of time, with no net change in holdings. The General Partner has not prepared combined composite performance records of the Trading Managers for each Partnership which analyze if this has in the past or might in the future occur. There is also the possibility that Trading Managers for one or more Partnerships may from time to time enter identical orders and, therefore, compete for the same trades. This competition could prevent the orders from being executed at desired prices. The performance record of each Trading Manager does not reflect the impact that such factors may have on the overall performance of a Partnership.



          UNEQUAL ALLOCATION OF A PARTNERSHIP'S ASSETS AMONG TRADING MANAGERS. The Net Assets of a Partnership may be allocated unequally among its Trading Managers and this may affect the performance results of such Partnership. For example, a Trading Manager may experience a high monthly rate of return but may only be managing a small percentage of a Partnership's Net Assets. In this case, such Trading Manager's performance could have an insignificant effect on the Net Assets of a Partnership and the Net Asset Value of its Units. See The "Management Agreements." The General Partner has generally reallocated the assets of the Partnerships unequally among its Trading Managers, and this may have the effect described above. Furthermore, in the case of certain Trading Managers which trade several different systems, the General Partner may reallocate the assets allocated to a Trading Manager among such Trading Manager's trading systems. Consequently, the assets of a particular Partnership may be allocated unequally among a Trading Manager's trading systems, and this, too, may affect the performance results of the Partnership in the manner described above. See "The Trading Managers." Although each Trading Manager's margin requirements and brokerage commissions will be satisfied from the Net Assets of a Partnership allocated to such Trading Manager, a Trading Manager may incur losses of such magnitude that it is unable to meet margin calls from the Net Assets allocated to it. If this occurs, the General Partner is authorized under each Management Agreement to reallocate funds among the Trading Managers for each Partnership and may be required to take funds from more successful Trading Managers.
This could adversely affect the performance of such other Trading Managers and the Partnership.



          NEW TRADING MANAGERS MAY BE ADDED. The General Partner, in the future, may designate additional Trading Managers to manage the funds of a Partnership and may reallocate funds among the Trading Managers for each Partnership or among a particular Trading Manager's trading systems. There is no maximum limit on the amount of funds which may be allocated to a Trading Manager. A portion of the Net Assets of each Partnership may in the future be subject to management by Trading Managers and/or trading systems that have not yet been chosen by the General Partner. Such additional Trading Managers and/or trading systems would be selected without prior notice to, or approval from, Limited Partners, who will not have the opportunity to review the performance record of newly appointed Trading Managers prior to their appointment or the performance record of such systems prior to their implementation.


TAXATION AND REGULATORY RISKS

          POSSIBILITY OF TAXATION AS A CORPORATION. The General Partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that under current United States federal income tax (hereinafter "federal income tax") laws and regulations, each Partnership will be classified as a partnership and not as an association taxable as a corporation. That status has not been confirmed by a ruling from, and such advice is not binding upon, the United States Internal Revenue Service (the "Internal Revenue Service"). No such ruling has been or will be requested. The facts and authorities relied upon by counsel in their opinion may change in the future. If a Partnership were taxed as a corporation for federal income tax purposes, income or loss of such Partnership would not be passed through to Partners and the Partnership would be subject to tax on its income at the rates of tax applicable to corporations, without any deductions for distributions to the Partners. In addition, all or a portion of distributions made to the Partners could be taxable as dividends or capital gains. See "Material Federal Income Tax Considerations."

          PARTNERS' TAX LIABILITY MAY EXCEED DISTRIBUTIONS. If a Partnership realizes profit for a taxable year, such profit will be taxable to the Partners in accordance with their distributive shares of Partnership profit, whether or not the profit actually has been distributed to its Partners. Accordingly, taxes payable by Partners with respect to Partnership profit may exceed the amount of Partnership distributions, if any, for a taxable year. Further, a Partnership may sustain losses offsetting such profit in a succeeding taxable year, so that Partners may never receive the profit on which they were taxed in the prior year. See "Material Federal Income Tax Considerations."
          POSSIBLE LIMITATION ON DEDUCTION OF CERTAIN EXPENSES. The deductibility of certain miscellaneous itemized deductions is limited to the extent such expenses exceed 2% of the adjusted gross income of an individual, trust or estate. In addition, certain of an individual's itemized deductions are reduced by an amount equal to the lesser of (i) 3% of such individual's adjusted gross income over a certain threshold amount and (ii) 80% of such itemized deductions. Based upon the activities of the Partnerships, the General Partner has been advised by its legal counsel that various expenses incurred by the Partnerships should not be subject to these limitations except to the extent that the Internal Revenue Service promulgates regulations that so provide. See "Material Federal Income Tax Considerations."

          POSSIBILITY OF TAX AUDIT. There can be no assurance that the Partnerships' tax returns will not be audited by the Internal Revenue Service or that adjustments to such returns will not be made as a result of such audits. If an audit results in an adjustment, Limited Partners may be required to file amended returns (which may themselves also be audited) and to pay back taxes plus interest and/or penalties that may then be due. See "Material Federal Income Tax Considerations."


          ABSENCE OF REGULATIONS APPLICABLE TO SECURITIES MUTUAL FUNDS AND THEIR ADVISERS. The Partnerships are not registered as investment companies or "mutual funds" under the Investment Company Act of 1940, as amended (or any similar state law), and neither the General Partner nor any Trading Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (or any similar state law). Investors, therefore, are not accorded the protective measures provided by such legislation. However, in accordance with the provisions of the Commodity Exchange Act, as amended (the "CEAct"), the regulations of the CFTC thereunder and the NFA rules, the General Partner is registered as a commodity pool operator, the Trading Managers are registered as commodity trading advisors, and DWR is registered as a futures commission merchant, each subject to regulation by the CFTC and each a member of the NFA in such respective capacities.


          THE FOREGOING RISK FACTORS DO NOT PURPORT TO BE A COMPLETE EXPLANATION OF ALL OF THE RISKS INVOLVED IN AN INVESTMENT IN THE
PARTNERSHIPS. LIMITED PARTNERS SHOULD READ THIS PROSPECTUS IN ITS ENTIRETY BEFORE DETERMINING WHETHER TO EFFECT EXCHANGES.

                            CONFLICTS OF INTEREST

RELATIONSHIP OF THE GENERAL PARTNER TO THE COMMODITY BROKER


          The General Partner is a wholly-owned subsidiary of Dean Witter, Discover & Co., a principal subsidiary of which, DWR, acts as the commodity broker for each Partnership pursuant to a Customer Agreement. In such capacity, DWR receives brokerage commissions for commodity transactions effected for each Partnership pursuant to the instructions of its Trading Managers. Because the General Partner is an affiliate of DWR, there has been no arm's-length negotiation of brokerage commission rates applicable to any Partnership transactions. Moreover, the General Partner has a disincentive to replace DWR as the commodity broker for the Partnerships. Most customers of DWR who maintain commodity trading accounts over $1,000,000 pay commissions at negotiated rates which are substantially less than the rate which is paid by each Partnership. Seventeen of the 23 currently active commodity pools for which Demeter acts as general partner are charged brokerage commissions on a roundturn basis (i.e., a charge for entering and exiting each commodity interest transaction), and six of such commodity pools are charged flat-rate asset-based brokerage fees.

          While each Customer Agreement is nonexclusive, so that each Partnership has the right to seek lower commission rates from other brokers at any time, the General Partner believes that the Customer Agreement and other arrangements between each Partnership and DWR are fair, reasonable and competitive, and represent the best price and services available, considering the matters discussed in this paragraph below and in the immediately succeeding paragraph. The General Partner, an affiliate of DWR, provides ongoing services to the Partnerships, which include evaluating, retaining, monitoring and terminating Trading Managers for the Partnerships and administering the redemption and Exchange of Units, and the General Partner has financial obligations as the general partner of the Partnerships. A significant portion of the brokerage commissions paid to DWR by each Partnership will be paid by DWR to its employees and certain Additional Sellers for providing continuing assistance to Limited Partners to whom they have sold Units. Such DWR employees and Additional Sellers who provide continuing advice to Limited Partners as to when and whether to redeem or Exchange Units may have a conflict of interest by reason of their receipt of a portion of the brokerage commissions paid to DWR by the Partnerships.
          The General Partner has reviewed, and will continue to review, the brokerage arrangements at least annually to ensure that they are fair, reasonable and competitive, and that they represent the best price and services available, taking into consideration the size and trading activity of each Partnership and the services provided, and costs, expenses, and risk borne, by DWR and the General Partner. See "The Commodity Broker" and "Fiduciary Responsibility."

          Each Partnership trades in currency forward contracts. Cornerstone II, III and IV each engage in differing amounts of trading in the forward markets and may do so through affiliates of the General Partner (all of the Partnerships' forward trading is currently done through DWR). Such forward trading may also be done through other dealers which are not affiliated with the General Partner under certain circumstances. See "Risk Factors-Risks Relating to Commodity Trading and the Commodities Markets-Forward Trading." The General Partner has a conflict of interest in selecting its affiliates as the parties with and through which the Partnerships will execute their forward trades and selecting other entities which might be able to make a better price or superior execution available to the Partnerships. The General Partner will review the Partnerships' forward trading arrangements on an annual basis in an attempt to determine whether such arrangements are competitive with those of other comparable pools in light of the circumstances. See "Risk Factors-Risks Relating to Commodity Trading and the Commodities Markets-Forward Trading" and "The Commodities Market." Each Trading Manager has complete discretion to determine which trades the Partnership should make in futures contracts and other commodity interests in respect of the funds allocated to the Trading Manager, and the General Partner has no authority to intervene in the selection of trades, except to override trading instructions which would result in a violation of the Partnership's trading policies or to the extent necessary to fund any distributions, redemptions, Exchanges or reallocations among Trading Managers or to pay expenses of the Partnership. Since the General Partner is an affiliate of DWR, the General Partner has a conflict of interest between its responsibility to prevent each Trading Manager from engaging in excessive trading and its interest in allowing each Trading Manager to generate brokerage commissions for the benefit of DWR up to, but not exceeding, the caps on brokerage commissions.

          DWR and the General Partner may, from time to time, be subject to conflicting demands in respect of their obligations to the Partnerships and other commodity pools. Also, certain pools may generate larger brokerage commissions to DWR, resulting in increased payments to DWR employees. Since DWR employees may receive greater compensation from the sale of units of one pool over another, such employees are subject to a conflict of interest in providing advice to Limited Partners.

ACCOUNTS OF AFFILIATES OF THE GENERAL PARTNER


          While the General Partner does not trade futures interests for its own account (other than indirectly as a consequence of its position as general partner of commodity pools), certain of the officers, directors and employees of the General Partner and DWR, their affiliates, and officers, directors and employees of such affiliates, may from time to time trade commodity futures contracts and other commodity interests for their own proprietary accounts. In addition, DWR is a large futures commission merchant , handling substantial customer business in physical commodities and futures contracts, and is a clearing member of all major commodity exchanges in the United States. Thus, DWR may effect transactions for the account of each Partnership in which the other parties to the transactions are officers, directors, affiliates, employees, customers or correspondents of DWR or the General Partner. Such persons might also compete with a Partnership in bidding on purchases or sales of contracts without knowing that such Partnership is also bidding. Transactions for the officers, directors, affiliates, employees, customers and correspondents of DWR or the General Partner might be effected when similar trades for one or more Partnerships are not executed or are executed at less favorable prices. Limited Partners will not be permitted to inspect the trading records of the General Partner, DWR or persons related to them in light of their confidential nature.



          The Limited Partnership Agreements provide that no person may receive, directly or indirectly, any advisory, management, or incentive fee for investment advice who shares or participates in commodity brokerage commissions from transactions with the Partnerships. No commodity broker for the Partnerships may pay, directly or indirectly, rebates or "give-ups" to the General Partner or any Trading Manager, and such prohibitions may not be circumvented by any reciprocal business arrangements.


MANAGEMENT OF OTHER ACCOUNTS BY EACH TRADING MANAGER


          Each Management Agreement allows the Trading Manager to manage commodity accounts in addition to the Partnership's account. Each Trading Manager and its principals and affiliates may at any time be trading their own proprietary accounts, advising accounts for other commodity pools and/or individual customers, and operating other commodity pools and will continue such activities in the future. Some Trading Managers may also operate more than one trading system in their management of accounts, some of which systems may not be used in trading for the Partnerships. Such other trading systems have in the past and may in the future experience significantly different performance results than the systems used in trading for the Partnerships. A Trading Manager may have a conflict of interest in rendering advice because its compensation for managing some other accounts may exceed its compensation for managing the Partnership's account, and therefore may provide an incentive to favor such other accounts. Moreover, if a Trading Manager makes trading decisions for such accounts and the Partnership's account at or about the same time, the Partnership may be competing with such other accounts for the same or similar positions. While the records of the Trading Manager's own account and accounts managed by it will not be made available to Limited Partners, each Management Agreement permits the General Partner access to such records in order to determine that the Partnership's account is traded fairly. Each Management Agreement also provides that the Trading Manager will deal with the Partnership in a fiduciary capacity to the extent recognized by applicable law and will not enter into transactions where it knowingly or deliberately favors itself or another client over the Partnership.


CUSTOMER AGREEMENT WITH DWR

          Each Partnership has opened a separate commodity trading account with DWR for each of its Trading Managers pursuant to its Customer Agreement.
 Under each such agreement, all funds, commodities and securities positions and credits carried for each Partnership are held as security for such Partnership's obligations to DWR; the margins required to initiate or maintain open positions will be as from time to time established by DWR; and DWR may close out positions, purchase commodities or cancel orders at any time it deems necessary for its protection, without the consent of the Partnership. Each Partnership also has agreed to indemnify and defend DWR, its stockholders, employees, officers, directors and affiliates against certain liabilities incurred by them by reason of acting as such Partnership's commodity broker. DWR, the General Partner or the Limited Partners of the Partnership by majority vote (subject to receipt of opinion of independent legal counsel that such vote would not constitute participation in the control of the Partnership's business and thus deny the Limited Partners limited liability) may terminate the brokerage relationship and close the Partnership's commodity account at DWR at any time upon 60 days' notice. If so terminated, the Partnership would have to negotiate a new customer agreement with a commodity broker upon terms and conditions, including brokerage commission rates, which cannot now be determined.

OTHER COMMODITY POOLS


          The General Partner is or has been the general partner for 25 other commodity pools. DWR is the commodity broker for such pools and several other commodity pools. Each may in the future establish and/or be the general partner or commodity broker for additional commodity pools, and any such pools may be said to be in competition with the Partnerships in that any one or more such pools might compete with the Partnerships for the execution of trades.


                          FIDUCIARY RESPONSIBILITY


          Investors should be aware that the General Partner has a fiduciary duty under the Partnership Act to the Limited Partners of each Partnership to exercise good faith and fairness in all dealings affecting such Partnership. The General Partner's fiduciary duty to the Limited Partners under each Limited Partnership Agreement is in accordance with the fiduciary duty owed to limited partners by a general partner under New York law. The Limited Partnership Agreements prohibit the Limited Partners from limiting, by any means, the fiduciary duty of the General Partner owed to the Limited Partners under statutory or common law. In the event that a Limited Partner believes that the General Partner has violated its responsibility, such Limited Partner may seek legal relief for himself and all other similarly situated Limited Partners or on behalf of the Partnership under the Partnership Act, the CEAct, applicable federal and state securities laws and other applicable laws to recover damages from, or to require an accounting by, the General Partner. The Trading Managers for each Partnership have a fiduciary duty under applicable law to that Partnership.

          Each Partnership has agreed to indemnify the General Partner and its stockholder, directors, officers, employees and controlling persons for actions or omissions relating to such Partnership, and also has agreed to indemnify each Trading Manager, and their respective stockholders, directors, officers and employees against all liabilities incurred in the performance of services for such Partnership, provided that in each case such actions or omissions were not the result of bad faith, misconduct or negligence or were done in good faith in the reasonable belief that the actions or omissions were in, or not opposed to, the best interests of such Partnership, and provided, further, that in any action brought by a Limited Partner in the right of the Partnership, the General Partner may only be indemnified to the extent and subject to the conditions specified in the Partnership Act. Each Partnership has agreed to certain other indemnities of its Trading Managers in connection with the offer and sale of Units. See "The Management Agreements." Under the terms of each Limited Partnership Agreement, no indemnification of the General Partner or its affiliates by the Partnership will be permitted for losses resulting from liabilities incurred for violation of federal or state securities laws in connection with the registration, offer or sale of the Units.
          Each Partnership has agreed to certain other indemnities of its respective Trading Managers in connection with the offer and sale of Units arising from material misrepresentations or omissions unrelated to the Trading Managers.
          DWR assumes no responsibility under the Customer Agreement except for rendering in good faith the services required of it thereunder. The Customer Agreement provides that DWR, its stockholder, directors, officers, employees and its or their respective successors or assigns will not be liable to a Partnership, its partners or any of its or their respective successors or assigns except by reason of acts of, or omissions due to, bad faith, misconduct or negligence, or for not having acted in good faith in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Partnership, or by reason of any material breach of the Customer Agreement. The Customer Agreement also provides that each Partnership will indemnify DWR, its stockholder, directors, officers, employees and its or their respective successors or assigns from and against all liabilities incurred in the performance of the services required by the Customer Agreement, provided that a court upon entry of final judgment finds (or, if no final judgment is entered, by an opinion rendered to the Partnership by independent counsel) that such liability was not the result of bad faith, misconduct or negligence or that the conduct which was the basis for such liability was done in the good faith belief that it was in, or not opposed to, the best interests of the Partnership. The Customer Agreement also provides that DWR will indemnify each Partnership, the partners of the Partnership and its or their respective successors or assigns from and against all liabilities incurred as a result of the performance of the services required by the Customer Agreement, provided that such liability arises from conduct of DWR which has been found by a court upon entry of final judgment (or, if no final judgment is entered, by an opinion rendered to the Partnership by independent counsel) to be the result of bad faith, misconduct or negligence, or for conduct not done in the good faith belief that it was in, or not opposed to, the best interests of the Partnership or by reason of any material breach of the Customer Agreement. Note that, with respect to indemnification for liabilities arising under the 1933 Act for directors, officers or controlling persons of the Partnership or the General Partner, it is the opinion of the SEC that such indemnification is against public policy, as expressed in the 1933 Act, and is therefore unenforceable. The CFTC has issued a statement of policy relating to indemnification of officers and directors of a futures commission merchant and its controlling persons under which the CFTC has taken the position that whether such an indemnification is consistent with the policies expressed in the CEAct will be determined by the CFTC on a case-by-case basis.


                          THE CORNERSTONE FUNDS

          Cornerstone II and III were formed as limited partnerships on December 7, 1983 and commenced trading operations on January 2, 1985, while Cornerstone IV was formed as a limited partnership on December 11, 1986 and commenced trading operations on May 1, 1987. The Partnerships are each currently engaged in the speculative trading of a diverse group of commodity interest contracts. Each Partnership trades pursuant to the trading systems, method, and strategies utilized by the Trading Managers retained by the General Partner for each Partnership as described under "The Trading Managers."

THE OFFERING OF UNITS


          In January 1985, Cornerstone II and III commenced their Continuing Offering of unsold Units and in May 1987, Cornerstone IV joined that Continuing Offering. Capital contributions from the sale of Units have been accepted by such Partnerships at the 136 Monthly Closings held as of June 30, 1996. As of July 1, 1996, there were 14,675.65 unsold Units available for Exchange.


          As of June 30, 1996, Cornerstone II has sold an aggregate of 41,586.710 Units and received net proceeds of $65,253,651. Included in these numbers are Exchanges of Units in Cornerstone III and IV for Units in Cornerstone II. As of June 30, 1996, Cornerstone II had Net Assets of $28,942,618 and the Net Asset Value of a Unit thereof was $2,823.08.


          As of June 30, 1996, Cornerstone III has sold an aggregate of 74,394.567 Units and received net proceeds of $137,103,376. Included in these numbers are Exchanges of Units in Cornerstone II and IV for Units in Cornerstone III. As of June 30, 1996, Cornerstone III had Net Assets of $39,178,794 and the Net Asset Value of a Unit thereof was $2,275.15.


          As of June 30, 1996, Cornerstone IV has sold an aggregate of 100,499.637 Units and received net proceeds of $167,510,620. Included in these numbers are Exchanges of Units in Cornerstone II and Cornerstone III for Units in Cornerstone IV. As of June 30, 1996, Cornerstone IV had Net Assets of $97,586,050 and the Net Asset Value of a Unit thereof was $2,947.54.


          In connection with the offering of Units, the General Partner contributed $511,389, $749,244 and $1,549,805 to Cornerstone II, III and IV, respectively, and, as of June 30, 1996, the General Partner owned 217.400,
382.103 and 638.889 Units of General Partnership Interest in Cornerstone II, III and IV, respectively. As of June 30, 1996, Cornerstone II had 3,598 Limited Partners, Cornerstone III had 6,233 Limited Partners, and Cornerstone IV had 10,533 Limited Partners.


          Prior to October 1, 1994, DWR was reimbursed by the Partnerships for certain continuing offering expenses by means of a "Continuing Expense Charge" added to the sales price of Units sold in the Continuing Offering.
DWR has been reimbursed in full for the initial offering expenses of Cornerstone II, III and IV, and as of June 30, 1996, had approximately $113,930 in excess reimbursed continuing offering expenses. During the Continuing Offering, DWR has been able to contribute periodically aggregate excess reimbursement of $1,418,000 to the Partnerships (which includes amounts to Cornerstone I) as follows: Cornerstone II, $264,079; Cornerstone III, $633,109; and Cornerstone IV, $379,335. Because the sale of Units to investors (other than pursuant to Exchanges) has been terminated, DWR will not collect any additional continuing expense charges.

PERFORMANCE RECORDS

PERFORMANCE OF DEAN WITTER CORNERSTONE FUND II


          Capsule I sets forth the actual performance record of Cornerstone II from January 1, 1991 through June 30, 1996. As of the date of this Prospectus, all funds received at Monthly Closings have been allocated two-thirds to JWH and one-third to Abacus. As of the date of this Prospectus, the funds allocated to JWH are allocated to the Original Investment Program, the Global Diversified and the International Foreign Exchange Program. In the future, allocations and/or reallocations may be made among such systems and/or additional systems. See "The Trading Managers-Dean Witter Cornerstone Fund II."


PERFORMANCE OF DEAN WITTER CORNERSTONE FUND III


          Capsule II sets forth the actual performance record of Cornerstone III from January 1, 1991 through June 30, 1996. As of the date of this Prospectus, Sunrise will receive approximately one-half, and WISC and Abraham will each receive approximately one-quarter, of the proceeds of any Exchanges of Cornerstone III. See "The Trading Managers-Dean Witter Cornerstone Fund III."


PERFORMANCE OF DEAN WITTER CORNERSTONE FUND IV


          Capsule IV sets forth the actual performance record of Cornerstone IV from January 1, 1991 through June 30, 1996. Since the commencement of trading on May 1, 1987, Cornerstone IV's trading has been directed by its initial two Trading Managers, JWH and Sunrise. See "The Trading Managers-Dean Witter Cornerstone Fund IV." As of the date of this Prospectus, all funds received by Cornerstone IV at Monthly Closings have been allocated equally among its Trading Managers, except for certain periods in which the General Partner allocated assets between JWH and Sunrise based on their respective percentage of total assets managed.

                                _______________


          INVESTORS ARE CAUTIONED THAT THE INFORMATION SET FORTH IN CAPSULES I, II AND III AND THE FOOTNOTES THERETO IS NOT INDICATIVE OF, AND HAS NO BEARING ON, ANY TRADING RESULTS WHICH MAY BE ATTAINED BY CORNERSTONE II, III AND IV, RESPECTIVELY, IN THE FUTURE, SINCE PAST RESULTS ARE NOT A GUARANTEE OF FUTURE RESULTS. THERE CAN BE NO ASSURANCE THAT ANY PARTNERSHIP WILL MAKE ANY PROFITS AT ALL OR WILL BE ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM COMMODITY TRADING.

                                                                    CAPSULE I

              PERFORMANCE OF DEAN WITTER CORNERSTONE FUND II

                                                          Type of Pool:  Publicly-Offered Pool
                                                  Inception of Trading:  January 1985
                                               Aggregate Subscriptions:  $65,253,651
                                                Current Capitalization:  $28,942,618
                                      Current Net Asset Value per Unit:  $2,823.08
                                        Worst Monthly Percent Drawdown:  (9.76)% (January 1992)
                                        Worst Month-end Peak-to-Valley:  (22.29)% (5 months, 1/92-5/92)


                 Monthly
                 Rate of
                 Return(a)            1996         1995           1994           1993           1992           1991
                 ---------            ----         ----           ----           ----           ----           ----
                                       %            %              %              %               %             %
                January              1.98          (2.85)        (3.17)          (3.97)         (9.76)        (3.62)
                February            (6.13)         10.88          0.12            7.79          (6.72)        (0.78)
                March                0.07          13.73          3.16           (0.07)         (1.84)         7.14
                April                4.76           4.18         (2.59)           3.10          (3.08)        (0.60)
                May                 (3.14)         (0.37)         3.84            0.82          (2.96)         2.01
                June                 2.60          (0.29)         2.50           (0.89)          8.27          2.41
                July                               (3.82)        (3.86)           7.92          10.24         (9.38)
                August                             (0.46)        (4.70)          (5.45)         10.80         (3.85)
                September                          (2.52)         0.77           (1.69)         (5.19)         3.48
                October                            (0.40)        (5.31)          (2.62)         (1.08)        (2.44)
                November                            3.20          3.35           (0.30)          2.01         (2.10)
                December                            4.00         (2.80)           3.87           0.34         21.15

                Compound
                Annual
                (Period)            (0.27)         26.50         (8.93)           7.81          (1.34)        10.98
                Rate of Return(b)


               PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE
                             OF FUTURE RESULTS

                                                                    CAPSULE II

               PERFORMANCE OF DEAN WITTER CORNERSTONE FUND III

                                                          Type of Pool:  Publicly-Offered Pool
                                                  Inception of Trading:  January 1985
                                               Aggregate Subscriptions:  $137,103,376
                                                Current Capitalization:  $39,178,794
                                      Current Net Asset Value per Unit:  $2,275.15
                                        Worst Monthly Percent Drawdown:  (15.04)% (February 1996)
                                         Worst Month-end Peak-to-Valley  (31.35)% (52 months, 10/90-1/95)

                 Monthly
                 Rate of
                 Return(a)            1996         1995           1994           1993           1992           1991
                 ---------            ----         ----           ----           ----           ----           ----
                                       %            %              %             %                %             %
                January               2.09         (7.31)      (10.58)         (5.57)          (10.46)       (14.74)
                February            (15.04)         1.88        (3.06)          8.96            (7.07)        (3.26)
                March                (0.93)        12.40         4.47          (2.60)           (7.16)        17.34
                April                 9.35          2.44        (3.23)          4.13            (0.13)        (1.53)
                May                  (5.33)         4.24         3.78           1.60            (0.36)         0.99
                June                  1.95          0.10         5.60           0.17            10.37          8.37
                July                               (4.17)       (3.86)          4.79            11.46        (12.21)
                August                              1.89        (6.49)         (9.31)            7.63         (9.18)
                September                           0.63         3.82          (4.97)           (4.16)         2.40
                October                            (1.66)        4.08          (6.08)           (6.21)        (0.11)
                November                            6.35         0.09          (2.42)            0.44         (0.53)
                December                            9.37        (3.68)          8.32            (3.25)        32.33

                Compound
                Annual
                (Period)             (9.31)        27.50       (10.04)         (4.78)          (11.08)        11.97
                Rate of Return(b)

                 PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF
                                  FUTURE RESULTS

                                                                    CAPSULE III

                PERFORMANCE OF DEAN WITTER CORNERSTONE FUND IV

                                                          Type of Pool:  Publicly-Offered Pool
                                                  Inception of Trading:  January 1985
                                               Aggregate Subscriptions:  $167,505,645
                                                Current Capitalization:  $97,586,050
                                      Current Net Asset Value per Unit:  $2,947.54
                                        Worst Monthly Percent Drawdown:  (10.12)% (January 1992)
                                         Worst Month-end Peak-to-Valley  (37.85)% (18 months, 8/93-1/95)


                 Monthly
                 Rate of
                 Return(a)            1996          1995         1994           1993            1992           1991
                 ---------            ----          ----         ----           ----            ----           ----
                                       %             %            %              %                %             %
                January               3.19         (7.65)       (1.12)         (5.29)           (9.64)       (10.12)
                February             (5.78)         6.27        (2.75)         12.92            (7.40)        (6.91)
                March                 2.80         27.02         0.29          (2.55)            1.60         26.00
                April                 2.97          2.39        (3.19)          0.03            (6.40)         1.83
                May                   1.19         (4.83)       (3.65)          3.95             2.71          1.24
                June                 (0.23)        (0.62)        6.72           0.92            15.10          9.45
                July                               (1.06)       (4.21)          5.87             7.47         (9.47)
                August                              5.49        (3.57)         (5.57)           17.25         (8.50)
                September                          (0.06)        1.66          (2.10)           (4.21)         6.69
                October                             0.74         4.93          (7.48)           (0.99)        (5.29)
                November                           (2.57)       (6.82)         (7.50)            0.60          5.26
                December                           (0.52)       (2.73)         (0.78)           (2.40)        27.40

                Compound
                Annual
                (Period)              3.91         22.96       (14.27)        (9.12)            10.37         33.52
                Rate of Return(b)


               PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF
                               FUTURE RESULTS

               DEAN WITTER CORNERSTONE FUNDS II, III, and IV

                    FOOTNOTES TO CAPSULES I, II AND III

          "Drawdown" means decline in net asset value per unit. "Worst Month-End Peak-to-Valley" as used herein is equivalent to the "drawdown" experienced by a Partnership, determined in accordance with CFTC Rule 4.10 and represents the greatest percentage decline from any month-end net asset value per unit which occurs without such month-end net asset value per unit being equaled or exceeded as of a subsequent month-end. In dollar terms, for example, if the net asset value per unit of a Partnership declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a "peak-to-valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be $3 in amount, whereas if the net asset value of a unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level. Such "drawdowns" are measured on the basis of month-end net asset values only, and do not reflect intra-month figures.
           (a) "Monthly Rate of Return" is calculated by dividing Net Performance by Beginning Net Asset Value. See Footnotes (b) and (k) above. Annual (Period) Rate of Return is calculated by taking the change in Net Asset Value per Unit during the year (period) and dividing it by the Net Asset Value per Unit at the beginning of the year (period).
          (b) "Compound Annual Rate of Return" is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.

                         SELECTED FINANCIAL DATA


          The following is the results of operations of Cornerstone II, III and IV for the six months ended June 30, 1996 and 1995 (Unaudited) and the years ended December 31, 1995, 1994, 1993, 1992 and 1991. For the complete financial statements of the Partnerships, see page F-2 of this Prospectus. For performance information with respect to each Partnership, see "The
Cornerstone Funds-Performance Records."


                                                                DEAN WITTER CORNERSTONE FUND II
                                  ---------------------------------------------------------------------------------------------
                                  FOR THE SIX MONTHS ENDED                         FOR THE YEARS ENDED
                                           JUNE 30,                                     DECEMBER 31,
                                  ------------------------    ------------------------------------------------------------------
                                     1996          1995          1995          1994          1993         1992           1991
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
                                       $            $             $              $            $             $              $
REVENUES
Trading Profit (Loss):
Realized                           2,187,355    12,177,479    11,081,716      (878,688)    2,539,342     7,025,818       (24,586)
Net change in unrealized          (1,305,646)   (2,585,376)     (947,973)      556,567     2,029,459    (5,295,641)    5,681,831
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
Total Trading Results                881,709     9,592,103    10,133,743      (322,121)    4,568,801     1,730,177     5,657,245
Interest income (DWR)                600,791       797,905     1,471,022     1,153,003       694,085       730,244     1,191,975
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
Total Revenues                     1,482,500    10,390,008    11,604,765       830,882     5,262,886     2,460,421     6,849,220
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
EXPENSES
Brokerage commissions (DWR)          915,764     1,012,805     1,864,093     2,336,047     1,773,947     1,757,227     2,257,402
Management fees                      593,095       689,946     1,307,872     1,346,905     1,157,221     1,051,459     1,099,252
Transaction fees and costs            77,861        78,951       160,238       194,384       141,974       146,367       162,302
Common Administrative Expenses         5,498         8,184         8,183        49,101        68,511        69,697        63,844
Incentive fees                            --       533,049       381,720            --        19,886           461       311,167
Amortization of organization
  costs                                   --            --            --            --            --            --            --
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
Total Expenses                     1,592,218     2,322,935     3,722,106     3,926,437     3,161,539     3,025,211     3,893,967
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
NET INCOME (LOSS)                   (109,718)    8,067,073     7,882,659    (3,095,555)    2,101,347      (564,790)    2,955,253
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------

NET INCOME (LOSS) PER UNIT
  FOR PERIOD
Limited Partners                       (7.57)       599.36        592.90       (219.47)       178.05        (30.96)       228.53
General Partner                        (7.57)       599.36        592.90       (219.47)       178.05        (30.96)       228.53
TOTAL ASSETS AT  END OF PERIOD    29,438,133    34,846,208    31,558,306    32,062,117    32,511,448    27,333,796    30,907,357
TOTAL NET ASSETS AT THE END
  OF PERIOD                       28,942,618    33,425,976    30,828,888    31,372,002    31,941,373    26,579,165    29,919,471
NET ASSET VALUE PER UNIT AT
  THE END OF PERIOD
Limited Partners                    2,823.08      2,837.11      2,830.65      2,237.75      2,457.22      2,279.17      2,310.13
General Partner                     2,823.08      2,837.11      2,830.65      2,237.75      2,457.22      2,279.17      2,310.13


                                                               DEAN WITTER CORNERSTONE FUND III
                                  ---------------------------------------------------------------------------------------------
REVENUES
Trading Profit (Loss):
Realized                           2,878,851    11,836,860    14,260,042       913,869      (627,751)    8,714,136     3,664,662
Net change in unrealized          (5,375,435)   (3,783,673)      561,437    (1,350,056)    3,815,157   (10,192,893)   10,995,272
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
Total Trading Results             (2,496,584)    8,053,187    14,821,479      (436,187)    3,187,406    (1,478,757)   14,659,934
Interest income (DWR)                852,476     1,084,659     2,061,461     1,744,148     1,445,561     1,771,620     2,686,389
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
Total Revenues                    (1,644,108)    9,137,846    16,882,940     1,307,961     4,632,967       292,863    17,346,323
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
EXPENSES
Brokerage commissions (DWR)        1,642,356     2,029,632     3,499,743     4,417,718     4,587,865     5,203,792     6,004,327
Management fees                      830,166       933,853     1,828,013     2,014,028     2,375,033     2,536,398     2,474,621
Incentive fees                            --            --           --             --            --            --        73,298
Transaction fees and costs           207,271       283,803       502,332       434,287       348,493       390,742       419,603
Common Administrative Expenses         9,357        21,158        21,158       122,423       150,937       154,323       140,023
Amortization of organization
  costs                                   --            --            --            --            --            --            --
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
Total Expenses                     2,689,150     3,268,446     5,851,246     6,988,456     7,462,328     8,285,255     9,111,872
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
NET INCOME (LOSS)                 (4,333,258)    5,869,400    11,031,694    (5,680,495)   (2,829,361)   (7,992,392)    8,234,451
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
NET INCOME (LOSS) PER UNIT
  FOR PERIOD
Limited Partners                     (233.53)       264.62        541.04       (219.67)      (109.91)      (286.23)       276.20
General Partners                     (233.53)       264.62        541.04       (219.67)      (109.91)      (286.23)       276.20
TOTAL ASSETS AT  END OF PERIOD    40,128,967    48,312,477    48,156,795    48,308,274    57,323,283    61,615,811    76,220,509
TOTAL NET ASSETS AT THE END
  OF PERIOD                       39,178,794    46,988,499    46,949,674    47,002,453    56,156,693    60,300,087    74,390,400
NET ASSET VALUE PER UNIT AT
  THE END OF PERIOD
Limited Partners                    2,275.15      2,232.26      2,508.68      1,967.64      2,187.31      2,297.22      2,583.45
General Partner                     2,275.15      2,232.26      2,508.68      1,967.64      2,187.31      2,297.22      2,583.45

                                                                DEAN WITTER CORNERSTONE FUND IV
                                  ---------------------------------------------------------------------------------------------
                                  FOR THE SIX MONTHS ENDED                         FOR THE YEARS ENDED
                                           JUNE 30,                                     DECEMBER 31,
                                  ------------------------    ------------------------------------------------------------------
                                     1996          1995          1995          1994          1993         1992           1991
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
                                       $            $             $              $            $             $              $
REVENUES
Trading Profit (Loss):
Realized                           3,377,864    23,221,027    27,041,974   (10,447,878)   (4,335,118)   34,953,946     9,396,518
Net change in unrealized           2,509,113       367,966      (198,148)   (1,726,877)      717,487   (16,706,667)   21,141,765
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
Total Trading Results              5,886,977    23,588,993    26,843,826   (12,174,755)   (3,617,631)   18,247,279    30,538,283
Interest income (DWR)              2,039,400     2,494,527     4,912,698     4,129,344     2,937,637     2,509,220     2,873,355
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
Total Revenues                     7,926,377    26,083,520    31,756,524    (8,045,411)     (697,994)   20,756,499    33,411,638
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
EXPENSES
Management fees                    2,030,247     2,348,957     4,575,372     4,952,206     4,945,676     3,806,489     2,826,553
Incentive fees                            --            --            --            --     1,400,473     1,415,723     3,512,191
Brokerage commissions (DWR)        1,888,542     1,761,793     2,776,225     5,336,659     6,634,741     4,544,067     3,905,849
Transaction fees and costs           109,211       106,358       168,718       339,083       398,959       264,789       230,259
Common Administrative Expenses        18,143        39,890        39,890       228,633       223,551       192,980       158,616
Amortization of organization
  costs                                   --            --            --         7,659            --           800         2,400
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
Total Expenses                     4,046,143     4,256,998     7,560,205    10,864,240    13,603,400    10,224,848    10,635,868
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
NET INCOME (LOSS)                  3,880,234    21,826,522    24,196,319   (18,909,651)  (14,283,394)   10,531,651    22,775,770
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------
                                  ----------    ----------    ----------    ----------    ----------    ----------    ----------

NET INCOME (LOSS) PER UNIT
  FOR PERIOD
Limited Partners                      110.81        477.99        529.66       (383.89)      (270.10)       278.32        673.46
General Partner                       110.81        477.99        529.66       (383.89)      (270.10)       278.32        673.46

TOTAL ASSETS AT  END OF PERIOD    99,947,950   118,462,852   105,362,851   112,210,624   127,032,391   109,126,365    94,940,630
TOTAL NET ASSETS AT THE END
  OF PERIOD                       97,586,050   116,166,584   103,667,011   109,892,266   125,200,630   104,024,062    90,423,078
NET ASSET VALUE PER UNIT AT
  THE END OF PERIOD
Limited Partners                    2,947.54      2,785.06      2,836.73      2,307.07      2,690.96      2,961.06      2,682.74
General Partners                    2,947.54      2,785.06      2,836.73      2,307.07      2,690.96      2,961.06      2,682.74

                 MANAGEMENT'S DISCUSSION AND ANALYSIS
                     OF FINANCIAL CONDITION AND
                        RESULTS OF OPERATIONS


          LIQUIDITY. The assets of Cornerstone II, III and IV are deposited with DWR in separate commodity trading accounts established by DWR for each Trading Manager and are used by each Partnership as margin to engage in trading. DWR holds such assets in either non-interest-bearing bank accounts or in securities approved by the CFTC for investment of customer funds. See "I nvestment Program, Use of Proceeds and Trading Policies." Each Partnership's assets held by DWR may be used as margin solely for such Partnerships trading. Since each Partnership's sole purpose is to trade in commodity futures contracts and other commodity interests, it is expected that each Partnership will continue to own such liquid assets for margin purposes.


          The Partnerships' investment in commodity futures contracts and other commodity interests may be illiquid. See "Risk Factors-Risks Relating to Commodity Trading and the Commodities Markets-Commodity Trading May be Illiquid." If the price for a futures contract for a particular commodity has increased or decreased by an amount equal to the "daily limit," positions in the commodity can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent a Partnership from promptly liquidating its commodity futures positions and result in restrictions on redemptions. See "Redemptions." Cornerstone IV may be subject to additional liquidity risks because it trades exclusively in world currencies, the markets for some of which are or may become illiquid at times. See "Risk Factors." However, since commencement of trading by the Partnerships there has never been a time when illiquidity has affected a material portion of any Partnership's assets.



          CAPITAL RESOURCES. No Partnership has, nor does it expect to have, any capital assets. Redemptions and Exchanges will affect the amount of funds available for investments in commodity futures contracts and other commodity interests in subsequent periods. Since redemptions are at the discretion of Limited Partners, it is not possible to estimate the amount and future impact thereof.


          RESULTS OF OPERATIONS. Due to the nature of the Partnerships' business, the Partnerships' results depend on their Trading Managers and the ability of their trading systems to take advantage of price movements or other profit opportunities in the commodities markets. The following presents a summary of the operations of each Partnership for the years 1993, 1994 and 1995 and the six months ended June 30, 1996, and a general discus-sion of the trading activities of each Partnership in certain markets during each period. It is important to note that the Trading Managers trade in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by a Trading Manager or will be profitable in the future. Consequently, the results of operations of the Partnerships are difficult to discuss other than in the context of each Trading Manager's trading activities on behalf of each Partnership as a whole and how each Partnership has performed in the past. See "The Cornerstone Funds-Performance Records" and "Selected Financial Data" above and the financial statements of the Partnerships herein.

CORNERSTONE II

          RESULTS OF OPERATIONS FOR 1993. In 1993, the Partnership recorded gains of 7.8%. Cornerstone II began 1993 with positive performance in the first quarter as a result of profits in the currency, financials and soft commodities sectors. Increasing price trends in the value of the Japanese yen, U.S. and Japanese interest rate futures and in sugar and cotton prices all contributed to profits. Second quarter performance was also positive as the Partnership took advantage of further strengthening in the value of the Japanese yen as well as from an increase in precious metals prices during April. The third quarter was relatively flat as profits in July across many distinct market sectors (currencies, metals, agriculturals and energies) were offset by losses in August and September as a result of a short-term volatility in currencies coupled with the inability of more traditional commodities to sustain July trends. Fourth quarter performance was also sideways as profits in December from long metals and agriculturals positions as well as short energies positions were offset by a continued difficult trading environment in the currencies sector.

          Overall, 1993 proved to be a modestly positive year for the Partnership as the Partnership benefited from price trends in the first half of the year in the currency and global financial futures markets. For the year ended December 31, 1993, Cornerstone II's total trading revenues, including interest income, were $5,262,886. Total expenses for the year were $3,161,539, resulting in a net gain of $2,101,347. The Net Asset Value of a Unit increased from $2,279.17 at December 31, 1992 to $2,457.22 at December 31, 1993.

          RESULTS OF OPERATIONS FOR 1994. During 1994, the Partnership recorded a loss of 8.9%. Cornerstone II began the year with losses as a result of short-term volatility in currencies. Smaller losses were also experienced in the financials, metals and energy sectors. Trading gains during March offset losses for the first quarter as the Partnership benefited from the downward price movement in U.S. and European interest rate and stock index futures. The second quarter began with losses in April from a sharp reversal in the value of the U.S. dollar on April 5th, resulting in losses from previously established positions. Additional losses in April resulted from trendless price patterns in the agricultural and metals markets. May and June were profitable as a strong upward trend in coffee prices produced gains from long positions. Gains were also recorded in the energy, base metals and interest rate futures markets during June. The third quarter began with losses in July as the value of the U.S. dollar moved in a short-term volatile pattern versus the Japanese yen and most major European currencies. Additional losses were recorded as the previously established downward trend in the U.S. and European interest rate futures reversed. During August, losses resulted from short-term volatility in currencies and from trading in the metals and energy complexes. In September, gains were recorded in the currency markets due to newly established downward movement in the value of the U.S. dollar versus major European currencies. The fourth quarter began with losses in October, primarily from trading in global financial futures, coffee and precious metals futures. Gains in November were recorded from short positions in the coffee and cocoa markets. Additional profits were experienced in the financial futures markets. December resulted in losses from trading in the currency, agricultural and financial futures markets.
          Overall, losses in Cornerstone II for the calendar year 1994 were due to short-term volatility across a variety of futures market sectors and a lack of consistent directional movement in currency values versus the U.S. dollar and one another. For the year ended December 31, 1994, the Partnership's total trading revenues, including interest income, were $830,882. The Partnership's total expenses for the year were $3,926,437, resulting in a net loss of $3,095,555. The Net Asset Value of a Unit decreased from $2,457.22 at December 31, 1993 to $2,237.75 at December 31, 1994.
          RESULTS OF OPERATIONS FOR 1995. During 1995, the Partnership recorded a gain of 26.5%. During January, Cornerstone II recorded net losses as a result of short-term volatile movement in the value of the U.S. dollar relative to most major world currencies. Smaller losses were recorded in financial and agricultural futures trading. The Partnership profited significantly during February and March as the value of most major world currencies increased relative to the U.S. dollar, resulting in profits for the Partnership's long positions in major European currencies and the Japanese yen. Additional gains were recorded from long positions in global bond futures as prices moved higher. Smaller gains were recorded in crude oil futures. In April, a continued upward trend in global financial futures prices resulted in gains for the Partnership's previously established long stock index and bond futures positions. Additional gains were recorded for the Partnership's long Japanese yen positions. Small net losses were recorded during May as losses in currencies and commodities trading offset gains in global financial futures. Cornerstone II recorded losses as the previous upward trend in global interest rate futures prices pulled back during June. Smaller losses were recorded in currency and agricultural futures trading, but gains recorded in the energy markets and coffee futures offset a majority of these losses. During July, the Partnership posted net losses as a result of trading in global bond futures. Losses were also recorded in the currency markets as the value of most major world currencies moved in a narrow trading range relative to one another. Smaller losses were recorded during August in global bond futures, as prices experienced a period of short-term volatile movement. These losses, coupled with losses recorded in soft commodities and silver futures, more than offset gains recorded from transactions involving the Japanese yen. Losses in September were due primarily to erratic price movement in global interest rate and stock index futures. Smaller losses were recorded in energy and metals futures. Losses were recorded during October as trendless price movement was commonplace in several of the markets traded by the Partnership, including cotton, crude oil and global interest rate futures. Trading profits recorded from short Japanese yen positions offset a portion of these losses. Trading during November resulted in profits as global bond futures prices increased during the month. Additional gains were recorded from short coffee futures positions as prices declined during the month. In December, the Partnership was profitable primarily due to strong price trends in energies, agriculturals and soft commodities.
          Overall, Cornerstone II was profitable during 1995 primarily as a result of sustained trends in global financial futures and currencies in the first half of the year. Smaller profits were recorded late in the year from strong trends in domestic commodities. For the year ended December 31, 1995, the Partnership's total trading revenues, including interest income, were $11,604,765. The Partnership's total expenses for the year were $3,722,106, resulting in net income of $7,882,659. The Net Asset Value of a Unit increased from $2,237.75 at December 31, 1994 to $2,830.65 at December 31, 1995.


          RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1996. During the first half of 1996, the Partnership posted a loss of 0.3%. Losses were recorded in the currency markets during February as previously established short Japanese yen and German mark positions experienced losses due to a sharp reversal upward in the value of these currencies relative to the U.S. dollar. Losses were also recorded in energy futures and soft commodities. During January, the Partnership recorded smaller losses from energy futures trading as a result of a sharp and sudden reversal in crude oil prices. During March, long positions in crude oil futures profited as energy prices moved upward. These gains, coupled with smaller gains from transactions involving the Australian dollar and Japanese yen, helped to offset a portion of the losses recorded during the first quarter.


          During the second quarter, the Partnership posted a gain in Net Asset Value per Unit. The most significant trading gains were recorded in the currency markets during April as the value of the Swiss franc, German mark and French franc moved lower relative to the U.S. dollar. As a result, the Partnership profited from short positions in these currencies.
Additional gains were recorded from short Japanese yen positions during May and June as the value of the yen moved lower versus the U.S. dollar from late May through June. Trading gains were also recorded in the agricultural markets from long positions in corn, wheat and soybean futures as prices moved higher. In metals, short copper futures positions profited during June as prices moved sharply lower on news of significant losses incurred in copper by Sumitomo Corporation. Smaller gains were recorded from short positions in silver and gold futures as precious metals prices also moved lower during June. These gains were partially offset by losses recorded from financial futures trading as non-U.S. interest rate and Australian stock index futures prices moved in a trendless pattern throughout the quarter. Smaller losses were recorded in the energy markets during May.


          For the six months ended June 30, 1996, the Partnership's total trading revenues, including interest income, were $1,482,500. The total expenses for the period were $1,592,218, resulting in a net loss of $109,718.
 The Net Asset Value of a Unit decreased from $2,830.65 at December 31, 1995 to $2,823.08 at June 30, 1996. In comparison, for the six months ended June 30, 1995, the Partnership's total trading revenues, including interest income, were $10,390,008; the total expenses for such period were $2,322,935, generating net income of $8,067,073; and the Net Asset Value of a Unit increased from $2,237.75 at December 31, 1994 to $2,837.11 at June 30, 1995.


          To enhance the foregoing comparison of results of operations from year to year, prospective investors can examine, line by line, the Statement of Operations and Statement of Financial Condition. Total trading results were profitable in 1993 and 1995 and unprofitable in 1994 and for the six months ended June 30, 1996.

          Interest income to the Partnership is derived from 80% of its assets earning interest at the prevailing rate paid on U.S. Treasury Bills. The size of the assets and the fluctuation of interest rates affect the resulting interest income totals for each year and for the six months ended June 30, 1996. Interest income was less in 1993 than 1992 due to a decline in interest rates paid on U.S. Treasury Bills in 1993. During 1994 and 1995, interest income to the Partnership increased as a result of increasing rates on U.S. Treasury Bills. During the first half of 1996, a reduction in U.S. Treasury bill rates and in the size of the Partnership resulted in a decrease in interest income to the Partnership relative to the first half of 1995.


          In regard to expenses of the Partnership, brokerage commissions and transaction fees and costs in the aggregate were slightly greater in 1993 than 1992 due to an increase in the total size of the Partnership. 1994 witnessed a greater increase from 1993 due to an increase in trading volume resulting from more short-term volatile price movement in a majority of futures markets traded by the Partnership's Trading Managers. In 1995, commissions and transaction fees and costs declined as a result of the presence of more long-term price trends in futures markets in which the Partnership's Trading Managers concentrate their participation, as well as a reduction of the 1% monthly commission cap to 3/4 of 1% on April 1, 1995. This reduction of the cap also resulted in brokerage commissions and transaction fees being lower during the first half of 1996 relative to the first half of 1995.


          Management fees to the Partnership are charged at a 4% annual rate of Net Assets and have fluctuated from year to year in direct proportion to the size of the Partnership's Net Assets. Incentive fees were paid in 1992, 1993 and 1995, but not in 1994 or the first half of 1996. Incentive fees are only paid on an annual basis or on any redeemed Units on a monthly basis if the Partnership is profitable. Incentive fees were greatest in 1995 due to the Partnership's more successful trading performance than in other years indicated. Common administrative expenses have declined each year since 1992 as a result of decreased printing costs for the Monthly Reports and the termination of the Partnership's continuous offering in the second half of 1994.


CORNERSTONE III

          RESULTS OF OPERATIONS FOR 1993. Cornerstone III posted a decline of approximately 4.78% for the year 1993. The first half of 1993 was a profitable six-month period for the Partnership as a result of trading gains from long Japanese yen positions as the value of the yen increased relative to the U.S. dollar and major European currencies, long precious metals positions as gold and silver prices moved sharply higher during April, and from long U.S. interest rate futures positions as long-term U.S. interest rates declined throughout a majority of the first six months. Despite starting the second half of the year with strong profits during July, the Partnership posted overall net losses for the second half of the year due in large part to sharp trend reversals followed by significant short-term price volatility in currencies. These losses, coupled with a lack of significant opportunity in domestic futures markets during the period August to November, resulted in difficult performance for the Partnership during this period.
          Overall, net losses were recorded by the Partnership during 1993 as profits recorded during the first half of the year were more than offset by losses recorded during the second half of the year. These losses were the result of trend reversals in the currency markets, as well as trendless price movement across a variety of markets traded by the Partnership. For the year ended December 31, 1993, the Partnership's total trading revenues, including interest income, were $4,632,967. The Partnership's total expenses for the year were $7,462,328, resulting in a net loss of $2,829,361. The Net Asset Value of a Unit decreased from $2,297.22 at December 31, 1992 to $2,187.31 at December 31, 1993.
          RESULTS OF OPERATIONS FOR 1994. During 1994, the Partnership recorded a net loss of 10.0%. In January 1994, losses were recorded from transactions involving most major foreign currencies as short-term volatility continued in the currency markets. In February, losses resulted from continue d trendless movement in the U.S. dollar versus major European currencies, as well as in global financial, energy and agricultural futures. Gains in March offset a portion of the quarter's losses as the Partnership capitalized on a downward trend in U.S. and European interest rates futures and from a downward move in the value of the U.S. dollar versus major European currencies. The second quarter of 1994 provided relief, primarily from trading gains attributable to a strong move higher in coffee prices throughout the quarter and a decline in the value of the U.S. dollar relative to major world currencies during June. Trading losses in a variety of markets recorded from price choppiness during April offset a portion of overall gains recorded during the quarter. The second half of 1994 began negatively as the value of the U.S. dollar moved in a short-term volatile pattern versus the Japanese yen and most major European currencies.
Additional losses during July and August were recorded from trading global financial futures due to short-term volatility in these markets. During September, profits were recorded from transactions involving most major foreign currencies. In October, profits were provided by gains recorded in the currency markets, as the value of the U.S. dollar declined versus most major European currencies, and in the base metals and cotton futures markets. In November, a reversal in the downward move of the U.S. dollar versus major foreign currencies resulted in losses. Losses during December were due to the sudden decrease in value of the U.S. dollar on December 28th after it had shown signs of strengthening during November and early December.
          Overall, the Partnership's trend-following approach resulted in significant losses in currencies and global financial futures during 1994. Smaller profits in traditional commodities markets such as coffee, cotton and base metals helped to offset a portion of these losses.
          For the year ended December 31, 1994, the Partnership's total trading revenues, including interest income, were $1,307,961. The
Partnership's total expenses for the year were $6,988,456, resulting in a net loss of $5,680,495. The Net Asset Value of a Unit decreased from $2,187.31 at December 31, 1993 to $1,967.64 at December 31, 1994.

          RESULTS OF OPERATIONS FOR 1995. During 1995, the Partnership recorded a net gain of 27.5%. During January, the Partnership recorded losses as the value of the U.S. dollar declined relative to other major world currencies early in the month, resulting in losses for previously established short positions in major foreign currencies. However, these losses were more than offset by significant gains recorded during February and March as a result of trading in the currency markets as the value of the U.S. dollar decreased versus most other world currencies. Strong gains were also recorded from long positions in global bond futures as prices in these markets increased between February and May. In addition to the gains recorded in currencies and global interest rate futures, gains were also recorded during the first half of the year from long positions in global stock index futures as prices moved higher. Smaller gains were recorded during June from trading traditional commodities, particularly base metals, energy and soft commodities futures. During July, losses were recorded as global financial futures prices retreated from their previous upward trend. Trading gains were recorded during August due to a decline in the value of the Japanese yen relative to the U.S. dollar. During September, additional gains were recorded from global interest rate futures trading. Smaller gains in agricultural and soft commodities contributed to overall gains during September. Losses were recorded during October as cotton and coffee prices moved in a trendless pattern. Smaller losses were recorded in currencies and global financial futures as prices in these markets experienced short-term volatility. During November, profits were recorded from trading in global financial futures. Smaller gains were recorded in soft commodities and energy futures trading.
          Overall, the Partnership posted additional gains during December as long gas and oil positions profited when prices moved dramatically higher. Agricultural futures trading resulted in smaller gains as long positions in corn and soybean futures also benefited from rising prices. The Partnership experiences significant trading gains during 1995 primarily due to profits recorded in the financial futures and currency markets. Additionally, the Partnership's diversified market participation allowed for smaller trading gains in several of the traditional commodity markets traded by the Partnership's Trading Managers.
          For the year ended December 31, 1995, the Partnership's total trading revenues, including interest income, were $16,882,940. The Partnership's total expenses for the year were $5,851,246, resulting in income of $11,031,694. The Net Asset Value of a Unit increased from $1,967.64 at December 31, 1994 to $2,508.68 at December 31, 1995.


          RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1996. Through the first half of 1996, the Partnership recorded a net loss of 9.3%. During the first quarter, the most significant losses were recorded in global interest rate futures and currency trading during February. In financial futures, long positions in U.S. European and Australian bond futures, which had been profitable for the Partnership during January, experienced losses as global bond futures prices moved sharply lower. Losses were also recorded in the currency markets during February as short positions in the Japanese yen and major European currencies experienced losses due to a sudden increase in the value of these currencies versus the U.S. dollar. During March, the Partnership recorded small losses as short-term price volatility was experienced in global financial and base metals futures. A portion of these losses was offset by profits recorded during January from long global bond futures positions, as interest rate futures prices increased, and from short positions in the Japanese yen, as the value of the yen decreased relative to the U.S. dollar. Smaller trading gains were recorded from long positions in corn futures as corn prices moved higher during February and March.


         During the second quarter, the Partnership posted a gain in Net Asset Value per Unit. The most signifi-cant gains were recorded during April as long corn and wheat futures positions profited from an upward move in prices. Additional gains were recorded in corn futures during May as prices continued to increase early in the month. In currency trading, gains were recorded from short Swiss franc positions during April and May as the value of the Swiss franc moved lower versus the U.S. dollar and other world currencies. In the energy markets, long positions in crude oil and natural gas futures profited during the quarter as prices moved higher. Gains were also recorded from short positions in copper futures during June as prices plunged on news of significant losses incurred by Sumitomo Corporation. These gains were partially offset by losses recorded in financial futures trading as non-U.S. interest rate futures, particularly Japanese and Australian interest rate futures, experienced trendless price movement throughout the quarter.
Smaller losses were recorded in soft commodities as coffee prices were choppy during May.


          For the six months ended June 30, 1996, the Partnership's total trading losses, net of interest income, were $1,644,108. The Partnership's total expenses for the six months were $2,689,150, resulting in a net loss of $4,333,258. The Net Asset Value of a Unit decreased from $2,508.68 at December 31, 1995 to $2,275.15 at June 30, 1996. In comparison, for the six months ended June 30, 1995, the Partnership's total trading revenues, including interest income, were $9,137,846; the Partnership's total expenses for such period were $3,268,446, resulting in net gain of $5,869,400; and the Net Asset Value of a Unit increased from $1,967.64 at December 31, 1994 to $2,232.26 at June 30, 1995.


          To enhance the foregoing comparison of results of operations from year to year, prospective investors can examine, line by line, the Statement of Operations and Statement of Financial Condition. Total trading results were profitable during 1993 and 1995, while trading losses were recorded during 1994 and the first half of 1996.


          Interest income to the Partnership is derived from 80% of its assets earning interest at the prevailing rate paid on U.S. Treasury bills.
The size of the assets and the fluctuation of interest rates affect the resulting interest income annual totals. Interest income in the Partnership increased during 1994 and 1995, while it declined during 1993 and the first half of 1996. The increases during 1994 and 1995 were the result of increasing U.S. Treasury bill rates during these years. A reduction in U.S. Treasury bill rates during 1993 and the first half of 1996 coupled with a decline in Partnership's assets, resulted in a decrease in interest income paid to the Partnership.


          In regard to expenses to the Partnership, brokerage commissions and transaction fees and costs charged fluctuate based on the volume of trading by the Partnership's Trading Managers. During each of the three years between 1993 and 1995, as well as the first half of 1996, brokerage commissions incurred by the Partnership decreased. During 1993 and 1994, brokerage commissions decreased due to a reduction in the Partnership's Net As sets. During 1995, brokerage commissions declined due to the presence of more long-term price trends in a majority of the futures markets in which the Partnership's Trading Managers concentrate their participation, as well as a reduction of the 1% monthly commission cap to 3/4 of 1% on April 1, 1995.
This reduction of the cap also resulted in brokerage commissions being lower during the first half of 1996 relative to the first half of 1995.


          Transaction fees and costs during 1993 decreased due to a reduction in the Partnership's assets. In 1994 and 1995, changes made in the Trading Managers' portfolios resulted in greater execution of trades on non-U.S. exchanges and a subsequent increase in fees and costs. Transaction fees and costs during the first half of 1996 were lower than the first half of 1995 due to a reduction in Partnership's assets.


          Management fees to the Partnership are charged at a 4% annual rate of Net Assets and fluctuate based only on the size of the Partnership's Net Assets. Management fees have decreased each year since 1992, including the first half of 1996, as a result of the reduction in Partnership assets during these periods.


          Common administrative expenses to the Partnership are costs and expenses used to pay legal, accounting, auditing, printing and distribution costs and are estimated at 0.25% per annum. These expenses decreased during each of the three years, as well as the first half of 1996. During 1993 and 1994, the administrative expenses incurred by the Partnership decreased as a result of the reduction in Net Assets. The suspension of the Partnership's continuous offering in September 1994 resulted in a significant decrease in administrative expenses incurred during 1995. The decrease in administrative expenses during the first half of 1996 was the result of a reduction in the Partnership's assets, as well as a reduction in costs to print the Partnership's monthly reports.


CORNERSTONE IV

          RESULTS OF OPERATIONS FOR 1993. Cornerstone IV posted a decline of approximately 9.12% for the year 1993.

The Partnership began the year with two consecutive profitable quarters, primarily as a result of a sustained increase in the value of the Japanese yen versus the U.S. dollar and from a similar increase in the Japanese yen relative to the German mark and other European currencies. The Partnership also profited in the first half of the year from currency transactions involving the Australian dollar and British pound.
          The second half of the year began with strong performance for the Partnership as an almost 6% increase in July resulted from a continued strengthening in the value of the Japanese yen, as well as from a strengthening of the U.S. dollar versus major European currencies. Unfortunately, these trends were not sustained over the last five months of the year as a sharp reversal of the trend in the Japanese yen in August, short-term volatility in currency exchange trading in September, due in large part to the unrest in Russia, and a surprising interest rate cut by the German Bundesbank and other European central banks in October resulted in net losses for the Fund's currency-only portfolio. Additionally, November and December results were difficult as tight trading ranges caused losses from a series of false trend signals by the Trading Advisors' long-term technical trend-following models.
          Overall, 1993 was a difficult year for currency-only traders throughout the managed futures industry as a result of trendless market conditions during the year's final five months.
          For the year ended December 31, 1993, the Partnership's total trading losses, net of income interest, were $679,944. The Partnership's total expenses for the year were $13,603,400, resulting in a net loss of $14,283,394. The Net Asset Value of a Unit decreased from $2,961.06 at December 31, 1992 to $2,690.96 at December 31, 1993.

          RESULTS OF OPERATIONS FOR 1994. During 1994, the Partnership recorded a net loss of 14.3%. During January and February, losses were recorded from transactions involving the U.S. dollar versus major foreign currencies and from crossrate transactions as a result of short-term volatile price movement. Small gains were recorded in March predominantly from the weakening of the U.S. dollar versus major European currencies. The most significant losses during the second quarter were recorded during April as a result of a sharp increase in the value of the U.S. dollar on April 5th, after decreasing in late March. In May, losses were recorded primarily from transactions involving the U.S. dollar versus the Japanese yen. Gains were recorded in June as a result of long positions in the Swiss franc, German mark, French franc and British pound. The Partnership posted losses during July as the value of the U.S. dollar moved in a short-term volatile pattern versus the Japanese yen and most major European currencies. During August, losses continued as a result of further trendless movement in the U.S. dollar versus major foreign currencies and one another. In September, gains were recorded primarily as a result of a decrease in value of the U.S. dollar versus the Swiss franc. The fourth quarter began with profits in October as a result of the continued decline in value of the U.S. dollar versus major European currencies. Substantial losses occurred in November as a result of a reversal in the downward trend in the U.S. dollar. The majority of these losses were sustained from long positions in major European currencies and the Japanese yen. During December, the Partnership recorded losses due primarily to the sudden decrease in value of the U.S. dollar on December 28th after it had shown signs of strengthening in late November and most of December.
          Overall, 1994 was a difficult year for currency-only traders throughout the managed futures industry due to a lack of sustained value moves in foreign currencies versus the U.S. dollar and one another, coupled with sharp reversals of short-term trends.
          For the year ended December 31, 1994, the Partnership's total trading losses, net of interest income, were $8,045,411. The Partnership's total expenses for the year were $10,864,240, resulting in a net loss of $18,909,651. The Net Asset Value of a Unit decreased from $2,690.96 at December 31, 1993 to $2,307.07 at December 31, 1994.

          RESULTS OF OPERATIONS FOR 1995. In 1995, the Partnership recorded a net gain of 23.0%. The Partnership recorded net losses during January as a decline in value of the U.S. dollar was followed by extreme short-term volatility. Gains were recorded during February from an increase in value of the Japanese yen and major European currencies relative to the U.S. dollar. During March, the Partnership recorded significant gains as previously established long positions in the Japanese yen and most European currencies continued to produce strong profits. In April, the Partnership continued to record gains from the upward trend in the value of the Japanese yen. Trading gains were also recorded from transactions involving the Australian and New Zealand dollars and the Spanish peseta. The Partnership recorded losses during May due to a reversal in the downward trend, and subsequent short-term volatility, in the value of the U.S. dollar versus most major European currencies and the Japanese yen. Small losses were recorded during June as the value of most major world currencies moved in a trendless range versus the U.S. dollar and one another. During July, the Partnership sus-tained losses as most major foreign currencies continued to move in a trendless pattern relative to one another. Trading gains were recorded during August as a result of a sharp downward move in the value of the Japanese yen. Additional gains were recorded from transactions involving the Australian, Singapore and Canadian dollars. During September, the
Partnership recorded small net losses as a result of a reversal in an upward move in the value of the U.S. dollar relative to most major foreign currencies on September 20 and 21. The Partnership recorded gains during October from the continued decline of the Japanese yen. Smaller gains were recorded from transactions involving the Malaysian ringgit, German mark and Australian dollar. Losses were recorded during November from trendless movement in the value of major European currencies. Trading in the Japanese yen also resulted in losses as the previous trend in the yen subsided. The
Partnership recorded small losses as the British pound, relative to the U.S. dollar, moved suddenly higher late in December. Trading gains from transactions involving the Japanese yen and German mark offset a majority of these losses.

         Overall, the Partnership recorded strong net gains during 1995 primarily as a result of sustained trends in the value of major world currencies versus the U.S. dollar in the first half of the year. In particular, the continued decline of the U.S. dollar relative to the Japanese yen and most European currencies late in the first quarter presented the Partnership's two Trading Managers with an opportunity to profit utilizing their technically-based trend-following trading approaches.

          For the year ended December 31, 1995, the Partnership's total trading revenues, including interest income, were $31,756,524. The Partnership's total expenses for the year were $7,560,205, resulting in net income of $24,196,319. The Net Asset Value of a Unit increased from $2,307.07 at December 31, 1994 to $2,836.73 at December 31, 1995.


          RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1996. During the first half of 1996, the Partnership recorded a gain of 3.9%. Losses recorded during the first half of 1996 were experienced during February from previously established short positions in the Japanese yen as the value of the yen moved dramatically higher. Losses were also recorded during February from transactions involving several European currencies, particularly the German mark, Norwegian krone and both the French and Swiss francs. A majority of the losses recorded during February were offset by gains recorded in January and March. During January and March, short positions in the Japanese yen profited from a decline in the value of the yen versus the U.S. dollar. Additional profits were recorded during March from long positions in the Australian dollar as the value of the Australian dollar moved higher relative to the U.S. dollar and other world currencies.

          During the second quarter, the Partnership posted a gain in Net Asset Value per Unit. The most significant gains were recorded in this currency-only Fund during April from short positions in the German mark, as well as in the Swiss and French franc, as the value of these currencies moved lower relative to other world currencies. Short Swiss franc positions also profited during May as its value continued to move lower versus the U.S. dollar. Additional gains were recorded from long positions in the Australian dollar as the value of the Australian dollar moved higher relative to other major currencies during April and May. These gains were partially offset by losses recorded during June as the Australian dollar lost its upward momentum. Long positions in the British pound also profited during May as its value experienced an upward move relative to the U.S. dollar. Losses recorded from previously established short positions in the Japanese yen during April, as its value moved sharply higher late in the month, more than offset gains recorded from short yen positions during June.

          For the six months ended June 30, 1996, the Partnership's total trading revenues, including interest income, were $7,926,377. The Partnership's total expenses for the six months were $4,046,143, resulting in a net gain of $3,880,234. The Net Asset Value of a Unit increased from $2,836.73 at December 31, 1995 to $2,947.54 at June 30, 1996. In comparison, for the six months ended June 30, 1995, the Partnership's total trading losses , net of interest income, were $2,114,490; the Partnership's total expenses for such period were $1,714,517, resulting in net loss of $3,829,007; and the Net Asset Value of a Unit increased from $2,307.07 at December 31, 1994 to $2,785.06 at June 30, 1995.


          To enhance the foregoing comparisons of results of operations from year to year, prospective investors can examine, line by line, the Statement of Operations and Statement of Financial Condition. Total trading results were profitable in 1992, 1995 and the first half of 1996, versus losses recorded in 1993 and 1994.

          Interest income to the Partnership is derived from 80% of its assets earning interest at the prevailing rate paid on U.S. Treasury Bills. The size of the assets and the fluctuation of interest rates affect the resulting interest income annual totals. Interest income to the Partnership has increased each year since 1992. Despite a reduction in U.S. Treasury
Bill rates in 1993, interest income in 1993 was greater than 1992 because assets grew as a result of additional subscriptions during the year. For each of the years 1994 and 1995, interest income has increased as a result of increasing rates on U.S. Treasury Bills. During the first half of 1996, the interest income to the Partnership decreased versus the first half of 1995 due to a decline of interest rates on U.S. Treasury Bills.


          In regard to expenses of the Partnership, brokerage commissions and transaction fees and costs charged fluctuate based on the volume of trading by the Partnership's two Trading Managers. In 1993, brokerage commissions and transaction fees and costs increased as a result of increasing trading volume due primarily to the increase of assets and trendless price movement resulting from false signals for the Partnership's trend-following Trading Managers. 1994 witnessed a slight decrease in brokerage commissions and transaction fees and costs due to a decrease in trading assets. Brokerage commissions and transaction fees and costs declined in 1995 as a result of the presence of more long-term price trends in the currency markets, as well as a reduction of the 1% monthly commission cap to 3/4 of 1% on April 1, 1995. Brokerage commissions and transaction fees and costs increased in the aggregate in the first half of 1996 versus the first half of 1995 due to increased trading by the Partnership's Trading Managers.


          Management fees to the Partnership are charged at a 4% annual rate of Net Assets and fluctuate based only on the size of the Partnership's Net Assets. The fluctuations in management fees from 1993 through the first six months of 1996 are in direct proportion to the changes in Net Asset size. Incentive fees are only paid on an annual basis or on any redeemed Units on a monthly basis if the Partnership is profitable. There have been no incentive fees for the Partnership since 1993. The common administrative expenses are used to pay legal, accounting, auditing, printing and distribution costs and are estimated at 0.25% of net assets. These costs, which had increased from 1992 to 1993 and from 1993 to 1994, have decreased significantly since September 1994 when the Continuous Offering of the Cornerstone Funds was suspended. The reduction of these costs can be also be attributed to a decline in the costs charged for printing the Partnership's monthly reports.



          FINANCIAL INSTRUMENTS. Each Partnership is a party to financial instruments with elements of off-balance sheet market and credit risk. Cornerstone II and Cornerstone III trade futures, options, and forward contracts in interest rates, stock indices, commodities, currencies, petroleum and precious metals. Cornerstone IV trades futures and forward contracts in currencies only. In entering into these contracts there exists a risk to the Partnerships (market risk) that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable and more onerous. If the markets should move against all of the futures positions held by a Partnership at the same time, and if the Trading Managers were unable to offset futures positions of the Partnership, the Partnership could lose all of its assets and the Limited Partners of such Partnership would realize a 100% loss. In addition to the Trading Managers' internal controls, each Trading Manager must be in compliance with the respective trading policies of the Partnerships. Such trading policies include standards for liquidity and leverage with which the Partnerships must comply. Each Trading Manager and the General Partner monitor the Partnerships' trading activities to ensure compliance with the trading policies. See "Investment Program, Use of Proceeds and Trading Policies." The General Partner may (under the terms of each Management Agreement) require a Trading Manager to modify positions of Partnership if the General Partner believes they violate the Partnership's trading policies.


          In addition to market risk, in entering into futures, options and forward contracts there is a credit risk to each Partnership that the counterparty on a contract will not be able to meet its obligations to the Partnership. The ultimate counterparty of the Partnerships for futures contracts traded in the United States and most foreign exchanges on which the Partnerships trade is the clearinghouse associated with such exchange. In general, a clearinghouse is backed by the membership of the exchange and will act in the event of non-performance by one of its members or one of its members' customers, and as such, should significantly reduce this credit risk. For example, a clearinghouse may cover a default by (i) drawing upon a defaulting member's mandatory contributions and/or non-defaulting members' contributions to a clearinghouse guarantee fund, established lines or letters of credit with banks, and/or the clearinghouse's surplus capital and other available assets of the exchange and clearinghouse, or (ii) assessing its members. In cases where the Partnerships trade on a foreign exchange where the clearinghouse is not funded or guaranteed by the membership or where the exchange is a "principals' market" in which performance is the responsibility of the exchange member and not the exchange or a clearinghouse, or when the Partnerships enter into off-exchange contracts with a counterparty, the sole recourse of the Partnerships will be the clearinghouse, the exchange member or the off-exchange contract counterparty, as the case may be. For a list of the foreign exchanges on which the Partnerships currently trade, and for an additional discussion of the credit risks relating to trading on foreign exchanges, see "Risk Factors-Risks Relating to Commodity Trading and the Commodities Markets-Special Risks Associated with Trading on Foreign Exchanges" on pages 10-11.

          DWR, in its business as an international commodity broker and as a member of various futures exchanges, monitors the creditworthiness of the exchanges and clearing members of the foreign exchanges with which it does business for clients, including the Partnerships. DWR employees also from time to time serve on supervisory or management committees of such exchanges. If DWR believed that there were a problem with the creditworthiness of an exchange on which a Partnership deals, it would so advise the General Partner. With respect to exchanges of which DWR is not a member, DWR acts only through clearing brokers it has determined to be creditworthy. If DWR believed that a clearing broker with which it deals on behalf of clients were not creditworthy, it would terminate its relationship with such broker.


          While DWR monitors the creditworthiness and risks involved in dealing on the various exchanges (and their clearinghouses) and with other exchange members, there can be no assurance that an exchange (or its clearinghouse) or other exchange member will be able to meet its obligations to the Partnerships. DWR has not undertaken to indemnify the Partnerships against any loss. Further, the law is unclear, particularly with respect to trading in various non-U.S. jurisdictions, as to whether DWR has any obligation to protect the Partnerships from any liability in the event that an exchange or its clearinghouse or another exchange member defaults on its obligations on trades effected for the Partnerships.


          Although DWR monitors the creditworthiness of the foreign exchanges and clearing brokers with which it does business for clients, DWR does not have the capability to precisely quantify each Partnership's exposure to risks inherent in its trading activities on foreign exchanges, and, as a result, the risk is not monitored by DWR on an individual client basis (including each Partnership). In this regard, DWR must clear its customer trades through one or more other clearing brokers on each exchange where DWR is not a clearing member. Such other clearing brokers calculate the net margin requirements of DWR in respect of the aggregate of all of DWR's customer positions carried in DWR's omnibus account with that clearing broker. Similarly, DWR calculates a net margin requirement for the exchange-traded futures positions of each of its customers, including each Partnership. Neither DWR nor DWR's respective clearing brokers on each foreign futures exchange calculates the margin requirements of an individual customer, such as a Partnership, in respect of the customer's aggregate contract positions on any particular exchange.


          With respect to forward contract trading, the Partnerships trade with only those counterparties which the General Partner, together with DWR, have determined to be creditworthy. As set forth in the Partnerships' Trading Policies, in determining creditworthiness, the General Partner and DWR consult with the Corporate Credit Department of DWR. Currently, the Partnerships deal only with DWR as their counterparty on forward contracts.


          At June 30, 1996, open futures, options and forward contracts were as follows:


                                                                       CORNERSTONE II      CORNERSTONE III    CORNERSTONE IV
                                                                             $                    $                 $
Exchange-Traded Contracts:
Financial Futures Contracts:
           Commitments to Purchase. . . . . . . . . . . .                24,146,000           14,740,000         65,167,000
           Commitments to Sell. . . . . . . . . . . . . .                50,063,000           72,652,000        173,687,000
Commodity Futures:
           Commitments to Purchase. . . . . . . . . . . .                29,114,000            6,076,000                 --
           Commitments to Sell. . . . . . . . . . . . . .                26,358,000                   --                 --
Foreign Futures:
           Commitments to Purchase. . . . . . . . . . . .                54,015,000           20,334,000                 --
           Commitments to Sell. . . . . . . . . . . . . .                27,639,000           26,516,000                 --
Off-Exchange-Traded Forward Currency Contracts:
           Commitments to Purchase. . . . . . . . . . . .                24,308,000                   --        251,928,000
           Commitments to Sell. . . . . . . . . . . . . .                33,352,000                   --        274,343,000

          A portion of the amounts indicated as off-balance sheet risk in forward currency contracts is due to offsetting forward commitments to purchase and to sell the same currency on the same date in the future. These commitments are economically offsetting, but are not offset in the forward market until the settlement date.

          The unrealized gains on open contracts are reported as a component of "Equity in Commodity futures trading accounts" on the Statements of Financial Condition and, at June 30, 1996, totaled $2,062,461 for Cornerstone II, $202,859 for Cornerstone III, and $2,579,256 for Cornerstone IV.

          For Cornerstone II, of the $2,062,461 net unrealized gain on open contracts at June 30, 1996, $1,870,862 re-lated to exchange-traded futures contracts and $191,599 related to off-exchange-traded forward currency contracts.


          For Cornerstone III, the $202,859 net unrealized gain on open contracts at June 30, 1996 related entirely to exchange-traded futures contracts.


          For Cornerstone IV, of the $2,579,256 net unrealized gain on open contracts at June 30, 1996, $1,269,588 re-lated to exchange-traded futures contracts and $1,309,668 related to off-exchange-traded forward currency contracts.


          Exchange-traded futures contracts held by the Partnerships at June 30, 1996 mature through June 1997 for Cornerstone II, October 1996 for Cornerstone III, and September 1996 for Cornerstone IV. Off-exchange-traded forward currency contracts held by the Partnerships at June 30, 1996 mature through September 1996 for each of Cornerstone II and Cornerstone IV.


          Exchange-traded futures contracts are marked to market and variations in value are settled on a daily basis. DWR, as the futures commission merchant for all of the Partnerships' exchange-traded futures contracts, is required, pursuant to regulations of the CFTC, to segregate from its own assets, and for the sole benefit of its commodity customers, all funds held by DWR with respect to exchange-traded futures contracts, including an amount equal to the net unrealized gain on all open futures contracts, which totaled at June 30, 1996, $29,049,906, $39,832,026, and
$98,295,782 for Cornerstone II, Cornerstone III and Cornerstone IV, respectively. With respect to the Partnerships' off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gain on open forward contracts be segregated. With respect to those off-exchange-traded contracts, the Partnerships are at risk to the ability of DWR, the counterparty on all such contracts, to perform.


          For the six months ended June 30, 1996, the average fair value of financial instruments held for trading purposes was as follows:


                                                                                              CORNERSTONE II
                                                                                   ----------------------------------
                                                                                      ASSETS              LIABILITIES
                                                                                   -----------            -----------
                                                                                        $                      $
EXCHANGE-TRADED CONTRACTS:
    Financial Futures. . . . . . . . . . . . . . . . . . . . . .                    38,871,000             61,266,000
    Commodity Futures. . . . . . . . . . . . . . . . . . . . . .                    38,434,000             15,098,000
    Foreign Futures. . . . . . . . . . . . . . . . . . . . . . .                    34,440,000             18,659,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS. . . . . . . . .                     33,365,000             43,795,000

                                                                                              CORNERSTONE III
                                                                                   ----------------------------------
                                                                                      ASSETS              LIABILITIES
                                                                                   -----------            -----------
                                                                                        $                      $
EXCHANGE-TRADED CONTRACTS:
    Financial Futures. . . . . . . . . . . . . . . . . . . . . .                   102,597,000             89,415,000
    Commodity Futures. . . . . . . . . . . . . . . . . . . . . .                    72,342,000              7,591,000
    Foreign Futures. . . . . . . . . . . . . . . . . . . . . . .                    90,332,000             54,883,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS. . . . . . . . .                             --                     --

                                                                                              CORNERSTONE II
                                                                                   ----------------------------------
                                                                                      ASSETS              LIABILITIES
                                                                                   -----------            -----------
                                                                                        $                      $
EXCHANGE-TRADED FINANCIAL FUTURES CONTRACTS. . . . . . . . . . .                    29,805,000           123,214,000
OFF-EXCHANGE-TRADED FORWARD CURRENCY CONTRACTS. . . . . . . . . .                  289,606,000           280,953,000


          See "Selected Financial Data" and "Independent Auditors' Report."

          Inflation has not been, and is not expected to be, a major factor in the Partnerships' operations.

               DESCRIPTION OF CHARGES TO EACH PARTNERSHIP


          Each Partnership is subject to substantial charges, all of which, including any cap on such charges, are described in detail below (the 13/20 of 1% of Net Assets monthly cap on aggregate brokerage commissions and transaction fees and costs is effective September 1, 1996, and represents a reduction from current caps on such charges). The recent statements of financial condition of Cornerstone II, III and IV and the related statements of operations and changes in partners' capital are set forth beginning at page F-2 in this Prospectus. Such financial statements describe, among other things, the fees and expenses incurred by Cornerstone II, III and IV for the periods set forth therein and are summarized in "Selected Financial Data."


           ENTITY                         FORM OF COMPENSATION                               AMOUNT OF COMPENSATION
DWR (as Commodity Broker). . .  Brokerage Commissions.                             Roundturn commissions (the total cost of both
                                                                                   the opening and liquidating of a commodity
                                                                                   interest) at 80% of DWR's published non-member
                                                                                   rates (an average rate of $75), which rate DWR
                                                                                   may change from time to time.  Comparable
                                                                                   commissions will be paid on forward contracts.
                                                                                   Com-missions (together with the trans-action
                                                                                   fees and costs described below) with respect
                                                                                   to each Trading Manager's allocated Net Assets
                                                                                   are capped at (i) 13/20  of 1% per month (a
                                                                                   maximum of 7.8% annual rate) (in the case of
                                                                                   Trading Managers which employ multiple trading
                                                                                   systems in trading on behalf of a Partnership,
                                                                                   the foregoing 13/20 of 1% cap is applied on a
                                                                                   per trading system basis) of the Net Assets
                                                                                   at month-end allocated to such Trading Manager
                                                                                   or trading system; and (ii) 14% annually of the
                                                                                   Partnership's average monthly Net Assets,
                                                                                   aggregated with net excess interest and
                                                                                   compensating balance benefits, and transaction
                                                                                   fees and costs, as described below.

                                Transaction fees for the execution of each         Forward currency contract fees average $3-$6
                                Partnership's forward contract transactions,       per roundturn trade, execution of cash contract
                                the execution of cash transactions relating        transactions relating to EFP transactions are
                                to exchange of futures for physicals ("EFP")       approximately $2.50 per cash contract, and the
                                transactions, and the use of DWR's                 use of the institutional trading desk or
                                institutional and overnight execution              overnight execution facility may be up to $3 per
                                facilities.                                        roundturn (the amount of such fees is included
                                                                                   in the transaction fees described under "Other"
                                                                                   and is subject to the caps described therein).

                                Financial benefit to DWR from interest             The aggregate of (i) brokerage commissions
                                earned on Partnerships'                            and transaction fees


           ENTITY                         FORM OF COMPENSATION                               AMOUNT OF COMPENSATION
                                assets in excess of the rate paid to the            and costs payable by the Partnership, as
                                Partnerships and from compensating balance          described above and below, and (ii) net excess
                                treatment in connection with its designation        interest and compensating balance benefits to
                                of a bank or banks in which the Partnerships'       DWR (after creditng the Partnership with
                                assets are deposited.                               interest) are capped at 14% annually of the
                                                                                    Partnership's average monthly Net Assets as of
                                                                                    the last day of each month during a calendar
                                                                                    year.

Trading Managers. . . . .       Monthly Management Fee.                             1/3 of 1% of Net Assets allocated to each
                                                                                    Trading Manager on the last day of each month
                                                                                    (a 4% annual rate).

                                Annual Incentive Fee.                               15% of the New Appreciation in a Partnership's
                                                                                    Net Assets as a whole as of the end of each
                                                                                    annual incentive period. New Appreciation
                                                                                    generally equals net trading profits, realized
                                                                                    and unrealized, as of the end of an incentive
                                                                                    period, minus management fees and other
                                                                                    expenses paid or accrued (but not incentive
                                                                                    fees) from the end of the previous in-centive
                                                                                    period in which an incentive fee was earned.

Other. . . . . . . . . .        All transaction fees and costs incurred in          Transaction fees and costs have averaged less
                                connection with each Partnership's commodity        than 1% per year of each Partnership's average
                                trading activities (including floor brokerage       Net Assets. Such fees and costs are included
                                fees, exchange fees, clearinghouse fees, and        in: (i) the cap on brokerage commissions; and
                                NFA fees, "give up" or transfer fees (fees          (ii) the cap on aggregate brokerage
                                charged by one clearing brokerage firm to           commissions, net excess interest and
                                transfer a trading position to another              compensating balance benefits, and transaction
                                clearing firm), and any costs associated with       fees and costs described above.
                                taking delivery under commodity interests.

                                Direct expenses and Common Administrative           Proportionate shares of Common Administrative
                                Expenses, which include printing, mailing,          Expenses (which averaged in the aggregate
                                reporting, legal, accounting, auditing and          $281,150 per annum for the period January 1,
                                extraordinary expenses in-curred in connection      1991-June 30, 1996) are allocated to each of
                                with operating the Partnerships and registering     the Partnerships based on the number of Units
                                and qualifying Units for sale to Limited            of each Partnership outstanding during the
                                Partners pursuant to a current Prospectus.          month in which such expenses are incurred.

1. COMMODITY BROKER


          (A) BROKERAGE COMMISSIONS. Pursuant to the Customer Agreement with DWR, each Partnership currently pays DWR brokerage commissions at an average rate of approximately $75 per roundturn (covering both the taking and liquidation of a position), which rate DWR may change from time to time. Effective September 1, 1996, commissions, together with the transaction fees and costs described below, will be capped at 13/20 of 1% per month (a maximum 7.8% annual rate) of the Partnership's Net Assets at month-end allocated to each Trading Manager (determined before redemptions and distributions as of the end of such month) (in the case of Trading Managers which employ multiple trading systems in trading on behalf of the Partnership, the foregoing 13/20 of 1% cap is applied on a per trading system basis). In addition, the aggregate of (i) brokerage commissions and transaction fees and costs payable by each Partnership, and (ii) the net excess interest and compensating balance benefits to DWR (after crediting the Partnership with interest) cannot exceed 14% annually of the Partnership's average month-end Net Assets during each calendar year. Although the rate being charged the Partnerships is 80% of DWR's published non-member rates, most customers of DWR who have over $1,000,000 in commodity trading accounts with DWR pay commissions at negotiated rates which are substantially less than the rate which is paid by each Partnership. Additionally, Demeter is the general partner of and DWR is the commodity broker for certain other partnerships which pay flat rate brokerage commissions, which commissions may be less than those paid by the Partnerships. Such payments to DWR are compensation, in part, for the risks of organizing the Partnerships and conducting the initial and continuing offerings. Additionally, the General Partner, an affiliate of DWR, which is not separately compensated by the Partnerships, provides ongoing services to the Partnerships, which include evaluating, retaining, monitoring and terminating Trading Managers for the Partnerships and administering the redemption and Exchange of Units. Such rate also enables DWR to compensate its employees or Additional Sellers who provide continuing services to Limited Partners to whom they have sold Units. See "The Commodity Broker-Brokerage Arrangements" and "Plan of Distribution and Exchange Procedure." Brokerage commissions paid by each Partnership to DWR may equal a significant percentage of such Partnership's average annual Net Assets. During the period January, 1991 - June, 1996, Cornerstone II, III, and IV paid annually an average of 6.70%, 8.41% and 4.39%, respectively, of their average annual Net Assets as brokerage commissions. For the year ended December 31, 1995, Cornerstone II, Cornerstone III, and Cornerstone IV paid brokerage commissions of $1,864,093, $3,499,743, and $2,776,225, respectively. The actual amount of brokerage commissions paid by each Partnership to DWR in a year will depend on the amount of funds available for investment and the actual trading activity of its Trading Managers, subject to the foregoing caps.

          Cornerstone IV trades exclusively in diverse world currencies. Cornerstone II and III also trade currencies. In the case of currency futures contracts traded on United States exchanges, the Partnerships pay DWR brokerage commissions at the rate described above. The Partnerships pay DWR brokerage commissions for currency forward contract transactions at rates established with reference to the brokerage commission rate charged on exchange-traded currency futures contracts. DWR may from time to time adjust the United States dollar size of currency forward contracts so that the brokerage commission rate charged on such contracts will closely approximate the rate charged on exchange-traded currency futures contracts of similar United States dollar value. DWR will also charge the Partnerships brokerage commissions plus applicable fees for rollovers of forward contract positions (i.e., the offsetting of a position which is about to expire and the initiation of a position in a more distant contract month). Some other brokerage firms do not charge brokerage commissions for rollovers of forward contract positions, although such firms may benefit from the mark-up or spread in the rollover transaction.

          (B) FINANCIAL BENEFITS. DWR benefits from the interest credit arrangements and possible compensating balance treatment in connection with its designation of a bank or banks in which the Partnerships' assets are deposited. See "Investment Program, Use of Proceeds and Trading Policies."

2. Trading Managers

          Each Partnership pays its Trading Managers a monthly management fee, whether or not the assets of the Partnership as a whole or the assets allocated to such Trading Manager are profitable, and, in certain circumstances, may pay its Trading Managers an annual incentive fee.

          (A) MONTHLY MANAGEMENT FEE. Each Partnership pays each of its Trading Managers a monthly management fee equal to 1/3 of 1% (a 4% annual rate) of the Partnership's Net Assets allocated to such Trading Manager as of the last day of each month (after adding back accrued incentive fees, if any, and before deduction for accrued distributions or redemptions as of such date).  "Net Assets" of a Partnership equals the total assets of such

Partnership, including all cash and cash equivalents (valued at cost), accrued interest, and the market value of all open commodity positions and other assets of such Partnership, less (i) the brokerage commissions accrued on a half-turn basis and (ii) all other liabilities of such Partnership, including incentive fees accrued or payable, determined in accordance with the principles specified in its Limited Partnership Agreement and, where no principle is specified, in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. For the year ended December 31, 1995, Cornerstone II, Cornerstone III, and Cornerstone IV paid aggregate management fees of $1,307,872, $1,828,013, and $4,575,372, respectively.

          For example, if Net Assets equaled $9,000,000 as of the end of each month during the fiscal year of a Partnership and there were no liabilities of such Partnership, such Partnership's Trading Managers would receive an aggregate monthly management fee for the year of $360,000 (1/3 of 1% of $9,000,000 per month, or $30,000, times 12). The management fee would be divided among such Trading Managers based on the portion of such $9,000,000 allocated to each Trading Manager at the end of each month.
          If during any month a Partnership does not conduct business operations or suspends trading or, as a result of an act or failure to act by a Trading Manager or Managers, is otherwise unable to utilize the trading advice of such Trading Manager(s) on any of the trading days of that period for any reason, the management fee described above payable to such Trading Manager(s) will be prorated based on the ratio by which the number of trading days in the month which such Partnership engaged in trading operations bears to the total number of trading days in the month. If a Management Agreement is terminated on a date other than the end of a Partnership's incentive period, the incentive fee described below will be determined as if such date were the end of an incentive period. If a Management Agreement is terminated on a date other than the end of a calendar month, the management fee described above will be determined as if such date were the end of a month, but such fee will be prorated based on the ratio by which the number of trading days in the month through the date of termination bears to the total number of trading days in the month.

          (B) ANNUAL INCENTIVE FEE. Each Partnership pays an annual incentive fee equal to 15% of the New Appreciation experienced by such Partnership as a whole as of the end of such Partnerships incentive period. For Cornerstone II and III, the incentive period runs from January 1 through December 31 of each year. For Cornerstone IV, the incentive period commences on June 1 and ends on May 31 of each year. Each Partnership's New Appreciation is determined by calculating Appreciation at the end of an incentive period, as applicable, and making certain adjustments for funds contributed to or withdrawn from such Partnership and interest income earned. For the year ended December 31, 1995, Cornerstone II, Cornerstone III, and Cornerstone IV paid aggregate incentive fees of $381,720, $0, and $0, respectively.

          The term "Appreciation" under each Management Agreement means (A) the value of the Partnership's Net Assets as of the last day of any fiscal year or incentive period, as applicable (reduced by management fees accrued or payable for the account of such Partnership for such fiscal year or incentive period, but before reduction for the current annual incentive fee, if any, accrued or payable for the account of the Partnership for such fiscal year or incentive period), minus (B) the highest value of Net Assets as of the last day of any preceding fiscal year or incentive period. "New Appreciation" equals Appreciation increased by (i) distributions and redemptions paid or payable on Units and (ii) Exchanges of Units for Units of another Partnership, and decreased by (iii) contributions to the Partnership arising from Units acquired on an Exchange of Units and (iv) interest income earned for the account of the Partnership, with each item of increase and decrease determined from the date of such highest value of Net Assets to the last day of the incentive period as of which such incentive fee calculation is made.
          The annual incentive fee is paid on the basis of New Appreciation in the Partnership's Net Assets as a whole and not in the individual Trading Manager's allocated portion of such assets. Thus, there would be no New Appreciation, and no incentive fee paid, if the trading profits of a Trading Manager were offset entirely by the trading losses of the other Trading Manager(s) for a Partnership. The annual incentive fee, if any, will be divided among and paid to each of the Trading Managers of a Partnership based on each Trading Manager's proportionate contribution, if any, to New Appreciation.
          All distributions and redemptions paid or payable on Units of each Partnership and on Exchanges of Units of such Partnership are divided by the then number of Trading Managers for such Partnership, and a dollar amount in respect of such distribution, redemption or Exchange is charged to the Net Assets allocated to each Trading Manager based on the ratio of the Trading Manager's average allocated trading assets to the total average trading assets of the Partnership, unless the General Partner selects an alternative means of allocation and so notifies the Trading Managers. All incentive fees accrued at the end of a month or paid at the end of an incentive period are charged to the Net Assets allocated to each Trading Manager for a Partnership in the same manner and to the same extent as such amounts would or will be paid to each such Trading Manager as of the date of accrual or payment.

          The General Partner's interest in each Partnership is included in Net Assets for purposes of calculating any incentive fee. Since Limited Partners of each Partnership may redeem or Exchange Units at a month-end which is other than the end of an incentive period, and since accrued incentive fees, if any, will be deducted from the Net Asset Value of such Units upon redemption or Exchange, each Partnership has agreed that the incentive fee accrued on such Units will be paid to its Trading Managers in accordance with the terms of the Management Agreements as if such month-end were the end of an incentive period of such Partnership. Any amounts so paid to its Trading Managers by a Partnership will be deducted from any subsequent incentive fee which includes New Appreciation allocable to such Units. Notwithstanding the foregoing, Limited Partners who acquire or redeem Units during an incentive period may be subject to additional risks. See "Risk Factors-Risks Relating to the Trading Managers-Distortions Produced by Annual Incentive Fee Arrangement."

          If any payment is made by a Partnership to its Trading Managers on account of New Appreciation in the value of its Net Assets and the value of such Net Assets thereafter declines or fails to experience New Appreciation for any subsequent incentive period, each Trading Manager is entitled to retain such amounts previously paid by such Partnership in respect of New Appreciation. No subsequent payment based on New Appreciation will be made to any of its Trading Managers, however, until such Partnership has again experienced New Appreciation and a Trading Manager has contributed thereto.

3. OTHERS


          (A) ADMINISTRATIVE AND EXTRAORDINARY EXPENSES. Each Partnership pays all of its direct expenses and its share of Common Administrative Expenses, which have averaged in the aggregate $281,150 per annum for the period from January 1991 - June 1996, pursuant to the terms of the Exchange Agreement. Common Administrative Expenses means the costs and expenses incurred in connection with preparing, printing and mailing monthly reports, annual reports and all other documents required to be delivered to Limited Partners under any applicable federal or state laws or pursuant to the terms of each Limited Partnership Agreement, and all legal, accounting, auditing, filing, registration and extraordinary expenses not directly attributable to one Partnership. A Partnership's share of such expenses is based on the number of its Units outstanding during the month in which such expenses are incurred. For the year ended December 31, 1995, Cornerstone II, Cornerstone III, and Cornerstone IV incurred common administrative expenses of $8,183, $21,158, and $39,890, respectively; none incurred any extraordinary expenses.



          (B) TRANSACTION FEES AND COSTS. Each Partnership also pays all applicable "give up" or transfer fees, NFA fees, exchange fees, clearinghouse fees, floor brokerage fees and any costs associated with taking delivery of commodity interests, fees for the execution of each Partnership's forward contract transactions, the execution of cash transactions relating to exchange of futures for physicals ("EFP") transactions (where a Partnership first acquires a cash-physical position and exchanges that cash position for a futures position on an exchange), and the use of DWR's institutional and overnight execution facilities (collectively, "transaction fees and costs"), which transaction fees and costs averaged approximately 0.54% for Cornerstone II, 0.76% for Cornerstone III, and 0.26% for Cornerstone IV of average annual Net Assets for the period January, 1991-June, 1996. Each Partnership pays DWR a fee for each roundturn forward contract, which averages between $3 and $6 per roundturn contract, depending upon the size of the trades. DWR will not charge the Partnerships a mark-up or spread on such forward trading. DWR charges a transaction fee of approximately $2.50 for each cash contract transaction relating to an EFP transaction, and a transaction fee for the use of the institutional execution desk or overnight execution facilities which may be up to $3 per roundturn. Each Partnership also pays all applicable principal and other transaction fees and costs associated with currency forward contract transactions, which fees and costs have recently averaged approximately 7% of the brokerage commission fee charged on such transactions. Effective September 1, 1996, the aggregate transaction fees and costs and brokerage commissions will be capped at 13/20 of 1% per month of each Partnership's Net Assets at month-end allocated to each Trading Manager (or per Trading Manager's trading system). In addition, these fees and costs are subject to the 14% annual cap on aggregate brokerage commissions, transaction fees and costs, and net excess interest and compensating balance benefits to DWR, described under "-1. Commodity Broker-(a) Brokerage Commissions" above. For the year ended December 31, 1995, Cornerstone II, Cornerstone III, and Cornerstone IV incurred transaction fees and costs of $160,238, $502,332, and $168,718, respectively.

4. BREAK EVEN ANALYSIS


          Based upon the annual fees and expenses of Cornerstone II, Cornerstone III and Cornerstone IV, the Partnerships will be required to earn trading profits (after taking into account estimated interest income based upon current rates of 5%) of 7.57%, 8.17% and 4.97%, respectively, per year of average annual Net Assets in order for a Limited Partner to break-even (earning profits sufficient to recoup its initial investment) upon redemption after one year.


          Based upon the selling price as of June 30, 1996, Cornerstone II, Cornerstone III and Cornerstone IV must earn net trading profits of $213.61, $185.80 and $146.39 per Unit, respectively, in order for a Limited Partner to break-even (earning profits sufficient to recoup its initial investment upon redemption of a Unit after one year after payment by the Partnership of its expenses (as calculated below).


                                                               CORNERSTONE II      CORNERSTONE III     CORNERSTONE IV
                                                               --------------      ---------------     --------------
                                                                     $                    $                  $
Selling Price per Unit (as of 6/30/96) (1). . . . . . .          2,823.08              2,275.15           2,947.54
Management Fee (2). . . . . . . . . . . . . . . . . . .            117.63                 94.80             122.81
Brokerage Commissions (3). . . . . . . . . . . . . . . .           189.14                160.17             129.40
Less: Interest Income (4). . . . . . . . . . . . . . . .          (112.92)               (91.01)           (117.90)
Transaction Costs (5). . . . . . . . . . . . . . . . . .            15.24                 17.29               7.66
Administrative Expenses (6). . . . . . . . . . . . . . .             4.52                  4.55               4.42
Incentive Fee (7). . . . . . . . . . . . . . . . . . . .               --                    --                 --
Amount of Trading Income Required for a
  Limited Partner to Recoup its Investment at
  the End of One Year (8). . . . . . . . . . . . . . . .           213.61                185.80             146.39
Percentage of Initial Selling Price. . . . . . . . . . .            7.57%                 8.17%              4.97%

----------------
(1) Units of each Partnership are offered for sale in Exchanges at Monthly Closings to be held as of the last day of each month at a purchase price equal to 100% of the Net Asset Value of the Unit on the first day of the month following the Monthly Closing.
(2) Monthly management fees are equal to 1/3 of 1% of the Net Assets allocated to each Trading Manager on the last day of each month (a 4% annual rate).
(3) Each Partnership pays brokerage commissions at an average rate of approximately $75 per roundturn. Effective September 1, 1996, commissions and transaction fees and costs with respect to each Trading Manager's allocated Net Assets are capped at 13/20 of 1% per month (a maximum 7.8% annual rate) (in the case of Trading Managers which employ multiple trading systems in trading on behalf of a Partnership, the foregoing 13/20 of 1% cap is applied on a per trading system basis). Brokerage commissions have averaged 6.70%, 8.4 1% and 4.39% of average annual Net Assets of Cornerstone II, III and IV, respectively. For purposes of the above table, brokerage commissions, except for Cornerstone III, were assumed to be the foregoing percentages. For Cornerstone III, such rate was reduced to 7.80% in conformity with the new cap.
(4) DWR credits each Partnership at month-end with interest income as if 80% of such Partnership's average daily Net Assets for the month were invested at a prevailing rate on U.S. Treasury Bills. Such rate was estimated based upon current rates of 5%.
(5) Transaction fees and costs have averaged 0.54%, 0.76% and 0.26% of average annual Net Assets of Cornerstone II, III and IV, respectively. For purposes of the above table, transaction fees and costs were assumed to be the foregoing percentages. Effective September 1, 1996, aggregate transaction fees and costs and brokerage commissions will be capped at 13/20 of 1% per month of the Partnership's month-end Net Assets allocated to each Trading Advisor.
(6) Administrative expenses have averaged 0.16%, 0.20% and 0.15% of average annual Net Assets of Cornerstone II, III and IV, respectively. For purposes of the above table, administrative expenses were assumed to be the foregoing percentages.
(7) Incentive fees are assumed to be zero because each Trading Manager's trading profits are assumed to equal expenses.

          The General Partner will furnish to each Limited Partner a monthly statement describing the performance of each of the Partnerships and setting forth, among other things, aggregate management and incentive fees, and brokerage fees, and extraordinary expenses, if any, incurred or accrued by the Partnerships during the month and certain other information concerning the Net Asset Value of a Unit of each Partnership. See "The Limited Partnership Agreements - Reports to Limited Partners."

                       INVESTMENT PROGRAM, USE OF
                      PROCEEDS AND TRADING POLICIES

          DIFFERENCES AMONG THE CORNERSTONE FUNDS. The Cornerstone Funds were organized by the General Partner to meet certain needs of investors in commodity pools. The Cornerstone Funds, a series of related commodity pools, offer the investor a choice of three commodity pools with different investment objectives, Trading Managers and trading policies and the opportunity to shift investments among such pools. The Cornerstone Funds presently consist of three New York limited partnerships organized pursuant to the form of Limited Partnership Agreement attached hereto as Exhibit A. The General Partner of each Partnership is Demeter Management Corporation. See "The General Partner."
          Each Partnership was organized to achieve maximum capital appreciation from speculative trading of futures contracts and other commodity interests consistent with such Partnership's maximum permitted level of leverage. While Cornerstone II and III presently trade a diverse portfolio of commodity interest contracts, Cornerstone IV presently trades futures and forward contracts and other commodity interests exclusively in a portfolio of diverse world currencies. Each Partnership attempts to operate within parameters established by the General Partner which, among other things, attempt to limit the potential risk to a Limited Partner of such Partnership. Although each Partnership is intended to offer its Limited Partners a different level of risk, and, correspondingly, a different potential rate of return on their investment, all speculative trading of commodity futures contracts and other commodity interests is inherently risky and there can be no assurance that a desired rate of return or level of leverage arising from an investment in any of the Partnerships can be achieved or that the performance results of each Partnership will necessarily correlate with the level of leverage intended for such Partnership.
          The selection of Trading Managers for each Partnership was based on a review of each Trading Manager's trading system, strategy, experience and trading performance record in view of the investment objectives and trading policies of such Partnership. By reviewing this information, the General Partner was able, among other things, to categorize each Trading Manager based on the degree of leverage employed as measured by funds normally committed as margin. The General Partner also reviewed trading performance records to determine the level of volatility in performance experienced by each Trading Manager in the past. Although these factors are obtained from past trading performance, the General Partner believes such factors have some value in evaluating the potential trading success of a Trading Manager.
          Although the General Partner used its best efforts in selecting Trading Managers for each Partnership, there can be no assurance that each Partnership will perform as desired. For example, a Partnership attempting to reduce risk on a relative basis by committing a moderate percentage of assets as margin may sustain greater losses than any other Partnership. Likewise, a Partnership committing a high percentage of assets as margin may not achieve the highest rate of capital appreciation of any Partnership. Indeed, it could be concluded (based upon the historical performance of the Partnerships) that the success of the trading methods employed for a Partnership, rather than the level of leverage employed for that Partnership, has been the greater factor in determining the potential risk of loss or potential return to an investor in that Partnership. In selecting Trading Managers, the General Partner relied largely on prior performance history of each Trading Manager, and future performance may be completely different. See "Risk Factors" and "The Commodities Market." THE GENERAL PARTNER IS NOT PREDICTING OR GUARANTEEING ANY LEVEL OF PERFORMANCE OR RISK BY ANY PARTNERSHIP AND NO SUCH PREDICTION OR GUARANTEE IS MADE HEREBY.

CORNERSTONE II


          Cornerstone II seeks as its investment objective the maximum rate of capital appreciation consistent with a medium percentage of assets committed as margin. During the period July 1995 - June 1996, the Trading Managers for Cornerstone II collectively committed on average between 10 and 30% of the Net Assets of Cornerstone II as margin.

          The General Partner requires Trading Managers for Cornerstone II to conduct their trading in accordance with the trading policies of Cornerstone
II. See "Trading Policies" below. These trading policies provide, among other things, that a Trading Manager will not initiate additional positions in any commodity if such additional positions would result in aggregate net long or net short positions for all commodities requiring as margin more than 55% of the Net Assets allocated to such Trading Manager. For example, a Trading Manager managing $2,000,000 of Net Assets would not be able to add new positions after it had $1,100,000 invested as margin in existing open positions. If the initial margin on all commodity contracts were $5,000, a Trading Manager for Cornerstone II could have no more than 220 net long or net short open positions. However, there can be no assurance that such maximum margin commitment level will prevent Cornerstone II from experiencing losses larger than those of any other Partnership. See "The Cornerstone Funds- Performance Records."


          The Trading Managers for Cornerstone II are Abacus Trading Corporation ("Abacus") and John W. Henry & Company, Inc. ("JWH"). A detailed description of Abacus and JWH, their principals and trading systems and their composite performance records is set forth under "The Trading Managers-Dean Witter Cornerstone Fund II" and with respect to JWH "-Dean Witter Cornerstone Fund IV."


CORNERSTONE III


          Cornerstone III seeks as its investment objective the maximum rate of capital appreciation consistent with a high percentage of assets committed as margin. During the period July 1995-June 1996, the Trading Managers for Cornerstone III collectively committed on average between 10 and 45% of the Net Assets of Cornerstone III as margin.

          The General Partner requires Trading Managers for Cornerstone III to conduct their trading in accordance with the trading policies of Cornerstone III. These trading policies provide, among other things, that a Trading Manager will not initiate additional positions in any commodity if such additional positions would result in aggregate net long or net short positions for all commodities requiring as margin more than 65% of the funds allocated to such Trading Manager. For example, a Trading Manager for Cornerstone III managing $2,000,000 of Net Assets would not be able to add new positions after it had $1,300,000 invested as margin in existing open positions. If the initial margin on all commodity contracts were $5,000, a Trading Manager for Cornerstone III could have no more than 260 net long or net short open positions. This is $200,000 more in margin and 40 more positions than in the case of a Trading Manager for Cornerstone II with the same amount of Net Assets under management.
          The Trading Managers for Cornerstone III currently are Welton Investment Systems Corporation ("WISC"), Abraham Trading Corporation ("Abraham") and Sunrise Capital Management, Inc. ("Sunrise"). A detailed description of Sunrise, WISC and Abraham, their principals and trading systems and their composite performance records is set forth under "The Trading Managers-Dean Witter Cornerstone Fund III" and with respect to
Sunrise "-Dean Witter Cornerstone Fund IV."

CORNERSTONE IV

          Cornerstone IV was formed to engage in the speculative trading of futures and forward contracts and other commodity interests. Such trading has concentrated exclusively in a portfolio of diverse world currencies. Cornerstone IV seeks to profit from the price relationships of, between and among various currencies.

          Cornerstone IV seeks as its investment objective the maximum rate of capital appreciation consistent with a medium to high percentage of assets committed as margin. During the period July 1995-June 1996, the Trading Managers for Cornerstone IV collectively committed on average between 5 and 35% of the Net Assets of Cornerstone IV as margin.

          The General Partner requires Trading Managers for Cornerstone IV to conduct their trading in accordance with the trading policies of Cornerstone
IV. These trading policies provide, among other things, that a Trading Manager will not initiate additional positions in any commodity if such additional positions would result in aggregate net long or short positions for all commodities requiring as margin more than 65% of the Net Assets allocated to such Trading Manager. For example, a Trading Manager managing $2,000,000 of Net Assets would not be able to add new positions after it had $1,300,000 invested as margin in existing open positions. If the initial margin on all commodity contracts were $5,000, a Trading Manager for Cornerstone IV could have no more than 260 net long or net short open positions. This is the same amount of margin and positions as in the case of a Trading Manager for Cornerstone III with the same amount of Net Assets under management.

However, it is $200,000 more in margin and 40 more positions than in the case of a Trading Manager for Cornerstone II with the same amount of Net Assets under management.
          The Trading Managers for Cornerstone IV are JWH, a Trading Manager for Cornerstone II, and Sunrise, a Trading Manager for Cornerstone III. In their trading for Cornerstone IV, JWH utilizes only the JWH International Foreign Exchange Program, one of the three different trading systems it utilizes in trading for Cornerstone II, while Sunrise uses a modification of the same trading systems that it utilizes in trading for Cornerstone III. A detailed description of JWH and Sunrise, their principals and trading systems and their composite performance records is set forth under "The Trading Managers-Dean Witter Cornerstone Fund IV."

SUMMARY OF DIFFERENCES AMONG PARTNERSHIPS

          The following summarizes certain differences among the
Partnerships:

                                                                 CORNERSTONE II    CORNERSTONE III       CORNERSTONE IV
Margin Commitment. . . . . . . . . . . . . . . . . . . .             Medium              High              Medium-High
July 1995-June 1996 Average
   Margin Commitment. . . . . . . . . . . . . . . . . . .            10-30%              10-45%               5-35%
Maximum Percentage Margin Commitment. . . . . . . . . . .              55%                65%                  65%
Trading Managers. . . . . . . . . . . . . . . . . . . . .            Abacus              Sunrise               JWH
                                                                      JWH                 WISC               Sunrise
                                                                                         Abraham

          Each Partnership conducts its business separate and independent of the other Partnerships. The discussion under "Trading Policies" below and "General Description of Trading Systems" is applicable to each Partnership except where noted otherwise. The Trading Managers retained by each Partnership are discussed separately under "The Trading Managers."

          USE OF PROCEEDS. The Trading Managers for each Partnership will be allocated an equal amount of the net proceeds received by such Partnership at each month-end from Exchanges of Units, except that the Trading Managers for Cornerstone II have agreed to an unequal apportionment of net proceeds. Each Trading Manager is obligated to invest its share of such funds in commodity futures contracts and other commodity interests in accordance with its trading systems. See "General Description of Trading Systems" and "The Trading
 Managers." The Trading Managers for each Partnership are obligated to invest in accordance with the trading policies applicable to such Partnership. These trading policies provide, among other things, that a Trading Manager may commit as margin up to but no more than a certain percentage of funds under management. See "Trading Policies" below.
          Each Partnership's assets are deposited with DWR in separate commodity trading accounts established by DWR for each Trading Manager, and are either held in non-interest bearing bank accounts or invested in securities approved by the CFTC for investment of customer funds. In any event, DWR credits each Partnership at month-end with interest income on 80% of such Partnership's average daily Net Assets for the month at a rate equal to the average yield on 13-week U.S. Treasury Bills issued during such month. In the case of Cornerstone IV, for purposes of such interest payments, Net Assets do not include monies due the Partnership on or with respect to forward contracts and other commodity interests but not actually received by it from banks, brokers, dealers and other persons. No Partnership receives interest income on the balance of its assets held by DWR. Each Partnership's assets held by DWR may be used as margin solely for such Partnership's trading. DWR benefits from interest earned on the Partnerships' funds in excess of the rate paid to the Partnerships. DWR also benefits from compensating balance treatment in connection with its designation of a bank or banks in which the Partnerships' assets are deposited, i.e., DWR receives favorable loan rates from such bank or banks by reason of such deposits. To the extent such benefits exceed the interest DWR is obligated to credit to the Partnerships, such benefits will not be shared with the Partnerships.
          Assets of each Partnership are not commingled with assets of one another or any other entity. However, margin deposits and deposits of assets with DWR do not constitute commingling. Each Partnership's assets are segregated in accordance with Section 4d(2) of the CEAct and the rules and regulations of the CFTC.

          TRADING POLICIES. Each Partnership requires its Trading Managers to manage the funds allocated to them in accordance with trading policies set forth in its Limited Partnership Agreement. The following trading policies are applicable to each Partnership and its Trading Managers except to the extent noted otherwise.
                              1.        Each Trading Manager will diversify
     its futures contract holdings in order to avoid reliance on one or a few commodities and will trade those futures contracts that, in its opinion, have sufficient liquidity to enable the Partnership to enter and close out positions without causing undue price movements (not applicable to Cornerstone IV). Each Trading Manager for Cornerstone IV may trade in markets which have low trading volume and are illiquid. Each Trading Manager normally will not establish new positions in a futures contract for any one commodity where the original margin therefor, when added to the original margin on deposit for all open positions in futures contracts for such commodity, irrespective of the delivery month, exceeds a certain percentage of the Net Assets being managed by such Trading Manager. The percentages vary by Partnership as follows:
                        Dean Witter Cornerstone Fund II-15%
                        Dean Witter Cornerstone Fund III-20%
                        Dean Witter Cornerstone Fund IV-20%
          If a Trading Manager invests in currency forward contracts, similar principles will apply. In no event will a Trading Manager commit more than a maximum percentage of the Net Assets being managed by such Trading Manager for margin in any one commodity, irrespective of the delivery month. The maximum percentages vary by Partnership as follows:
                        Dean Witter Cornerstone Fund II-20%
                        Dean Witter Cornerstone Fund III-25%
                        Dean Witter Cornerstone Fund IV-35%
     For purposes of this restriction, gold and silver bullion and coins will be considered one commodity and the soybean complex, consisting of soybeans, soybean oil and soybean meal, will be considered one commodity.
                              2.        DWR will require each Partnership to
     make margin deposits of not less than the exchange minimum levels applicable to individuals or, where there are no exchange minimums (as in the currency forward contract market), the commodity broker's minimums. Each Trading Manager will not initiate additional positions in any commodity if such additional positions would result in aggregate net long or net short positions for all commodities requiring as margin more than a certain percentage of the Net Assets managed by such Trading Manager. The percentages vary by Partnership as follows:
                        Dean Witter Cornerstone Fund II-55%
                        Dean Witter Cornerstone Fund III-65%
                        Dean Witter Cornerstone Fund IV-65%
     Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits or both, the Trading Manager may be required to commit as margin in excess of the foregoing limit. In such event, the Trading Manager will reduce its open positions to comply with the foregoing limit before initiating new positions.
                              3.        Each Trading Manager will only invest
     funds for a Partnership where sufficient volume exists, in the opinion of the Trading Manager, for liquidating positions either on appropriate exchanges or in the currency forward contract market (not applicable to Cornerstone IV). Each Trading Manager for Cornerstone IV may trade in markets which have low trading volume and are illiquid.
                              4.        A Partnership will trade currencies
     in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the General Partner, in conjunction with DWR, has determined to be creditworthy. In determining the creditworthiness of a counterparty to a currency forward contract, the General Partner and DWR will consult with the Corporate Credit Department ("CCD") of DWR, which monitors participants in the interbank market with which DWR deals on a regular basis. The CCD, among other things, reviews published financial information regarding such participants, and calculates various ratios, including, but not limited to, net worth requirements, return on average assets, overall portfolio yield to cost of money, equity to assets, dividend payout and capital formation, and evaluates each participant's profitability and compares the same against its peer groups. From time to time, the CCD modifies such procedures, institutes new procedures and reviews other information.

                              5.        Because open positions in a futures
     or forward contract normally will be closed out before the first notice day for making or taking delivery of the cash item, each Partnership normally will not make or take delivery, except as required to match trades and close out a position in the currency forward contract market. No assurance can be given that delivery will never occur, but each Trading Manager will make every effort to avoid the Partnership's taking or making delivery. Each Trading Manager will not take a position in any commodity during the delivery month of that contract, except to match trades to close out a position in the currency forward contract market or liquidate trades in a limit market. (Not applicable to Cornerstone IV.)
                              6.        Each Partnership will not employ the
     trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given commodity due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related commodity. However, a Trading Manager may take into account a Partnership's open trade equity on existing positions in determining generally whether to acquire additional commodity interest contracts on behalf of the Partnership and may add to existing positions so long as it is in compliance with the restriction in the preceding sentence.
                              7.        Each Trading Manager will not,
     without the prior written consent of the General Partner, employ the trading techniques known as "spreads" and "straddles" on behalf of a Partnership, except to liquidate trades in a limit market or to hedge cash commodity transactions (not applicable to Cornerstone IV). In the case of Cornerstone IV, each Trading Manager will trade spreads and straddles on behalf of the Partnership. The General Partner has agreed that the Trading Managers for Cornerstone II and III which have forward contract trading experience may use "spreads" and "straddles" in managing a portion of the assets of those Partnerships. The terms "spread" and "straddle" describe a transaction involving the simultaneous holding of futures or forward contracts for the same or a related commodity but for different delivery dates in which the trader expects to earn profits from widening or narrowing movement of the prices of the two contracts.
                              8.        Each Partnership will not engage in
     cash commodity transactions unless the cash commodity is fully hedged (not applicable to Cornerstone IV).
                              9.        Each Partnership will not purchase,
     sell or trade securities (except securities approved by the CFTC for investment of customer funds).
                              10.      Each Partnership will not borrow
     (except for margin purposes) or lend money. Each Partnership may utilize lines of credit for trading currency forward contracts. Such trading does not, however, involve borrowing for purposes of this trading policy. Each Partnership will not permit "churning" of the Partnership's assets.
                              11.      Each Trading Manager will engage in
     trading options on futures contracts or physical commodities only with the prior express written consent of the General Partner.

          Trading policies applicable to each Partnership may be changed by the General Partner, except that material changes to trading policies numbered 1, 2, 3, 6, 8, 9 and 10 may only be made by the General Partner with prior written approval of more than 50% of the Limited Partners of a Partnership.

                               CAPITALIZATION


          The following table sets forth the actual capitalization of the Partnerships as of June 30, 1996. Since unsold Units may only be sold in Exchanges, which requires a redemption of Units from one Partnership and for purchase of Units in one or two of the other Partnerships, it is impractical to provide a pro forma table reflecting the capitalization of the Partnerships if all unsold Units are sold, since redemptions would, of necessity, offset sales.

          There will be no difference insofar as sharing of profits and losses are concerned between Units of Limited Partnership Interest and Units of General Partnership Interest.

                                                                                                            AMOUNT
                                                                                                         OUTSTANDING
                                                                                                            AS OF
                                                                                                           JUNE 30,
                                    TITLE OF CLASS                                                           1996
                                                                                                               $
               Cornerstone II:
                     Limited Partnership Interest(1). . . . . . . . . . . . . . . . . . . . . . . .         28,328,881
                     General Partnership Interest(1). . . . . . . . . . . . . . . . . . . . . . . .            613,737
                                                                                                           -----------
                         Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         28,942,618
                                                                                                           -----------
                                                                                                           -----------
               Cornerstone III:
                     Limited Partnership Interest(1). . . . . . . . . . . . . . . . . . . . . . . .         38,309,454
                     General Partnership Interest(1). . . . . . . . . . . . . . . . . . . . . . . .            869,340
                                                                                                           -----------
                         Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         39,178,794
                                                                                                           -----------
                                                                                                           -----------
               Cornerstone IV:
                     Limited Partnership Interest(1). . . . . . . . . . . . . . . . . . . . . . . .         95,702,901
                                                                                                           -----------
                     General Partnership Interest(1). . . . . . . . . . . . . . . . . . . . . . . .          1,883,149
                         Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         97,586,050
                                                                                                           -----------
                                                                                                           -----------


          GENERAL DESCRIPTION OF TRADING SYSTEMS

INTRODUCTION

          The primary purpose of each Partnership is appreciation of its assets through speculative trading in commodity futures contracts and other commodity interests. A Partnership's ability to succeed in this endeavor depends largely on the combined success of the respective trading systems employed on behalf of such Partnership by its Trading Managers. Each Trading Manager must anticipate market trends and effect the purchase or sale of commodity interest contracts in accordance with its predictions as to those trends. To the extent that Trading Managers for a Partnership anticipate and follow opposite market trends, the gains on one Trading Manager's positions will tend to offset the losses on another Trading Manager's positions. While each Trading Manager has provided the General Partner with a general description of the trading systems to be employed on behalf of a Partnership's account, investors are cautioned that the details of the systems are proprietary secrets and, as such, are not generally known to the General Partner. As a result, the General Partner will be unable for the most part to determine whether each Trading Manager is or is not following its trading system. While the officers of the General Partner are familiar with commodity trading and monitor each Trading Manager's compliance with the trading policies applicable to such Trading Manager (see "Trading Policies"), there is no basis for judging whether or not a Trading Manager is operating within the general parameters of its technical trading strategy (that is, whether the losses or gains from individual transactions are within anticipated ranges). Thus, no assurance can be given that a trading system followed in the past is being followed for a particular trade or series of trades.
          In addition, there can be no assurance that, even if a trading system were followed, it would produce results similar to those experienced in the past. Although the trading system that is employed on behalf of a Partnership's account by each Trading Manager is the same used in such Trading Manager's management of other commodity accounts except to the extent noted otherwise, there can be no assurance that the same or similar results will occur in the future. Further, the performance results of all Trading Managers for each Partnership are combined and a Limited Partner will not receive the direct benefit of any single Trading Manager's performance record. Additionally, to the extent that funds are apportioned unequally among Trading Managers for a Partnership, the results of individual Trading Managers will affect the Net Assets or Net Asset Value of a Unit disproportionately. See "Risk Factors-Risks Relating to the Trading Managers-Unequal Apportionment of a Partnership's Assets among Trading Managers" and "The Management Agreements."
          Commodity traders basically rely on either of two types of analysis for making their trading decisions, "technical" or "fundamental," or on a combination of technical and fundamental analysis. Generally speaking, technical trading strategies are designed to identify and follow existing and incipient trends in the markets, while fundamental trading strategies are designed to forecast future developments in the markets.

          Technical analysis is not based on the anticipated supply and demand of a particular cash (actual) commodity; instead, it is based on the theory that the study of the commodities markets themselves will provide a means of anticipating the external factors that affect the supply and demand of a particular commodity in order to predict future prices. Technical analysis operates on the theory that market prices at any given point in time reflect all known factors affecting supply and demand for a particular commodity; consequently, technical analysis theorizes that a detailed analysis of, among other things, actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest can be of predictive value when predicting the future course of price movements. Technical strategies generally utilize a series of mathematical measurements and calculations designed to monitor market activity for the particular strategies used, and trading decisions are based on signals generated by chart s, manual calculations, computers or a combination of any or all of the foregoing. As an example with respect to a financial instrument contract, one set of technical procedures might evaluate the following factors, among others, on a daily basis: (1) the price trends of the particular financial instrument contract and the levels at which to initiate new positions and terminate existing positions; (2) the volatility that the particular financial instrument contract has displayed in the past; (3) the condition of the financial instrument market being traded (e.g., to determine whether it is a trending market or an erratic and non-trending market); and (4) the state of the financial instrument markets in general (e.g., to determine the proper points for initiating new positions and allowing increases in existing commitments).
          Fundamental analysis, on the other hand, is based on the study of factors external to the trading market that affect the supply and demand of a particular commodity in order to predict future prices. Such factors might include weather, the economy of a particular commodity, government policies, United States and foreign political and economic events, and changing trade prospects. Fundamental analysis theorizes that by monitoring relevant supply and demand factors of a particular commodity, a state of current or potential disequilibrium of conditions may be identified that has yet to be reflected in the price level of that commodity. Fundamental analysis assumes that the markets are imperfect, that information is not instantaneously assimilated or disseminated and that econometric models can be constructed that generate equilibrium prices that may indicate current prices are unsustainable. As an example with respect to an agricultural commodity, some of the fundamental factors that might affect the supply of soybeans include the acreage planted, crop conditions (drought, flood, disease, etc.), labor disputes affecting planting, harvesting, and distributions and the previous years crop carryover. The demand for soybeans consists of domestic usage and exports, which are affected by general world economic conditions and the cost of soybeans in relation to the cost of competing food products. As an example with respect to a currency, some of the fundamental factors that might affect the demand for a currency (e.g., British pound) include the inflation and interest rates of the currency's domestic market, exchange controls and that country's balance of trade, economy and political stability. The supply of a currency can be determined by, among other things, government spending, credit controls, domestic money supply and the prior years trade balances.

TRADING BY THE TRADING MANAGERS

          The trading systems utilized by the Trading Managers for the Partnerships are each technical trading systems, and trading decisions are based in part on chart interpretations, mathematical calculations and computer-assisted analysis of the commodities markets. The trading systems employed by the Trading Managers attempt to detect trends in price movements for commodity interest contracts. All successful speculative commodity trading depends upon establishing a position and then maintaining that position while the market moves in favor of the commodity trader. Technical trading systems seek to establish such positions and to exit the market and/or establish reverse positions when the favorable trend either reverses or does not materialize. No such system will be successful if the market is moving in an erratic and non-trending manner or if the market moves in the direction opposite to that predicted by the system. Because of the nature of commodity markets, prices frequently appear to be trending when the market is, in fact, without a trend. In addition, a trading system may identify markets as trending favorably to a particular position even though actual market performance thereafter is the reverse of the trend identified.
          A trend-following trading system will seldom direct market entry or exit at the most favorable price in the particular market trend. Rather, this type of trading system seeks to close out losing positions quickly and to hold portions of profitable positions for as long as the trading system determines that the particular market trend continues to exist; however, there can be no assurance that profitable positions can be liquidated at the most favorable price in a particular trend. As a result, the number of losing transactions can be expected to exceed substantially the number of profitable transactions. However, if the system is successful, these losses should be small and should be more than offset by a few large gains.

          Some of the differences among the trading systems of the Trading Managers are discussed under "The Trading Managers." Each Trading Manager, from time to time, may change or refine its trading system. However, a Trading Manager may not materially change its trading policies, systems, methods or strategies used for a Partnership's account without the prior written approval of the General Partner. Additional trading systems have been or may be developed by the Trading Managers and, with the written permission of the General Partner, may be employed in trading a portion of the assets allocated to a Trading Manager.
          Although a technical trading system normally consists of a series of fixed rules applied manually or by computer, such system still requires that principals or employees of the Trading Manager make certain subjective judgments and decisions. For example, a Trading Manager will select the commodities and markets which it will follow, the commodities and markets which it will actively trade and the contract months in which it will maintain positions. A Trading Manager will also determine when it will roll over a position (i.e., liquidate a position which is about to expire and initiate a position in a more distant contract month). In addition, a Trading Manager will determine the position size or number of contracts in each commodity to be bought or sold at any given time, the time at which orders are to be placed with and executed by a commodity broker, the method by which orders are to be placed, and the types of orders that are to be placed. These types of decisions require consideration of, among other things, the volatility of the particular market, the pattern of price movements (both interday and intraday), open interest, trading volume, changes in spread relationships between various contract months and between commodities, and overall portfolio balance and risk exposure. In addition, these types of decisions are often based on consideration of typical fundamental factors affecting the supply and demand of a particular commodity. With respect to the timing and execution of trades, a Trading Manager may also rely to some extent on the judgment of others, such as commodity brokers and floor brokers. No assurance can be given that consideration of any or all of the foregoing factors will be made by the Trading Managers and their principals and employees with respect to every trade for the Partnerships or that consideration of any of such factors in a particular situation will lessen a Partnership's risk of loss. In most cases, these subjective decisions are made by one principal of the Trading Manager. Investors should be aware that such decisions may involve a substantial element of judgment and that such person's unavailability to make such decisions could materially impair the operation of the trading system.
          Each Trading Manager must determine the timing and method by which orders will be placed with various brokerage firms. The Trading Manager must also select the types of orders to be placed for its managed accounts. Executions for the Partnerships' accounts and the Trading Managers' other accounts may be made during the day: (1) on a "stop" basis, where an order becomes a market order when the specified stop price is reached; (2) on an "at the market" basis, where the order is executed as soon as possible after being received on the floor of the exchange; (3) on a "limit" basis, where an order is placed to buy or sell at a specified price or better than the specified price; and (4) on a "closing price" basis, which is a contingent order based on the closing range of the market. Order placement will vary in accordance with the trading system being used, the type of market encountered and the type of order that can be used on the exchange on which a particular commodity is traded. Since many of the Trading Managers have varied these practices over the years, their prior performance may not necessarily reflect future performance.
          Each Trading Manager also maintains a procedure for determining the appropriate quantity of contracts to be traded for an account of a given size and for all accounts. Some Trading Managers maintain a fixed or equal number of positions for each commodity traded, regardless of differences in volatility or prices among commodities. Other Trading Managers continually adjust their trading portfolios and the position size of an order immediately prior to placement, based on such factors as past market volatility, prices among commodities, amount of risk, potential return and margin requirements. While each of the Trading Managers presently has a method for determining position size for a trade, the initial determination of this method was a subjective decision made by the principals of the Trading Manager. Although two Trading Managers might have substantially similar trading systems and might be following the same trend, the method under which position size is determined could cause performance results to differ significantly.
          Each Trading Manager, from time to time, may at its discretion add to or delete from its portfolio additional commodity interest contracts and commodities.
          The Trading Managers' orders for trades generally will be placed directly with the order desk of DWR, and confirmations of the executed trades will be retained by DWR. Although other accounts advised by each Trading Manager, from time to time, may employ DWR as their commodity broker, there is no obligation on the part of each Trading Manager or the owners of such other accounts to use DWR as broker in connection with such other accounts, and each Trading Manager may and does trade for such other accounts at various commodity brokerage firms in addition to DWR.
          The above general description of trading systems does not discuss significant differences in the trading systems developed and employed by each Trading Manager. Certain of these differences are discussed for each Trading Manager under the following section entitled "The Trading Managers." However, as stated above, the actual systems are proprietary and confidential and the General Partner does not know the full extent to which such systems differ.

                          THE TRADING MANAGERS

INTRODUCTION

          CERTAIN OF THE TRADING MANAGERS OF THE PARTNERSHIPS ARE AVAILABLE TO TRADE "NOTIONAL" EQUITY FOR CLIENTS-I.E., TO TRADE SUCH CLIENTS' ACCOUNTS AS IF MORE EQUITY WERE COMMITTED TO SUCH ACCOUNTS THAN IS, IN FACT, THE CASE. CONSEQUENTLY, THE CFTC REQUIRES THAT THE FOLLOWING DISCLOSURE STATEMENT BE INCLUDED VERBATIM HEREIN. THE PARTNERSHIPS' ACCOUNTS WILL NOT INCLUDE ANY NOTIONAL EQUITY

SPECIAL DISCLOSURE FOR NOTIONALLY-FUNDED ACCOUNTS

          YOU SHOULD REQUEST YOUR COMMODITY TRADING ADVISOR TO ADVISE YOU OF THE AMOUNT OF CASH OR OTHER ASSETS (ACTUAL FUNDS) WHICH SHOULD BE DEPOSITED TO THE ADVISOR'S TRADING PROGRAM FOR YOUR ACCOUNT TO BE CONSIDERED "FULLY-FUNDED." THIS IS THE AMOUNT UPON WHICH THE COMMODITY TRADING ADVISOR WILL DETERMINE THE NUMBER OF CONTRACTS TRADED IN YOUR ACCOUNT AND SHOULD BE AN AMOUNT SUFFICIENT TO MAKE IT UNLIKELY THAT ANY FURTHER CASH DEPOSITS WOULD BE REQUIRED FROM YOU OVER THE COURSE OF YOUR PARTICIPATION IN THE COMMODITY TRADING ADVISOR'S PROGRAM.
          YOU ARE REMINDED THAT THE ACCOUNT SIZE YOU HAVE AGREED TO IN WRITING (THE "NOMINAL" OR "NOTIONAL" ACCOUNT SIZE) IS NOT THE MAXIMUM POSSIBLE LOSS THAT YOUR ACCOUNT MAY EXPERIENCE.
          YOU SHOULD CONSULT THE ACCOUNT STATEMENTS RECEIVED FROM YOUR FUTURES COMMISSION MERCHANT IN ORDER TO DETERMINE THE ACTUAL ACTIVITY IN YOUR ACCOUNT, INCLUDING PROFITS, LOSSES AND CURRENT CASH EQUITY BALANCE. TO THE EXTENT THAT THE EQUITY IN YOUR ACCOUNT IS AT ANY TIME LESS THAN THE NOMINAL ACCOUNT SIZE YOU SHOULD BE AWARE OF THE FOLLOWING:
                              1.        ALTHOUGH YOUR GAINS AND LOSSES, FEES
     AND COMMISSIONS MEASURED IN DOLLARS WILL BE THE SAME, THEY WILL BE GREATER WHEN EXPRESSED AS A PERCENTAGE OF ACCOUNT EQUITY.
                              2.        YOU MAY RECEIVE MORE FREQUENT AND
     LARGER MARGIN CALLS.

DEAN WITTER CORNERSTONE FUND II


      1. ABACUS TRADING CORPORATION
         (CURRENT ALLOCATION-25.51%)


          Abacus Trading Corporation (formerly A.O. Management Corporation) ("Abacus") is a Pennsylvania corporation with its principal place of business at 1536 Cole Blvd., Suite 315, Golden, Colorado 80401. Abacus maintains a Branch Office at 2420 Lyndhurst Ave, Winston-Salem, North Carolina, 27103. The telephone number is 910-725-0065. A.O. Management Corporation was formed in 1978 to manage the trading of commodity pools and managed accounts. Effective October 26, 1994, A.O. Management Corporation changed its name to Abacus Trading Corporation. Abacus is not affiliated with the General Partner or DWR or with any of the other Trading Managers for the Partnerships. Abacus is registered with the CFTC as a commodity trading advisor and is a member of the NFA in such capacity.

          Prior to January, 1995, trading by Abacus (and its predecessor, A.O. Management) was done utilizing A.O. Management systems. Progressive enhancements to the A.O. Management systems resulted in numerous changes to the point where, by January 1995, the systems used by Abacus differed significantly from those employed in the past.
          The officers and directors of Abacus are as follows:

          Carl C. Peters, age 53, is President, Director and sole stockholder of Abacus. Dr. Peters is involved in marketing, systems research, and product development at Abacus. His academic credentials include a Ph.D. in Operations Research from UCLA, an M.S. from M.I.T. in Engineering and a B.S. from Penn State University. Prior to joining Abacus, Dr. Peters held an endowed chair in economics and business at Westminster College in Pennsylvania (1986-1988). His previous experience includes business analysis and corporate planning at Weyerhauser Company (1971-1976), and a faculty appointment in the College of Business, University of Denver (1977-1985), where he was Department Chairman and Director of the Decision Sciences Program. A recognized authority on trading system performance evaluation, he has developed and taught college level courses on the futures markets, lectured nationally and internationally, and published papers on trading system performance. Dr. Peters is also sole principal and stockholder of International Derivative Investments, Inc. ("IDI"), a commodity trading advisor and investment adviser formed in 1991.


          Ronald D. Murray, age 42, Trading Operations Manager, joined Abacus in March, 1991. His registration as a principal of Abacus became effective on November 16, 1993. He has a B.S. degree from Minot State College (1977). Prior to joining Abacus, he was a Financial Consultant with Prudential Securities (1989-1991), Thompson McKinnon Securities (1983-1988), and Boettcher and Company (1980-1982). Mr. Murray's primary responsibilities are the management of all operations related to trading.

          Benjamin T. Warwick, age 33, Director of Marketing, joined Abacus on July 1, 1996. His registration as a Principal became effective on July 3, 1996. Prior to joining Abacus, Mr. Warwick was an owner and Principal of Hegemony Advisors, Inc. (1/95-6/96), the performance record of which is included with this Supplement. He was also a futures broker with Interstate/Johnson Lane (1/92-12/95), and earlier operated as a sole proprietor performing consulting work for Bacon Investment Corporation, a registered Commodity Trading Advisor which provides trading services for investors (5/90-12/91). His education includes B.S. degrees in Chemistry and Chemical Engineering from the University of Florida (6/86) and an MBA from the
 Graduate School of Business at the University of North Carolina at Chapel Hill (5/90). His responsibilities at Abacus include marketing, and operation of the Event Trading Program.

          There have been no material administrative, civil or criminal proceedings against Abacus or any of its principals during the five years preceding the date of this Prospectus.
          Pursuant to its Management Agreement, Abacus owns 10 Units of Cornerstone II. None of the principals of Abacus own any Units of such Partnership, nor do Abacus and its principals own any Units of Cornerstone III or IV.
          Abacus and its principals may, from time to time, trade commodity interest contracts for their own proprietary accounts. Such trades may or may not be in accordance with the Abacus trading system described below. The records of trading in such accounts will not be made available to Limited Partners for inspection. Set forth below is a general description of the Abacus trading system.

      THE ABACUS TRADING SYSTEM


          Abacus offers three different programs: the Currency Program, the Financials and Metals Program and the Fully Diversified Program. Abacus uses the Fully Diversified Program in trading the assets of Cornerstone II. All of the programs are traded according to the same basic trading strategy. Descriptions of the different strategies follow. Abacus trades on exchanges in the U.S. and certain foreign countries. Abacus places its orders both before and during market hours. When placing its orders with introducing brokers, futures commission merchants such as DWR, and/or banks, Abacus does not adhere to any arbitrary mechanical or rotational system and does not attempt to enter orders simultaneously. Instead, it attempts to enter orders in such a way as to attain the best overall price for its clients. Since Abacuss method of entering orders involves subjective judgments, it necessarily follows that some clients may receive better prices than others on different occasions or during different time spans. Abacus uses good faith and its best efforts to achieve an equitable treatment of all clients with respect to priority in entering orders and assignments of executed trades. Abacus believes that its method of placing orders is superior to other available procedures and that its method will produce the best average prices for each of its clients over time.

          TRADING STRATEGY FOR THE CURRENCY, FINANCIALS AND METALS AND FULLY DIVERSIFIED PROGRAMS. Abacus bases its trades primarily upon a proprietary computerized, trend-following trading system developed by Abacus. The system, which has been real-time trading since 1978, has been periodically modified and expanded. The principal objective of the trading strategies is to profit from major, sustained changes in prices of commodity futures.

          The trading principles which Abacus employs include: (1) limiting trading to markets which it believes to be liquid enough to handle the amount of trading contemplated; (2) diversifying the positions among various commodities and among similar commodities in order to limit exposure in any one area; and (3) limiting the assets committed as margin at minimum exchange margin requirements, generally to between 5% to 35% of initial capital, although commodity brokers may require margin in excess of exchange minimums. Under normal conditions Abacus expects to trade up to 200 fully-executed trades (round-turns) per $100,000 of client account equity per year, although this may be higher or lower depending on price volatility. Abacus selects a diversified portfolio of commodities and occasionally maintains positions in more than one contract month of the selected commodities. Decisions whether to trade a particular commodity futures contract are also based upon a calculation of profit potential (based upon historical and current price analysis).
          In addition to utilizing the trading signals provided by its technical, trend-following system, Abacus may also utilize subjective judgment to make adjustments to these signals based upon its knowledge of the strengths and weaknesses of its system under certain market conditions. Abacus expects such adjustments to be primarily in the nature of an overlay on system positions, particularly in the financial markets, although they may play a more prominent role in the non-financial markets. Such adjustments may result in missing significant profit opportunities that otherwise might be captured by depending solely on Abacus's computer-based system or utilizing different strategies.
          Abacus's trading systems, programs and strategies have evolved and will continue to evolve over time as a result of continuing research, testing of data and cumulative trading experience. These modifications occur within the general description of the trading programs described herein. Clients are not advised of these modifications resulting from this ongoing process unless such changes represent a substantial departure from Abacus's trading approach as described in its Disclosure Document.
          Abacus directs the trading of client accounts in three different programs each of which trades a variety of commodity futures and cash and forward contracts in the interbank market as described below.

          FULLY DIVERSIFIED PROGRAM. This program diversifies among as many commodity futures as Abacus believes is appropriate to earn a profit over time. Diversification is achieved by trading a variety of futures, some of which are not closely related to one another. In so doing, overall volatility of returns should be reduced with profits accruing at a smoother rate. Commodity groups used in the Program include metals, global financial instruments, foreign currencies, oil, grains and other agricultural products. The amount and degree of diversification depends upon account size and Abacus's judgment as to which commodity futures contracts are suitable for trading.

          FINANCIALS AND METALS PROGRAM. This program is concentrated exclusively in the global interest rate, foreign currency, and metal markets and is traded using the same trend-following approach as the Fully Diversified Program. Its objective is to profit from economic forces such as interest rates, inflation and deflation in the international financial marketplace. Because of the lower diversity of commodities traded, it will most likely be more volatile than the Fully Diversified Program. Based on historical price analysis and past trading experience, Abacus believes that this increase in volatility will be partially offset by the broader, smoother trends likely to occur in these commodities.

          CURRENCY PROGRAM. This program is concentrated exclusively in foreign currencies and is traded using the same trend-following approach as the Fully Diversified and Financials and Metals Programs. Its objective is to profit from economic forces which affect the relationships between world currencies in the international financial marketplace. Because of the lower diversity of the commodities traded, it will most likely be more volatile than the Fully Diversified Program.

          In addition to its other Programs which are trend-following in nature, Abacus operates a non-trend following "Event Trading" Program. Developed and operated by Mr. Warwick prior to joining Abacus, it attempts to profit from market inefficiencies in responding to releases of certain information such as government reports on employment and inflation. The Program trades a variety of financial and non-financial markets and is largely systematic in nature. The program is currently not offered.


          As of June 30, 1996, the aggregate amount of funds under management pursuant to the Diversified Program was $9,515,488, and the aggregate amount of funds under management pursuant to all Abacus trading programs was $17,021,300.


          As of June 30, 1996, Abacus was managing approximately $7,382,296 of Cornerstone II. Such amount and the percentage of assets of Cornerstone II managed by Abacus will change as a result of allocations of assets from the Exchange of Units of Cornerstone II, allocations and reallocations among trading managers and/or trading systems, and the performance of Abacus and the other trading manager for Cornerstone II.

      2. JOHN W. HENRY & COMPANY, INC.
         (CURRENT ALLOCATION--74.49%)


          John W. Henry & Company, Inc. ("JWH") is a United States-based global investment management corporation with offices located at 301 Yamato Road, Boca Raton, Florida and at One Glendinning Place, Westport, Connecticut 06880. Its telephone number is (203) 221-0431. JWH is recognized as a leader in managing capital in futures, interest rate, and foreign exchange markets for international banks, brokerage firms, pension funds, institutions, and high-net-worth individuals. JWH trades numerous contracts of a 24-hour basis in the U.S., Europe and Asia, and has grown to be one of the largest advisors in the industry, managing over $1.3 billion in client capital.

          John W. Henry & Company began managing assets in 1981 as a sole proprietorship, and was later incorporated in the state of California as John
W. Henry & Co., Inc. to conduct business as a commodity trading advisor. The sole shareholder of JWH is the John W. Henry Trust dated July 27, 1990. The firm is registered as a commodity trading advisor and a commodity pool operator with the Commodity Futures Trading Commission and is a member of the National Futures Association ("NFA"). JWH is not affiliated with the General Partner or DWR or with any of the other trading managers for the Partnerships.
          The individual principals of JWH are as follows:

          Mr. John W. Henry, age 46, is chairman of the JWH Board of Directors and is trustee and sole beneficiary of the John W. Henry Trust dated July 27, 1990. Mr. Henry is also a member of the Investment Policy Committee of JWH. He currently concentrates his activities at JWH on portfolio management, business issues and frequent dialogue with trading supervisors. Mr. Henry is the exclusive owner of certain trading systems licensed to Elysian Licensing Corporation, a corporation wholly-owned by Mr. Henry and sublicensed by Elysian Licensing Corporation to JWH and utilized by JWH in managing client accounts. Over the last fifteen years, Mr. Henry has developed many innovative investment programs which have enabled JWH to become one of the most successful money managers in the foreign exchange, futures and fixed income markets.


          Mr. Henry has served on the Board of Directors of the National Association of Futures Trading Advisors ("NAFTA") and the Managed Futures Trade Association, and has served on the Nominating Committee of the NFA. Mr. Henry currently serves on the Board of Directors of the Futures Industry Association ("FIA") and is Chairman of the FIA Task Force on Derivatives for Investment. He also currently serves on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative effort s related to electronic trading, common clearing and the issues regarding a merger. In 1989, Mr. Henry established residency in Florida and since that time has performed services from that location as well as from the offices of JWH in Westport, Connecticut. Mr. Henry is a principal of JWH Risk
Management, Inc., JWH Asset Management, Inc., Westport Capital Management

Corporation, Global Capital Management Limited and JWH Investments, Inc., all of which are affiliates of JWH. Since the beginning of 1987, Mr. Henry has, and will continue to devote considerable time to activities in businesses unrelated to JWH and its affiliates.

          Mr. Mark H. Mitchell, age 46, is a vice chairman and a member of the JWH Board of Directors. He is also vice chairman and a director of JWH Risk Management, Inc., director of JWH Asset Management, Inc., and vice president of JWH Investments, Inc. Prior to joining JWH in January 1994, Mr. Mitchell was a partner of Chapman and Cutler, a Chicago law firm, where he headed its futures law practice since August 1983. From August 1980 to March 1991, he served as General Counsel of the NAFTA and, from March 1991 to December 1993, he served as General Counsel of the Managed Futures Association. Mr. Mitchell is currently a member of the Commodity Pool Operator/Commodity Trading Advisor Advisory Committee and the Special Committee for the Review of a Multi-tiered Regulatory Approach to NFA Rules, both of the NFA and the Executive Committee of the Law and Compliance Division of the FIA. In 1985, he received the Richard P. Donchian Award for Outstanding Contributions to the Field of Commodity Money Management. He has been an editor of FUTURES INTERNATIONAL LAW LETTER and its predecessor publication, COMMODITIES LAW LETTER. He received an A.B. with honors from Dartmouth College and a J.D. from the University of California at Los Angeles, where he was named to the Order of the Coif, the national legal honorary society.


          Mr. David R. Bailin, age 36, is an executive vice president and is a member of the Operating Committee of JWH. He is also president of JWH Investments, Inc., JWH Risk Management, Inc., and JWH Asset Management, Inc., president and director of Westport Capital Management Corporation, and president and chairman of the Board of Directors of Global Capital Management Limited. Mr. Bailin is responsible for the development, implementation, and management of JWH's sales and marketing infrastructure. Prior to joining JWH in

December 1995, Mr. Bailin was managing director-development since
April 1994 for Global Asset Management ("GAM"), a Bermuda based management firm with over $7 billion in managed assets. He was responsible for overseeing the international distribution of GAM's funds as well as for establishing new distribution relationships and channels. Prior to his employment with GAM, Mr. Bailin headed the real estate asset management division of Geometry Asset Management beginning in July 1992. Prior to that time, beginning in 1988, he was President of Warner Financial, an investment advisory business in Boston, Massachusetts. Mr. Bailin received a B.A. from Amherst College and an M.B.A. from Harvard Business School.

          Mr. Peter F. Karpen, age 44, is a managing director and a member of the Operating Committee of JWH. Mr. Karpen joined JWH in June 1995 from CS First Boston where he was director of Futures and Options since 1988 and vice president since 1981. Mr. Karpen has been a member of the board of the FIA since 1984 and a member of its Executive Committee since 1988. Mr. Karpen was Chairman of the FIA from 1994 - 1995. In addition, he is a Public Director of the New York Cotton Exchange and serves on the CFTC's Financial Products Advisory Committee. He has been a Trustee of the Futures Industry Institute, a member of the CFTC's Regulatory Coordination Advisory Committee and a member of several commodities and securities exchanges in the United States. He received his B.A. from Boston University and M.B.A. from Boston College. Mr. Karpen announced his resignation from JWH on March 18, 1996 but will continue in his present capacities for 6 months from that date.


          Mr. James E. Johnson, Jr., age 44, is chief financial officer and chief administrative officer for JWH. He also serves as a member of the company's Operating Committee. Mr. Johnson is also a principal of Westport Capital Management Corporation, JWH Investments, Inc. and JWH Risk Management Inc., and JWH Asset Management, Inc. Mr. Johnson joined JWH in May of 1995 from Bankers Trust Company where he was managing director and chief financial officer for their Institutional Asset Management Division since January 1983. His areas of responsibility included finance, operations and technology for the $160 billion global asset advisor. Prior to joining Bankers Trust, Mr. Johnson was a product manager at American Express Company responsible for research and market strategies for the Gold Card. He received a B.A. with honors from Columbia University and an M.B.A. in Finance and Marketing from New York University.


          Ms. Elizabeth A.M. Kenton, age 30, is a senior vice president, the director of compliance, and a member of the Operating Committee of JWH. Since joining JWH in March of 1989, Ms. Kenton has held positions of increasing responsibility in research and development, administration and regulatory compliance. Ms. Kenton is also a director and treasurer of Westport Capital Management Corporation, the executive vice president of JWH Investments, Inc., the vice president of JWH Asset Management, Inc. senior vice president of JWH Risk Management, Inc., and a director of Global Capital Management Limited. Prior to her employment at JWH, Ms. Kenton was Associate Manager of Financial and Trading Operations at Krieger Investments, a currency and commodity trading firm. From July 1987 to September 1988, Ms. Kenton worked for Bankers Trust Company as a product specialist for foreign exchange and treasury options trading. She received a B.S. in Finance from Ithaca College.


          Ms. Mary Beth Hardy, age 35, is a senior vice president, the director of trading administration, and is a member of the Operating and Investment Policy Committees of JWH. Since joining JWH in September 1990, Ms. Hardy has held positions of increasing responsibility in research and development and trading. Prior to her employment at JWH, Ms. Hardy held the position of associate editor at Waters Information Services where she wrote weekly articles covering technological advances in the securities and futures markets. Prior to joining Waters in 1989, Ms. Hardy was at Shearson Lehman Brothers Inc. where she held the position of assistant director of the Managed Futures Trading Department. Prior to that, Ms. Hardy was an institutional salesperson for Shearson, in a group specializing in financial futures and options. Previously, Ms. Hardy was an institutional salesperson for Donaldson, Lufkin and Jenrette with a group which also specialized in financial futures and options. Ms. Hardy serves on the Board of Directors of the Managed Futures Association (the "MFA") and chairs its Trading and
Markets committee. She received a B.B.A. in Finance from Pace University.


          Mr. David M. Kozak, age 48, is Counsel to the Firm, vice president and secretary of JWH. He is also secretary of JWH Risk Management, Inc., JWH Asset Management, Inc., and assistant secretary of Westport Capital Management Corporation. Prior to joining JWH in September 1995, Mr. Kozak was employed at Chapman and Cutler, where he was an associate from September 1983 and a partner from 1989. Mr. Kozak has concentrated in commodity futures law since 1981, with emphasis in the area of commodity money management. During the time he was employed at Chapman and Cutler, he served as outside counsel to NAFTA and the MFA. Mr. Kozak is currently a member of the Government Relations Committee of the MFA, the NFA Special Committee on CPO/CTA Disclosure Issues and the Visiting Committee of The
University of Chicago Library. He received a B.A. from Lake Forest College, an M.A. from The University of Chicago, and a J.D. from Loyola University of Chicago.

          Mr. Kevin S. Koshi, age 33, is a senior vice president, chief trader, and a member of the Investment Policy Committee of JWH. Mr. Koshi is responsible for the supervision and administration of all aspects of order execution strategies and implementation of trading policies and procedures. Mr. Koshi joined JWH in August 1988 as a professional in the Finance Department, and since 1990 has held positions of increasing responsibility in the Trading Department. He received a B.S. in Finance from California State University at Long Beach.


          Mr. Barry S. Fox, age 32, is the director of research and is a member of the Investment Policy Committee of JWH. Mr. Fox is responsible for the design and testing of existing and new programs. He also supports and maintains the proprietary algorithms used to generate JWH trades. Mr. Fox joined JWH in March 1991 and since that time has held positions of increasing responsibility in the Research and Development department. Prior to his employment at JWH, Mr. Fox provided sales and financial analysis support for Spreadsheet Solutions, a financial software development company. Prior to joining Spreadsheet Solutions in October 1990, Mr. Fox operated a trading company where he traded his own proprietary capital. Before that, he was employed with Bankers Trust as a product specialist for foreign exchange and treasury options trading. He received a B.S. in Business Administration from the University of Buffalo.


          Ms. Glenda G. Twist, age 46, is a director of JWH and has held that position since August 1993. Ms. Twist joined JWH in September 1991 with responsibilities for corporate liaison and she continues her duties in that area. Her responsibilities include assistance in the day-to-day administration of the Florida office, and review and compilation of financial information for JWH. Ms. Twist was President of J.W. Henry Enterprises Corp., for which she performed financial, consulting and administration services from January 1991 to August 1991. From 1988 to 1990, Ms. Twist was Executive Director of Cities in Schools, a program in Arkansas designed to prevent students from leaving school before completing their high school education. She received her B.S. in Education from Arkansas State University.



          Mr. Michael D. Gould, age 41, is director of investor services at JWH. He is responsible for general business development and oversees the investor services function. He joined JWH in April 1994 from Smith Barney Inc. where he served as senior sales manager and vice president-futures for the Managed Futures Department. He held the identical position with the predecessor firms of Shearson Lehman Bros. and Lehman Bros. beginning in November 1991. Prior to that time, he was engaged in a proprietary trader development program at Tricon USA from September 1990 to October 1991. He was a registered financial consultant with Merrill Lynch from 1985 through August 1990. His professional career began in 1982 as an owner-operator of a non-ferrous metals trading and export business which he ran until September 1985.


          Mr. Jack M. Ryng, age 35, C.P.A., joined JWH as the controller in November 1991. He is also secretary and chief financial officer of JWH Investments, Inc. Prior to that time, he was a senior manager with Deloitte & Touche where he held positions of increasing responsibility since September of 1985 for commodities and securities industry clients. His clients included one of the largest commodity pool operators in the United States, along with other broker/dealers, futures commission merchants, investment banks, and foreign exchange operations, in the areas of accounting regulatory compliance and consulting. Prior to his employment by the Financial Services Center of Touche Ross & Co. (the predecessor firm of Deloitte & Touche), he worked for Leonard Rosen & Co. as a senior accountant. Mr. Ryng is a member of AICPA and the New York C.P.A. Society and is a member of the board of the New York operations of the FIA. He received a B.S. in Business Administration from Duquesne University.


          Mr. Michael J. Scoyni, age 49, is a managing director of JWH and is a principal of Westport Capital Management Corporation. Mr. Scoyni has been associated with Mr. Henry since 1974 and with JWH since 1982. He was engaged in research and development for John W. Henry Company (JWH's predecessor) from November 1981 to December 1982 and subsequently has been employed by JWH in positions of increasing responsibility. He received a B.A. in Anthropology from California State University.


          Mr. Christopher E. Deakins, age 37, is a vice president of JWH. He is responsible for general business development and investor services support. Prior to joining JWH in August 1995, he was a vice president, national sales, and a member of the Management Team for RXR Capital Management, Inc. His responsibilities consisted of business development, institutional sales, and broker dealer support. Prior to joining RXR in August 1986, he was engaged as an account executive for Prudential-Bache Securities starting in February 1985. Prior to that, Mr. Deakins was an account executive for Merrill Lynch, Pierce, Fenner and Smith Incorporated. He received a B.A. in Economics from Hartwick College.

          Chris J. Lautenslager, age 38, is a Vice President of JWH. He is responsible for general business development and Investor Services support. Prior to joining JWH in April 1996, he was the Vice President of Institutional Sales for I/B/E/S International, Inc., a distributor of corporate earnings estimate information. His responsibilities consisted of business development and support of global money managers and investment bankers. Prior to his employment with I/B/E/S, Mr. Lautenslager devoted time to personal activities from April 1994 to March 1995, following the closing of the Stamford, Connecticut office of Gruntal & Co., where he had worked as a proprietary equity trader since November 1993. Before that, he held the same position at S.A.C. Capital Management starting in February 1993. From October 1987 to December 1992, Mr. Lautenslager was a partner and managing director of Limitless Option Partners, a registered Chicago Mercantile Exchange trading and brokerage organization, where he traded currency futures and options. He received a B.S. in Accounting from the University of Colorado and a Masters in Management from Northwestern University.


          Mr. Edwin B. Twist, age 46, is a director of JWH and has held that position since August 1993. Mr. Twist is also a director of JWH Risk Management, Inc. and JWH Asset Management, Inc. Mr. Twist joined JWH as internal projects manager in September 1991. Mr. Twist's responsibilities include assistance in the day-to-day administration of JWH's Florida office and internal projects. Mr. Twist was secretary and treasurer of J.W. Henry Enterprises Corp., a Florida corporation engaged in administrative and financial consulting services, for which he performed financial, consulting and administrative services from January 1991 to August 1991.


          Ms. Nancy O. Fox, age 30, C.P.A., is a vice president and the direct or of investment support of JWH. She is responsible for the day-to-day activities of the Investment Support Department, including all aspects of operations and performance reporting. Prior to joining JWH in January 1992, Ms. Fox was a senior accountant at Deloitte & Touche, where she served commodities and securities industry clients and had positions of increasing responsibility since July 1987. Ms. Fox is a member of the AICPA and the New Jersey Society of C.P.A.s. She received a B.S. in Accounting and Finance from Fairfield University and an MBA from the University of Connecticut.


THE INVESTMENT POLICY COMMITTEE


          The Investment Policy Committee is one vehicle for decision-making at JWH about the content and application of JWH trading programs. Composition of the Investment Policy Committee, and participation in its discussions and decisions by non-members, may vary over time.


          JWH and Mr. Henry may engage in discretionary trading for their own accounts, and may trade for the purpose of testing new investment programs and concepts, as long as such trading does not amount to a breach of fiduciary duty. In the course of such trading, JWH and Mr. Henry may take positions in their own accounts which are the same or opposite from client positions, and on occasion orders may be filled better for their accounts than for client accounts due to testing a new quantitative model or program, a neutral allocation system, and/or trading pursuant to individual discretionary methods. Records for these accounts will not be made available to clients. Employees and principals of JWH (other than Mr. Henry) are not permitted to trade on a discretionary basis in futures, options on futures or forward contracts. However, such principals and employees may invest in investment vehicles that trade futures, options on futures, or forward contracts, when an independent trader manages trading in that vehicle, and in the JWH Employee Fund, L.P., which is managed by JWH. The records of these accounts also will not be made available to clients.


      THE JWH TRADING APPROACH

          JWH specializes in managing institutional and individual capital in the global futures, interest rate and foreign exchange markets. Since 1981, JWH has developed and implemented proprietary trend-following trading techniques that focus on long-term trends rather than short-term, day-to-day trends. Each JWH trading system is a technical trend-following system.

TRADING TECHNIQUES


          JWH's systematic investment process is designed to generate, over market cycles, excellent risk-adjusted rates of return under favorable and adverse market conditions. The JWH process capitalizes on emerging, long-term, rising and falling price trends and ignores day-to-day price fluctuations. To ensure disciplined implementation of its investment philosophy, JWH uses mathematical models to execute investment decisions in more than 50 global markets encompassing currencies, commodities and financial securities. All JWH investment programs follow the strict money management framework outlined below.


          The first step in the JWH investment process is the identification of a price trend. While there are many ways to identify trends, JWH uses a methodology which identifies opportunities in order to attempt to capture a majority of the significant price movements in a given market. The process presumes that such price movements will often exceed the expectation of the general marketplace. As such, the JWH discipline is to pare losing positions relatively quickly while allowing profitable positions to mature. Positions held for two to four months are not unusual, and positions have been held for more than one year. Historically, only thirty to forty percent of all trades made pursuant to the trading methods have been profitable. Large profits on a few trades in positions that typically exist for several months have produced favorable overall results. Generally, the majority of losing positions have been liquidated within weeks. The greatest cumulative percentage decline in daily net asset value JWH has experienced in any single program was nearly sixty percent. Investors should understand that similar or greater draw-downs are possible in the future.

          JWH at its sole discretion may override computer-generated trading signals, and may at times use discretion in the application of its quantitative models which may affect performance positively or negatively. Subjective aspects of JWH's trading methods also include the determination of portfolio leverage, commencement of trading in an account, contracts traded, contract month selection, margin utilization, markets traded, and effective trade execution.

PROGRAM MODIFICATIONS


          In an effort to maintain and improve performance, JWH has engaged, and continues to engage in an extensive program of research. While the basic philosophy underlying the firm's investment methodology has remained intact throughout its history, the potential benefits of employing more than one inve stment methodology alternatively, or in varying combinations, is a subject of continual testing, review and evaluation. Extensive research and analysis may suggest substitution of alternative methodologies with respect to particular contracts in light of relative differences in historical trading performance achieved through testing different parameters. In addition, risk management research and analysis may suggest modifications regarding the relative weighting among various contracts, the addition or deletion of particular contracts for a program or a change in the degree of leverage employed.

          As capital in each JWH program increases, additional emphasis and weighting may be placed on certain markets which have historically demonstrated the greatest liquidity and profitability. Furthermore, the weighting of capital committed to various markets in the trading programs is dynamic, and JWH may vary the weighting at its discretion as market conditions. liquidity, position limit considerations and other factors warrant. Investors will not be informed of the changes.

LEVERAGE

          Leverage adjustments have been and continue to be an integral part of JWH's investment strategy. At its discretion, JWH may adjust leverage in certain markets or entire programs. Leverage adjustments may be made at certain times for some programs but not for others. Factors which may affect the decision to adjust leverage include: ongoing research, program volatility, current market volatility, risk exposure, and subjective judgment and evaluation of these and other general market conditions. Such decisions to change leverage may positively or negatively affect performance, and will alter risk exposure for an account. Leverage adjustments may lead to greater profits and losses, more frequent and larger margin calls, and greater brokerage expense. No assurance is given that such leverage adjustments will be to the financial advantage of JWH clients. JWH reserves the right, in its sole discretion, to adjust its leverage policy without notification to investors.

ADDITION, REDEMPTION AND REALLOCATION OF CAPITAL FOR COMMODITY POOL OR FUND ACCOUNTS

          JWH has developed procedures for investing fund accounts that provide for the addition, redemption and/or reallocation of capital. Investors who purchase or redeem units in a fund are most frequently permitted to do so at a price equal to the net asset value per unit on the close of business on the last business day of the month or quarter. In addition, funds may reallocate capital among advisors at the close of business on the last business day of the month. In order to provide market exposure commensurate with equity in the account on the date of these transactions JWH's practice is to adjust positions at a time as close at possible to the close of business on the last trading date of the month. The intention is to provide for additions, redemptions and reallocations at a net asset value per unit that will be the same for each of these transactions and to eliminate possible variation in net asset value per unit that could occur as a result of inter-day price changes when additions are calculated on the first day of the subsequent month. Therefore JWH may, in its sole discretion, adjust its investing of the assets associated with the addition, redemption and reallocation of capital at a time as close as possible to the close of business on the last business day of the month to reflect the amount then available for trading. Based on JWH's determination of liquidity or other market conditions, JWH may decide to commence trading earlier in the day on, or before, the last business day of the month. In the case of an addition to a fund account, JWH may also, in its sole discretion, delay the actual start of trading for those new assets. No assurance is given that JWH will be able to achieve the objectives described above in connection with funding level changes. The use of discretion by JWH in the application of this procedure may affect performance positively or negatively.
          The JWH programs often make trades in markets that have lower trading volume and are less liquid, such as the markets for coffee, cotton and certain currencies. JWH operates each JWH program as a completely separate and independent program.
          The assets of Cornerstone II allocated to JWH are traded pursuant to its Original Investment Program, Global Diversified Portfolio and the International Foreign Exchange Program.


          THE ORIGINAL INVESTMENT PROGRAM. The Original Investment Program began trading proprietary funds in June 1981 and managing client accounts in October 1982. The Original Investment Program uses long-term quantitative models in that it maintains a position, either long or short, at all times in all of the commodities in which the program participates. The Original Investment Program considers volatility, duration of trend and mathematical relationships based on the dollar value of each contract and is designed to generate buy and sell signals with an emphasis on long-term trends. Based on the results of extensive research, the Program's composition was revised in July 1992 to include global markets and an increased weighting in financial sectors.


          THE GLOBAL DIVERSIFIED PORTFOLIO. The Global Diversified Portfolio was first offered in 1988 and was developed to take advantage of price trends in diverse markets around the world. The Global Diversified Portfolio is JWH's most diversified program offering participation in virtually every liquid futures market in the world. Accordingly, the portfolio trades in base metals in the London Metals Exchange, long-term and short-term interest rates in the U.S., Europe, Asia, currencies, stock indices in Japan and the U.K., and participates in both U.S. and international agricultural and energy markets.

          The Global Diversified Portfolio utilizes intermediate-term and long-term quantitative trend analysis models, which attempt to identify and profit from market trends and to remain neutral (i.e. no position taken) during non-trending market periods. Since November 1, 1993 this program has traded a portion of the assets of Cornerstone II allocated to JWH.


          INTERNATIONAL FOREIGN EXCHANGE PROGRAM. The International Foreign Exchange Program, which began in 1986, concentrates exclusively on foreign currencies, primarily through forward contracts traded in the interbank market. The program trades the Swiss franc, German mark, British pound, and Japanese yen versus the U.S. dollar, as well as a diversity of other world currencies. The program has been structured and the different markets weighted to take into account the potentially higher volatility of a portfolio which trades exclusively in the currency markets. The International Foreign Exchange Program seeks to eliminate eighty-five to ninety percent of U.S. dollar movements by engaging in "spread" trading. Currency spreads are effected by, for example, buying the Swedish kroner while simultaneously selling an equivalent amount of Australian dollars. Profits and losses accrue as the relationship between the Swedish and Australian currencies change, irrespective of the U.S. dollar movements. Currency indices, "outrights" (i.e., dollar positions versus foreign currency positions) and spreads are taken primarily on the interbank markets in forward contracts. The program calculates position size based on risk in the particular currency market and the correlation of a particular currency with and against other currencies. Portfolios are dynamic and include from time to time various matrices of futures positions. Since April 1987, JWH has used the International Foreign Exchange Program in trading a portion of the funds of Cornerstone II allocated to JWH.

OTHER JWH PROGRAMS


          In addition to the Original Investment Program, Global Diversified Portfolio and the International Foreign Exchange Program, JWH currently operates ten different programs for U.S. and foreign investors, none of which are utilized by JWH for Cornerstone II or Cornerstone IV.
Each program is operated separately and independently. With the exception of InterRateTM, these programs are intermediate and long-term, quantitative, trend-analysis models designed to achieve speculative rates of return.

          The KT Diversified Program, which began trading in 1983 and closed in February 1994, participated in 8 market sectors and traded 19-24 commodities only on U.S. exchanges. The Financial and Metals Portfolio, which began trading in 1984, participates in four major market sectors-currencies, metals, interest rates and stock indexes-and initiates trades according to trend-emergence and computerized determination of relative risk. While still maintaining a long-term perspective, the Financial and Metals Portfolio attempts to take better advantage of the intermediate trends available in the global financially oriented markets of the 1990's. The World Financial Perspective, which began trading in 1986, involves trading the financial and energy sector markets from the perspective of the Japanese yen, German mark, Swiss franc, British pound, Australian dollar, French franc, Canadian dollar and the U.S. dollar. This pricing of key global markets in terms of foreign currencies provides a level of diversification not generally found in a futures portfolio. In February 1991, JWH began trading a portfolio in which the same trading techniques utilized in the International Foreign Exchange Program are primarily applied to the currencies of the major industrial nations known as the Group of Seven, and Switzerland. These currencies are among the most liquid, actively traded currencies in the world. The G-7 Currency Portfolio makes use of both outright positions and cross-rate positions. Positions are primarily taken in the Interbank market and, from time to time, on futures exchanges. The Yen Financial Portfolio began trading in August 1991 and uses the same quantitative models as the Financial and the Metals Portfolio. The Yen Financial Portfolio concentrates trading specifically in the Japanese financial markets trading only the Japanese yen, the 10-year Japanese Government Bond, Euroyen and Nikkei 225 stock index. The International Currency and Bond Portfolio, begun in January 1993, combines the techniques employed in the G-7 Currency Portfolio and the global bond sector of the Financial and Metals Portfolio to make a combined portfolio of currencies and international long-term bonds. The Global Financial Portfolio, which began trading client capital in June 1994, utilizes the same long-term, trend-following reversal approach of JWH's first portfolio, the Original Investment Program. The portfolio is comprised of diverse financial markets including select global currencies, interest rates and stock indexes, as well as energy. The Dollar Program began trading proprietary capital in June 1994. This program is designed to capitalize on price movements in the U.S. dollar utilizing an intermediate-term quantitative trend analysis model, and takes outright positions in the Japanese yen, German mark, Swiss franc, and British pound versus the U.S. dollar. The Delevered Yen Financial and Metals Profile was opened at the request of a client in October 1995. It is not open to new investment except at the sole discretion of JWH. This program seeks to capitalize on sustained moves in global financial markets utilizing intermediate-term and long-term quantitative trend analysis models, some of which attempt to employ neutral stances during periods of nontrending markets. This portfolio is traded at approximately one-half of the leverage of the traditional Financial and Metals Portfolio and is traded from the perspective of the Japanese yen. The Worldwide Bond Program began trading proprietary capital in 1994. This program invests in the long-term portion of global interest rate markets. Although this program concentrates on one sector, diversification is achieved by trading the interest rate instruments of numerous countries. This program utilizes the proprietary quantitative models developed by JWH, but with a moderate level of leverage as compared with programs that participate in multiple market sectors.


          As of June 30, 1996, the aggregate amount of funds under management pursuant to the Original Investment Program was $129,876,969; the aggregate amount of funds under management pursuant to the Global Diversified Portfolio was $111,185,778; and the aggregate amount of funds under management pursuant to the International Foreign Exchange Program was $75,352,383. As of June 30, 1996 the aggregate amount of all funds under management pursuant to all JWH programs were $1.3 billion.


          As of June 30, 1996 JWH was managing approximately $21,560,322, of Cornerstone II. Such amount and the percentage of assets of Cornerstone II managed by JWH will change as a result of allocations of assets from the Exchange of units of Cornerstone II, allocations and reallocations among trading managers and/or trading systems, and the performance of JWH and the other trading manager for Cornerstone II.


DEAN WITTER CORNERSTONE FUND III

      1. WELTON INVESTMENT SYSTEMS CORPORATION
         (CURRENT ALLOCATION--28.16%)

          Beginning July 1, 1996, Welton Investment Systems Corporation ("WISC") became a Trading Manager for Cornerstone III.

          WISC is a California corporation with its principal place of business at The Eastwood Building, San Carlos between 5th and 6th, P.O. Box 6147, Carmel, California 93921-6147. WISC was formed in November 1988. Its business is providing professional investment management services specializing in futures and foreign exchange markets worldwide. The company was formed to offer proprietary investment and portfolio management techniques to qualified individual, institutional, and corporate investors. WISC is registered beginning January 4, 1989, as a commodity trading advisor and commodity pool operator with the Commodity Futures Trading Commission, is a trading advisor and commodity pool operator member of the National Futures Association, the futures industry self-regulatory organization, and is also a member of the Managed Futures Association. WISC is not affiliated with the General Partner or DWR or with any of the other Trading Managers for the Partnership.

PRINCIPALS OF WISC

          Patrick L. Welton, age 35, is the President, Chief Executive Officer, and a Director of WISC. Dr. Welton developed the mathematical analysis techniques and systems software employed by WISC in its trading and portfolio management. He is responsible for monitoring trading for the company's clients and directs ongoing trading research. Dr. Welton earned Bachelors Degrees in Molecular Biology and English Literature at the University of Wisconsin. A portion of his undergraduate studies was completed at Harvard University. From 1982 to 1986 he attended the UCLA School of Medicine where he completed graduate biophysics and medical studies and earned an MD degree. From 1986 to 1990, he was a postgraduate physician completing residency training at the Stanford University Medical Center. In addition to his full-time management of WISC, he is a shareholder in Peninsula Radiation Oncology Specialists, Inc. and is a volunteer Clinical Professor of Medicine at Stanford University School of Medicine. He has engaged in futures and equities market research since 1981 and has traded futures for his own account since 1983. He is a member of the Electronics Standards Committee of the Managed Futures Association and the Commodity Trading Advisor Subcommittee of the National Futures Association 1996 Nominating Committee.
          Annette L. Welton, age 34, is the Executive Vice-President, Chief Financial Officer, and a Director of WISC. From 1980 to 1984, she earned a Bachelor of Science Degree from UCLA, completing a portion of her studies at the University of California, Santa Barbara. Subsequent to obtaining her degree, she completed further studies at San Diego State University. From 1984 to 1989, she was involved in clinical pediatric and neonatal intensive care at the UCLA, San Diego Children's and Stanford University Medical Centers. Ms. Welton participated in the development of the systems software employed by WISC in its trading and portfolio management methods and has been responsible for daily management and administration of WISC since 1988. In addition, she is responsible for monitoring trading for the company's clients and client relations. She is a member of the Trading and Markets Committee of the Managed Futures Association.
          Jerry M. Harris, age 45, is the Senior Vice President and a Principal of WISC. He received a Bachelor of Science Degree in 1973 in Aerospace Engineering at the University of Virginia. In May of 1983, he earned a Masters Degree in Information Systems from the University of Southern California. From 1983 to 1984, Mr. Harris was employed by General Dynamics as an Engineering Specialist in systems integration. From 1984 through 1988, he was Vice President and Chief Operating Officer of Cresta Commodity Management, Inc. in San Diego, California. Beginning 1989 through 1990, he was Vice President of Marketing at Commodities Corporation in Princeton, New Jersey. Since November 1988, he has been a pilot with Delta Airlines. Mr. Harris is responsible for business development efforts and industry representation, as well as participating in strategic planning for WISC. He has been associated with WISC since 1993.
          There have never been any administrative, civil, or criminal proceedings WISC or its principals.
          Neither WISC nor any of its principals own any Units of Cornerstone
III.

WISC INVESTMENT PHILOSOPHY AND TECHNOLOGY

          WISC is committed to achieving attractive rates of return while successfully managing risk. This is accomplished through the consistent application of the firm's primary trading principles:
           *        Market diversification
           *        Methodological diversification
           *        Portfolio allocation and management
           *        Transaction cost management and market participant
                      structure analysis
           *        Monitoring and review systems to the above points

          These principles are the basis to pursue strong rates of return with controlled volatility and with low correlation to other managed futures programs as well as to alternative investment classes.
          WISC considers its portfolios and programs to be in a constant cycle of review and improvement centered on a stable process for improving their long term success. This paradigm for performance improvement involves all divisions of the firm. The continuous process involves regular review and analysis of all actual trading activity; of all new and existing global markets with the goal of increasing market diversification; of all potential strategic approaches to various market conditions with the goal of increasing strategic diversification, and hence, effective diversification; of trading costs and execution methods; and of portfolio management models and techniques to best integrate all of the above. This process implicitly recognizes that adaptation is essential in approaching the global markets and that adaptation is best implemented at even the most primary model levels.
          To implement these models, WISC has developed an advanced decision support platform capable of real-time analyzation of markets and combinations of markets around the world. This tool allows the implementation of WISC trading strategies independently or in complementary combinations across a tremendous diversity of global markets. Ongoing research and development continues to be WISC's largest single commitment of resources and is conducted within its performance improvement paradigm to improve the level, consistency, and quality of performance in its offered portfolios and programs.
          Although the trading of WISC portfolios is guided by the consistent application of proprietary mathematical systems, there will always remain investment decisions requiring the discretion and judgment of WISC. These include but are not limited to contract month selection, analysis of portfolio balance, and capital requirements. In addition, WISC may at its sole discretion choose not to implement certain trades if they are judged to carry unusual risk to an account. WISC will reinvest trading profits unless withdrawn by the client. WISC may also stop trading certain markets should they become, in WISC's judgment, too illiquid or volatile to trade or their movement too correlated with other portfolio elements. Assets committed to meet minimum exchange margin for all positions usually remain between 5-35% of total account equity. These levels may from time to time be greater or less than this range. All investments including WISC managed portfolios and programs involve the risk of loss.

WISC INVESTMENT PORTFOLIOS AND PROGRAMS

          WISC offers two distinct categories of investment products to institutional, corporate, and qualified individual clients. The first category is a select group of diversified investment portfolios each utilizing a managed futures structure and designed to achieve attractive absolute rates of return. The second category includes two inherently customized investment programs designed to improve returns relative to accepted global investment performance benchmarks such as a client's portfolio return, an equity index or a fixed income index or note. A brief description of these investment portfolios and programs follows.

MANAGED FUTURES PORTFOLIOS


          WISC offers investors three different managed futures portfolios whose emphasis is directed toward achieving attractive rates of appreciation while continually managing risk. Each portfolio employs several different integrated trading systems and seeks to achieve both systematic and market diversification unavailable from traditional managed investments. Specific portfolios include: Diversified Portfolio; Global Financials and Metals Portfolio; and Global Financials Portfolio.

          Each portfolio provides broad diversification selected from various global agricultural, currency, energy, interest rate, precious and base metals, softs, and stock index markets. Clients may flexibly invest with WISC allocating assets to the Diversified Portfolio for balanced exposure across all of these market sectors or they may shape allocations toward financial markets by using the Global Financials and Metals Portfolio. In addition, WISC does manage for several fund and institutional clients more market focused portfolios such as a pure Global Financials (interest rates, currencies and equity indices), and sector specific accounts in the Equity Index and Interest Rates on an individualized basis.

CUSTOMIZED RETURN ENHANCEMENT PROGRAMS

          WISC works closely with its clients to create low leverage return enhancement programs which are designed to provide a supplemental relative rate of return based upon a preselected benchmark measure matched to the needs of the client. These programs include:
Benchmark Linked Return Enhancement Program and Fixed Income Return Enhancement Program.
          In its capacity as a Trading Manager of Cornerstone III assets, WISC will use its Diversified Portfolio trading program.

DIVERSIFIED PORTFOLIO

          The Diversified Portfolio manages investors' assets through exposure to the widest spectrum of futures markets spanning all major market sectors. Multiple trading strategies are employed in an attempt to profitably participate in a variety of market conditions. This emphasis on market and methodological diversification epitomizes WISC's core principles in advising on investor assets in the global marketplace.
          WISC and its principals intend to trade futures for their own accounts and to provide management services to other clients. Investments made on behalf of WISC, its principals, and its clients as well as any policies related thereto will remain confidential. In the course of such trading, WISC or its principals may take positions in their own accounts which are in the same market and in the same direction as positions advocated for clients. In the case that WISC or its principals place the same trade orders for their accounts as they do for their clients in a single block order with the brokerage firm, the brokerage firm shall allocate the trade fill prices assigned to each account in a manner consistent with that firm's policy. This equalizes the likelihood of WISC or its principals receiving a superior or inferior price compared to any of their clients or in the case of a partial fill of a block order, equalizes the likelihood of WISC or its principals receiving a trade that some customers will not receive or vice versa.

          As of June 30, 1996, the aggregate amount of funds under management pursuant to the Diversified Portfolio program was $38,327,103. As of June 30, 1996, the aggregate amount of funds under management pursuant to all WISC programs was $43,746,022.


PAST PERFORMANCE OF WISC

          WISC and its principals have established a performance history in the client accounts for which they have acted as a commodity trading advisor. The assets of Cornerstone III to be allocated to WISC are allocated only to the Diversified Portfolio.
          INVESTORS ARE CAUTIONED THAT THE INFORMATION SET FORTH IN CAPSULES A, B, C AND D IS NOT INDICATIVE OF, AND HAS NO BEARING ON, ANY TRADING RESULTS WHICH MAY BE ATTAINED BY WISC OR CORNERSTONE III IN THE FUTURE, SINCE PAST RESULTS ARE NOT A GUARANTEE OF FUTURE RESULTS AND OTHER TRADING MANAGERS WILL BE INVESTING FUNDS OF SUCH PARTNERSHIP, THERE CAN BE NO ASSURANCE THAT WISC OR SUCH PARTNERSHIP WILL MAKE ANY PROFITS AT ALL, OR WILL BE ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM COMMODITY TRADING.

                                                                     CAPSULE A

                   WELTON INVESTMENT SYSTEMS CORPORATION
                           DIVERSIFIED PORTFOLIO


        Name of CTA: Welton Investment Systems Corporation
        Name of Program: Diversified Portfolio
        Inception of Client Trading by CTA: February 1989
        Inception of Client Trading in Program: April 1992
        Number of Open Accounts: 22
        Aggregate Assets Overall (excluding notional): $29,592,770 Aggregate Assets Overall (including notional): $43,746,022 Aggregate Assets in Program (excluding notional): $24,347,873 Aggregate Assets in Program (including notional): $38,327,103 Worst Monthly % Drawdown: (15.94)% - (2/96)
        Worst Month-End Peak-to-Valley: (21.88)% - (1/96-6/96)



MONTHLY RATES
OF RETURN         1996         1995           1994           1993           1992
                   %            %              %              %              %
January          5.94         (3.94)         (4.74)         (0.12)
February       (15.94)         8.90          (6.67)         15.85
March           (1.86)        10.11           0.69          (0.09)
April            4.66          3.57          (5.32)          7.04          (0.48)
May             (7.82)        11.71           5.77          (6.61)         (7.47)
June            (1.85)        (1.38)          5.72          (1.89)          9.32
July                          (2.57)         (4.04)         11.40          12.72
August                        (1.25)         (6.40)         (4.45)         (1.77)
September                      1.55           3.18           0.66          (6.89)
October                       (7.39)          0.48           4.90          (0.86)
November                       4.77          14.60           5.05          (2.10)
December                       9.44           1.23          10.48          (4.98)
Compound       (17.24)        36.35           2.38          47.90          (4.28)
Annual (Period)
Rate of Return

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                     CAPSULE B

                  WELTON INVESTMENT SYSTEMS CORPORATION
                  GLOBAL FINANCIALS AND METALS PORTFOLIO


        Name of CTA: Welton Investment Systems Corporation
        Name of Program: Global Financials and Metals Portfolio Inception of Client Trading by CTA: February 1989
        Inception of Client Trading in Program: March 1992
        Number of Open Accounts: 2
        Aggregate Assets Overall (excluding notional): $29,592,770 Aggregate Assets Overall (including notional): $43,746,022 Aggregate Assets in Program (excluding notional): $1,982,868 Aggregate Assets in Program (including notional): $2,156,889 Worst Monthly % Drawdown: (15.72)% - (2/96)
        Worst Month-End Peak-to-Valley: (30.89)% - (12/93-9/94)
        1996 year-to-date return (6 months): (17.75)%
        1995 annual return: 48.90%
        1994 annual return: (23.34)%
        1993 annual return: 70.38%
        1992 period return (9 months): 13.00%


PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


                                                                    CAPSULE C

                   WELTON INVESTMENT SYSTEMS CORPORATION
                        GLOBAL FINANCIALS PORTFOLIO


        Name of CTA: Welton Investment Systems Corporation
        Name of Program: Global Financials Portfolio
        Inception of Client Trading by CTA: February 1989
        Inception of Client Trading in Program: November 1994
        Number of Open Accounts: 2
        Aggregate Assets Overall (excluding notional): $29,592,770 Aggregate Assets Overall (including notional): $43,746,022 Aggregate Assets in Program (excluding notional): $3,262,030 Aggregate Assets in Program (including notional): $3,262,030 Worst Monthly % Drawdown: (15.70)% - (2/96)
        Worst Month-End Peak-to-Valley: (27.51)% - (1/96-6/96)
        1996 year-to-date return (6 months): (18.07)%
        1995 annual return: 49.67%
        1994 period return (2 months): (3.73)%


PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                    CAPSULE D
                    WELTON INVESTMENT SYSTEMS CORPORATION
                     TRADING PROGRAMS NO LONGER OFFERED

February, 1989        Date advisor began trading client accounts

   $29,592,770        Total assets under management by the advisor representing actual funds
   $43,746,022        Total assets under management by the advisor representing nominal funds
-----------------------------------------------------------------------------------------------------------------------------------
                      Equity
                      Linked                                                                 Quantitative                World
                      Portfolio                  Former       International                    Foreign      World        Equity
                     Enhancement  Financials    Diversified   Interest Rate    Nonfinancial    Exchange    Currency       Index
Trading Program        Product     Portfolio     Portfolio      Portfolio       Portfolio     Portfolio    Portfolio    Portfolio
-----------------------------------------------------------------------------------------------------------------------------------
Date Program Current
  Began Trading       Oct-93        Jul-89         Feb-89         Mar-92          Mar-94         Jun-94      Apr-92       May-94

Actual Funds          Closed        Closed         Closed                         Closed         Closed      Closed       Closed
  Managed             Oct-94        Mar-92         Mar-92        1,739,144        Aug-95         Feb-95      Feb-94       Jun-96

Nominal Funds
  Managed               -             -              -           1,739,144           -              -           -            -

Open Accounts           0             0              0                1              0              0            0            0
Closed Accounts         2             1              8               32              4              2            4           11


Accounts Closed
  at a Profit           1             0              0                9              2              0            1            1
Accounts Closed
  at a Loss             1             1              8               23              2              2            3           10

                                  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
Annual Rates of Return 3
1991                    -          (11.48)%        (7.84)%           -               -              -            -            -
1992                    -          (27.75)%       (18.81)%          9.57%            -              -          8.28%          -
1993                  7.36%           -              -             70.00%            -              -        (18.90)%         -
1994                 (4.21)%          -              -            (26.68)%         44.13%        (13.66)%     (2.99)%      (15.97)%
1995                    -             -              -             56.49%         (16.38)%        (2.94)%       -            4.99%
YTD through Jan-96      -             -              -            (14.87)%           -               -          -          (14.82)%

Largest Single Monthly
  Draw-down 1        (1.79)%       (17.89)%       (15.11)%        (14.47)%         (8.99)%       (14.68)%     (8.80)%       (9.71)%
Date of Draw-down    Jul-94         Jan-92         Jan-91          Feb-96           Mar-95        Nov-94      Jan-93        Sep-94
Largest Peak-to-Valley
  Draw-down 2        (6.55)%       (36.04)%       (25.24)%        (32.40)%        (19.03)%       (17.58)%    (23.21)%      (25.18)%
Date of Peak         Mar-94         Dec-90         Mar-91          Dec-93           Feb-95         Oct-94     Nov-92        May-94
Date of Valley       Oct-94         Mar-92         Mar-92          Jan-95           Aug-95         Feb-95     Feb-94        Jun-96


THE FOLLOWING NOTES ARE AN INTEGRAL PART OF WISC'S PERFORMANCE COMPOSITE
CAPSULES:
1. "Draw-down" means losses experienced by the trading program over a specified period. "Largest Single Monthly Draw-down" means greatest percentage decline in net asset value due to losses sustained by the trading program from the beginning to the end of a calendar month.
2. "Largest Peak-to-Valley Draw-down" means greatest cumulative percentage decline in month-end net asset value of the trading program due to losses sustained during a period in which the initial month-end net asset value of the trading program is not equaled or exceeded by a subsequent month-end net asset value of the trading program.
3. "Rates of Return" presented in the composite performance capsules are calculated based on the "Fully-Funded Subset" method as prescribed by the CFTC. These monthly rates of return are derived by dividing the sum of the net performance, i.e. the aggregate of net performance for each of the accounts qualifying for inclusion in the Fully-Funded Subset, by the sum of the Actual Funds-based BNAVs for the Fully-Funded Subset. Monthly returns are then compounded to arrive at the year-to-date rate of return.

2. ABRAHAM TRADING CO.
   (CURRENT ALLOCATION--28.16%)


          Beginning July 1, 1996, Abraham Trading Co. ("ATC") began acting as a Trading Manager for Cornerstone III.


          ATC is a corporation organized under the laws of the State of Texas on August 13, 1990. ATC's principal business address is the Moody Building, 2nd & Main, Canadian, Texas 79014. Salem A. Abraham is the sole principal of ATC. He became registered as an associated person of ATC on October 11, 1990 and became registered as a Commodity Trading Advisor ("CTA") on October 24, 1988. ATC succeeded to such CTA registration on September 11, 1990, at which time it also registered as a Commodity Pool Operator ("CPO"). ATC is a member of the National Futures Association ("NFA"). ATC is not affiliated with the General Partner or DWR or with any of the other Trading Managers for the Partnerships.


          ATC is engaged in the business of offering trading advice to customers with respect to futures contracts, options on futures contracts and physical commodities, forward contracts and other commodity-related contracts traded on United States, foreign, and international exchanges and markets. ATC trades commodity interests in interest rate sensitive instruments, currencies, agriculturals, energies, and metals, among others.


          ATC has developed a Managed Account Program pursuant to which it directs the speculative purchase and sale of commodity interests for the accounts of participating customers in accordance with its trading methods and strategies. Because speculative commodity trading presents the risk of substantial losses, only persons with high income and the ability to absorb such losses should consider participating in the Program.

          Salem A. Abraham, age 30, is the President, sole director and sole shareholder of ATC, and is the sole person responsible for making trading decisions on behalf of ATC. Salem Abraham is registered with the CFTC as a CTA and principal and associated person of ATC and is a member of the NFA.

          Salem Abraham attended the University of Notre Dame from August 1984 until December 1987 when he graduated cum laude with a B.A. degree in
Finance. His interest in commodity trading began while still in college, and it was during the spring and summer of 1987 that he developed his present trading strategy. During this time, he did extensive research in the technical and methodological aspects of commodities trading. Combining the information he had gathered with ideas that he had developed during his research, he began the task of back-testing the profitability of numerous trading theories in an effort to establish the relative validity of those theories. This testing was accomplished by running computer simulations using historical data and/or by manually studying historical charts. Through this process many long-venerated trading strategies were shown to be unviable in changing market conditions, while other strategies were modified in order to maximize their profitability. This research led Salem to develop a trend following trading system, and in August 1987, while still in college, he began to test that approach by trading commodity interests for his own account. In January 1988, he began to manage customer accounts using his systematic approach, initially through a joint account with three of his relatives. He became registered as a CTA in October 1988 and organized ATC in August 1990 to act as CTA for all customer accounts. Salem continues to conduct research on trading strategies.

          Edward C. Abraham, age 31, Salem Abraham's brother, is registered with the CFTC as an associated person of ATC and is a member of NFA. He attended Texas Tech University from 1983 through 1988 where he received a B.B.A. degree in Petroleum Land Management. He received a degree in Ranch and Feedlot Business Management from Clarendon College in May 1989. From his graduation in May 1989 until October 1990, Edward Abraham was employed in his family's business as a ranch manager. He joined ATC in October 1990 as Salem Abraham's trading assistant. Although not a principal, in his role as trading assistant, Edward has worked with ATC's clearing brokers to improve the execution and implementation of ATC's trading strategies.

          Craig L. Caudle, age 35, Director of Marketing and Operations, is registered with the CFTC as an associated person of ATC and is a member of the NFA. Although not a principal of ATC, Craig assists Salem in the company's marketing, operating, and trading efforts. He graduated from Texas Tech University in 1983 with a B.S. degree in International Trade. From June 1983 through June 1985, he was a member of the Index and Options Market, a division of the Chicago Mercantile Exchange. From June 1985 through October 1 987, he was a Funds Management Officer at Nations Bank Texas. During that time he traded for the bank's foreign exchange and government securities operations. From October 1987 until joining ATC in April 994, Craig was President of Star-Tex Asset Management, Inc. a CTA and CPO in Dallas, TX. At Star-Tex he was responsible for trading support, business operations, compliance, accounting, customer relations, and marketing.

          Neither ATC nor its principal own any Units of Cornerstone III.

PROPRIETARY TRADING BY ATC AND ITS PRINCIPALS

          ATC does not at the present time trade commodity interests for its own proprietary account; however, employees of ATC, including Edward Abraham, may trade for their own proprietary accounts. In addition, Salem Abraham in the past has traded and may trade commodity interests for his own proprietary accounts. In his proprietary trading, he generally follows the same basic trading methods and strategies developed, modified and refined by him over the past six years. See "Description of Trading Methods and Strategies." He may not, however, trade his proprietary accounts in parallel with the accounts of his and ATC's customers. In trading for proprietary accounts and in contrast to his and ATC's customer account trading, Salem Abraham at times may trade a larger number of contracts, utilize a higher degree of leverage, pay lower commission rates, and test new markets. In addition, he may conduct experimental trading in proprietary accounts to test new systems or variations of his basic trading methods and strategies. He also may trade contracts for a proprietary account, but not for customer accounts, including customer accounts of ATC, where a given market or a market at a given time is illiquid or extremely volatile, thereby assuming a greater risk in his proprietary account than he or ATC is willing to assume for the accounts of customers; however, ATC, Salem Abraham, or Edward Abraham will not knowingly take positions ahead of or opposite to those taken by ATC on behalf of participating customers' accounts. Accordingly, his proprietary accounts may produce trading results that are different from those experienced by participating customers. Participating customers will not be permitted to inspect the proprietary trading records of Salem Abraham or ATC or its employees, should ATC or its employees elect to trade proprietary accounts, due to the confidential nature of such records.

DESCRIPTION OF TRADING METHODS AND STRATEGIES

          Salem A. Abraham is employed by ATC and is the sole person responsible for overseeing ATC's trading decisions. ATC's trading approach draws upon Salem Abraham's judgment, experience and his knowledge of the technical factors affecting various commodity markets and attempts to identify optimal trading opportunities. The approach is primarily guided by trading systems which are owned by Salem Abraham but are licensed to ATC. These trading systems are trend following in nature and are based on classical technical analysis.

          The underlying premise of ATC's trading approach is that commodity interests will, from time to time, enter into periods of major price change to either a higher or lower level. These price changes are known as trends, which have been observed and recorded since the beginning of market history. There is every reason to believe that in free markets prices will continue to trend. The trading approach used by ATC is designed to exploit these price moves.

          The trading systems which are licensed to ATC and which guide ATC's trading decisions were developed by Salem through intense research designed to uncover trading opportunities. Primarily, this research focused on events in the marketplace which are often precursors to the development of a trending price in a given market. The trading approach relies heavily on the disciplined management of risk. In evaluating the various factors which make up a trading decision, the systems pay close attention to each trade's risk-reward potential, how it fits into the risk profile of the entire portfolio, and whether it adheres to the account's overall trading goals.

          Salem may refine or change ATC's trading approach (including enhancements or changes to this trading systems which are licensed to ATC or the addition or deletion of commodity interests traded) at any time without prior notice to or approval by its customers. There can be no assurance that ATC's approach to trading the commodities markets will yield the same results which have been achieved in the past.

GOAL OF TRADING; MARKETS EMPLOYED

          The trading approach employed by ATC in trading customer accounts uses technical analysis to anticipate structural changes in the marketplace.

          Technical analysis is based on the theory that the study of the commodities markets themselves provides a means of anticipating the external factors that affect the supply and demand of a particular commodity in order to predict future prices. Technical analysis operates on the theory that market prices at any given point in time reflect all known factors affecting supply and demand for a particular commodity; consequently, only a detailed analysis of, among other things, actual daily, weekly and monthly price fluctuations, volume varia-tions and changes in open interest are of predictive value when determining the future course of price movements. In general, trading recommendations may be based on computer-generated signals, chart interpretations, mathematical measurements or a combination of such items.

          Technical analysis is a particular concern in the timing of entry and exit positions and in evaluating the extent to which the market price reflects the underlying value. ATC's evaluation of the technical position of the market can thus help in determining the direction of prices and is also used as a tool in risk control. ATC believes that the confluence of technical signals gives it optimal risk/reward possibilities.

          In its evaluation of the markets, ATC will utilize a trend-following strategy. Successful speculative commodity trading depends upon establishing a position and then maintaining the position while the market moves in a favorable direction. The trader then seeks to exit the particular market and/or may establish reverse positions when the favorable trend either does not materialize or reverses. Trading will not normally be successful if the particular market is moving in an erratic and non-trending manner or if the market moves in the direction opposite to that predicted by the trader. Because of the nature of the commodities markets, prices frequently appear to be trending when the market is, in fact, without a trend. In addition, a particular trading method may identify markets as trending favorably to a particular position in the market even though actual market performance thereafter is the reverse of the trend identified.

          A trend-following trading strategy will seldom direct market entry or exit at the most favorable price in the particular market trend. Rather, this type of trading method seeks to close out losing positions and to hold portions of profitable positions for as long as the trader determines that the particular market trend continues to exist. However, there can be no assurance that profitable positions can be liquidated at the most favorable price in a particular trend. As a result, the number of losing transactions can be expected to exceed substantially the number of profitable transactions. However, if the approach is successful, these losses should be small and should be more than offset by a few large gains.

          ATC's trading strategy is to identify a trend and initiate a position until a neutral or opposite trend signal is generated. The position is then closed out or reversed. This strategy does not always result in a position being held in every commodity traded since individual commodities may have extended non-trending periods.


          ATC presently monitors and trades 39 commodity interests: Wheat; Corn; Soybeans; Soybean Oil; Soybean Meal; British Pound; Canadian Dollar; Swiss Franc; Deutsche Mark; Japanese Yen; Deutsche Mark-Japanese Yen Cross Rate; Australian Dollar; Silver; Platinum; Copper; Gold; Aluminum; Zinc; Nickel; Eurodollar; U.S. Treasury Notes; U.S. Treasury Bonds; Australian Bonds; Japanese Bonds; French Bonds; German Bunds; British Gilts; S&P Index; Crude Oil; Heating Oil; Harbor Unleaded Gas; Natural Gas; Cotton; Sugar; Coffee; Cocoa; Orange Juice; Live Cattle; and Live Hogs. ATC presently trades currency forward contracts through the interbank market. ATC may trade for participating customers' accounts any commodity interests which are now or may hereafter be offered for trading on United States and international exchanges and markets. In that regard, ATC from time to time in its sole discretion may add commodity interests to participating customers portfolios and from time to time may drop such items.


EMPHASIS ON RISK MANAGEMENT

          A vital part of ATC's trading strategy is sound risk management. The good times, when the markets are in trending periods, will take care of themselves. ATC's trading strategy is designed to endure the imminent non-trending periods in order to profit when trends in the markets do occur. Each commodity interest is tracked on its own merits, and a stop loss level is determined at the time a trade is entered. Stops are designed to weed out losing trades quickly and help ensure that no loss will be more than a nominal percentage of the account's net assets.

          On average, ATC utilizes approximately 20% of the Net Assets of participating customers to meet initial margin requirements, although this percentage may vary widely.


          As of June 30, 1996, the aggregate amount of funds under ATC's management was $94,826,497.

PAST PERFORMANCE OF ATC.

ATC and its principal have established a performance history in the client accounts for which they have acted as a commodity trading advisor. The assets of Cornerstone III to be allocated to ATC will be traded pursuant to the Diversified Program.

   INVESTORS ARE CAUTIONED THAT THE INFORMATION SET FORTH IN CAPSULE A IS NOT INDICATIVE OF, AND HAS NO BEARING ON, ANY TRADING RESULTS WHICH MAY BE ATTAINED BY ATC OR CORNERSTONE III IN THE FUTURE, SINCE PAST RESULTS ARE NOT A GUARANTEE OF FUTURE RESULTS AND OTHER TRADING MANAGERS WILL BE INVESTING FUNDS OF SUCH PARTNERSHIP. THERE CAN BE NO ASSURANCE THAT ATC OR SUCH PARTNERSHIP WILL MAKE ANY PROFITS AT ALL, OR WILL BE ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM COMMODITY TRADING.

                                                                      Capsule A
             PERFORMANCE OF ABRAHAM TRADING COMPANY

             Name of CTA: Abraham Trading Company
             Name of Program: Diversified
             Inception of Client Trading by CTA: January 1988
             Inception of Client Trading in Program: January 1988
             Number of Open Accounts: 14
             Aggregate Assets Overall: $94,826,497
             Aggregate Assets in Program: $94,826,497
             Worst Monthly % Drawdown: (15.94)%-(1/91)
             Worst Month-End Peak-to-Valley: (27.11)%-(9/90-8/91)

MONTHLY RATES
OF RETURN        1996       1995      1994       1993        1992        1991
                  %          %          %          %           %           %
January         (6.85)     (7.91)     (1.45)     (4.21)     (12.60)     (15.94)
February       (13.78)      1.24      (4.16)      6.10       (6.00)       1.30
March            9.66       6.63       2.87       4.57       (5.47)       2.43
April           14.27       4.73      (8.39)      9.24        0.31      (13.70)
May             (9.41)      8.22      15.01       4.88       (5.71)       2.94
June             1.52       0.11       1.47      (1.22)       6.58        2.11
July                       (8.75)      0.98       6.60       16.52       (1.52)
August                     (5.34)     (7.83)     (5.28)       1.92       (6.33)
September                  (1.84)      5.05      (1.16)      (0.34)      11.61
October                    (6.67)     (5.43)     (6.59)      (3.31)      16.61
November                   (0.19)     14.24      (3.71)       4.65       (2.09)
December                   19.11       1.06      12.83       (4.54)      33.75
Compound        (7.44)      6.12      24.22      34.29      (10.50)      24.39
Annual (Period)
Rate of Return

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE FOLLOWING NOTES ARE AN INTEGRAL PART OF THIS PERFORMANCE COMPOSITE CAPSULE:
1. "Draw-down" means losses experienced by the trading program over a specified period. "Largest Single Monthly Draw-down" means greatest percentage decline in net asset value due to losses sustained by the trading program from the beginning to the end of a calendar month.

2. "Largest Peak-to-Valley Draw-down" means greatest cumulative percentage decline in month-end net asset value of the trading program due to losses sustained during a period in which the initial month-end net asset value of the trading program is not equaled or exceeded by a subsequent month-end net asset value of the trading program.

3. "Monthly Rates of Return" is calculated by dividing net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully-Funded Subset method.

3. SUNRISE CAPITAL MANAGEMENT, INC.
   (CURRENT ALLOCATION - 43.68%)


      Sunrise is a California corporation with offices at 990 Highland Drive, Suite 303, Solana Beach, California 92075-2472. Its telephone number is
(619)-259-8911. In January 1994, Sunrise changed its name from "Sunrise Commodities, Inc." to "Sunrise Capital Management, Inc." This name change became effective with respect to Sunrise's registration with the NFA in January 1994. Sunrise was organized in 1983 and continues the business of Sunrise Commodities, a California sole proprietorship organized in 1982. Sunrise was registered in February 1983 as a commodity trading advisor and in April 1990 as a commodity pool operator with the CFTC and is a member of the NFA in both such capacities. In January 1995, Sunrise and Commodity Monitors, Inc. ("CMI") organized Sunrise Capital Partners L.L.C. ("Sunrise Capital Partners"), a California limited liability company. Sunrise Capital Partners is wholly-owned by Sunrise and CMI and was registered in February 1995 as a commodity trading advisor and commodity pool operator with the CFTC and is a member of the NFA in both such capacities. CMI is a California corporation organized in October 1977, and is the successor to the partnership of Harris & Slaughter. CMI was registered in November 1977 with the CFTC as a commodity trading advisor and is a member of the NFA in such capacity. Sunrise Capital Partners and CMI are also located at the address of Sunrise set forth above. While Sunrise, not Sunrise Capital Partners, is a Trading Manager for the Partnership, a description of the principals of Sunrise Capital Partners is included below due to the relationship between Sunrise and CMI resulting from the establishment of Sunrise Capital Partners. Sunrise and Sunrise Capital Partners currently operate 5 commodity pools. Sunrise and Sunrise Capital Partners are not affiliated with the General Partner, DWR, EMC or Rabar.


      Martin P. Klitzner, age 51, is President, Secretary and a Director of Sunrise, and a Managing Director of Sunrise Capital Partners. Mr. Klitzner received a B.A. Degree from the University of Michigan in 1967 and a M.B.A. from the University of Michigan in 1968. He did post graduate work in economics at the University of California, Los Angeles, from 1968 to 1971. Mr. Klitzner joined Sunrise in December 1982, and has exclusive operational control of the day-to-day activities of Sunrise which includes the supervision of trading procedures.

      Richard C. Slaughter, age 45, is a Managing Director of Sunrise Capital Partners. Mr. Slaughter, with Mr. Klitzner, is responsible for Sunrise Capital Partners' day-to-day trading activities, as well as research and trading systems development. In 1974, he received a B.S. in finance from San Diego State University. He has pursued graduate studies in finance at the State University and in systems management at the University of Southern California. Mr. Slaughter has been a Professor of Finance, instructing M.B.A. candidates in securities analysis and portfolio management. Mr. Slaughter, a co-founder of CMI in 1977, serves as its President. He was responsible, along with Dr. Forrest, for the development of CMI's current trading systems. Mr. Slaughter began trading commodities on a full-time basis in 1975 for his own account and as a commodity trading advisor.

      Dr. Gary B. Davis, age 50, is the Chairman of the Board and Chief Financial Officer of Sunrise. Dr. Davis received a B.S. degree from the University of Michigan in 1968 and received his medical degree from the University of Michigan in 1970. Dr. Davis was a professor at the University of California, San Diego School of Medicine, where he has served on the faculty from 1980 through 1990. Since 1979, Dr. Davis has studied and traded the commodity futures markets. Dr. Davis currently concentrates his efforts in the research and trading systems development activities of Sunrise and Sunrise Capital Partners.


      Dr. John V. Forrest, age 55, engages in research and trading systems development on behalf of Sunrise Capital Partners. In 1962, he received a B.A. from Notre Dame and in 1966 received a Medical Degree from the State University New York Downstate Medical Center. Dr. Forrest is currently a Professor of Medicine at the University of California, San Diego, where he has served on the faculty since 1976. Dr. Forrest joined CMI in September 1991 and is a co-developer, with Mr. Slaughter, of CMI's current trading systems. He was President and sole shareholder of Cresta Commodities, a commodity trading advisor, from September 1981 to August 1989. Dr. Forrest began trading the commodity markets in 1975.



      Martin M. Ehrlich, age 49, is Vice President and a Director of Sunrise, and Vice President-Marketing of Sunrise Capital Partners. His academic background includes studies at the University of Cincinnati where he majored in business administration. Mr. Ehrlich joined Sunrise in 1986 after having been a long-time investor with Sunrise. Prior to assuming responsibilities for marketing and public relations for Sunrise, Mr. Ehrlich was an independent businessman and investor.


      Marie Laufik, age 46, is a Vice President and Director of Sunrise, and Vice President-Trading of Sunrise Capital Partners. She received a degree in Economics from the University of Prague, Czechoslovakia before joining a
Czechoslovakian import/export company. She held a position with this firm for nine years before immigrating to the United States. From 1986 through 1988, Mrs. Laufik was a commodity trader for Cresta Commodities. Mrs. Laufik joined Sunrise on August 8, 1988 and currently oversees trading room procedures.

      The Davis Family Trust, dated October 12, 1989, is a Director and the Sole Shareholder of Sunrise; Gary B. Davis and his wife, Elissa Davis, are Trustees and the sole beneficiaries of this Trust. Elissa Davis, age 49, is a principal of Sunrise and Sunrise Capital Partners by virtue of her role as a Trustee of the Davis Family Trust. Mrs. Davis is not active in the management of Sunrise or Sunrise Capital Partners and has not been involved in any other business activities during the past five years.

      Sunrise, Sunrise Capital Partners, their principals and their affiliates intend to trade or to continue to trade commodity interests for their own accounts. Limited Partners will not be permitted to inspect the personal trading records of Sunrise, Sunrise Capital Partners, their principals, or their affiliates.

      Neither Sunrise nor any of its principals own any Units of Cornerstone III.

      There have been no material administrative, civil or criminal actions pending, on appeal or concluded during the five years preceding the date of this Prospectus against Sunrise, Sunrise Capital Partners or any of their principals or their affiliates.

DESCRIPTION OF SUNRISE'S TRADING APPROACH

      Sunrise has historically traded three types of portfolios, all of which are traded in accordance with the description below.

      The first type of portfolio is a fully diversified futures portfolio which follows approximately 15 different markets. Such markets include metals, grains, petroleum, soft commodities, interest rates and currencies. The second type of portfolio that is available for investment is a currency portfolio which trades in currency futures contracts traded on the International
Monetary Market Division of the Chicago Mercantile Exchange and in forward currency contracts in the interbank market. The currency portfolio follows approximately 13 different currencies, including the British pound, the Canadian dollar, the German deutschemark, the Australian dollar, the French franc, the Japanese yen, the Swiss franc, Spanish peseta, Italian lira, Singapore dollar and Malaysian ringgit. The third type of portfolio available for investment is the CIMCO portfolio, which is derived from Sunrise's diversified portfolio. The CIMCO portfolio was designed by Sunrise to include selected financial markets and participates in foreign currency and crossrate trades, interest rates, precious and industrial metals, and energy products.

      Sunrise utilizes technical trend-following systems, trading a wide continuum of time windows. Most of these time frames are decidedly long term by industry standards. Pro-active money management strategies are designed to protect open profits and to minimize exposure to non-directional markets.

      Effective November 1, 1993, the General Partner has reallocated the assets of Cornerstone III managed by Sunrise in proportions of approximately 50% pursuant to the fully diversified futures portfolio and approximately 50% to the CIMCO portfolio. The fully diversified futures portfolio follows approximately 25 different commodities, although fewer commodities may be traded at any time due to the absence of a price trend. The CIMCO portfolio was designed by Sunrise to include selected financial markets and participates in foreign currency and cross-rate trades, interest rates, precious metals and energy products. Major currencies are traded both against the dollar and each other. Interest rates include U. S. Treasury bond and Eurodollar trades. Precious metals include gold and silver, while energy products will include crude oil. The method of trading the CIMCO portfolio is the same as that used in the larger diversified portfolio; however, the CIMCO program is limited to only the markets listed above. The CIMCO portfolio is not limited to the contracts mentioned in each of the categories above nor does it trade all the contracts that were named at all times. In the future, stock indices may be added to the portfolio traded for the Partnership.

      The General Partner has granted Sunrise permission to utilize the modified Sunrise trading system for currency portfolios in trading a portion of the funds of Cornerstone III allocated to Sunrise for management. Such trading has not yet commenced. The modified Sunrise trading system for currency portfolios is described under "The Trading Managers-Dean Witter Cornerstone Fund IV."

      Relying on technical analysis, Sunrise believes that future price movements in all markets may be more accurately anticipated by analyzing historical price movements within a quantitative framework rather than attempting to predict or forecast changes in price through fundamental economic analysis. The trading methodologies employed by Sunrise are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative, proprietary in nature and which have been either learned or developed by Dr. Davis, and which have been influenced by Dr. Forrest and Mr. Slaughter. The profitability of the trading programs, traded pursuant to technical analysis emphasizing mathematical and charting approaches, will depend upon the occurrence in the future, as in the past, of major trends in some markets. If there are no trends, the trading programs are likely to be unprofitable.

      Sunrise's trading systems attempt to detect a trend, or lack of a trend, with respect to a particular futures interest in a program by analyzing price movement and volatility over time. Sunrise's trading system consists of multiple, independent and parallel systems, each designed and tested to seek out and extract different market inefficiencies on different time horizons. These systems will generate a signal to sell a "short" contract or purchase a "long" contract based upon their identification of a price trend in the particular futures interest. If the systems do not detect a price trend, a "neutral" trading signal will be generated. While this neutral signal is designed to filter out high-risk "whipsaw" markets, it is successful on only a limited basis. Successful speculative futures interests trading employing trend-following techniques, such as Sunrise's, depends to a large degree upon not trading non-directional, volatile markets. Accordingly, to the extent that this signal is not generated during a non-trading market, trading would likely be unsuccessful because an account would trade such markets.

      The number of losing transactions may exceed substantially the number of profitable transactions. However, if Sunrise's approach is successful, these losses should be more than offset by gains.

      While Sunrise relies primarily on its mechanical, technical trading systems in making investment decisions, the strategy does include the latitude to depart from this approach if market conditions are such that, in the opinion of Sunrise, execution of trades recommended by the mechanical systems would be difficult or unusually risky. There may occur the rare instances in which Sunrise will override the system to decrease market exposure. Any modification of trading instructions could adversely affect the profitability of an account. Among the possible consequences of such a modification would be (1) the entrance of a trade at a price significantly worse than a system's signal price, (2) the complete negation of a signal which subsequently would have produced a profitable trade, or (3) the premature termination of an existing trade. Sunrise is under no obligation to notify clients (including Limited Partners) of this type of deviation from its mechanical systems, since it is an integral part of its overall trading method.

      A technical trading system consists of a series of fixed rules applied systematically, however, the system still requires Sunrise make certain subjective judgments. For example, Sunrise must select the markets it will follow and futures interests it will actively trade, along with the contract months in which it will maintain positions. Sunrise must also subjectively determine when to liquidate positions in a contract month which is about to expire and initiate a position in a more distant contract month.

      Sunrise engages in ongoing research which may lead to significant modifications from time to time. Sunrise will notify the General Partner if modifications to its trading systems or portfolio structure are material.

      Sunrise believes that the development of a commodity trading strategy is a continual process. As a result of further analysis and research into the performance of Sunrise's methods, changes have been made from time to time in the specific manner in which these trading methods evaluate price movements in various futures interests, and it is likely that similar revisions will be made in the future. As a result of such modifications, the trading methods that may be used by Sunrise in the future might differ from those presently being used.

      Sunrise has discretionary authority to make all trading decisions including upgrading or downgrading the trading size of the account of the Partnership to reflect additions, withdrawals, trading profits, and/or trading losses, without prior consultation or notice. In addition, Sunrise may from time to time adjust the leverage applicable to the Partnership's assets allocated to Sunrise; provided, however, any such adjustments will be consistent with the leverage parameters described herein and the Partnership's overall investment objectives and Trading Policies. Such adjustments may be in respect of certain markets or in respect of the overall CIMCO investment portfolio. Factors which may affect the decision to adjust leverage include: ongoing research, volatility of individual markets, risk considerations, and Sunrise's subjective judgment and evaluation of general market conditions. Adjustments to leverage may result in greater profits or losses and increased brokerage costs. No assurance can be given that any leverage adjustment will be to the financial advantage of Limited Partners.


      As of June 30, 1996, the aggregate amount of funds under management pursuant to the Diversified program was $21,250,821 and $55,070,520 pursuant to the CIMCO portfolio. As of June 30, 1996 the aggregate amount under management pursuant to all Sunrise's programs was $165,999,843.

      As of June 30, 1996, Sunrise was managing approximately, $17,112,775 of Cornerstone III. Such amount and percentage of assets of Cornerstone III managed by Sunrise will change as a result of allocations of net proceeds from the Exchange of Units of Cornerstone III, allocations and reallocations among trading managers and/or trading systems, and the performance of Sunrise and other trading managers for Cornerstone III.


DEAN WITTER CORNERSTONE FUND IV


     The Trading Managers initially selected by the General Partner for Cornerstone IV are John W. Henry & Company, Inc. ("JWH") and Sunrise Capital Management, Inc. ("Sunrise"). JWH and Sunrise have served as Trading Managers for Cornerstone II and III respectively since the inception of those Partnerships. Detailed descriptions of each of JWH and Sunrise, their respective principals and trading systems and their respective composite performance records are set forth under "The Trading Managers-Dean Witter Cornerstone Fund II" and "Dean Witter Cornerstone Fund III." Descriptions of the respective performance records of Cornerstone II and III are set forth under "The Cornerstone Funds-Performance Records."



1. JOHN W. HENRY & COMPANY, INC.
   (CURRENT ALLOCATION-49.53%)


     JWH makes trading decisions for Cornerstone IV pursuant to the International Foreign Exchange Program. Like the other JWH trading systems, the International Foreign Exchange Program utilizes a long-term, technical, trend-following trading system which generally operates as described under "General Description of Trading Systems" and "The Trading Managers-Dean Witter Cornerstone Fund II." The International Foreign Exchange Program has been structured and the different markets weighted to take into account the potentially higher volatility of a portfolio which trades exclusively in the currency markets. JWH has attempted to reduce volatility and risk by utilizing the trading method described above-i.e., applying the principles of spread trading by establishing two related foreign currency positions at or about the same time. The International Foreign Exchange Program calculates position size based on perceived risk in the particular currency market and the correlation of a particular currency with and against other currencies.



As of June 30, 1996 JWH was managing approximately $48,336,382 of Cornerstone
IV. Such amount and the percentage of assets of Cornerstone IV managed by JWH will change as a result of allocations of assets from the Exchange of Units of Cornerstone IV, allocations and reallocations among trading managers and/or trading systems, and the performance of JWH and the other trading manager for Cornerstone IV.



2. SUNRISE CAPITAL MANAGEMENT, INC.
   (CURRENT ALLOCATION-50.47%)

     Sunrise will make trading decisions for Cornerstone IV pursuant to the Sunrise trading system described under "General Description of Trading Systems" and "The Trading Managers-Dean Witter Cornerstone Fund III," but with minor modifications to the system to account for the trading of an exclusive portfolio of diverse world currencies. Such modifications have consisted principally of applying the principles of spread trading as described herein, including multiple additional currencies to a portfolio and reweighting the emphasis given the different markets traded, all in an attempt to adjust to the potentially higher volatility of a portfolio which trades in a less diversified group of markets. Sunrise has utilized its modified trading system to trade currency portfolios since October 1985. Sunrise normally commits between 40 and 60% of an accounts equity as margin on open positions pursuant to its trading system.


     As of June 30, 1996, Sunrise was managing approximately $49,249,668 of Cornerstone IV. Such amount and the percentage of assets of Cornerstone IV managed by Sunrise will change as a result of allo-cations of assets from the Exchange of Units of Cornerstone IV, allocations and reallocations among trading managers and/or trading systems, and the performance of Sunrise and the other trading manager for Cornerstone IV.


                          THE MANAGEMENT AGREEMENTS

      Each Trading Manager has entered into a Management Agreement with a Partnership and the General Partner which provides that the Trading Manager will have sole authority and responsibility, except in certain limited situations, for directing the investment and reinvestment in commodity futures contracts and other commodity interests of the portion of the Partnership's assets allocated to the management of such Trading Manager from time to time during the term of the Management Agreement.

APPORTIONMENT OF PROCEEDS

      Under the terms of the Management Agreements, the General Partner agreed to apportion the net proceeds received by each Partnership from the initial sale of its Units in approximately equal proportions among the Trading Managers for such Partnership and, thereafter, to apportion new funds contributed to such Partnership in approximately equal proportions among the then Trading Managers for such Partnership. For a discussion of certain exceptions which have been agreed to by the Trading Managers, see "The Cornerstone Funds." The General Partner may designate additional Trading Managers for each Partnership and may apportion funds to new Trading Managers as it shall determine in its absolute discretion. However, the Trading Managers for Cornerstone IV have the right to approve the appointment of additional (but not replacement) Trading Managers for that Partnership so long as the General Partner has allocated an agreed amount of funds to each Trading Manager during the prior year and each manager continues to be restricted as to other accounts it may manage. See "Restrictions" below. The General Partner may reapportion funds among Trading Managers for each Partnership when a new Trading Manager is designated, an existing Trading Manager is terminated, a Trading Manager experiences a 35% decline in the adjusted value of Net Assets managed by it during a 12-month period, the Partnership's incentive period ends, or speculative position limits are exceeded or about to be exceeded by a Trading Manager. Furthermore, the General Partner in its discretion may permit a portion of a Partnership's assets to be allocated among one or more additional trading systems of a Trading Manager and/or may reallocate assets among a Trading Manager's trading systems.

TERM

      Each Management Agreement continues in effect for a fixed period after the end of the month in which the Partnership with which such Agreement was entered into commenced trading operations. Each Management Agreement is thereafter renewed automatically for additional one-year terms unless either the Partnership or the Trading Manager, upon written notice given not less than 60 days (six months in the case of Cornerstone IV) prior to the original termination date or any extended termination date, notifies the other party of its intention not to renew.

      Each Management Agreement with a Partnership will terminate if the Partnership terminates. Each Management Agreement may also be terminated by the Partnership, without penalty, at any time upon 15 days' (60 days' in the case of Cornerstone IV) prior written notice to the Trading Manager. In addition, each Management Agreement may be terminated by the Partnership at any time without penalty upon the occurrence of certain events relating to the business operations of a Trading Manager. These are as follows: (i) if a certain principal employee ceases to be an active executive officer of the Trading Manager; (ii) if the Trading Manager becomes bankrupt or insolvent; (iii) if the Trading Manager is unable to use its trading systems or methods as in effect on the date of the Management Agreement and as refined and modified in the future with the written consent of the General Partner for the benefit of the Partnership; (iv) if the registration, as a commodity trading advisor or otherwise, of the Trading Manager with the CFTC or its membership in the NFA is revoked, suspended, terminated, or not renewed or limited, conditioned, restricted or qualified in any respect; or (v) if the Trading Manager merges or consolidates with, or sells or otherwise transfers its advisory business, or all or a substantial portion of its assets, any portion of its commodity trading systems or methods, or its goodwill to, any individual or entity.
Under each Management Agreement, the Trading Manager may, however, merge or consolidate with, or sell or otherwise transfer its advisory business, or all or a substantial portion of its assets, any portion of its commodity trading systems or methods, or its goodwill to, any entity that is directly or indirectly controlled by, controlling or under common control with, the Trading Manager, provided that such entity expressly assumes all obligations of the Trading Manager under the Management Agreement and agrees to continue to operate the business of the Trading Manager, substantially as such business was being conducted on the date of the Management Agreement, as a separate and distinct division of such entity.

      In addition, each Partnership may terminate its Management Agreement with a Trading Manager at any time without penalty upon the occurrence of certain events relating to trading. These include the following: (i) a decline in the Net Asset Value of a Unit, without taking into account distributions, if any, to less than 40% of the Net Asset Value of a Unit on the date that the Partnership commenced trading operations or during any fiscal year to less than 50% of the Net Asset Value of a Unit as of the beginning of such fiscal year of the Partnership; (ii) a decline by 50% during any consecutive 12-month period in the value of the Net Assets managed by the Trading Manager (after adding back the amount of distributions, redemptions, Exchanges or reapportionments charged to such Net Assets and subtracting increases in such Net Assets from Units acquired by Exchange or from reapportionments among Trading Managers during the relevant portion of such twelve con-secutive month period); (iii) the Trading Manager violates any of the Partnership's trading policies or any administrative policy described in writing to the General
Partner, except with the prior written consent of the General Partner; or (iv) the Trading Manager fails to perform any of its obligations under the Management Agreement.

      No assurance is given that each Partnership will be able to retain the services of a Trading Manager once its Management Agreement with such person is terminated, or, if such services are available, that they will be available on the same or similar terms as those of the Management Agreement. The compensation payable by each Partnership to a Trading Manager for its services under the Management Agreement is described under "Description of Charges to Each Partnership."

LIABILITY AND INDEMNIFICATION

      Each Management Agreement provides that the Trading Manager, its stockholders, directors, officers, employees, assigns and their respective successors and assigns will not be liable to or obligated to indemnify and hold harmless the Partnership, its Partners or any of their respective successors or assigns, except for certain errors as described below and by reason of acts of, or omissions due to, bad faith, misconduct or negligence, or for not having acted in good faith in the reasonable belief that such acts or omissions were in, or not opposed to, the best interests of the Partnership or by reason of a material breach of the Management Agreement or any representation or warranty therein.

      Each Management Agreement also provides that the Trading Manager will assume financial responsibility for any errors committed or caused by it in transmitting orders to or order placement with DWR for the purchase or sale of commodity interest contracts for the Partnership, including, without limitation, brokerage commissions, but only for the amount of DWR's actual out-of-pocket costs in respect thereof. Each Trading Manager and DWR have an affirmative obligation to promptly notify the other party of its own errors, and each Trading Manager must use its best efforts to identify and promptly notify the General Partner of any order or trade which the Trading Manager reasonably believes was not executed in accordance with its instructions to DWR.

      Each Management Agreement also provides that the Partnership and the General Partner will indemnify, defend and hold harmless the Trading Manager, its stockholders, directors, officers, employees and their respective successors and assigns from and against all liabilities incurred in the performance of the services required by the Management Agreement, provided that a court of competent jurisdiction upon entry of a final judgment finds (or, if no final judgment is entered, an opinion is rendered to the Partnership by independent counsel) to the effect that such liability was not the result of bad faith, misconduct or negligence or that the conduct was done in the good faith belief that it was in, or not opposed to, the best interests of the Partnership. In addition, each Management Agreement provides that the Trading Manager and the Partnership, as well as the General Partner, will indemnify each other against certain other liabilities, including liabilities under the Securities Act of 1933.

OBLIGATIONS TO A PARTNERSHIP

      Each Trading Manager is engaged in the business of advising investors as to the purchase and sale of commodity interest contracts. During the term of each Management Agreement, the Trading Manager may or will be advising other investors (including their officers, directors and employees and their families and employees of such Trading Manager, principals and affiliates of such Trading Manager and stockholders, officers, directors and their families and employees of the principals and affiliates of such Trading Manager) and trading for their accounts. However, under no circumstances will the Trading Manager or any of its principals and affiliates knowingly or deliberately favor (other than by charging different management and/or incentive fees) any account advised or managed by such Trading Manager or any of its principals and affiliates over the account of the Partnership in any way or manner or employ a trading system, method or strategy on behalf of the Partnership's account that is materially different from that employed for any other account advised or managed by such Trading Manager or any of its principals and affiliates, unless the Trading Manager or any of its principals and affiliates has first offered to employ such other system, method or strategy on behalf of the Partnership's account and the General Partner has declined such offer in writing. Each Trading Manager will treat the Partnership for which it manages funds in a fiduciary capacity to the extent recognized by applicable law, but, subject to that standard, the Trading Manager or any of its principals and affiliates will be free to advise and manage accounts of other investors and will be free to trade on the basis of the same trading sys-
                                  76
tems, methods or
strategies employed by the Trading Manager on behalf of the Partnership or trading systems, methods or strategies that are entirely independent of, or materially different from (if the General Partner has expressly declined an offer as described above), those employed on behalf of the Partnership, and will be free to compete for the same commodity interest contracts as the Partnership or to take positions opposite to the Partnership, where such actions do not knowingly or deliberately favor any of such accounts to the Partnership's account.

RESTRICTIONS

      The Management Agreement does not restrict the number or nature of the clients of the Trading Manager, except that each Trading Manager and its principals and affiliates have agreed that: (i) it will not accept additional advisory clients or open additional positions for such clients if to do so would result in aggregate positions in any one commodity exceeding the applicable speculative position limits of the CFTC or any other regulatory body, exchange or board having jurisdiction; and (ii) neither the Trading Manager nor any of its principals or affiliates will knowingly hold any position or control any other account that would cause the Partnership, the Trading Manager or the principals or affiliates of the Trading Manager to be in violation of any applicable rule or regulation of the CFTC or any other regulatory body, exchange or board so as to require the significant modification of positions taken or intended for the Partnership.

      The Management Agreements for Cornerstone IV also provide that so long as a Trading Manager acts as a Trading Manager for that Partnership, unless the General Partner has given its prior written consent, which may be withheld in its sole discretion, neither the Trading Manager nor any of its principals or affiliates will act or negotiate to act as a Trading Manager or advisor to any domestic publicly-offered investment fund which trades exclusively or proposes to trade exclusively in world currencies and/or is marketed or is proposed to be marketed primarily as a foreign currency investment fund (which will not include a fund which trades or proposes to trade world currencies as well as any other major commodity group, such as metals, energy products or financial instruments). The foregoing restriction may, at the Trading Manager's option, cease to be in effect if the General Partner has not allocated during the prior year at least $7,500,000 of additional funds to the Trading Manager for management.

SPECULATIVE POSITION LIMITS

     Each Management Agreement provides that if speculative position limits are exceeded by the Trading Manager or any of its principals or affiliates in the opinion of independent counsel (who must be other than counsel to the Partnership), the CFTC or any other regulatory body, exchange or board, such Trading Manager and its principals and affiliates will liquidate positions in all of their accounts, including the Partnership's account, as to which positions are attributed to such Trading Manager or any of its principals or affiliates as nearly as possible in proportion to their respective equities to the extent necessary to comply with the applicable position limits. Each Management Agreement further provides that if, in the reasonable opinion of counsel to the Partnership, it becomes necessary for purposes of speculative position limits for positions in commodity interests of the Trading Manager taken for the account of the Partnership to be aggregated with positions taken by the other Trading Managers for the account of the Partnership, or if an order to that effect is rendered by the CFTC, an exchange or any other commodity regulatory agency or authority, the General Partner may require all Trading Managers affected thereby to utilize only that portion of the speculative position limit as the General Partner determines from time to time in its sole discretion. See "Risk Factors-Risks Relating to Commodity Trading and the Commodities Markets-Possible Effects of Speculative Position Limits."

                             THE GENERAL PARTNER

      The general partner and commodity pool operator of each Partnership is Demeter Management Corporation, a Delaware corporation formed on August 18, 1977 to act as a commodity pool operator ("Demeter" or the "General Partner"). The General Partner is registered with the CFTC as a commodity pool operator and is a member of the NFA in such capacity. The General Partner's main business office is located at Two World Trade Center, 62nd Floor, New York, New York 10048, telephone (212) 392-5453. The General Partner is an affiliate of DWR in that both companies are wholly-owned subsidiaries of Dean Witter, Discover & Co. ("DWD"), which is a publicly-owned company. DWD, DWR and the General Partner each may be deemed to be a "parent" and "promoter" of the Partnerships within the meaning of the federal securities laws.

      The General Partner is or has been the general partner and commodity pool operator of twenty-five other commodity pools, including Cornerstone II, III and IV, which have, in the aggregate, approximately $1 billion of net assets under management as of June 30, 1996.


      The responsibilities of the General Partner are described under "Fiduciary Responsibility" and "The Limited Partnership Agreements-Management of Partnership Affairs." The General Partner receives no compensation for its services to the Partnerships (however, the General Partner shares office space, equipment and staff with DWR, which receives brokerage commissions from the Partnerships, as described under "Description of Charges to Each Partnership"). Under the Limited Partnership Agreement of each Partnership, the General Partner is required to maintain its net worth at an amount not less than 10% of the total contributions to each Partnership by all the partners thereof and to any other limited partnership for which it acts as a general partner by all partners. DWD has contributed to the General Partner additional capital necessary to permit the General Partner to meet such net worth requirement and intends to continue to do so. See "Capitalization."


      In this connection, as reflected in DWD's 1995 Annual Report and its Form 10-Q, DWD had total shareholders' equity of $4,833.7 million and total assets of $38,208.2 million as of December 31, 1995 (audited) and total shareholders' equity of $4,953.3 million and total assets of $36,061.8 million as of June
30, 1996 (unaudited). Additional financial information regarding DWD is included in the financial statements filed as part of such Annual Report and Form 10-Q. DWD will provide to investors, upon request, copies of its most recent Forms 10-K, 10-Q and 8-K, as filed from time to time with the SEC.
Such Prospectus and such reports will be available for review or copying at the offices of the SEC, 450 Fifth Street, Room 1024, N.W., Judiciary Plaza, Washington, D.C. 20549 or will be available at no charge by writing to DWD at Two World Trade Center, New York, New York 10048 (Attn: Investor Relations).


DIRECTORS AND OFFICERS OF THE GENERAL PARTNER

      Richard M. DeMartini, age 43, is the Chairman of the Board and a Director of the General Partner. Mr. DeMartini has served as President and Chief Operating Officer of Dean Witter Capital, a division of DWR since January
1989. From January 1988 until January 1989, Mr. DeMartini served as President and Chief Operating Officer of the Consumer Banking Division of DWD, and from May 1985 until January 1988 was President and Chief Executive Officer of the Consumer Markets Division of DWD. Mr. DeMartini currently serves as a
Director of DWD and of DWR, and has served as an officer of DWR for the past five years. Mr. DeMartini has been with DWD and its affiliates for 17 years. While Mr. DeMartini has extensive experience in the securities industry, he has no experience in futures interests trading.

      Mark J. Hawley, age 53, is President and a Director of the General Partner. Mr. Hawley joined DWR in February 1989. He is an Executive
Vice President and Director of DWR's Managed Futures and Precious Metals Department. Mr. Hawley also serves as President of DWFCM. From 1978 to 1989, Mr. Hawley was a member of the senior management team at Heinold Asset Management, Inc., a commodity pool operator, and was responsible for a variety of projects in public futures funds. From 1972 to 1978, Mr. Hawley was a Vice President in charge of institutional block trading for the Mid-West at Kuhn Loeb & Co.

      Lawrence Volpe, age 49, is a Director of the General Partner. Mr. Volpe joined DWR as a Senior Vice President and Controller in September 1983, and currently holds those positions. From July 1979 to September 1983, he was associated with E.F. Hutton & Company Inc. and prior to his departure, held the positions of First Vice President and Assistant Controller. From 1970 to
July 1979, he served as audit manager in the financial services division of Arthur Andersen & Co.

      Joseph G. Siniscalchi, age 51, is a Director of the General Partner. Mr. Siniscalchi joined DWR in July 1984 as a First Vice President, Director of General Accounting. He is currently Senior Vice President and Controller of the Financial Markets Division of DWR. From February 1980 to July 1984 Mr. Siniscalchi was Director of Internal Audit at Lehman Brothers Kuhn Loeb, Inc.


      Laurence E. Mollner, age 55, is a Director of the General Partner. Mr. Mollner joined DWR in May 1979 as Vice President and Director of Commercial Sales. He is currently Executive Vice President and Deputy Director of the Futures Markets Division of DWR.



      Edward C. Oelsner III, age 54, is a Director of the General Partner. Mr. Oelsner joined DWR in March 1981 as a Managing Director in the Corporate Finance Department. He currently manages DWR's Retail Products Group within the Corporate Finance Department. While Mr. Oelsner has extensive experience in the securities industry, he has no experience in futures interests trading.
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      Robert E. Murray, age 35, is a Director of the General Partner.
Mr. Murray is currently a Senior Vice President of the DWR Managed Futures Division and is the Senior Administrative Officer of DWFCM. Mr. Murray graduated from Geneseo State University in May 1983 with a B.A. degree in Finance. Mr. Murray began at DWR in 1984 and is currently the Director of Product Development for the Managed Futures Division and is responsible for the development and maintenance of the proprietary Fund Management System utilized by the General Partner and DWFCM for organizing information and producing reports for monitoring investors' accounts.

      Patti L. Behnke, age 36, is Vice President and Chief Financial Officer of the General Partner. Ms. Behnke joined DWR in April 1991 as Assistant Vice President of Financial Reporting and is currently a Vice President and Director of Financial Reporting and Managed Futures Accounting in the Capital Markets division of DWR. From August 1988 to April 1991, Ms. Behnke was Assistant Controller of L.P. Rothschild & Co. and from September 1986 to
August 1988, she was associated with Cartaret Savings Bank as Assistant Vice President-Financial Analysis. From April 1982 to September 1986, Ms. Behnke was an auditor at Arthur Andersen & Co.

      The General Partner and its officers and directors may, from time to time, trade commodity interest contracts for their own proprietary accounts. The records of trading in such accounts will not be made available to Limited Partners for inspection.

      There have been no administrative, civil or criminal actions against the General Partner or any of its principals within the five years preceding the date of this Prospectus which the General Partner believes would be material to an investors' decision to Exchange Units.


      As of June 30, 1996, the General Partner had contributed a total of $2,810,438 to Cornerstone II, III and IV in order to meet its minimum capital requirements. Such contribution is evidenced by approximately 217.400 units of general partnership interest of Cornerstone II, 382.103 units of general partnership interest of Cornerstone III and 638.889 units of general partnership interest of Cornerstone IV. Each such unit of general partnership interest has a net asset value equal to the Net Asset Value of a Unit of Limited Partnership Interest of the respective Partnership. The General Partner has agreed to make additional contributions to each Partnership so that the General Partner's aggregate capital contribution will at all times be equal to the sum of (i) the lesser of $100,000 or 3% of the first $10,000,000 in aggregate capital contributions to such Partnership by all partners (including the General Partner's contribution) and (ii) 1% of any such aggregate capital contributions in excess of $10,000,000; but not less than $50,000. The General Partner and its principals are not obligated to purchase Units of Limited Partnership Interest and do not presently own any Units of Cornerstone II. A principal of the General Partner owns 2.750 Units of Cornerstone III and 4.856 Units of Cornerstone IV.


                             THE COMMODITY BROKER

DESCRIPTION OF THE COMMODITY BROKER

     Dean Witter Reynolds Inc. ("DWR"), a Delaware corporation, is the commodity broker for each of the Partnerships. DWR also is commodity broker for the other commodity pools for which Demeter serves as general partner and commodity pool operator.


      DWR is a principal operating subsidiary of DWDC, which is a publicly-owned company. DWR is a financial services company which provides to its individual, corporate and institutional clients services as a broker in securities and commodity interest contracts, a dealer in corporate, municipal and government securities, an investment banker, an investment adviser and an agent in the sale of life insurance and various other products and services. DWR is a member firm of the New York Stock Exchange, Inc., the American Stock Exchange, the Chicago Board Options Exchange, other major securities exchanges, and the National Association of Securities Dealers, Inc. ("NASD"), and is a clearing member of the Chicago Board of Trade, the Chicago Mercantile Exchange, the Commodity Exchange Inc., and other major commodities exchanges. DWR is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity. DWR is currently servicing its clients through a network of over 370 domestic and international offices with over 8,800 account executives servicing individual and institutional client accounts.


      At any given time, DWR is involved in numerous legal actions, some of which seek significant damages. On January 16, 1992, DWR, without admitting or denying liability, consented to findings in an administrative proceeding brought by the SEC that it failed to keep accurate records with respect to customer orders relating to the primary distribution of securities of government sponsored enterprises ("GSEs"). In that proceeding,
                                  79

      DWR was censured, paid a civil money penalty of $100,000 and was ordered to cease and desist from any future violations of Section 17(a) of the 1934 Act and Rules 17a-3 and 17a-4 thereunder in connection with the primary distribution of securities of GSEs. Also, on May 16, 1996, a National Association of Securities Dealers arbitration panel awarded damages and costs against DWR and one of its account executives in the amount of approximately $1.1 million, including punitive damages, to three customers who alleged, among other things, fraud and misrepresentation in connection with their individually managed futures accounts. Those accounts are unrelated to the Partnerships or the other commodity pools for which DWR serves as commodity broker. During the five years preceding the date of this Prospectus, there have been (other than as described above) no administrative, civil or criminal actions pending, on appeal or concluded against DWR or any of its principals which is material in light of all the circumstances.


BROKERAGE ARRANGEMENTS

      The Partnerships' brokerage arrangements with DWR, including the cap imposed on certain expenses, are discussed in "Conflicts of Interest-Relationship of the General Partner to the Commodity Broker," and "Description of Charges to Each Partnership-2. Commodity Broker."

      The General Partner will review at least annually the brokerage arrangements of each Partnership to ensure that such brokerage arrangements are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration, in particular, when the commodity broker is an "affiliate" of the General Partner (as such term is defined in the Limited Partnership Agreement): (i) the size of the Partnership, (ii) the commodity interests contract trading activity; (iii) the services provided by the commodity broker, the General Partners or any affiliate thereof to the Partnership; (iv) the cost incurred by the commodity broker, the General Partner or any affiliate thereof in organizing and operating the Partnership and offering Units; (v) the overall costs to the Partnership; (vi) any excess interest and compensating balance benefits to the Commodity Broker from assets held thereby; and (vii) if the General Partner does not receive any direct compensation from the Partnership for its services as General Partner, the risks incurred by the General Partner as such. See "Conflicts of Interest."

      Each Customer Agreement sets forth a standard of liability for DWR and provides for certain indemnities of and by DWR as Commodity Broker. See "Fiduciary Responsibility."

                            THE COMMODITIES MARKET
FUTURES CONTRACTS

      Commodity futures contracts are standardized contracts made on domestic or foreign commodity exchanges which call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 1996 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 1996 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as a stock index or other financial or economic index approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

FORWARD CONTRACTS

      Contracts for the future delivery of certain commodities may also be made through banks or dealers pursuant to what are commonly referred to as "forward contracts." A forward contract is a contractual right to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is similar to a futures contract. In forward contract trading, a bank or dealer generally acts as
                                  80
principal in the transaction and includes its anticipated profit (the "spread" between the "bid" and the "asked" prices) and in some instances a mark-up in the prices it quotes for forward contracts. Cornerstone IV trades a substantial number of forward contracts in currencies, and Cornerstone II and III also engage in a significant amount of such trading. Unlike futures contracts, forward contracts are not standardized contracts; rather, forward contracts for a given commodity are generally available in any size and maturity and are subject to individual negotiation between the parties involved. Moreover, because there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of "offsetting" a forward contract by purchase of an offsetting position on the same exchange as one can a futures contract. In recent years, the terms of forward contracts have become more standardized and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making delivery on the contract.

COMMODITY OPTIONS

      An option on a futures contract or on a physical commodity gives the buyer of the option the right to take a position at a specified price (the "striking," "strike," or "exercise" price) in the underlying futures contract or commodity. The buyer of a "call" option acquires the right to take a long position in the underlying futures contract or commodity, and the buyer of a "put" option acquires the right to take a short position in the underlying futures contract or commodity.

      The purchase price of an option is referred to as its "premium." The seller (or "writer") of an option is obligated to take a futures position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to take a short position in the underlying futures contract at the striking price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying futures contract at the striking price.

      A call option on a futures contract is said to be "in-the-money" if the striking price is below current market levels, and "out-of-the-money" if the striking price is above current market levels. Similarly, a put option on a futures contract is said to be "in-the-money" if the striking price is above current market levels, and "out-of-the-money" if the striking price is below current market levels.

      Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract. An option that is out-of-the-money and not offset by the time it expires becomes worthless. On certain exchanges, in-the-money options are automatically exercised on their expiration date, but on others unexercised options simply become worthless after their expiration date. Options usually trade at a premium above their intrinsic value (i.e., the difference between the market price for the underlying futures contract and the striking price) because the option trader is speculating on (or hedging against) future movements in the price of the underlying contract. As an option nears its expiration date, the market and intrinsic value typically move into parity. The difference between an options intrinsic and market values is referred to as the "time value" of the option.

      Successful futures options trading requires many of the same skills as does successful futures trading. However, since specific market movements of the underlying futures contract or commodity must be predicted accurately, the risks involved are somewhat different. For example, if a Partnership buys an option (either to sell or buy a futures contract or commodity), it will pay a "premium" representing the market value and time value of the option. Unless the price of the futures contract or commodity underlying the option changes and it becomes profitable to exercise or offset the option before it expires, the Partnership may lose the entire amount of such premium. Conversely, if the Partnership sells an option (either to sell or buy a futures contract or commodity), it will be credited with the premium but will have to deposit margin due to its contingent liability to take or deliver the futures contract or commodity underlying the option in the event the option is exercised. Traders who sell options are subject to the entire loss which occurs in the underlying futures position or commodity (less any premium received). The ability to trade in or exercise options may be restricted in the event that trading in the underlying futures contract or commodity becomes restricted.

HEDGERS AND SPECULATORS

      The two broad classes of persons who trade commodity interest contracts are "hedgers" and "speculators." Commercial interests, including farmers, that market or process commodities and financial institutions that market or deal in commodities (including, for example, interest rate sensitive instruments, foreign currencies and stock portfolios) and which are exposed to exchange, interest rate and stock market risks, may use the commodities markets primarily for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a merchandiser or processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interest contracts. Speculators rarely take delivery of commodities but close out their positions by entering into offsetting purchases or sales of contracts. Since the speculator may take either a long or short position in the commodities markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down. Trading by the Partnerships is for speculative rather than for hedging purposes.

COMMODITY EXCHANGES

      Commodity exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts) relating to specified commodities. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange (including the International Monetary Market), the New York Mercantile Exchange and the Commodity Exchange, Inc.

      Each of the commodity exchanges in the United States has an associated "clearinghouse." Once trades between members of an exchange have been confirmed, the clearinghouse becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader's open position in the market. Thereafter, each party to a trade looks only to the clearinghouse for performance. The clearinghouse generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer which enables the clearinghouse, at least to a large degree, to meet its obligations with regard to the "other side" of an insolvent clearing member's contracts. Furthermore, clearinghouses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearinghouses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearinghouse. The exchanges also impose speculative position limits and other restrictions on customer positions to help ensure that no single trader can amass a position that would have a major impact on market prices.

      Commodity exchanges in the United States and their clearinghouses are given reasonable latitude in promulgating rules and regulations to control and regulate their members. Examples of regulations by exchanges and clearinghouses include the establishment of initial margin levels, size of trading units, contract specifications, speculative position limits and daily price fluctuation limits. The CFTC reviews all such rules (other than those relating to specific margin levels for futures, as opposed to options) and can disapprove or, with respect to certain of such rules, require the amendment or modification thereof.

      Foreign commodity exchanges differ in certain respects from their United States counterparts. In contrast to United States exchanges, certain foreign exchanges are "principals' markets," where trades remain the liability of the traders involved, and the exchange does not become substituted for any party. See "The Commodities Markets-Regulation" and "Risk Factors Risks Relating to Commodity Trading and the Commodities Markets-Trading on Foreign Exchanges."

SPECULATIVE POSITION LIMITS

      The CFTC and United States commodity exchanges have established limits, referred to as "speculative position limits" or "position limits," on the maximum net long or net short speculative position which any person or group of persons (other than a hedger, which the Partnerships are not) may hold, own or control in commodity interest contracts. Among the purposes of speculative position limits is to prevent a "corner" on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities. The position limits established by the CFTC apply to certain agricultural commodities, such as grains (oats, barley and flax seed), soybeans, cotton, eggs, rye, corn, wheat and potatoes. In addition, however, the CFTC requires each United States exchange to submit position limits for all commodities traded on such exchange for approval by the CFTC. Certain exchanges or their clearinghouses also set limits on the total net positions that may be held by a clearing broker, such as DWR. However, position limits do not apply to many currency futures contracts, and, in general, no position limits are in effect in bank or dealer forward contract trading or in trading on foreign commodity exchanges, although the principals with which the Partnerships may trade in such markets may impose such limits as a matter of credit policy. The commodity interest contract positions of the Partnerships are not, and will not be, attributable to Limited Partners with respect to their own commodities trading, if any, for purposes of position limits.

DAILY LIMITS

      Most United States commodity exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) normally limit the amount of fluctuation in commodity interest contract prices during a single trading day by regulation. These regulations specify what are referred to as "daily price fluctuation limits" or more commonly "daily limits." The daily limits establish the maximum amount that the price of a commodity interest contract may vary either up or down from the previous day's settlement price. Once the daily limit has been reached in a particular commodity, no trades may be made at a price beyond the limit. This can create certain liquidity problems.

REGULATIONS

      Commodity exchanges in the United States are subject to regulation under the CEAct by the CFTC, the governmental agency having responsibility for regulation of commodity exchanges and commodity interest contract trading conducted thereon. The function of the CFTC is to implement the objectives of the CEAct of preventing price manipulation and excessive speculation and promoting orderly and efficient commodities markets. Such regulation, among other things, provides that trading in commodity interest contracts must be on exchanges designated as "contract markets," and that all trading on such exchanges must be done by or through exchange members.

      The CFTC possesses exclusive jurisdiction to regulate the activities of "commodity trading advisors" and "commodity pool operators" and has adopted regulations with respect to certain of such persons' activities. Pursuant to its authority, the CFTC requires a commodity pool operator to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator (i) if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the General Partner's registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Partnerships. The CEAct gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Trading Managers. If the registration of a Trading Manager as a commodity trading advisor were to be terminated, restricted or suspended, the Trading Manager would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the relevant Partnership. The Partnerships themselves are not registered with the CFTC in any capacity.

      The CEAct requires all "futures commission merchants," such as DWR, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers' funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over "introducing brokers," i.e., persons who solicit or accept orders for commodity trades but who do not accept margin deposits for the execution of trades. The Partnerships have no present intention of using any introducing brokers in their trading. The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

      The fact of CFTC registration of the General Partner, DWR and the Trading Managers does not imply that the CFTC has passed on or approved this offering or their qualifications to act as described in the Prospectus.

      Limited Partners are afforded certain rights for reparations under the CEAct. Limited Partners may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

      Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a "registered futures association." At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition and consumer protection. As the self-regulatory body of the commodities industry, the

NFA promulgates rules governing the
conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. DWR, the General Partner and the Trading Managers are all members of the NFA (the Partnerships themselves are not required to become members of the NFA).

      The above-described regulatory structure may be modified by rules and regulations promulgated by the CFTC or by legislative changes enacted by Congress.

      The CFTC has no authority to regulate trading on foreign commodity exchanges and markets. The CFTC has, however, adopted rules relating to the marketing of foreign futures contracts and options in the United States. These rules permit commodity options traded only on certain foreign exchanges to be offered and sold in the United States. See "Risk Factors-Risks Relating to the Commodity Trading and the Commodities Markets-Trading on Foreign Exchanges."

MARGINS

      "Initial" or "original" margin is the minimum amount of funds that must be deposited by a commodity trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. "Maintenance" margin is the amount (generally less than initial margin) to which a trader's account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the commodity trader's performance of the commodity futures contracts he purchases or sells. Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which such contract is traded, and may be modified from time to time by the exchange during the term of the contract. See "Risk Factors-Risks Relating to Commodity Trading and the Commodities Markets-Commodity Trading is Highly Leveraged."

      Brokerage firms, such as DWR, carrying accounts for traders in futures contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves. DWR presently requires each Partnership to make margin deposits equal to the exchange minimum levels for all futures contracts. This requirement may be altered from time to time at the discretion of DWR.

      Trading in the currency forward contract market does not require margin, but generally does require the extension of credit by a bank or dealer to those with whom the bank or dealer trades. Since each Partnership's trading will be done through DWR, each Partnership will be able to take advantage of DWR's credit lines with several participants in the interbank market. The General Partner does not anticipate that banks and dealers with which DWR and the Partnerships may trade will require margin with respect to their trading of currencies.

      When a trader purchases an option, there is no margin requirement. When a trader sells an option, on the other hand, he is required to deposit margin in an amount determined by the margin requirements established for the futures contract underlying the option, and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the writing of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to "spreads" and "conversions," which are complex trading strategies in which a trader acquires a mixture of related futures and options positions.

      Margin requirements are computed each day by a trader's commodity broker. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the trader's position. With respect to a Partnership's trading, that Partnership, and not its Limited Partners personally or any other Partnership, will be subject to margin calls.

                                 REDEMPTIONS

      Except as provided below, a Limited Partner may cause all or part of his Units to be redeemed by a Partnership effective as of the last day of any month at the Net Asset Value thereof on such date. A redemption may be made only in whole Units or in multiples of $1,000 (which may result in a redemption of fractional Units), unless a Limited Partner is redeeming his entire interest in a Partnership. Redemptions will be effective as of the last day of the month in which a Request for Redemption in proper form has been timely received by the General Partner ("Redemption Date"). A "Request for Redemption" is a letter in the form specified by the General Partner, sent by a Limited Partner (or any assignee thereof) to a DWR branch office and received by the General Partner at least 15 days prior to the Redemption Date. A form of Request for Redemption is annexed to the Limited Partnership Agreement, which is annexed hereto as Exhibit A. Additional forms of Request for Redemption may be obtained by written request to the General Partner or a local DWR branch office.

      The "Net Asset Value" of a Unit is an amount equal to a Partnership's Net Assets allocated to capital accounts represented by Units, divided by the number of Units outstanding on the Redemption Date. For a definition of "Net Assets," see "Description of Charges to Each Partnership -2. Trading Managers-(a) Monthly Management Fee." The Net Asset Value of a Unit of each Partnership is determined daily by the General Partner and the most recent Net Asset Value calculations will be promptly supplied in writing to any Limited Partner after receipt of a request in writing to such effect. Where the Net Asset Value of a Unit is determined as of the end of a month that is not the end of an annual incentive period, the incentive fee calculation will be made, and any such fee will be accrued, as though the end of the month were the end of an incentive period.

      The General Partner will endeavor to pay redemptions within 10, and no later than 20, business days after the Redemption Date, and a Partnership's commodity positions will be liquidated to the extent necessary to effect redemptions. Payment will be made by credit in the amount of such redemption to the Limited Partner's customer account with DWR or by check mailed to the Limited Partner if such account is closed. The right to obtain redemption is contingent upon (i) the redeeming Partnership having assets sufficient to discharge its liabilities on the Redemption Date, and (ii) timely receipt by the General Partner of a Request for Redemption as described above.

      The liability of Limited Partners, including the possible liability of a person who has redeemed Units, for liabilities of the Partnership which arose before such redemption is described under "The Limited Partnership Agreements-Nature of the Partnerships."
Federal income tax aspects of redemptions are described under the caption "Federal Income Tax Aspects."

                            THE EXCHANGE AGREEMENT

     The following is a summary of the more significant provisions of the Exchange Agreement entered into by each of the Partnerships and Demeter, in its individual capacity.

      PURPOSES. The Exchange Agreement provides for the Partnerships to associate as the Dean Witter Cornerstone Funds and sets forth the rights and obligations of each Partnership to each other Partnership and its Limited Partners. The purposes of the Cornerstone Funds include offering Units of each Partnership for sale to the public as part of a common offering of such Units by a single selling agent pursuant to a single prospectus, sharing common administrative services, providing a means for Limited Partners of each Partnership to switch their investment in one Partnership for an investment in another Partnership without payment of any selling commissions or charges for Continuing Offering Expenses, and allocating the cost and expenses of the foregoing among the Partnerships. Demeter has agreed to act as the administrator of the Cornerstone Funds and may advance certain expenses on behalf of the Partnerships.

      OBLIGATIONS OF EACH PARTNERSHIP. Under the Exchange Agreement, each Partnership has agreed to assist in the preparation of registration statements and prospectuses, to conduct its business as described herein, to cause its Limited Partners to utilize the forms for subscriptions, redemptions or Exchanges contained herein, and to provide Demeter with certain information regarding its Limited Partners and any other information required to be delivered to such Limited Partners.

      Each Partnership also has agreed to take certain actions which will enable Limited Partners to switch investments between Partnerships. Each Partnership has agreed to redeem Units specified in a Limited Partner's Request for Exchange of Units and to utilize the net proceeds thereof to purchase on behalf of such Limited Partner Units of other Partnerships at a price per Unit equal to 100% of the Net Asset Value thereof.

Each Partnership has undertaken to issue and sell its Units at a price per Unit equal to 100% of the Net Asset Value thereof, without payment of any selling commissions or charges, to a Limited Partner timely delivering a properly completed Request for Exchange of Units to Demeter, and to use its best efforts to cause a sufficient number of its Units to be registered and qualified at all times under federal and applicable state securities or Blue Sky laws pursuant to a current Prospectus. See "Plan of Distribution and Exchange Procedure."


      OBLIGATIONS OF DEMETER. Under the Exchange Agreement, Demeter has agreed to act as the administrator of the Cornerstone Funds and, as such, to maintain books and records relating to all Common Administrative Expenses (as defined below) and to allocate such amounts to each Partnership, to process redemptions and Exchanges and to prepare, print and distribute combined monthly reports, annual reports and other documents required to be delivered to Limited Partners. Demeter may from time to time advance expenses on behalf of the Partnerships and is entitled to full reimbursement therefor.

      SHARING OF EXPENSES. The Partnerships have agreed to share Common Administrative Expenses. Common Administrative Expenses means the costs and expenses incurred in connection with preparing, printing and mailing monthly reports, annual reports and all other documents required to be delivered to Limited Partners under any applicable federal or state laws or pursuant to the terms of each Limited Partnership Agreement, and all legal, accounting, auditing, filing, registration and extraordinary expenses not directly attributable to one Partnership. Demeter calculates Common Administrative Expenses for each month and such amount is divided among the Partnerships based solely on the ratio which the number of each Partnership's Units outstanding during such month bears to the total number of all Units of all of the Partnerships outstanding during such month.

      LIABILITY AND INDEMNITY. Demeter and its stockholder, directors, officers and employees and its or their respective successors and assigns will not be liable to any Partnership, its general partners and limited partners, or any of its or their respective successors and assigns in the performance of its obligations under the Exchange Agreement, except by reason of acts of, or omissions due to, bad faith, misconduct or negligence or for not having acted in good faith in the reasonable belief that such acts or omissions were in, or not opposed to, the best interests of such Partnership.

      Each Partnership has agreed to indemnify Demeter and its stockholder, directors, officers and employees and its or their respective successors and assigns from and against any loss, liability, damage, cost or expense (including legal fees and expenses incurred in defense of any demands, claims or lawsuits) actually and reasonably incurred arising from the performance of the services required of Demeter by the Exchange Agreement, including, without limitation, any demands, claims or lawsuits initiated by a Limited Partner, provided that a court of competent jurisdiction upon entry of a final judgment shall find (or, if no final judgment is entered, an opinion is rendered to Demeter by independent counsel, other than counsel to the Partnership or Demeter) to the effect that the conduct that was the basis for such liability was not the result of bad faith, misconduct or negligence or that the conduct was done in the good faith belief that it was in, or not opposed to, the best interests of such Partnership. Each Partnership has waived any fiduciary obligations owed to it by Demeter to the extent permitted by law and to the extent necessary to permit Demeter to perform its obligations under the Exchange Agreement.

      TERM. The Exchange Agreement will remain in force until all the parties thereto consent in writing to its termination or, due to the dissolution or termination of the Partnerships, less than two Partnerships are parties to the Agreement, whichever occurs earlier.

                      THE LIMITED PARTNERSHIP AGREEMENTS

      This Prospectus contains an explanation of the more significant terms and provisions of the Limited Partnership Agreement of each Partnership, a copy of which is annexed hereto as Exhibit A and is incorporated herein by this reference. Each Limited Partnership Agreement is identical insofar as the terms and provisions thereof discussed hereunder are concerned, except to the extent noted otherwise. The following description is a summary only, is not intended to be complete and is qualified in its entirety by such reference.

NATURE OF THE PARTNERSHIPS

      Cornerstone II and III were each formed on December 7, 1983 and Cornerstone IV was formed on December 11, 1986 under the Partnership Act. The fiscal years of the Partnerships begin on January 1 of each year and end on the following December 31. This change was made effective as of the period beginning October 1, 1987.

      Units acquired pursuant to an Exchange will be fully paid and nonassessable. Each Partnership may have a claim against its Limited Partners after redemption or Exchange of Units or receipt of distributions from such Partnership for liabilities of the Partnership that arose before the date of such redemption, Exchange or distribution, but such claim will not exceed the sum of such Limited Partner's unredeemed capital contribution, undistributed profits, if any, and any redemptions, amounts deemed received on an Exchange or distributions, together with interest thereon. No Partnership will make a claim against its Limited Partners with respect to amounts distributed to them or amounts received by them upon redemption of Units or deemed received upon an Exchange of Units unless the assets of the Partnership are insufficient to discharge liabilities of the Partnership that arose before the payment of such amounts. The General Partner will be liable for all obligations of each Partnership to the extent that assets of such Partnership, including amounts contributed by its Limited Partners and paid out in distributions, redemptions, Exchanges, or otherwise to Limited Partners, are insufficient to discharge such obligations.

      Each Limited Partnership Agreement provides that the death of a Limited Partner will not terminate or dissolve the Partnership and that the legal representative of such Limited Partner has no right to withdraw or value his interest, except by redemption of Units. Each Limited Partner, in the event of his death, waives on behalf of himself and his estate the furnishing of any inventory, audit, accounting or appraisal of any of the Partnership's assets or any right to an audit or examination of the books of the Partnership of which he was a Limited Partner.

MANAGEMENT OF PARTNERSHIP AFFAIRS

     The Limited Partners of each Partnership do not participate in the management or operations of such Partnership. Any participation by a Limited Partner in the management of a Partnership may jeopardize the limited liability of such Limited Partner. Under each Limited Partnership Agreement, responsibility for managing the Partnership is vested solely in Demeter as general partner. See "Fiduciary Responsibility." The General Partner may delegate complete trading authority to Trading Managers and has done so (except for the ability of the General Partner to override trading instructions that violate a Partnership's trading policies and to the extent necessary to fund distributions, redemptions, Exchanges, or reapportionments among Trading Managers or to pay Partnership expenses) in each Management Agreement with a Trading Manager. However, the General Partner may make trading decisions at any time at which any such Trading Manager becomes incapacitated or some other emergency arises as a result of which such Trading Manager is unable or unwilling to act and the General Partner has not yet retained a successor Trading Manager. See "The Trading Managers" and "The Management Agreements."

      On behalf of each Partnership, the General Partner may engage and compensate from the funds of that Partnership such persons as the General Partner deems advisable, provided that, except as described in this Prospectus, the General Partner will not engage on behalf of a Partnership any person affiliated with the General Partner without the approval of Limited Partners owning more than 50% of the then outstanding Units of such Partnership and after making a good faith determination that: (i) the affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the affiliate or the individuals employed thereby); and (ii) the terms and conditions of the agreement pursuant to which such affiliate is to perform services for the Partnership are no less favorable to the Partnership than could be obtained from equally-qualified third parties, or are otherwise determined by the General Partner to be fair and reasonable to the Partnership and the Limited Partners.

      Other responsibilities of the General Partner include, but are not limited to, the following: determining whether each Partnership will make distributions; administering redemptions or Exchanges of Units; preparing monthly and annual reports to the Limited Partners of each Partnership; directing the investment of a Partnership's assets (other than investments in commodity futures contracts and other commodity interests); executing various documents on behalf of a Partnership and its Limited Partners pursuant to a power of attorney; and supervising the liquidation of a Partnership if an event causing termination of that Partnership occurs.

SHARING OF PROFITS AND LOSSES

      PARTNERSHIP ACCOUNTING. Each Partner, including the General Partner, of each Partnership will have a capital account with an initial balance equal to the amount he paid for his Units of such Partnership, less any selling commission, or, in the case of the General Partner, its capital contribution. Each Partnership's Net Assets will be determined monthly, and any increase or decrease from the end of the preceding month will be added to or subtracted from the accounts of the Partners in the ratio that each account bears to all accounts.

      FEDERAL TAX ALLOCATIONS. At the end of each fiscal year, each Partnership's realized income and expense and capital gain or loss will be allocated among its Partners, and each Partner will be required to include in his personal federal income tax return his share of such items. Also, on the date a Partner completely redeems all of his Units in a Partnership, the Partnership's realized income and expense and capital gain or loss will be allocated to such Partner, and such Partner will be required to include in his personal federal income tax return his share of such items. Allocations of capital gain or loss will be pro rata with respect to short-term capital gain or loss and long-term capital gain or loss.

      Each Partnership's items of ordinary income (such as interest or credits in lieu of interest) and expense (such as monthly management fees, annual incentive fees, extraordinary expenses and the Partnerships proportionate share of Common Administrative Expenses as determined pursuant to the Exchange Agreement) will be allocated pro rata among its Partners based on their respective capital accounts (exclusive of these items of ordinary income or expense) as of the end of each month in which the items of ordinary income or expense accrued.

      For the purpose of allocating net realized capital gain or net realized capital loss, an "allocation account" is established with respect to each Unit of each Partnership, the initial balance of which is the amount paid for the Unit, less any selling commission. At the end of each fiscal year and when a Partner completely redeems his Units in a Partnership, each outstanding Unit's allocation account will be increased by the amount of the Partnership's income allocated to the Partner holding the Unit and decreased by the amount of the Partnership's loss and expense allocated and by the amount of distributions to the Partner holding the Unit. When a Unit is redeemed or Exchanged, the allocation account with respect to the Unit is eliminated.

      Net realized capital gain will be allocated first to each Partner who has partially redeemed his Units in a Partnership or Exchanged less than all his Units in a Partnership during the year to the extent that the amount he receives on redemption, or is deemed to receive on an Exchange, exceeds the allocation account with respect to the Unit redeemed or Exchanged. Net realized capital gain remaining after the allocation to the Partners who have redeemed or Exchanged Units will be allocated among the Partners whose capital accounts are in excess of their Units' allocation accounts in the ratio that each Partner's excess bears to all Partners' excesses to the extent of such excesses. Any remaining net realized capital gain will be allocated among all Partners in proportion to their capital accounts.

      Net realized capital loss will be allocated first to each Partner who has partially redeemed his Units in a Partnership or Exchanged less than all his Units in a Partnership during the year to the extent that the allocation account with respect to the Unit redeemed or Exchanged exceeds the amount he receives on redemption or is deemed to receive on an Exchange. Net realized capital loss remaining after the allocation to Partners who have redeemed or Exchanged Units will be allocated among the Partners who hold Units with allocation accounts which are in excess of the Partners' capital accounts in the ratio that each such Partners' excess bears to all such Partners' excesses to the extent of such excesses. Any remaining net realized capital loss will be allocated among all Partners in proportion to their capital accounts.

      If a Unit has been assigned as permitted by the Limited Partnership Agreement of each Partnership, the above-described tax allocations will be made with respect to such Unit without regard to the assignment, except that in the year of assignment the tax allocations will be divided among the assignor and assignee based on the months each held the assigned Unit.

      Upon liquidation and termination of each Partnership, the assets of such Partnership will be distributed to each Partner thereof in the ratio that his capital account bears to the accounts of all Partners of that Partnership.

ADDITIONAL PARTNERS

      Units of each Partnership may be issued pursuant to an Exchange at Monthly Closings. Each Limited Partnership Agreement provides that, at any time, the General Partner may admit additional Limited Partners to each Partnership, with each such newly-admitted Limited Partner paying in cash (pursuant to an Exchange) not less than the Net Asset Value of the Unit purchased. The General Partner also may admit substituted Limited Partners as set forth in each Limited Partnership Agreement.

      Each Limited Partnership Agreement provides that the General Partner may register additional Units for the Exchange. In such connection, the General Partner is authorized to take such action and make such arrangements as it deems appropriate, including the preparation and filing of registration statements and amendments thereto with the SEC and other appropriate regulatory bodies.

RESTRICTIONS ON TRANSFERS OR ASSIGNMENTS

      Except as set forth below, each Limited Partnership Agreement provides that Units may be transferred or assigned, but that no transferee or assignee may become a substituted Limited Partner without the consent of the General Partner, which consent the General Partner may withhold in its sole discretion, nor may a Limited Partner, an assignee, transferee, or the estate of any beneficiary of a deceased Limited Partner withdraw any capital or profits from the Partnerships except by redemption of Units. See "Redemptions." The General Partner, upon 30 days' notice to the Limited Partners, may withdraw any portion of its interest in each Partnership that is in excess of the interest required under the Limited Partnership Agreement (3% of the first $10,000,000 in aggregate capital contributions to each Partnership or $100,000, whichever is less, plus 1% of aggregate capital contributions in excess of $10,000,000; but in no event less than $50,000) or may assign or transfer any Units owned by it in excess of such required interest, subject to the same restrictions on transfers and redemptions as are applicable to Limited Partners.

      Any transfer or assignment of Units permitted by the Limited Partnership Agreements will be effective as of the end of the month in which such transfer or assignment is made; provided, however, that no Partnership need recognize any transfer or assignment until the General Partner has received at least 30 days' prior written notice of such transfer or assignment from the transferor or assignor, which notice sets forth the address and social security or taxpayer identification number of the transferee or assignee and the number of Units transferred or assigned, and is signed by the transferor or assignor. No transfer or assignment will be permitted unless the General Partner is satisfied that (i) such transfer or assignment would not be in violation of the Partnership Act and (ii) notwithstanding such transfer or assignment, the Partnership will continue to be classified as a partnership rather than as an association taxable as a corporation under the Code. No transfer or assignment of Units will be effective or recognized by any of the Partnerships if such transfer or assignment would result in the termination of that Partnership for federal income tax purposes, and any attempted transfer or assignment in violation of the Limited Partnership Agreement will be ineffective to transfer or assign any such Units. The transfer or assignment of Units will be subject to all applicable securities laws. The transferor or assignor will bear all costs (including any attorneys' fees) related to such transfer or assignment. Certificates representing Units may bear appropriate legends to the foregoing effects (although no such physical certificates have been issued or are contemplated).

TERM OF THE PARTNERSHIPS

      The affairs of a given Partnership will be wound up and that Partnership liquidated as soon as practicable upon the first to occur of the following:
(i) September 30, 2025; (ii) receipt by the General Partner of an election to dissolve such Partnership at a specified time by Limited Partners owning more than 50% of the Units then outstanding, notice of which is sent by registered mail to the General Partner not less than 90 days prior to the effective date of such dissolution; (iii) withdrawal, insolvency or dissolution of the General Partner (unless a new general partner has been elected); (iv) a decline in the Net Asset Value of a Unit to less than $250; (v) a decline in such Partnership's aggregate Net Assets to or below $250,000; (vi) a determination by the General Partner that such Partnership's aggregate Net Assets in relation to the operating expenses of such Partnership make it unreasonable or imprudent to continue the business of such Partnership; or
(vii) the occurrence of any event that makes it unlawful for the existence of the Partnership to be continued. Cornerstone IV will also terminate upon the enactment of any law or adoption of any rule, regulation or policy by any regulatory authority having jurisdiction which makes it unlawful, unreasonable or imprudent for the principal business of the Partnership to be continued. In certain market conditions, the Net Asset Value of a Unit could fall to less than $250 or such Partnership's aggregate Net Assets could fall to or below $250,000, thereby terminating the Partnership, and could decline to zero without the Partnership being able to liquidate its positions in the market. In such event, the Limited Partners could receive less than $250 per Unit or even nothing upon dissolution and liquidation of the Partnership.

AMENDMENTS; MEETINGS

      Each Limited Partnership Agreement may be amended by an instrument signed by the General Partner and by Limited Partners owning more than 50% of the Units then owned by Limited Partners of that Partnership.
                                     89

However, if such an amendment is an amendment which revises Section 8(c) of the Limited Partnership Agreement to comply with final regulations promulgated by the Internal Revenue Service under Section 704(b) of the Code, such amendment will be effective when signed by the General Partner. Further, no amendment of the Limited Partnership Agreement of a Partnership without the consent of all Partners affected thereby may reduce the capital account of any Partner, modify the percentage of profits, losses, or distributions to which any Partner is entitled or change or alter the provisions of such Agreement relating to amendments requiring the consent of all Partners.

      Any Limited Partner, upon written request addressed to the General Partner, may obtain, at such Limited Partner's expense, from the General
Partner a list of the names and addresses of record of all Limited Partners of the Partnership(s) in which he owns Units and the number of Units owned by each. Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners of a Partnership, that a meeting of such Partnership be called to consider any matter upon which Limited Partners may vote pursuant to its Limited Partnership Agreement, the General Partner, by written notice to each Limited Partner of record mailed within 15 days after such notice, must call a meeting of that Partnership.
Such meeting must be held at least 30 but not more than 50 days after the mailing of such notice, and such notice must specify the date, a reasonable time and place and the purpose of such meeting.

      At any such meeting, upon the affirmative vote of Limited Partners owning more than 50% of the Units then owned by Limited Partners of a Partnership, the following actions may be taken: (i) the Limited Partnership Agreement may, with certain exceptions described above, be amended; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner elects to withdraw from the Partnership, becomes insolvent or is dissolved;
(v) any contracts with the General Partner or any of its affiliates may be terminated without penalty on 60 days notice; and (vi) the sale of all assets of the Partnership may be approved, provided, however, no such action may be taken unless an opinion of counsel is furnished to the General Partner that the action to be taken will not adversely affect the classification of the Partnership as a partnership under United States federal income tax laws or the status of the Limited Partners as limited partners under the Partnership Act, and that the action is permitted under such Partnership Act (or in lieu thereof, a court of competent jurisdiction has rendered a final order to such effect).

REPORTS TO LIMITED PARTNERS

      The books and records of each Partnership will be maintained at its principal office. To the extent required by CFTC regulations, the Limited Partners will have the right at all times during normal business hours to have access to and copy such books and records of each Partnership of which they are Limited Partners, in person or by their authorized attorney or agent, and, upon request, copies of such books and records will be sent to any Limited Partner if reasonable reproduction and distribution costs are paid by him. Each month the General Partner will report, or cause to be reported, to the Limited Partners such financial and other information with respect to each Partnership as the CFTC, from time to time, may by regulation require in such monthly reports to participants in commodity pools such as the Partnerships. In addition, if any of the following events occurs as to any of the Partnerships, notice of such event will be mailed to each Limited Partner of that Partnership within seven business days of the occurrence of the event: a decrease in the Net Asset Value of a Unit to 50% or less of the Net Asset Value for the most recent fiscal year-end most recently reported; any change in the Trading Managers; any change in commodity brokers; any change in the general partner; any change in the Partnership's fiscal year; or any material change in the Partnership's trading policies. Additionally, there will be distributed to the Limited Partners of each Partnership not more than 90 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and statement of financial condition) of that Partnership for the fiscal year then ended, and such other information as the CFTC may require. Not more than 90 days after the close of each fiscal year, the General Partner will report to each Limited Partner tax information necessary for the preparation of the Limited Partner's annual federal income tax returns. The Net Asset Value of each Partnership's Units is determined daily by the General Partner and the most recent Net Asset Value calculations will be promptly supplied in writing to any Limited Partner after receipt of a request in writing to such effect.

                 PLAN OF DISTRIBUTION AND EXCHANGE PROCEDURE

      If the conditions described below are satisfied, a Limited Partner can redeem his Units as of the last day of a calendar month (an "Exchange Date") and, with the net proceeds of such redemption, purchase Units of one or more Partnerships at 100% of the Net Asset Value thereof (an "Exchange"). Each Unit purchased with the net proceeds of a redemption will be issued and sold at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the first day of the month next following the Exchange Date. No selling commissions or other charges will be paid on Units issued on an Exchange.

      Each Exchange of Units is subject to satisfaction of certain additional conditions immediately prior to an Exchange Date. Each redeeming Partnership must have assets sufficient to discharge its liabilities and redeem Units. See "Redemptions." The General Partner must have received a Request for Exchange in proper form. A "Request for Exchange" is a letter in the form specified by the General Partner, sent by a Limited Partner (or any assignee thereof) to a DWR branch office and received by the General Partner at least 15 days prior to the applicable Exchange Date. Such Request must acknowledge that the Limited Partner remains eligible to purchase Units on such date. A form of Request for Exchange is annexed to the Limited Partnership Agreement, which is annexed hereto as Exhibit A. Additional forms of Request for Exchange may be obtained by written request to the General Partner or from a local DWR branch office. To the extent deemed necessary by the Partnership's counsel, each Partnership issuing Units to Limited Partners in an Exchange must have a sufficient number of Units registered and qualified for sale under federal and applicable state securities laws pursuant to a current Prospectus. The General Partner will endeavor to have Units registered and qualified for sale to Limited Partners immediately prior to each Exchange Date, but there can be no assurance that any or a sufficient number of Units will be available for sale on an Exchange Date. If Units are not registered or qualified for sale under either federal or applicable state securities laws or pursuant to a current Prospectus, the General Partner will not be able to effect the Exchange for the Limited Partner. Furthermore, certain states may impose significant burdens on, or alter the requirements for, qualifying Units for sale and, in such cases, the General Partner may not continue qualifying Units for sale in such state or states, and a resident thereof would not be eligible to Exchange his Units. At some time in the future, certain states may impose more restrictive suitability and/or investment requirements than those set forth in the form of Request for Exchange. Any such restrictions may limit the ability of a resident of such state to Exchange his Units. See "The Exchange Agreement." In the event that not all Requests for Exchange can be processed because an insufficient number of Units are available for sale on an Exchange Date, the General Partner will allocate Units in any manner which it deems reasonable under the circumstances and may allocate a substantial portion of such Units to new subscribers for Units.

      Since an Exchange is equivalent to a redemption and immediate reinvestment of the proceeds of such redemption, a Limited Partner should carefully review the portions of this Prospectus describing redemptions and certain tax consequences thereof. See "Redemptions" and "Federal Income Tax Aspects." In particular, any tax-exempt Limited Partners, including IRAs, considering an Exchange should carefully review the section of the Prospectus entitled "Purchases By Employee Benefit Plans-ERISA Considerations."

                        PURCHASES BY EMPLOYEE BENEFIT
                          PLANS-ERISA CONSIDERATIONS

      The purchase of Units might or might not be a suitable investment for an employee benefit plan. Before proceeding with a purchase of Units, the person with investment discretion on behalf of an employee benefit plan should determine whether the purchase of Units is (a) permitted under the governing instruments of the plan and (b) appropriate for that particular plan in view of its overall investment policy and the composition and diversification of its portfolio, as well as the considerations discussed below.

      As used herein, the term "employee benefit plans" refers to plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual's earnings or compensation, as well as investment income earned thereon, free from federal income tax until such time as funds are distributed from the plan. Such plans include corporate pension and profit-sharing plans (such as so-called 401(k) plans), "simplified employee pension plans," so-called "Keogh" plans for self-employed individuals, including partners, and for purposes of this discussion, individual retirement accounts ("IRAs"), described in Section 408 of the Internal Revenue Code of 1986, as amended (the "Code").

      If the assets of an investing employee benefit plan were to be treated, for purposes of the reporting and disclosure provisions and certain other of the fiduciary responsibility provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code, as including an undivided interest in each of the underlying assets of a Partnership, an investment in Units would in general be an inappropriate investment for the plan. A U.S. Department of Labor regulation (the "Regulation") defines "plan assets" in situations where employee benefit plans purchase equity securities in investment entities such as a Partnership. The Regulation provides that the assets of an entity will not be deemed to be "plan assets" of an employee benefit plan which purchases an equity security of such an entity if the equity security is a "publicly-offered security," meaning it is (1) freely transferable, (2) held by more than 100 investors independent of the issuer and of each other, and (3) either (i) registered under Section 12(b) or Section 12(g) of the Securities Act of 1934, as amended (the "1934 Act") or (ii) sold to the plan as part of a public offering of such securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"). The Units do meet the criteria of the Regulation.


      It is expected that the Units will continue to meet the criteria of the
Regulation: as of June 30, 1996, Units of Cornerstone II, III and IV were each held by more than 100 persons; there are no restrictions imposed by any Partnership on the transfer of Units beyond those designed to ensure classification of such Partnership as a partnership under the Code (see "The Limited Partnership Agreements-Restrictions on Transfers or Assignments"); and the registration requirements of the Regulation have been met with respect to the Partnerships.


      The General Partner believes, based upon the advice of its legal counsel, that income earned by the Partnerships will not constitute "unrelated business taxable income" under Section 512 of the Code to employee benefit plans and other tax-exempt entities which purchase Units in one or more of the Partnerships. Although the Internal Revenue Service has issued favorable private letter rulings to taxpayers in somewhat similar circumstances, other taxpayers may not use or cite such rulings as precedent. The person with investment discretion on behalf of an employee benefit plan who is considering the Exchange of Units, should consult his or her professional tax adviser regarding the application of the foregoing matters to their Exchange of Units.

      Units may not be purchased with the assets of an employee benefit plan if the General Partner, DWR, any Additional Seller, any Trading Manager or any of their respective affiliates either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give, or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to such plan.

      ACCEPTANCE OF EXCHANGES ON BEHALF OF IRAs OR OTHER EMPLOYEE BENEFIT PLANS IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER, DWR OR ANY ADDITIONAL SELLER THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                  MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
INTRODUCTION

      The General Partner has been advised by counsel, Cadwalader, Wickersham & Taft, that the following summary correctly describes (subject to the uncertainties referred to below) the material federal income tax consequences to United States taxpayers of acquiring, owning and disposing of Units. The opinions appearing in this section are the opinions of Cadwalader, Wickersham
& Taft, except as otherwise specifically noted herein. The following summary is based upon the Internal Revenue Code of 1986 as amended (the "Code"), rulings thereon, regulations promulgated thereunder and existing interpretations thereof, any of which could be changed at any time and which changes could be retroactive. The federal income tax summary and the state and local income tax summary which follow in general relate only to the tax implications of an investment in the Partnerships by individuals who are citizens or residents of the United States. Except as indicated below or under "Purchases by Employee Benefit Plans-ERISA Considerations," the summaries do not address the tax implications of an investment in the Partnerships by corporations, partnerships, trusts and other non-individuals. Moreover, the summaries are not intended as a substitute for careful tax planning, particularly since certain of the tax consequences of owning an interest in the Partnerships may not be the same for all taxpayers, such as non-individuals or foreign persons, or in light of an investors' personal investment circumstances. A complete discussion of all federal, state and local tax aspects of an investment in each Partnership is beyond the scope of the following summary, and prospective investors must consult their own tax advisors on such matters.

PARTNERSHIP STATUS

      The General Partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that in its opinion under current federal income tax law, each Partnership will be classified as a partnership and not as an association taxable as a corporation. No ruling has been requested from the Internal Revenue Service with respect to classification of each Partnership, and the General Partner does not intend to request such a ruling.

      The opinion of counsel described above is based upon the facts set forth herein, including that (i) the General Partner will maintain a net worth (exclusive of its interest in the Partnerships and any other limited partnership) equal to the sum of at least 10% of the total contributions to the Partnerships and any other limited partnership for which it acts as general partner (or, if the total contributions to the Partnerships or to any other limited partnership are less than $2,500,000, of at least 15% of total contributions to the Partnership's and to any other limited partnership or $250,000, whichever is lesser); (ii) the General Partner's interest in each item of the Partnership's income, gain, loss, deduction, or credit will be equal to at least 1% of each such item; (iii) the Limited Partners will not own, directly or indirectly, individually or in the aggregate, more than 20% of the stock of the General Partner or of any affiliate of the General Partner; and (iv) a principal activity of each Partnership consists of buying and selling commodities not held as inventory, or futures, options and forward contracts with respect to such commodities, and at least 90% of each Partnership's income consists of gains from such trading and interest income.

      Certain "publicly traded partnerships" are taxed as corporations. While this treatment does not affect the Partnerships, new legislation governing the taxation of limited partnerships may be enacted at any time, and may apply to the Partnerships retroactively. If a partnership were classified as an association taxable as a corporation, income or loss of such partnership would not be passed through to its partners, and such partnership would be subject to tax on its income without deduction for any distributions to its partners, at the rates applicable to corporations. In addition, all or a portion of any distributions by such partnership to its partners could be taxable to the partners as dividends or capital gains.

PARTNERSHIP TAXATION

      Partners, Rather than Partnership, Subject to Federal Income Tax. Each Partnership, as an entity, will not be subject to federal income tax. Except as provided below with respect to certain nonresident aliens, each Limited Partner in computing his federal income tax liability for a taxable year will be required to take into account his distributive share of all items of Partnership income, gain, loss, deduction, and credit for the taxable year of the Partnership ending within or with the taxable year of such Partner, regardless of whether such Partner has received any distributions from the Partnership. The characterization of an item of profit or loss will usually be determined at the Partnership level.

      ORGANIZATION AND SYNDICATION EXPENSES. None of the Partnerships nor any Partner thereof will be entitled to any deduction for syndication expenses (i.e., those amounts paid or incurred in connection with issuing and marketing Units). Most of the expenses paid by DWR for Cornerstone II, III and IV as initial offering expenses were syndication expenses for federal income tax purposes.

      Cornerstone II, III and IV have reimbursed DWR for the full amount of the costs incurred by DWR in connection with the commencement of those Partnerships' operations ("Organization Costs"). Organization Costs were not deductible in the year incurred, but were amortized by each Partnership over a 60-month period beginning with the month in which the Partnership commenced operations.

      ALLOCATION OF PARTNERSHIP PROFITS AND LOSSES. For federal income tax purposes, a Limited Partner's distributive share of items of Partnership income, gain, loss, deduction, and credit will be determined by each Limited Partnership Agreement, annexed hereto as Exhibit A, unless an allocation under such Agreement does not have "substantial economic effect" or is not in accordance with the Partners' interests in the Partnership. The allocations provided by each Limited Partnership Agreement are described under "The Limited Partnership Agreement-Sharing of Profits and Losses." In general, each Limited Partnership Agreement allo-cates items of ordinary income and expense pro rata among the Partners based upon their respective capital accounts as of the end of the month in which such items are accrued. Net realized capital gains and losses are generally allocated among all Partners based upon their respective capital accounts. However, net realized capital gain and loss is allocated first to Partners who have redeemed Units in the Partnership during a taxable year to the extent of the difference between the amount received on the redemption and the allocation account as of the date of redemption attributable to the redeemed Units. Net realized capital gains for each year are allocated next among all Partners whose capital accounts are in excess of their Units' allocation accounts to the extent of such excess in the ratio that each such Partner's excess bears to all such Partners' excesses. Net realized capital loss for each year is allocated next among all Partners whose Units' allocation accounts are in excess of their capital accounts to the extent of such excess in the ratio that each such Partner's excess bears to all such Partners' excesses.

      These allocation provisions are designed to reconcile tax allocations to economic allocations. However, no assurance can be given that the Internal Revenue Service will not challenge such allocations particularly in light of recently-issued final regulations.

      If the allocation provided by each Limited Partnership Agreement is not recognized by the Internal Revenue Service for federal income tax purposes, the amount of income or loss allocated to Partners for federal income tax purposes under such Limited Partnership Agreement may be increased or reduced or the character of such income or loss may be modified.

CASH DISTRIBUTIONS AND REDEMPTIONS

      Distributions by a Partnership and amounts received upon the partial or complete redemption of a Limited Partner's Units normally will not be taxable to the Limited Partners. However, if cash distributions by a Partnership or amounts received upon redemption by a Limited Partner exceed such Partner's adjusted tax basis in his Units, the excess will be taxable to him as though it were a gain from a sale of the Units. A loss will be recognized upon a redemption of Units only if, following the redemption of all of a Limited Partner's Units, such Partner has any tax basis in his Units remaining. In such case, the Limited Partner will recognize loss to the extent of such remaining basis. See "Redemptions." Generally, if a Limited Partner is not a "dealer" with respect to his interest in the Partnership and he has held his interest in the Partnership for more than one year, such gain or loss would be long-term capital gain or loss.

GAIN OR LOSS ON TRADING ACTIVITY

      Because each Partnership will purchase commodity contracts for its own account and not for the account of others, because each Partnership will not maintain an inventory of commodity interest contracts, because substantially all of the expected return of any combination of each Partnership's commodity contract positions will not be attributable to the time value of such Partnership's net investment in such positions, and because each Partnership will be considered a "qualified fund" for purposes of its foreign currency commodity contracts positions, for federal income tax purposes substantially all of the profit and loss generated by each Partnership from its trading activities will be capital gain and loss, which in turn may be either short-term, long-term or a combination of both. Gain or loss with respect to a "Section 1256 contract" is generally treated as short-term capital gain or loss to the extent of 40% of such gain or loss, and long-term capital gain or loss to the extent of 60% of such gain or loss. For individual partners, long-term capital gains are taxed at a maximum marginal rate of 28% while short-term capital gains are currently taxed at a maximum marginal rate of 39.6%. For corporate partners, long-term and short-term capital gains are taxed at the same effective rate.

      A "Section 1256 contract" includes a "regulated futures contract," a "foreign currency contract," a "nonequity option," and a "dealer equity option." A "regulated futures contract" is a futures contract which is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade, exchange or other market designated by the Secretary of the Treasury ("a qualified board or exchange"), and which is "marked to-market" to determine the amount of margin which must be deposited or may be withdrawn. A "foreign currency contract" is a contract which requires delivery of, or the settlement of which depends upon the value of, foreign currency which is a currency in which positions are also traded through regulated futures contracts, which are traded in the interbank market, and which are entered into at arm's length at a price determined by reference to the price in the interbank market. (The Secretary of the Treasury is authorized to issue regulations excluding certain currency forward contracts from mark-to-market treatment.) A "nonequity option" means an option which is traded on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock (or group of stocks) or stock index, unless (i) there is in effect a designation by the CFTC of a contract market for a contract based on such group of stocks or stock index or (ii) such option is a cash-settled option on a stock index that the SEC has determined to be "broad based". A "dealer equity option" means, with respect to an options dealer, any listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered. Each Section 1256 contract held at the end of a Partnership's taxable year will be treated as having been sold for its fair market value on the last day of such taxable year, and gain or loss will be taken into account for such year. Cornerstone
II and III each currently expects substantially all of its trading activities will be conducted in Section 1256 contracts. Cornerstone IV expects that a portion of its trading activities will be conducted in Section 1256 contracts; however, Cornerstone IV also expects that a portion of its trading activities will be conducted in contracts that do not presently qualify as Section 1256 contracts ("non-Section 1256 contracts").

      Gain or loss with respect to foreign currency forward and futures contracts that are not traded on U.S. exchanges or on certain foreign exchanges designated as "qualified boards or exchanges" by the Internal Revenue Service ("foreign currency positions"), is treated as capital gain or loss only if held by an electing "qualified fund." In general, a "qualified fund" is an electing partnership that: (1) has at least 20 unrelated partners (no one of which owns more than 20% of the capital or profits of the partnership); (2) has as its principal activity the buying and selling of options, futures, or forwards with respect to commodities; and (3) receives at least 90% of its gross income from interest, dividends, gains from the sale or disposition of capital assets held for the production of interest or dividends, and income and gain from futures, forward, and option contracts with respect to commodities. All such foreign currency positions held by a qualified fund are treated as "Section 1256 contracts" (i.e., marked-to-market at year end) and gain or loss with respect to all such foreign currency positions is treated as 100% long-term gain or loss. Gain or loss with respect to "regulated futures contracts," "foreign currency contracts" and "non-equity options" is treated as 60% long-term gain or loss and 40% short term gain or loss. The General Partner has made a qualified fund election for the Partnerships.

      Subject to certain limitations, a Limited Partner, other than a corporation, estate or trust, may elect to carry back net Section 1256 contract losses to each of the three preceding years. Net Section 1256 contract losses carried back to prior years may only be used to offset net Section 1256 contract gains. Generally, such losses are carried back as 40% short-term capital losses and 60% long-term capital losses.

      During taxable years in which little or no profit is generated from trading activities, a Limited Partner may still have interest income.

      With the exception of Cornerstone IV, a Trading Manager may engage in spread and straddle trading (i.e., holding offsetting positions whereby the risk of loss from holding either or both position(s) is substantially diminished) on behalf of a Partnership only with the prior written consent of the General Partner. Realized losses with respect to any position in a spread or straddle are taken into account for federal income tax purposes only to the extent that the losses exceed unrecognized gain (at the end of the taxable year) from offsetting positions, successor positions, or offsetting positions to the successor positions. Thus, spreads and straddles may not be used to defer gain from one taxable year to the next. For purposes of applying the above rules restricting the deductibility of losses with respect to offsetting positions, if a partner takes into account gain or loss with respect to a position held by the Partnership, the partner will be treated, except to the extent otherwise provided in regulations, as holding positions held by a partnership. Accordingly, positions held by a Partnership may limit the deductibility of realized losses sustained by a Limited Partner with respect to positions held for his own account, and positions held by a Limited Partner for his own account may limit his ability to deduct realized losses sustained by a Partnership. Reporting requirements generally require taxpayers to disclose all unrecognized gains with respect to positions held at the end of the taxable year. The above principle, whereby a Limited Partner may be treated as holding Partnership positions, may also apply to require a Limited Partner to capitalize (rather than deduct) interest and carrying charges allocable to property held by him. A portion of the gain on a "conversion transaction," including certain spread and straddle trading, may be characterized as ordinary income where substantially all of the expected return is attributable to the time value of the net investment in the transaction.

      Pursuant to current Proposed and Temporary Treasury Regulations, the holding period of any position included in a straddle begins anew when the straddle is terminated unless the position was held for more than the long-term capital gain and loss holding period before the straddle was established. Further, the loss on any position included in a straddle will be treated as a long-term capital loss if, at the time the loss position was acquired, the taxpayer held offsetting positions with respect to such loss position that would give rise only to long-term capital loss if such offsetting position were disposed of on the day the loss position was acquired.

      Where the positions of a straddle are comprised of both Section 1256 and non-Section 1256 contracts, a Partnership will be subject to the mixed straddle rules of the Code and the regulations promulgated thereunder. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on which of the following four alternatives a Partnership elects to pursue. A Partnership may elect to treat Section 1256 positions as non-Section 1256 positions, and the mixed straddle would be subject to the rules governing non-Section 1256 straddles. Alternatively, a Partnership may identify the positions of a particular straddle as an "identified mixed straddle" under Section 1092(b)(2) of the Code and, thereby, net the capital gain or loss attributable to the offsetting positions. The net capital gain or loss is treated as 60% long-term and 40% short-term capital gain or loss if attributable to the Section 1256 positions, or all short-term capital gain or loss if attributable to the non-Section 1256 positions. Alternatively, a Partnership may place the positions in an "mixed straddle" account which is marked-to-market daily. Under a special account cap, not more than 50% of net capital gain may be long-term capital gain, and not more than 40% of net capital loss may be short-term capital loss. If a Partnership does not make any of the aforementioned three elections, any net loss attributable to either the Section 1256 or the non-Section 1256 positions will be treated as 60% long-term and 40% short-term capital loss, while any net gain would be treated as 60% long-term and 40% short-term capital gain, or all short-term capital gain, depending upon whether the net gain was attributable to Section 1256 positions or non-Section 1256 positions.

TAXATION OF LIMITED PARTNERS

      Limitations on Deductibility of Partnership Losses. The amount of Partnership loss, including capital loss, which a Limited Partner will be entitled to take into account for federal income tax purposes is limited to the lesser of the tax basis of his Units or in the case of certain Limited Partners, including individuals and closely held C corporations the amounts for which he is "at risk" with respect to such interest as of the end of the Partnership's taxable year in which such loss occurred.

      Generally, a Limited Partner's initial tax basis will be the amount paid for each Unit of a Partnership (100% of the Net Asset Value of a Unit). A Limited Partner's adjusted tax basis will be his initial tax basis reduced by the Limited Partner's share of Partnership distributions, losses and expenses and increased by his share of Partnership income, including gains. The amount for which a Limited Partner is "at risk" with respect to his interest in a Partnership is generally equal to his tax basis for such interest, less: (i) any amounts borrowed in connection with his acquisition of such interest for which he is not personally liable and for which he has pledged no property other than his interest; (ii) any amounts borrowed from persons who have a proprietary interest in such Partnership; and (iii) any amounts borrowed for which the Limited Partner is protected against loss through guarantees or similar arrangements.

      Because of the limitations imposed upon the deductibility of capital losses referred to below, a Limited Partner's share of a Partnership's net capital losses, if any, will not materially reduce his federal income tax on his ordinary income. In addition, certain expenses of a Partnership might be deductible by a Partner only as so-called itemized deductions and, therefore, will not reduce the federal taxable income of a Partner who does not itemize his deductions. Furthermore, an individual who is subject to the alternative minimum tax for a taxable year will not realize any tax benefit from such itemized deductions.

      LIMITATIONS ON DEDUCTIBILITY OF PASSIVE LOSSES. In general, losses from a passive activity ("passive losses") are disallowed to the extent such losses exceed income from all passive activities ("passive income"). A passive activity is defined as a trade or business in which the taxpayer does not materially participate unless otherwise provided in Treasury Regulations.

      Proposed and Temporary Treasury Regulations provide that the trading of personal property, such as commodities, will not be treated as a passive activity. Accordingly, a Limited Partner's distributive share of items of income, gain, deduction, or loss from a Partnership will not be treated as passive income or loss and Partnership gains allocable to Limited Partners will not be available to offset passive losses from sources outside such Partnership. Partnership gains allocable to Limited Partners will, however, be available to offset losses with respect to "portfolio" investments, such as stocks and bonds. Moreover, any Partnership losses allocable to Limited Partners will be available to offset other income, regardless of source. Final Treasury Regulations may modify the Proposed and Temporary Regulations, and such regulations may be retroactive in effect.

      LIMITED DEDUCTION OF CERTAIN EXPENSES. Certain miscellaneous itemized deductions, such as expenses incurred to maintain property held for investment, are deductible only to the extent that they exceed 2% of the adjusted gross income of an individual, trust or estate. The amount of certain itemized deductions allowable to individuals is further reduced by an amount equal to the lesser of (i) 3% of the individuals adjusted gross income in excess of a certain threshold amount (for tax years beginning in 1995, this amount is $114,700 ($57,350 in the case of married individuals filing a separate return)) and (ii) 80% of such itemized deductions. Based upon the activities of the Partnerships, the General Partner has been advised by its legal counsel that in such counsel's opinion expenses incurred by the Partnerships in their commodity trading businesses should not be subject to the 2% "floor" or the 3% phaseout, except to the extent that the Internal Revenue Service promulgates regulations that so provide.

      TAX ON CAPITAL GAINS AND LOSSES. For individuals, trusts and estates, "net capital gains" are currently taxed at a maximum marginal tax rate of 28%, while other income is taxed at a maximum marginal tax rate of 39.6%. Corporate taxpayers are currently subject to a maximum effective tax rate of 35% on all income.

      The excess of capital losses over capital gains is deductible by an individual against ordinary income on a one-for-one basis, subject to an annual limitation of $3,000 ($1,500 in the case of married individuals filing a separate return). Excess capital losses may be carried forward.

      Net losses from Section 1256 contracts are treated as 60% long-term capital loss and 40% short-term capital loss. Such losses may, at the individual taxpayer's election, be carried back to each of the preceding three years and applied against gains from Section 1256 contracts.

      ALTERNATIVE MINIMUM TAX. An alternative minimum tax may be imposed on Limited Partners, depending on their particular circumstances. This tax, with respect to taxpayers other than corporations, will be assessed to the extent that 26% of the first $175,000 ($87,500 for married individuals filing a separate return) of "alternative minimum taxable income" in excess of the exemption amount ($45,000 in the case of married taxpayers filing joint returns or a surviving spouse; $33,750 in the case of an unmarried taxpayer who is not a surviving spouse; or $22,500 in the case of a married individual filing a separate return or an estate or trust) plus 28% of the balance of such excess exceeds the taxpayer's regular federal income tax liability (subject to special modification) for the year. The alternative minimum tax exemption is phased-out for individual taxpayers with alternative minimum taxable income in excess of $112,500 ($150,000 for married taxpayers filing a joint return and surviving spouses; $75,000 for married individuals filing separate returns estates and trusts). "Alternative minimum taxable income" is equal to adjusted gross income computed without deducting normal net operating losses, less specified net operating losses, credits, trust distributions and itemized deductions, and increased by certain tax preferences. Long-term capital gains are taxed at a maximum 28% rate. However, the limitation on the long-term capital gains rate does not give rise to an adjustment or increase in "alternative minimum taxable income." Therefore, transactions in Section 1256 contracts should not directly affect the application of the alternative minimum tax. The extent, if any, to which the alternative minimum tax will be imposed will depend on the overall tax situation of each Limited Partner at the end of each such taxable year.

      LIMITATION ON DEDUCTIBILITY OF INTEREST ON INVESTMENT INDEBTEDNESS. Interest paid or accrued on indebtedness properly allocable to property held for investment is investment interest. Such interest is generally deductible by non-corporate taxpayers only to the extent it does not exceed net investment income. A Limited Partner's distributive share of net Partnership income and any gain from the disposition of Units will be treated as investment income, except that a Limited Partner's net capital gain from the disposition of Units is not investment income unless the Limited Partner waives the benefit of the 28% tax rate on such gain. It is not clear whether a Limited Partner's distributive share of Partnership net capital gain constitutes investment income where such gain is taxed at the maximum 28% rate. Interest expense incurred by a Limited Partner to acquire his Units generally will be investment interest. Any investment interest disallowed as a deduction in a taxable year solely by reason of the limitation above is treated as investment interest paid or accrued in the succeeding taxable year.

      TAXATION OF FOREIGN LIMITED PARTNERS. A Limited Partner who is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (a "Foreign Limited Partner") generally is not subject to taxation by the United States on United States source capital gains from commodity trading for a taxable year, provided that such Foreign Limited Partner does not have certain present or former connections with the United States (e.g., if the Foreign Limited Partner (in the case of an individual) does not spend more than 182 days in the United States during his taxable year (or, in certain circumstances, a prior taxable year) or if the Foreign Limited Partner is not engaged in a trade or business within the United States during the taxable year to which income, gain, or loss from a Partnership is treated as effectively connected. As explained below, an investment in a Partnership should not, by itself, cause a Foreign Limited Partner to be engaged in a trade or business within the United States during the taxable year or in certain limited circumstances, a prior taxable year to which income, gain or loss from a Partnership is treated as effectively connected).

      Pursuant to a "safe harbor" provision of the Code, a Foreign Limited Partner would not be engaged in a trade or business within the United States solely because such Foreign Limited Partner is a partner of a partnership which effects transactions in the United States in commodities for the partnership's own account, as long as the partnership is not a dealer in commodities and as long as the partnership only trades commodities which are of a kind customarily dealt in on an organized commodity exchange in transactions of a kind customarily consummated on such an exchange and that each Partnership's commodities transactions should satisfy the safe harbor, owning an interest in a Partnership should not in such counsel's opinion, by itself, cause a Foreign Limited Partner to be engaged in a trade or business within the United States. In the event that future Partnership transactions are not covered by the safe harbor, there is a risk that all of a Foreign Limited Partner's distributive share of income of a Partnership will be treated as effectively connected with the conduct of a trade or business in the United States and taxed at regular rates (discussed previously) and, in the case of a Foreign Limited Partner which is a foreign corporation, an additional 30% branch profits tax (unless reduced or eliminated by treaty).

      If a Foreign Limited Partner is a dealer in commodities, or is otherwise engaged in a U.S. trade or business and if income, gain or loss from a Partnership is treated as effectively connected with the conduct of such trade or business, such Partnership may be required to withhold tax on income allocable to such Foreign Limited Partners and remit to the Internal Revenue Service an amount equal to 39.6% (35% for corporations) of the amount of such effectively connected taxable income allocable to the Foreign Limited Partner. Any amounts remitted will constitute a refundable credit against the Foreign Limited Partner's United States federal income tax liability, which can be claimed on the Foreign Limited Partner's United States federal income tax return.

      A foreign person generally is subject to a 30% withholding tax (unless reduced or exempted by treaty) on certain types of United States source income that are not effectively connected with the conduct of a United States trade or business, such as certain interest-bearing obligations, the income attributable to which is not exempt from tax. This tax must be withheld by the person having control over the payment of such income. Accordingly, a Partnership may be required to withhold tax on items of such income which are included in the distributive share (whether or not actually distributed) of a Foreign Limited Partner. However, 30% withholding is not required in respect of certain interest bearing obligations, such as "portfolio interest" obligations issued after July 18, 1984 (if procedural requirements are complied with). If a Partnership is required to withhold tax on such income of a Foreign Limited Partner, the General Partner may pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution to or redemption of Units by the Foreign Limited Partner.

      The estate of a deceased Foreign Limited Partner may be liable for U.S. estate tax and may be required to obtain an estate tax release from the Internal Revenue Service in order to transfer the Units of such Foreign Limited
Partner.

FOREIGN PERSONS SHOULD CONSULT THEIR OWN TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE PARTNERSHIPS.

      TAX ELECTIONS. The Code provides for optional adjustments to the basis of Partnership property upon distributions of Partnership property to a Partner (Section 734) and transfers of Units, including transfers by reason of death (Section 743), provided that a Partnership election has been made pursuant to Section 754. As a result of the complexities and added expense of the tax accounting required to implement such an election, the General Partner does not presently intend to make such an election. Therefore, any benefits which might be available to the Partners by reason of such an election will be foreclosed.

      TAX RETURNS AND INFORMATION. The Partnerships will file their information returns using the accrual method of accounting. Within 90 days after the close of each Partnership's taxable year, the Partnership will furnish each Limited Partner (and any assignee of the Unit of any Limited Partner) copies of (i) the Partnership's Schedule K-1 indicating the Limited Partner's distributive share of tax items and (ii) such additional information as is reasonably necessary to permit the Limited Partners to prepare their own federal and state tax returns.

      PARTNERSHIP'S TAX ACCOUNTING. Each Partnership has the calendar year as its taxable year.

      UNRELATED BUSINESS TAXABLE INCOME OF EMPLOYEE BENEFIT PLAN LIMITED PARTNERS AND OTHER TAX-EXEMPT INVESTORS. Income allocated to a Limited Partner which is an employee benefit plan or other tax-exempt enti-ty should not be subject to tax under Section 511 of the Code. Such investors should see "Purchases by Employee Benefit Plans-ERISA Considerations."

TAX AUDITS

      All Partners are required under the Code to report all the Partnership items on their own returns consistently with the treatment by a Partnership, unless they file a statement with the Internal Revenue Service disclosing the inconsistencies. Adjustments in tax liability with respect to Partnership items will be made at the Partnership level. The General Partner will represent each Partnership during any audit and in any dispute with the Internal Revenue Service. Each Limited Partner will be informed by the General Partner of the commencement of an audit of a Partnership. In general, the General Partner may enter into a settlement agreement with the Internal Revenue Service on behalf of, and binding upon, the Limited Partners. However, prior to settlement, a Limited Partner may file a statement with the Internal Revenue Service stating that the General Partner does not have the authority to settle on behalf of such Limited Partner.

      The period for assessing a deficiency against a partner in a partnership, such as any of the Partnerships, with respect to a partnership item is the later of three years after such partnership files its return or, if the name and address of the partner does not appear on such partnership return, one year after the Internal Revenue Service is furnished with the name and address of the partner. In addition, the General Partner may consent on behalf of each Partnership to the extension of the period for assessing a deficiency with respect to a Partnership item. As a result, a Limited Partner's federal income tax return may be subject to examination and adjustment by the Internal
Revenue Service for a Partnership item more than three years after it has been filed.

                           ____________________

      All of the foregoing statements are based upon the existing provisions of the Code and the regulations promulgated thereunder and the existing administrative and judicial interpretations thereof. It is emphasized that no assurance can be given that legislative, administrative or judicial changes will not occur which will modify such statements.

      The foregoing statements are not intended as a substitute for careful tax planning, particularly since certain of the federal income tax consequences of purchasing an interest in the Partnerships may not be the same for all taxpayers. There can be no assurance that the Partnership's tax returns will not be audited by the Internal Revenue Service or that no adjustments to the returns will be made as a result of such audits. If an audit results in adjustment, Limited Partners may be required to file amended returns and their returns may be audited. Accordingly, prospective purchasers of an interest in the Partnership are urged to consult their tax advisers with specific reference to their own tax situation under federal law and the provisions of applicable state, local and foreign laws before subscribing for Units.

                      STATE AND LOCAL INCOME TAX ASPECTS

      In addition to the federal income tax consequences for individuals described under "Federal Income Tax Aspects" above, each Partnership and its Limited Partners may be subject to various state and local taxes. A Limited Partner's distributive share of the realized profits of a Partnership may be required to be included in determining his reportable income for state or local tax purposes. Furthermore, state and local tax laws may not reflect recent changes made to the federal income tax law and hence may be inconsistent with the federal income treatment of gains and losses arising from the Partnerships' transactions in Section 1256 contracts. Accordingly, prospective Limited Partners should consult with their own tax advisers concerning the applicability of state and local taxes to an investment in the Partnerships.

      The General Partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that the Partnerships will not be liable for New York City unincorporated business tax. Limited Partners who are nonresidents of New York State will not be liable for New York State personal income tax on such Partners' income from the Partnerships. Likewise, Limited Partners who are nonresidents of New York City will not be liable for New York City earnings tax on such Partners' income from the Partnerships. New York City residents may be subject to New York City personal income tax on such Partners' income from the Partnerships. No ruling from either the New York State or New York City tax authorities will be requested regarding such matters.

                                LEGAL MATTERS

      Legal matters in connection with the Units being offered hereby, including the discussion of the material federal income tax consequences relating to the acquisition, ownership and disposition of Units, have been passed upon for each Partnership and the General Partner by Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038. Cadwalader, Wickersham & Taft also has acted as counsel for DWR in connection with the offering of Units. Cadwalader, Wickersham & Taft may advise the General Partner with respect to its responsibilities as general partner of, and with respect to matters relating to, the Partnerships.

                                   EXPERTS


      The statements of financial condition of Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III and Dean Witter Cornerstone Fund IV as of December 31, 1995 and 1994, and their related statements of operations, changes in partners' capital, and their cash flows for each of the three years in the period ended December 31, 1995 and the statements of financial condition of Demeter Management Corporation as of December 31, 1995 and 1994 included in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon such reports of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP also acts as independent auditors for DWR.


                            ADDITIONAL INFORMATION

      This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits relating thereto that have been filed with the Securities and Exchange Commission in Washington, D.C. For further information pertaining to each Partnership and the Units offered hereby, reference is hereby made to the Registration Statement, including the exhibits filed as part thereof. The Registration Statement and exhibits are on file at the offices of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549 and may be examined, without charge, at the offices of the SEC and copies may be obtained of all or part thereof from the SEC upon payment of the prescribed fees.

                                   GLOSSARY
CERTAIN TERMS AND DEFINITIONS

      Knowledge of various terms and concepts relating to this offering is necessary for a potential investor to determine whether to invest in the Partnerships.


      "Brokerage Commission"-The fee charged by a broker for executing a trade in a commodity account of a customer. DWR charges each Partnership brokerage commissions at a roundturn rate of 80% of DWR's published rates (an average rate of $75) plus applicable fees. Effective September 1, 1996, commissions (together with transaction fees and costs) with respect to each Trading Manager's allocated Net Assets will be at capped 13/20 of 1% per month of the Net Assets at month-end allocated to such Trading Manager or trading system (in the case of Trading Managers which employ multiple trading systems in trading on behalf of a Partnership, the foregoing cap will be applied on a per trading systems basis).


      "Churning"-Engaging in excessive trading with respect to a commodity account for the purpose of generating brokerage commissions.

      "Commodity Futures Contract"-Standardized contract made on domestic or foreign commodity exchanges which calls for the future delivery of a specified quantity of a commodity at a specified time and place.

      "Commodity Trading Advisor"-Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value or purchase of commodity contracts or options thereon.

      "Common Administrative Expenses"-Costs and expenses incurred in connection with preparing, printing, and mailing monthly reports, annual reports, and all other documents required to be delivered to Limited

Partners in the
Cornerstone Funds under any applicable federal or state law or pursuant to the terms of each Limited Partnership Agreement; and all legal, accounting, auditing, filing, registration and extraordinary expenses not directly attributable to one Partnership.

      "Daily Limits"-Limits imposed by commodity exchanges on the amount of fluctuation in commodity contract prices during a single trading day.

     "Forward Contract"-A contractual right to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price. It is distinguished from a futures contract in that it is not traded on an exchange and it contains terms and conditions specifically negotiated by the parties.

     "Limit Order"-An order to execute a trade at a specified price or better. As contrasted with a stop order, a limit order does not become a market order when the limit price is reached.

     "Margin"-Good faith deposits with a broker to assure fulfillment of a purchase or sale of a commodity futures contract and, under certain circumstances, a commodity option contract.

     "Market Order"-An order to execute a trade at the prevailing price as soon as possible.

     "Net Assets"-A Partnership's "Net Assets" shall mean the total assets of the Partnership, including all cash and cash equivalents (valued at cost), accrued interest, and the market value of all open commodity positions and other assets of the Partnership less (a) the brokerage commissions accrued on a half-turn basis and (b) all other liabilities of the Partnership including incentive fees accrued or payable. The above specified items will be determined in accordance with the principles specified in the applicable
Limited Partnership Agreement and, where no principle is specified, in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. The market value of a commodity futures contract traded on a commodity exchange shall mean the settlement price on the commodity exchange on which the particular commodity futures contract is traded by a Partnership on the day with respect to which Net Assets are being determined, provided, that if a contract could not be liquidated on such day due to the operation of daily limits or other rules of the commodity exchange upon which that contract is traded or otherwise, the settlement price on the first subsequent day on which the contract could be liquidated shall be the market value of such contract for such day. The market value of a commodity forward contract or a commodity futures contract traded on a foreign exchange shall mean its market value as determined by the General Partner on a basis consistently applied.

     "Net Asset Value Per Unit"-The Net Assets allocated to capital accounts represented by Units of Limited Partnership Interest divided by the number of such Units outstanding on the date of calculation.

     "New Appreciation"-Appreciation (as defined below) increased by (i) distributions and redemptions paid or payable on Units and (ii) Exchanges of Units for Units of another Partnership, and decreased by (iii) contributions to the Partnership arising from Units acquired on an Exchange or from the Continuing Offering of Units and (iv) interest income earned for the account of the Partnership, with each item of increase and decrease determined from the date of such highest value of Net Assets or Initial Net Assets, as the case may be, to the last day of the incentive period as of which such incentive fee calculation is made. The "Initial Net Assets" of each Partnership equals the total amount of subscriptions accepted by such Partnership at its Initial Closing less total selling commissions and Initial Offering Expenses paid by such Partnership at such Initial Closing. "Appreciation" under each Management Agreement means (A) the value of the Partnership's Net Assets as of the last day of any fiscal year or incentive period, as applicable (reduced by management fees accrued or payable for the account of such Partnership for such fiscal year or incentive period, but before reduction for the current annual incentive fee, if any, accrued or payable for the account of the Partnership for such fiscal year or incentive period), minus (B) the highest value of Net Assets as of the last day of any preceding fiscal year or incentive period (or the Initial Net Assets, whichever is higher).

      "Option"-An option on a futures contract or a physical commodity gives the buyer of the option the right, as opposed to the obligation, to take a position at a specified price in an underlying futures contract or commodity.

      "Pyramiding"-Using unrealized profits on existing positions in a given commodity due to favorable price movements as margin specifically to buy or sell additional positions in the same or related commodity.

      "Settlement Price"-The closing price for futures contracts in a particular commodity established by the clearinghouse or exchange after the close of each day's trading.

      "Speculative Position Limits"-Limits established by the CFTC and United States commodity exchanges on the maximum net long or short speculative positions which a person or group of persons may hold, own, or control in commodity contracts.

      "Spot Contract"-A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a specific commodity lot, usually with a two-day settlement.

      "Stop Order"-An order given to a broker to execute a trade in a commodity contract when the contract price reaches the specified stop order price. Stop orders become market orders when the stop price is reached.

      "Unrealized Profit or Loss"-The profit or loss which could be realized on an open position if it were closed out at the current settlement price.

BLUE SKY GLOSSARY

      Prospective investors should be aware of the following definitions, reprinted verbatim from the "Guidelines for Registration of Commodity Pool Programs" adopted by the North American Securities Administrators Association, Inc., as revised in September, 1993 (the "Guidelines"), which Guidelines are applied by certain state securities administrators in reviewing public offerings of "commodity pools" (such as the Partnerships). For ease of reference, each of these definitions is followed by the comparable defined term used in the Form of Limited Partnership Agreement and this Prospectus, in brackets, as applicable.

      "Advisor"-Any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Futures Contracts or commodity options. ["Trading Managers"-page A-9]

      "Affiliate"-An Affiliate of a Person means (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity. [No comparable term, but for purposes of indemnification of the General Partner and its affiliates, see pages A-15-A-16]

      "Capital Contributions"-The total investment in a Program by a Participant or by all Participants, as the case may be. ["Unit of General Partnership Interest"-page A-3; "Units"-page A-3]

      "Commodity Broker"-Any Person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his own account. ["DWR"-page A-3]

      "Commodity Contract"-A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point. ["commodity interest contracts"-page A-1]

      "Net Assets"-The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program. ["Net Assets"-page A-7]

      "Net Worth"-The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles. ["net worth," as regards subscribers' investment requirements, is referenced on page A-21; as regards the General Partner's net worth requirement, see Section 5 of the Limited Partnership Agreement]

      "Organizational and Offering Expenses"-All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law, including taxes and fees, accountants' and attorneys' fees. ["Initial Offering Expenses,"
"Continuing Offering Expenses"-pages A-4, A-7-A-8]

      "Participant"-The holder of a Program Interest. ["General Partner" and "Limited Partners"-page A-3]

      "Person"-Any natural Person, partnership, corporation, association or other legal entity. [No comparable term]

      "Program"-The limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts. ["Partnership"-page A-1]

      "Pyramiding"-A method of using all or part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities. [See trading policy 6 on page A-10]

      "Sponsor"-Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates. ["General Partner," "DWR"]

      "Valuation Date"-The date as of which the Net Assets of the Program are determined. [No comparable term, but for purposes of redemption, Net Assets of the Partnership are determined as of the last business day of the month-page A-13]

DEAN WITTER CORNERSTONE FUNDS

INDEPENDENT AUDITORS' REPORT

To the Limited Partners and the General Partner of
Dean Witter Cornerstone Fund II
Dean Witter Cornerstone Fund III
Dean Witter Cornerstone Fund IV:

We have audited the accompanying statements of financial condition of Dean Witter Cornerstone Fund II,

Dean Witter Cornerstone Fund III and Dean Witter Cornerstone Fund IV (collectively, the "Partnerships") as of December 31, 1995 and 1994 and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III and Dean Witter Cornerstone Fund IV as of December 31, 1995 and 1994 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

/s/ Deloitte & Touche LLP

February 21, 1996
New York, New York

                         DEAN WITTER CORNERSTONE FUND II
                        STATEMENTS OF FINANCIAL CONDITION

                                                                                                             December 31,
                                                                      June 30,                   ----------------------------------
                                                                      ----------
                                                                        1996                        1995                    1994
                                                                     ----------                  ----------              ----------
                                                                         $                           $                        $
                                                                    (unaudited)
ASSETS
Equity in Commodity futures trading accounts:
  Cash                                                               27,174,044                  28,057,189              27,570,984
  Net unrealized gain on open contracts                               2,062,461                   3,368,107               4,316,080
                                                                     ----------                  ----------              ----------
    Total Trading Equity                                             29,236,505                  31,425,296              31,887,064
Interest receivable (DWR)                                                99,621                     107,485                 124,668
Receivable from DWR                                                     101,333                      25,525                  50,385
                                                                     ----------                  ----------              ----------
    Total Assets                                                     29,437,459                  31,558,306              32,062,117
                                                                     ==========                  ==========              ==========
LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES
Accrued incentive fees                                                       --                     307,567                      --
Redemptions payable                                                     237,281                     134,889                 386,099
Accrued brokerage commissions (DWR)                                     105,114                      94,453                  81,268
Accrued management fees                                                  96,590                     104,238                 105,860
Common administrative expenses payable                                   47,967                      81,314                 111,168
Accrued transaction fees and costs                                        7,889                       6,957                   5,720
                                                                     ----------                  ----------              ----------
    Total Liabilities                                                   494,841                     729,418                 690,115
                                                                     ----------                  ----------              ----------
PARTNERS' CAPITAL
Limited Partners (10,034.759,
  10,673.698, and 13,802.050 Units, respectively)                    28,328,881                  30,213,505              30,885,515
General Partner (217.400 Units)                                         613,737                     615,383                 486,487
                                                                     ----------                  ----------              ----------
    Total Partners' Capital                                          28,942,618                  30,828,888              31,372,002
                                                                     ----------                  ----------              ----------
    Total Liabilities and Partners' Capital                          29,437,459                  31,558,306              32,062,117
                                                                     ==========                  ==========              ==========

NET ASSET VALUE PER UNIT                                               2,823.08                    2,830.65                2,237.75
                                                                     ==========                  ==========              ==========


                            STATEMENTS OF OPERATIONS
         For the six months ended June 30, 1996 and 1995 (unaudited) and for the Years Ended December 31, 1995, 1994 and 1993

                                                  June 30,                                            December 31,
                                       ---------------------------             -----------------------------------------------------
                                          1996             1995                   1995                   1994                1993
                                       ---------        ----------             ----------              --------            ---------
                                           $                 $                      $                      $                   $
                                      (unaudited)       (unaudited)
REVENUES
Trading Profit (Loss):
  Realized                             2,187,355        12,177,479             11,081,716              (878,688)           2,539,342
  Net change in unrealized            (1,305,646)       (2,585,376)              (947,973)              556,567            2,029,459
                                       ---------         ---------              ---------             ---------            ---------
    Total Trading Results                881,709         9,592,103             10,133,743              (322,121)           4,568,801
Interest income (DWR)                    600,791           797,905              1,471,022             1,153,003              694,085
                                       ---------        ----------             ----------              --------            ---------
    Total Revenues                     1,482,500        10,390,008             11,604,765               830,882            5,262,886
                                       ---------        ----------             ----------              --------            ---------
EXPENSES
Brokerage commissions (DWR)              915,764         1,012,805              1,864,093             2,336,047            1,773,947
Management fees                          593,095           689,946              1,307,872             1,346,905            1,157,221
Transaction fees and costs                77,861            78,951                160,238               194,384              141,974
Common administrative expenses             5,498             8,184                  8,183                49,101               68,511
Incentive fees                                --           533,049                381,720                    --               19,886
                                       ---------        ----------             ----------              --------            ---------
    Total Expenses                     1,592,218         2,322,935              3,722,106             3,926,437            3,161,539
                                       ---------        ----------             ----------              --------            ---------
NET INCOME (LOSS)                       (109,718)        8,067,073              7,882,659            (3,095,555)           2,101,347
                                       =========        ==========             ==========              ========            =========
Net Income (Loss) Allocation:

Limited Partners                        (108,072)        7,936,773              7,753,763            (3,050,650)           2,057,120
General Partner                           (1,646)          130,300                128,896               (44,905)              44,227
Net Income (Loss) per Unit:

Limited Partners                           (7.57)           599.36                 592.90               (219.47)              178.05
General Partner                            (7.57)           599.36                 592.90               (219.47)              178.05


   The accompanying notes are an integral part of these financial statements.

                        DEAN WITTER CORNERSTONE FUND III
                        STATEMENTS OF FINANCIAL CONDITION

                                                                        June 30,                              December 31,
                                                                      -----------                    ----------------------------
                                                                         1996                          1995              1994
                                                                      -----------                    ----------        ----------
                                                                           $                             $                 $
                                                                      (unaudited)
ASSETS
Equity in Commodity futures trading accounts:
  Cash                                                                 39,629,167                    42,294,365        42,884,780
  Net unrealized gain on open contracts                                   202,859                     5,578,294         5,016,857
                                                                      -----------                    ----------        ----------
    Total Trading Equity                                               39,832,026                    47,872,659        47,901,637
Receivable from DWR                                                       160,667                       124,456           213,589
Interest receivable (DWR)                                                 136,274                       159,680           193,048
                                                                      -----------                    ----------        ----------
    Total Assets                                                       40,128,967                    48,156,795        48,308,274
                                                                      ===========                    ==========        ==========
LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES
Redemptions payable                                                       596,153                       639,349           666,178
Common administrative expenses payable                                    165,182                       222,036           266,405
Accrued management fees                                                   132,583                       158,630           158,895
Accrued brokerage commissions (DWR)                                        40,543                       166,128           200,604
Accrued transaction fees and costs                                         15,712                        20,978            13,739
                                                                      -----------                    ----------        ----------
    Total Liabilities                                                     950,173                     1,207,121         1,305,821
                                                                      -----------                    ----------        ----------
PARTNERS' CAPITAL
Limited Partners (16,838.237,
  18,332.818, and 23,505.598 Units, respectively)                      38,309,454                    45,991,101        46,250,611
General Partner (382.103 Units)                                           869,340                       958,573           751,842
                                                                      -----------                    ----------        ----------
    Total Partners' Capital                                            39,178,794                    46,949,674        47,002,453
                                                                      -----------                    ----------        ----------
    Total Liabilities and Partners' Capital                            40,128,967                    48,156,795        48,308,274
                                                                      ===========                    ==========        ==========
NET ASSET VALUE PER UNIT                                                 2,275.15                      2,508.68          1,967.64
                                                                      ===========                    ==========        ==========


                            STATEMENTS OF OPERATIONS
        For the six months ended June 30, 1996 and 1995 (unaudited) and for the Years Ended December 31, 1995, 1994 and 1993

                                                   June 30,                                           December 31,
                                      -----------------------------               --------------------------------------------
                                         1996               1995                     1995               1994            1993
                                      ----------       ------------               ----------         -----------     ---------
                                          $                  $                        $                  $               $
                                      (unaudited)        (unaudited)
REVENUES
Trading Profit (Loss):
  Realized                             2,878,851         11,836,860               14,260,042            913,869        (627,751)
  Net change in unrealized            (5,375,435)        (3,783,673)                 561,437         (1,350,056)      3,815,157
                                      ----------       ------------               ----------         ----------      ----------
    Total Trading Results             (2,496,584)         8,053,187               14,821,479           (436,187)      3,187,406
Interest income (DWR)                    852,476          1,084,659                2,061,461          1,744,148       1,445,561
                                      ----------       ------------               ----------         ----------      ----------
    Total Revenues                    (1,644,108)         9,137,846               16,882,940          1,307,961       4,632,967
                                      ----------       ------------               ----------         ----------      ----------
EXPENSES
Brokerage commissions (DWR)            1,642,356          2,029,632                3,499,743          4,417,718       4,587,865
Management fees                          830,166            933,853                1,828,013          2,014,028       2,375,033
Transaction fees and costs               207,271            283,803                  502,332            434,287         348,493
Common administrative expenses             9,357             21,158                   21,158            122,423         150,937
                                      ----------       ------------               ----------         ----------      ----------
   Total Expenses                      2,689,150          3,268,446                5,851,246          6,988,456       7,462,328
                                      ----------       ------------               ----------         ----------      ----------
NET INCOME (LOSS)                     (4,333,258)         5,869,400               11,031,694         (5,680,495)     (2,829,361)
                                      ==========       ============               ==========         ==========      ==========
Net Income (Loss) Allocation:

Limited Partners                      (4,244,025)         5,768,287               10,824,963         (5,594,569)     (2,784,837)
General Partner                          (89,233)           101,113                  206,731            (85,926)        (44,524)

Net Income (Loss) per Unit:

Limited Partners                         (233.53)            264.62                   541.04            (219.67)        (109.91)
General Partner                          (233.53)            264.62                   541.04            (219.67)        (109.91)



   The accompanying notes are an integral part of these financial statements.

                         DEAN WITTER CORNERSTONE FUND IV
                        STATEMENTS OF FINANCIAL CONDITION

                                                                     June 30,                             December 31,
                                                                   -----------                   -----------------------------
                                                                       1996                         1995              1994
                                                                   -----------                   -----------       -----------


ASSETS                                                                  $                             $                $
Equity in Commodity futures trading accounts:                      (unaudited)
  Cash                                                              97,026,194                   104,927,961       111,508,180
  Net unrealized gain on open contracts                              2,579,256                        70,143           268,291
                                                                   -----------                   -----------       -----------
    Total Trading Equity                                            99,605,450                   104,998,104       111,776,471
Interest receivable (DWR)                                              342,500                       364,747           434,153
                                                                    -----------                  -----------       -----------
    Total Assets                                                    99,947,950                   105,362,851       112,210,624
                                                                   ===========                   ===========       ===========
LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES
Redemptions payable                                                  1,787,267                     1,044,804         1,589,622
Accrued management fees                                                331,245                       349,039           371,606
Common administrative expenses payable                                 157,242                       267,788           357,130
Accrued brokerage commissions (DWR)                                     82,044                        32,580                --
Accrued transaction fees and costs                                       4,102                         1,629                --
                                                                   -----------                   -----------       -----------
    Total Liabilities                                                2,361,900                     1,695,840         2,318,358
                                                                   -----------                   -----------       -----------
PARTNERS' CAPITAL
Limited Partners (32,468.70,
  35,905.625, and 46,994.002 Units, respectively)                   95,702,901                   101,854,654       108,418,306
General Partner (638.889 Units)                                      1,883,149                     1,812,357         1,473,960
                                                                   -----------                   -----------       -----------
    Total Partners' Capital                                         97,586,050                   103,667,011       109,892,266
                                                                   -----------                   -----------       -----------
    Total Liabilities and Partners' Capital                         99,947,950                   105,362,851       112,210,624
                                                                   ===========                   ===========       ===========
NET ASSET VALUE PER UNIT                                              2,947.54                      2,836.73          2,307.07
                                                                   ===========                   ===========       ===========


                            STATEMENTS OF OPERATIONS
         For the six months ended June 30, 1996 and 1995 (unaudited) and for the Years Ended December 31, 1995, 1994 and 1993

                                                         June 30,                                       December 31,
                                               --------------------------              -------------------------------------------
                                                  1996            1995                    1995             1994            1993
                                               ----------      ----------              ----------       -----------     ----------
                                                                                            $                 $              $

REVENUES                                            $               $
Trading Profit (Loss):                         (unaudited)     (unaudited)
  Realized                                      3,377,864      23,221,027              27,041,974       (10,447,878)    (4,335,118)
  Net change in unrealized                      2,509,113         367,966                (198,148)       (1,726,877)       717,487
                                               ----------      ----------              ----------       -----------     ----------
    Total Trading Results                       5,886,977      23,588,993              26,843,826       (12,174,755)    (3,617,631)
Interest income (DWR)                           2,039,400       2,494,527               4,912,698         4,129,344      2,937,637
                                               ----------      ----------              ----------       -----------     ----------
    Total Revenues                              7,926,377      26,083,520              31,756,524        (8,045,411)      (679,994)
                                               ----------      ----------              ----------       -----------     ----------
EXPENSES
Management fees                                 2,030,247       2,348,957               4,575,372         4,952,206      4,945,676
Brokerage commissions (DWR)                     1,888,542       1,761,793               2,776,225         5,336,659      6,634,741
Transaction fees and costs                        109,211         106,358                 168,718           339,083        398,959
Common administrative expenses                     18,143          39,890                  39,890           228,633        223,551
Incentive fees                                         --              --                      --             7,659      1,400,473
                                               ----------      ----------              ----------       -----------     ----------
   Total Expenses                               4,046,143       4,256,998               7,560,205        10,864,240     13,603,400
                                               ----------      ----------              ----------       -----------     ----------
NET INCOME (LOSS)                               3,880,234      21,826,522              24,196,319       (18,909,651)    14,283,394)
                                               ==========      ==========              ==========       ===========     ==========
Net Income (Loss) Allocation:

Limited Partners                                3,809,442      21,521,138              23,857,922       (18,664,384)    14,156,711)
General Partner                                    70,792         305,384                 338,397          (245,267)      (126,683)
Net Income (Loss) per Unit:
Limited Partners                                   110.81          477.99                  529.66           (383.89)       (270.10)
General Partner                                    110.81          477.99                  529.66           (383.89)       (270.10)



   The accompanying notes are an integral part of these financial statements.

                          DEAN WITTER CORNERSTONE FUNDS
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
             For the Six Months ended June 30, 1996 (unaudited) and
              for the Years Ended December 31, 1995, 1994 and 1993

                                                       Units of
                                                      Partnership           Limited                  General
                                                       Interest             Partners                 Partner               Total
                                                       --------             --------                 -------               -----
                                                                               $                        $                    $
                                                                              Dean Witter Cornerstone Fund II
                                                      ------------------------------------------------------------------------------
Partners' Capital, December 31, 1992                  11,661.781           26,013,019                566,146             26,579,165
Continuous Offering                                    2,936.402            7,100,239                     --              7,100,239
Net Income                                                    --            2,057,120                 44,227              2,101,347
Redemptions                                           (1,599.188)          (3,839,378)                    --             (3,839,378)
                                                      ----------          -----------              ---------            -----------
Partners' Capital, December 31, 1993                  12,998.995           31,331,000                610,373             31,941,373
Continuous Offering                                    2,948.327            7,098,104                     --              7,098,104
Net Loss                                                      --           (3,050,650)               (44,905)            (3,095,555)
Redemptions                                           (1,927.872)          (4,492,939)               (78,981)            (4,571,920)
                                                      ----------          -----------              ---------            -----------
Partners' Capital, December 31, 1994                  14,019.450           30,885,515                486,487             31,372,002
Offerings of Units                                        70.020              178,837                     --                178,837
Net Income                                                    --            7,753,763                128,896              7,882,659
Redemptions                                           (3,198.372)          (8,604,610)                    --             (8,604,610)
                                                      ----------          -----------              ---------            -----------
Partners' Capital, December 31, 1995                  10,891.098           30,213,505                615,383             30,828,888
Continuous Offering                                       45.006              124,554                     --                124,554
Net Loss                                                      --             (108,072)                (1,646)              (109,718)
Redemptions                                             (683.945)          (1,901,106)                    --             (1,901,106)
                                                      ----------          -----------              ---------            -----------
Partners' Capital, June 30, 1996                      10,252.159           28,328,881                613,737             28,942,618
                                                      ==========          ===========              =========            ===========


                                                                              Dean Witter Cornerstone Fund III
                                                      ------------------------------------------------------------------------------
Partners' Capital, December 31, 1992                  26,249.121           59,369,475                930,612             60,300,087
Continuous Offering                                    4,324.292            9,819,616                     --              9,819,616
Net Loss                                                      --           (2,784,837)               (44,524)            (2,829,361)
Redemptions                                           (4,899.608)         (11,133,649)                    --            (11,133,649)
                                                      ----------          -----------              ---------            -----------
Partners' Capital, December 31, 1993                  25,673.805           55,270,605                886,088             56,156,693
Continuous Offering                                    2,630.127            5,299,578                     --              5,299,578
Net Loss                                                      --           (5,594,569)               (85,926)            (5,680,495)
Redemptions                                           (4,416.231)          (8,725,003)               (48,320)            (8,773,323)
                                                      ----------          -----------              ---------            -----------
Partners' Capital, December 31, 1994                  23,887.701           46,250,611                751,842             47,002,453
Offerings of Units                                        25.778               49,000                     --                 49,000
Net Income                                                    --           10,824,963                206,731             11,031,694
Redemptions                                           (5,198.558)         (11,133,473)                    --            (11,133,473)
                                                      ----------          -----------              ---------            -----------
Partners' Capital, December 31, 1995                  18,714.921           45,991,101                958,573             46,949,674
Net Loss                                                      --           (4,244,025)               (89,233)            (4,333,258)
Redemptions                                           (1,494.581)          (3,437,622)                    --             (3,437,622)
                                                      ----------          -----------              ---------            -----------
Partners' Capital, June 30, 1996                      17,220.340           38,309,454                869,340             39,178,794
                                                      ==========          ===========              =========            ===========

                                                                              Dean Witter Cornerstone Fund IV
                                                      ------------------------------------------------------------------------------
Partners' Capital, December 31, 1992                  35,130.725          102,678,152              1,345,910            104,024,062
Continuous Offering                                   15,029.077           45,950,637                500,000             46,450,637
Net Loss                                                      --          (14,156,711)              (126,683)           (14,283,394)
Redemptions                                           (3,633.498)         (10,990,675)                    --            (10,990,675)
                                                      ----------          -----------              ---------            -----------
Partners' Capital, December 31, 1993                  46,526.304          123,481,403              1,719,227            125,200,630
Continuous Offering                                    8,032.577           20,753,129                     --             20,753,129
Net Loss                                                      --          (18,664,384)             (245,267)            (18,909,651)
Redemptions                                           (6,925.990)         (17,151,842)                    --            (17,151,842)
                                                      ----------          -----------              ---------            -----------
Partners' Capital, December 31, 1994                  47,632.891          108,418,306              1,473,960            109,892,266
Offerings of Units                                        77.319              212,691                     --                212,691
Net Income                                                    --           23,857,922                338,397             24,196,319
Redemptions                                          (11,165.696)         (30,634,265)                    --            (30,634,265)
                                                      ----------          -----------              ---------            -----------
Partners' Capital, December 31, 1995                  36,544.514          101,854,654              1,812,357            103,667,011
Continuous Offering                                       25.735               73,609                     --                 73,609
Net Loss                                                      --            3,809,442                 70,792              3,880,234
Redemptions                                           (3,462.600)         (10,034,804)                    --            (10,034,804)
                                                      ----------          -----------              ---------            -----------
Partners' Capital, June 30, 1996                      33,107.649           95,702,901              1,883,149             97,586,050
                                                      ==========          ===========              =========            ===========



   The accompanying notes are an integral part of these financial statements.

                          DEAN WITTER CORNERSTONE FUNDS
                            STATEMENTS OF CASH FLOWS

                                                      For the Six Months Ended June 30,        For the Years Ended December 31,
                                                      -------------------------------  --------------------------------------------
                                                           1996            1995            1995            1994            1993
                                                       ------------    ------------    ------------    ------------    ------------
                                                            $               $               $               $                $
                                                       (Unaudited)     (Unaudited)
                                                                               Dean Witter Cornerstone Fund II
                                                       -----------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                          (109,718)      8,067,073       7,882,659      (3,095,555)      2,101,347
Noncash item included in net income (loss):
  Net change in unrealized                                1,305,646       2,585,376         947,973        (556,567)     (2,029,459)
(Increase) decrease in operating assets:
  Interest receivable (DWR)                                   7,864          (4,534)         17,183         (61,279)         (4,984)
  Receivable from DWR                                       (75,808)         (1,646)         24,860         (42,174)         (5,264)
Increase (decrease) in operating liabilities:
  Accrued brokerage commissions (DWR)                        10,661         (25,839)         13,185            (972)            360
  Accrued management fees                                    (7,648)          9,253          (1,622)         (1,443)         16,994
  Common administrative expenses payable                    (33,347)        (20,036)        (29,854)        (14,074)         62,518
  Accrued transaction fees and costs                            932          (1,313)          1,237             (52)           (415)
  Accrued incentive fees                                   (307,567)        486,794         307,567         (15,336)         15,336
                                                       ------------    ------------    ------------    ------------    ------------
Net cash provided by (used for) operating activities        791,015      11,095,128       9,163,188      (3,787,452)        156,433
                                                       ------------    ------------    ------------    ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Offering of units                                         124,554         132,223         178,837       7,098,104       7,100,239
  Increase (decrease) in redemptions payable                102,392         235,003        (251,210)        151,917        (279,349)
  Redemptions of units                                   (1,901,106)     (6,145,322)     (8,604,610)     (4,571,920)     (3,839,378)
                                                       ------------    ------------    ------------    ------------    ------------
Net cash provided by (used for) financing activities     (1,674,160)     (5,778,096)     (8,676,983)      2,678,101       2,981,512
                                                       ------------    ------------    ------------    ------------    ------------
Net increase (decrease) in cash                            (883,145)      5,317,032         486,205      (1,109,351)      3,137,945
Balance at beginning of period                           28,057,189      27,570,984      27,570,984      28,680,335      25,542,390
                                                       ------------    ------------    ------------    ------------    ------------
Balance at end of period                                 27,174,044      32,888,016      28,057,189      27,570,984      28,680,335
                                                       ============    ============    ============    ============    ============

                                                                               Dean Witter Cornerstone Fund III
                                                       -----------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                        (4,333,258)      5,869,400      11,031,694      (5,680,495)     (2,829,361)
Noncash item included in net income (loss):
  Net change in unrealized                                5,375,435       3,783,673        (561,437)      1,350,056      (3,815,157)
(Increase) decrease in operating assets:
 Interest receivable (DWR)                                  23,406          11,255          33,368         (79,962)        21,271
 Receivable from DWR                                       (36,211)         30,781          89,133        (213,589)         32,428

Increase (decrease) in operating liabilities:
  Common administrative expenses payable                    (56,854)        (26,829)        (44,369)         11,260         137,662
  Accrued management fees                                   (26,047)            243            (265)        (30,263)        (14,483)
  Accrued brokerage commissions (DWR)                      (125,585)        (55,244)        (34,476)         77,852         (65,492)
  Accrued transaction fees and costs                         (5,266)         13,287           7,239           4,810          (5,129)
                                                       ------------    ------------    ------------    ------------    ------------
Net cash provided by (used for) operating activities        815,620       9,626,566      10,520,887      (4,560,331)     (6,538,261)
                                                       ------------    ------------    ------------    ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Offering of units                                              --          40,000          49,000       5,299,578       9,819,616
  Increase (decrease) in redemptions payable                (43,196)         86,700         (26,829)         75,572        (201,692)
  Redemptions of units                                   (3,437,622)     (5,923,354)    (11,133,473)     (8,773,323)    (11,133,649)
                                                       ------------    ------------    ------------    ------------    ------------
Net cash used for financing activities                   (3,480,818)     (5,796,654)    (11,111,302)     (3,398,173)     (1,515,725)
                                                       ------------    ------------    ------------    ------------    ------------
Net increase (decrease) in cash                          (2,665,198)      3,829,912        (590,415)     (7,958,504)     (8,053,986)
Balance at beginning of period                           42,294,365      42,884,780      42,884,780      50,843,284      58,897,270
                                                       ------------    ------------    ------------    ------------    ------------
Balance at end of period                                 39,629,167      46,714,692      42,294,365      42,884,780      50,843,284
                                                       ============    ============    ============    ============    ============

                                                                               Dean Witter Cornerstone Fund IV
                                                       -----------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                         3,880,234      21,826,522      24,196,319     (18,909,651)    (14,283,394)
Noncash item included in net income (loss):
  Net change in unrealized                               (2,509,113)       (367,966)        198,148       1,726,877        (717,487)
(Increase) decrease in operating assets:
  Interest receivable (DWR)                                  22,247          25,927          69,406        (184,980)        (18,641)
Increase (decrease) in operating liabilities:
  Accrued management fees                                   (17,794)         20,928         (22,567)        (41,612)         51,567
  Common administrative expenses payable                   (110,546)        (54,586)        (89,342)          8,605         206,517
  Accrued brokerage commissions (DWR)                        49,464           7,200          32,580              --        (120,420)
  Accrued transaction fees and costs                          2,473             360           1,629              --          (6,924)
  Accrued incentive fees                                         --              --              --              --      (3,722,665)
                                                       ------------    ------------    ------------    ------------    ------------
Net cash provided by (used for) operating activities      1,316,965      21,458,385      24,386,173     (17,400,761)    (18,611,447)
                                                       ------------    ------------    ------------    ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Offering of units                                          73,609         172,049         212,691      20,753,129      46,450,637
  Increase (decrease) in redemptions payable                742,463           4,009        (544,818)        519,604         321,383
  Redemptions of units                                  (10,034,804)    (15,724,253)    (30,634,265)    (17,151,842)    (10,990,675)
                                                       ------------    ------------    ------------    ------------    ------------
Net cash provided by (used for) financing activities     (9,218,732)    (15,548,195)    (30,966,392)      4,120,891      35,781,345
                                                       ------------    ------------    ------------    ------------    ------------
Net increase (decrease) in cash                          (7,901,767)      5,910,190      (6,580,219)    (13,279,870)     17,169,898
Balance at beginning of period                          104,927,961     111,508,180     111,508,180     124,788,050     107,618,152
                                                       ------------    ------------    ------------    ------------    ------------
Balance at end of period                                 97,026,194     117,418,370     104,927,961     111,508,180     124,788,050
                                                       ============    ============    ============    ============    ============

   The accompanying notes are an integral part of these financial statements.

                          DEAN WITTER CORNERSTONE FUNDS
                          NOTES TO FINANCIAL STATEMENTS
               (the information with respect to 1996 is unaudited)

1. Summary of Significant Accounting Policies

      Organization--Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III and Dean Witter Cornerstone Fund IV (individually, a "Partnership", or collectively, the "Partnerships") are limited partnerships organized to engage in the speculative trading of commodity futures contracts and forward contracts on foreign currencies. The general partner for each Partnership is Demeter Management Corporation (the "General Partner"). The commodity broker is Dean Witter Reynolds Inc. ("DWR"). Both DWR and the General Partner are wholly-owned subsidiaries of Dean Witter, Discover & Co.

      The General Partner is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by the General and Limited Partners based upon their proportional ownership interests.

      Basis of Accounting--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements.

      Revenue Recognition--Commodity futures contracts and forward contracts on foreign currencies are open commitments until settlement date. They are valued at market and the resulting unrealized gains and losses are reflected in income. Monthly, DWR pays each Partnership interest income based upon 80% of its average daily Net Assets at a rate equal to the average yield on 13-Week U.S. Treasury Bills issued during such month. For purposes of such interest payments in Dean Witter Cornerstone Fund IV, Net Assets do not include monies due the Partnership on forward contracts and other commodity interests, but not actually received.

      Net Income (Loss) per Unit--Net income (loss) per Unit is computed using the weighted average number of units outstanding during the period.

      Equity in Commodity Futures Trading Accounts--The Partnerships' assets "Equity in Commodity futures trading accounts" consists of cash on deposit at DWR to be used as margin for trading and the net asset or liability related to unrealized gains or losses on open contracts. The asset or liability related to the unrealized gains or losses on forward contracts is presented as a net amount because each Partnership has a master netting agreement with DWR.

      Brokerage Commissions and Related Transaction Fees and Costs--Brokerage commissions for each Partnership are accrued at 80% of DWR's published non-member rates on a half-turn basis.

      Through March 31, 1995, brokerage commissions were capped at 1% per month of the adjusted Net Assets allocated to each trading program employed by a Trading Advisor. Effective April 1, 1995, the cap was reduced to 3/4 of 1%.

      Related transaction fees and costs are accrued on a half-turn basis.

      Operating Expenses--Each Partnership has entered into an exchange agreement pursuant to which certain common administrative expenses (i.e., legal, auditing, accounting, filing fees and other related expenses) are shared by each of the Partnerships based upon the number of Units of each Partnership outstanding during the month in which such expenses are incurred. In addition, the Partnerships incur monthly management fees and may incur incentive fees. The General Partner bears all other operating expenses.

      Income Taxes--No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.

      Distributions--Distributions, other than on redemptions of Units, are made on a pro-rata basis at the sole discretion of the General Partner. No distributions have been made to date.

      Continuing Offering--Through September 26, 1994, Units of each Partnership were offered at a price equal to 107.625% of the Net Asset Value per Unit as of the opening of business on the first day of the month, which price included a 5% selling commission and a 2.5% charge for expenses relating to the continuing offering of Units. These expenses were shared by the Partnerships. Any funds received by DWR as a result of the Continuing Offering Expense charges that were in excess of the Continuing Offering Expenses incurred, were contributed pro-rata to the Partnerships, as a contribution of capital to the Partnerships for which no Units were issued. On September 26, 1994, the Continuing Offering was discontinued.

      Redemptions--After an initial 180-day period, Limited Partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the last day of any month upon fifteen days advance notice by redemption form to the General Partner.

      If the proceeds of a redemption are reinvested in any of the Partnerships within 180 days, the General Partner will waive the selling commissions and continuous offering expense charges on the amount reinvested.

                          DEAN WITTER CORNERSTONE FUNDS
                   NOTES TO FINANCIAL STATEMENTS--(Continued)
               (the information with respect to 1996 is unaudited)


      Exchanges--On the last day of the first month, which occurs more than 180 days after a person first becomes a Limited Partner in any of the Partnerships, and the end of each month thereafter, Limited Partners may transfer their investment among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreement) without paying additional charges.

      Dissolution of the Partnership--Each Partnership will terminate on September 30, 2025 regardless of its financial condition at such time, upon a decline in Net Assets to less than $250,000, a decline in the Net Asset Value per Unit to less than $250, or under certain other circumstances defined in the Limited Partnership Agreement.

2. Related Party Transactions

      Each Partnership pays brokerage commissions to DWR on trades executed on its behalf as described in Note 1. Each Partnership's cash is on deposit with DWR in commodity trading accounts to meet margin requirements as needed. DWR pays interest on these funds as described in Note 1.

3. Trading Advisors

      The General Partner, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership as of December 31, 1995 were as follows:

Dean Witter Cornerstone Fund II
  Abacus Asset Management Inc.
  John W. Henry & Co., Inc.

Dean Witter Cornerstone Fund III
  Welton Investment Systems Corporation
  Abraham Trading Co.
  Sunrise Capital Management

Dean Witter Cornerstone Fund IV
  John W. Henry & Co., Inc.
  Sunrise Capital Management

      Each trading advisor owns at least ten Units in its respective Partnership. Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

      Management Fee--The management fee is accrued at the rate of 1/3 of 1% per month of the Net Assets under management by each trading advisor at each month end.

      Incentive Fee--Each Partnership will pay an annual incentive fee equal to 15% of the "New Appreciation" in Net Assets as of the end of each annual incentive period ending December 31, except for Dean Witter Cornerstone Fund IV, which will pay incentive fees at the end of each annual incentive period ending May 31. Such incentive fee is accrued in each month in which "New Appreciation" occurs. In those months in which "New Appreciation" is negative, previous accruals, if any, during the incentive period will be reduced. In those instances in which a Limited Partner redeems an investment, the incentive fee (if earned through a redemption date) is to be paid on those redemptions to the trading advisor in the month of such redemption.

4. Financial Instruments

      The Partnerships trade futures and forward contracts in interest rates, stock indices, commodities, currencies, petroleum and precious metals. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility. At June 30, 1996, December 31, 1995 and 1994, open contracts were:

                          DEAN WITTER CORNERSTONE FUNDS
                   NOTES TO FINANCIAL STATEMENTS--(Continued)

                                                                                                  Cornerstone II
                                                                              ------------------------------------------------------
                                                                                            Contract or Notional Amount
                                                                              ------------------------------------------------------
                                                                                June 30,                       December 31,
                                                                                 1996                  1995                  1994
                                                                              ----------           ---------------------------------
                                                                              (unaudited)
                                                                                  $                     $                      $
Exchange-Traded Financial Futures Contracts
    Commitments to Purchase ......................................            24,146,000           140,924,000             7,734,000
    Commitments to Sell ..........................................            50,063,000             3,298,000                    --
  Commodity Futures:
    Commitments to Purchase ......................................            29,114,000            53,994,000            23,692,000
    Commitments to Sell ..........................................            26,358,000            10,484,000            14,973,000
  Foreign Futures:
    Commitments to Purchase ......................................            54,015,000            51,681,000             8,655,000
    Commitments to Sell ..........................................            27,639,000             1,656,000           161,925,000
Off-Exchange-Traded Forward Currency Contracts
    Commitments to Purchase ......................................            24,308,000            15,585,000            28,327,000
    Commitments to Sell ..........................................            33,352,000            44,881,000            32,192,000

                                                                                                  Cornerstone III
                                                                              ------------------------------------------------------
                                                                                            Contract or Notional Amount
                                                                              ------------------------------------------------------
                                                                                June 30,                       December 31,
                                                                                 1996                  1995                  1994
                                                                              ----------           ---------------------------------
                                                                              (unaudited)
                                                                                  $                     $                      $
Exchange-Traded Financial Futures Contracts
    Commitments to Purchase ......................................            14,740,000           239,465,000            54,158,000
    Commitments to Sell ..........................................            72,652,000            39,640,000           204,207,000
  Commodity Futures:
    Commitments to Purchase ......................................             6,076,000           115,420,000            48,926,000
    Commitments to Sell ..........................................                    --            19,794,000            14,006,000
  Foreign Futures:
    Commitments to Purchase ......................................            20,334,000           139,878,000           116,919,000
    Commitments to Sell ..........................................            26,516,000            22,202,000           169,271,000
Off-Exchange-Traded Forward Currency Contracts
    Commitments to Purchase ......................................                    --                    --            29,664,000
    Commitments to Sell ..........................................                    --                    --            84,416,000

                                                                                                  Cornerstone IV
                                                                              ------------------------------------------------------
                                                                                            Contract or Notional Amount
                                                                              ------------------------------------------------------
                                                                                June 30,                       December 31,
                                                                                 1996                  1995                  1994
                                                                              ----------           ---------------------------------
                                                                              (unaudited)
                                                                                  $                     $                      $
Exchange-Traded Financial Futures Contracts
    Commitments to Purchase ......................................            65,167,000            31,917,000                    --
    Commitments to Sell ..........................................           173,687,000            70,298,000                    --
Off-Exchange-Traded Forward Currency Contracts
    Commitments to Purchase ......................................           251,928,000           116,547,000           504,027,000
    Commitments to Sell ..........................................           274,343,000           170,990,000           645,892,000


      A portion of the amounts indicated as off-balance-sheet risk in forward foreign currency contracts is due to offsetting forward commitments to purchase and to sell the same currency on the same date in the future. These commitments are economically offsetting, but are not offset in the forward market until the settlement date.

      The unrealized gains on open contracts are reported as a component of "Equity in Commodity futures trading accounts" on the Statements of Financial Condition and totaled at June 30, 1996, and December 31, 1995 and 1994, respectively, $2,062,461, $3,368,107 and $4,316,080 for Cornerstone II,
$202,859, $5,578,294

                          DEAN WITTER CORNERSTONE FUNDS
                   NOTES TO FINANCIAL STATEMENTS--(Continued)


and $5,016,857 for Cornerstone III and $2,579,256, $70,143 and $268,291 for
Cornerstone IV.

      For Cornerstone II, of the $2,062,461 net unrealized gain on open contracts at June 30, 1996, $1,870,862 related to exchange-traded futures contracts and $191,599 related to off-exchange-traded forward currency contracts. Of the $3,368,107 net unrealized gain on open contracts at December 31, 1995, $3,448,812 related to exchange-traded futures contracts and ($80,705) related to off-exchange-traded forward currency contracts. Of the $4,316,080 net unrealized gain on open contracts at December 31, 1994, $4,296,011 related to exchange-traded futures contracts and $20,069 related to off-exchange-traded forward currency contracts.

      For Cornerstone III, the net unrealized gain on open contracts at June 30, 1996 and December 31, 1995 related entirely to exchange-traded futures. Of the $5,016,857 net unrealized gain on open contracts at December 31, 1994, $5,788,691 related to exchange-traded futures contracts and ($771,834) related to off-exchange-traded forward currency contracts.

      For Cornerstone IV, of the $2,579,256 net unrealized gain on open contracts at June 30, 1996, $1,269,588 related to exchange-traded futures contracts and $1,309,668 related to off exchange-traded forward currency contracts. Of the $70,143 net unrealized gain on open contracts at December 31, 1995, $534,487 related to exchange-traded futures contracts and ($464,344) related to off-exchange-traded forward currency contracts. The net unrealized gain on open contracts at December 31, 1994, related entirely to off-exchange-traded forward currency contracts.

      The contract amounts in the above table represent the Partnership's extent of involvement in the particular class of financial instrument, but not the credit risk associated with counterparty nonperformance. The credit risk associated with these instruments is limited to the amounts reflected in the Partnerships' Statements of Financial Condition.

      Exchange-traded contracts and off-exchange-traded forward currency contracts held by the Partnerships at June 1996, December 1995 and 1994 mature as follows:

                                                                            June 30,                       December 31,
                                                                              1996                  1995                  1994
                                                                         --------------         ------------------------------------
                                                                           (unaudited)
Cornerstone II
  Exchange-Traded Contracts ....................................           June 1997            December 1996         September 1995
  Off-Exchange-Traded Forward Currency Contracts ...............         September 1996         December 1996           March 1995

Cornerstone III
  Exchange-Traded Contracts ....................................          October 1996          December 1996            May 1995
  Off-Exchange-Traded Forward Currency Contracts ...............              --                January 1996           March 1995

Cornerstone IV
  Exchange-Traded Contracts ....................................         September 1996           March 1996                --
  Off-Exchange-Traded Forward Currency Contracts ...............         September 1996          January 1996           March 1995

     The Partnerships also have credit risk because DWR acts as the futures commission merchant or the sole counterparty, with respect to most of the Partnerships' assets. Exchange-traded futures contracts are marked to market on a daily basis, with variations in value settled on a daily basis. DWR, as the futures commission merchant of all of the Partnerships' exchange-traded futures contracts, is required pursuant to regulations of the Commodity Futures Trading Commission to segregate from its own assets, and for the sole benefit of its commodity customers, all funds held by DWR with respect to exchange-traded futures contracts including an amount equal to the net unrealized gain on all open futures contracts which funds totaled at June 30, 1996, and December 31, 1995 and 1994 respectively, $29,044,906, $31,506,001 and $31,866,995 for
Cornerstone II,  $39,832,026,  $47,872,659 and $48,673,471 for Cornerstone  III,
and $98,295,782,  $105,462,448 and $111,508,180 for Cornerstone IV. With respect to the Partnership's off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized

                          DEAN WITTER CORNERSTONE FUNDS
                   NOTES TO FINANCIAL STATEMENTS--(Continued)

gain on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of DWR, the counterparty on all of such contracts, to perform.

      For the six months ended June 30, 1996 and for the year ended December 31, 1995 the average fair value of financial instruments held for trading purposes was as follows:

                                                                                              Cornerstone II
                                                                    ----------------------------------------------------------------
                                                                      For the six months ended                For the year ended
                                                                              June 1996                         December 1995
                                                                    -----------------------------       ----------------------------
                                                                      Assets          Liabilities         Assets         Liabilities
                                                                    ----------        -----------       ----------       -----------
                                                                        $                 $                 $                 $
Exchange-Traded Contracts:
  Financial Futures ........................................        38,871,000        61,266,000        75,146,000         7,443,000
  Commodity Futures ........................................        38,434,000        15,098,000        36,847,000        12,456,000
  Foreign Futures ..........................................        34,440,000        18,659,000        62,270,000        57,113,000
Off-Exchange-Traded Forward Currency Contracts .............        33,365,000        43,795,000        16,455,000        23,929,000


                                                                                              Cornerstone III
                                                                    ----------------------------------------------------------------
                                                                      For the six months ended                For the year ended
                                                                              June 1996                         December 1995
                                                                    -----------------------------       ----------------------------
                                                                      Assets          Liabilities         Assets         Liabilities
                                                                    ----------        -----------       ----------       -----------
                                                                        $                 $                 $                 $
Exchange-Traded Contracts:
  Financial Futures ........................................       102,597,000        89,415,000       125,222,000        74,782,000
  Commodity Futures ........................................        72,342,000         7,591,000        67,127,000        16,871,000
  Foreign Futures ..........................................        90,332,000        54,883,000       122,725,000        68,993,000
Off-Exchange-Traded Forward Currency Contracts .............                --                --         8,899,000        25,325,000


                                                                                              Cornerstone IV
                                                                    ----------------------------------------------------------------
                                                                      For the six months ended                For the year ended
                                                                              June 1996                         December 1995
                                                                    -----------------------------       ----------------------------
                                                                      Assets          Liabilities         Assets         Liabilities
                                                                    ----------        -----------       ----------       -----------
                                                                        $                 $                 $                 $
Exchange-Traded Financial Futures Contracts ................        29,805,000       123,214,000        10,215,000        22,213,000
Off-Exchange-Traded Forward Currency Contracts .............       289,606,000       280,953,000       273,150,000       311,898,000

5. SUBSEQUENT EVENT

     Effective September 1, 1996, brokerage commissions together with transaction fees and costs for each Partnership will be capped at 13/20 of 1% per month of the Partnership's month-end Net Assets (as defined in the Limited Partnership's Agreement) allocated to each Trading Manager.

6. UNAUDITED INTERIM INFORMATION

      The unaudited financial statements included herein and the related financial information in the footnotes include, in the opinion of management, all adjustments (including normal and recurring adjustments) necessary for a fair presentation of the financial position and results of operations at and for the six months ended June 30, 1996.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
  Demeter Management Corporation:

We have audited the accompanying statements of financial condition of Demeter Management Corporation (a wholly-owned subsidiary of Dean Witter, Discover & Co.) (the "Company") as of December 31, 1995 and 1994. These statements of financial condition are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Demeter Management Corporation as of December 31, 1995 and 1994 in conformity with generally accepted accounting principles.


Deloitte & Touche LLP
/s/ Deloitte & Touche LLP
March 1, 1996
(Except for Note 5, for which the date is March 31, 1996).
New York, New York

                         DEMETER MANAGEMENT CORPORATION
            (Wholly-owned subsidiary of Dean Witter, Discover & Co.)
                        STATEMENTS OF FINANCIAL CONDITION

                                                                                  June 30,                    December 31,
                                                                               ------------        ---------------------------------
                                                                                   1996                1995                1994
                                                                                (unaudited)
                                                                                     $                   $                   $
                                                               ASSETS
Investments in affiliated partnerships (Note 2) ........................         16,549,236          17,788,814          12,833,311
Income taxes receivable ................................................            153,137                  --                  --
Receivable from affiliated partnership .................................              1,095               1,154               1,268
                                                                               ------------        ------------        ------------
      TOTAL ASSETS .....................................................         16,703,468          17,789,968          12,834,579
                                                                               ============        ============        ============

                                                LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
   Payable to Parent (Note 3) ..........................................         15,043,753          15,314,134          11,630,183
   Accrued expenses ....................................................             25,554              32,579              20,079
                                                                               ------------        ------------        ------------
     TOTAL LIABILITIES .................................................         15,069,307          15,346,713          11,650,262
                                                                               ------------        ------------        ------------
STOCKHOLDER'S EQUITY:
   Common stock, no par value;
     Authorized 1,000 shares;
     Issued and outstanding 100 shares
     at stated value of $500 per share .................................             50,000              50,000              50,000
   Additional paid-in capital ..........................................        111,170,000         111,170,000          98,170,000
   Retained earnings ...................................................          1,484,161           2,293,255           1,034,317
                                                                               ------------        ------------        ------------
                                                                                112,704,161         113,513,255          99,254,317
   Less: Notes receivable from Parent (Note 4) .........................       (111,070,000)       (111,070,000)        (98,070,000)
                                                                               ------------        ------------        ------------
     TOTAL STOCKHOLDER'S EQUITY ........................................          1,634,161           2,443,255           1,184,317
                                                                               ------------        ------------        ------------
     TOTAL LIABILITIES AND
      STOCKHOLDER'S EQUITY .............................................         16,703,468          17,789,968          12,834,579
                                                                               ============        ============        ============


   The accompanying notes are an integral part of these financial statements.

                         DEMETER MANAGEMENT CORPORATION
             (Wholly-owned subsidiary of Dean Witter Discover & Co.)
                   NOTES TO STATEMENTS OF FINANCIAL CONDITION

1. BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

      Demeter Management Corporation ("Demeter") is a wholly-owned subsidiary of Dean Witter, Discover & Co. (the "Parent").

     Demeter manages the following commodity pools as their sole general partner: Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Columbia Futures Fund, Dean Witter Diversified Futures Fund Limited Partnership ("DWDFF"), Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio, L.P. (formerly, Dean Witter Principal Guaranteed Fund L.P., ("DWPGF")), Dean Witter Principal Guaranteed Fund II L.P., ("DWPGFII"), Dean Witter Principal Plus Fund L.P., Dean Witter Principal Plus Fund Management L.P., Dean Witter Portfolio Strategy Fund L.P., (formerly Dean Witter Principal Secured Futures Fund L.P.) Dean Witter Select Futures Fund L.P., ("DWSFF"), Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Dean Witter Institutional Balanced Portfolio Account I L.P., Dean Witter Institutional Account II L.P., DWFCM International Access Fund L.P., Dean Witter Anchor Institutional Balanced Portfolio Account I L.P., Dean Witter Spectrum Balanced L.P., Dean Witter Spectrum Strategic L.P., Dean Witter Spectrum Technical L.P., DWR Chesapeake L.P. and DWR Institutional Balanced Portfolio Account III L.P.

      Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies and other commodity interests.

      Demeter reopened DWDFF for additional investment and on June 29, 1995 DWDFF registered with the Securities and Exchange Commission 75,000 units which were to investors for a limited time in a public offering.

      Income Taxes--The results of operations of Demeter are included in the consolidated federal income tax return of the Parent Income Taxes. Income tax expense is calculated on a separate company basis.

      Basis of Accounting--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements.

2. INVESTMENTS IN AFFILIATED PARTNERSHIPS

      The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than, 1 percent of the aggregate capital contributed to the partnership by all partners.

      The total assets, liabilities and partners' capital of all the funds managed by Demeter at June 30, 1996, December 31, 1995 and December 31, 1994 were as follows:

                                                                     June 30,                            December 31,
                                                                  -------------             ----------------------------------------
                                                                      1996                       1995                       1994
                                                                  -------------             -------------                -----------
                                                                  (unaudited)
                                                                       $                          $                           $
      Total assets ......................................         1,007,299,365             1,091,082,360                907,037,211
      Total liabilities .................................            25,029,889                20,934,451                 22,472,852
      Total partners' capital ...........................           982,269,476             1,070,147,909                884,564,359

      Demeter's investments in the above limited partnerships are carried at market value with changes in such market value reflected currently in operations.

3. PAYABLE TO PARENT

      The payable to Parent is primarily for amounts due for the purchase of partnership investments and income tax payments made by the Parent on behalf of Demeter.

4. NET WORTH REQUIREMENT

      At June 30, 1996, December 31, 1995 and 1994, Demeter held non-interest bearing notes from the Parent that were payable on demand. These notes were received in connection with additional capital contributions aggregating $111,070,000, $111,070,000 and $98,070,000, respectively.

      The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).

      In calculating this requirement, Demeter's interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from the Parent are included in net worth for purposes of this calculation.

5. SUBSEQUENT EVENTS

      Management has determined to reopen DWSFF for additional investment and will register with the Securities and Exchange Commission 60,000 Units to be offered to investors for a limited time in a public offering.

      Management terminated DWPGFII as of March 31, 1996. DWPGFII was liquidated and holders of units as of March 31, 1996 received a final distribution equal to the net asset value per unit on that date multiplied by their respective number of units.

      In November of 1995, Demeter entered into a limited partnership agreement as General Partner in DWR/JWH Futures Fund L.P. ("JWH"), a commodity pool which offered units to investors in an initial private offering period ending January 31, 1996 and began trading on February 1, 1996. Demeter's initial investment in JWH was $75,000.

6. UNAUDITED INTERIM INFORMATION

      The unaudited financial statement included herein and the related financial information in the footnotes include, in the opinion of management, all adjustments (including normal and recurring adjustments) necessary for a fair presentation of the financial position at June 30, 1996.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES SCHEDULES.

     None.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     The following documents are made a part of this Registration Statement.

(A) EXHIBITS.

   EXHIBIT
   NUMBER                                    DESCRIPTION OF DOCUMENT
        #1.01       --Form of Selling Agreement between each of Dean Witter Cornerstone Funds
                      I, II and III and Dean Witter Reynolds Inc.
        #1.02       --Form of Additional Sellers Agreement between Dean Witter Reynolds Inc.
                      and additional selling agents (included as an annex to Exhibit 1.01, form of Selling Agreement).
        #1.03       --Amendment No. 1 to Selling Agreement between each of Dean Witter Corner-
                      stone Funds I, II and III and Dean Witter Reynolds Inc.
        #1.04       --Form of Amendment No. 2 to Selling Agreement between each Registrant and
                      Dean Witter Reynolds Inc.
        #1.05       --Form of Amendment No. 3 to Selling Agreement between each Registrant and
                      Dean Witter Reynolds Inc.
        #1.06       --Form of Amendment No. 4 to Selling Agreement between each Registrant and
                      Dean Witter Reynolds Inc.
        #1.07       --Form of Amendment No. 5 to the Selling Agreement between each Registrant and Dean Witter Reynolds Inc.
        #3.01       --Form of Limited Partnership Agreement of each Registrant with forms of
                      Request for Redemption and Request for Exchange annexed thereto
                      (included as Exhibit A to the Prospectus).
        #3.02       --Form of Amendment No. 1 to Form of Limited Partnership Agreement of each
                      Registrant with forms of Request for Redemption and Request for Exchange annexed thereto.
        #5.01       --Opinion of counsel to each of Dean Witter Cornerstone Funds I, II and
                      III relating to the legality of the Units (including consent).
        #5.02       --Opinion of counsel to each of Dean Witter Cornerstone Fund IV relating to the legality of the Units (including consent).
        #8.01       --Letter of counsel to each of Dean Witter Cornerstone Funds I, II and III relating to federal income tax matters (including consent).
        #8.02       --Letter of counsel to Dean Witter Fund Cornerstone IV relating to federal income tax matters (including consent).
       #10.01       --Form of Amended and Restated Customer Agreement between each of Dean
                      Witter Cornerstone II, III and IV and Dean Witter Reynolds Inc.
       #10.01(a)    --Form of Customer Agreement among Dean Witter Cornerstone II, III and IV,
                      Carr Futures, Inc. and Dean Witter Reynolds Inc.
       #10.01(b)    --Form of International Foreign Exchange Master Agreement between Dean
                      Witter Cornerstone II, III and IV and Carr Futures, Inc.
       #10.02       --Form of Management Agreement among each of Dean Witter Cornerstone Funds
                      I, II and III, Demeter Management Corporation and the trading managers of each such partnership.

---------------
# Previously filed
* Filed herewith

   EXHIBIT
   NUMBER                                    DESCRIPTION OF DOCUMENT
       #10.02(c)    --Management Agreement among Dean Witter Cornerstone Fund III, Demeter
                      Management Corporation and Computerized Commodity Advisory, Inc.
       #10.02(d)    --Form of Management Agreement among Dean Witter Cornerstone Fund IV,
                      Demeter Management Corporation and the trading managers of the
                      Partnership.
       #10.02(e)    --Management Agreement among Dean Witter Cornerstone Fund IV, Demeter
                      Management Corporation and John W. Henry & Co., Inc.
       #10.02(f)    --Management Agreement among Dean Witter Cornerstone Fund IV, Demeter
                      Management Corporation and Sunrise Commodities, Inc.
       #10.04       --Form of Escrow Agreement among Demeter Management Corporation, Dean
                      Witter Reynolds Inc. and Chemical Bank.
       #10.04(a)    --Form of Amendment No. 1 to Escrow Agreement among Demeter Management
                      Corporation, Dean Witter Reynolds Inc. and Chemical Bank.
       #10.05       --Certificate of Limited Partnership, as amended, of each of Dean Witter
                      Cornerstone Funds I, II and III.
       #10.05(a)    --Certificate of Limited Partnership of Dean Witter Cornerstone Fund IV.
       #10.06       --Form of Dean Witter Cornerstone Funds Exchange Agreement among Dean
                      Witter Cornerstone Funds I, II and III and Demeter Management
                      Corporation.
       #10.06(a)    --Form of Amendment No. 1 to Dean Witter Cornerstone Funds Exchange
                      Agreement among all Registrants and Demeter Management Corporation.
       #10.06(b)    --Form of Amendment No. 2 to Dean Witter Cornerstone Funds Exchange
                      Agreement among all Registrants and Demeter Management Corporation.
       *23.01       --Consent of Independent Auditors.

---------------
# Previously filed
* Filed herewith

(B) FINANCIAL STATEMENTS.

Included in the Prospectus:
      Affirmation of General Partner
      Dean Witter Cornerstone Fund II
      Dean Witter Cornerstone Fund III
      Dean Witter Cornerstone Fund IV
       Independent Auditors' Report
       Statements of Financial Condition
       Statements of Operations
       Statements of Cash Flows
       Statements of Changes in Partners' Capital
       Notes to Financial Statements
      Demeter Management Corporation
       Independent Auditors' Report
       Statements of Financial Condition
       Notes to Statements of Financial Condition

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1993, the registrant has duly caused this Post-Effective Amendment No. 26 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 29th day of September, 1998.


                                        DEAN WITTER CORNERSTONE FUND II
                                        DEAN WITTER CORNERSTONE FUND III
                                        DEAN WITTER CORNERSTONE FUND IV

                                        By: DEMETER MANAGEMENT CORPORATION,
                                         General Partner


                                        By:         /s/ MARK J. HAWLEY
                                            -----------------------------------
                                                Mark J. Hawley, President



     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 26 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            SIGNATURES                                    TITLE                          DATE
-----------------------------------        -----------------------------------    -------------------

  DEMETER MANAGEMENT CORPORATION           General Partner

      By: /s/ MARK J. HAWLEY               President and Director of the          September 29, 1998
          Mark J. Hawley                     General Partner

      /s/RICHARD M. DEMARTINI              Chairman of the Board and Director     September 29, 1998
       Richard M. DeMartini                  of the General Partner

                                           Director of the General Partner
          Lawrence Volpe

     /s/JOSEPH G. SINISCALCHI              Director of the General Partner        September 29, 1998
       Joseph G. Siniscalchi

                                           Director of the General Partner
      Edward C. Oelsner, III

        /s/ROBERT E. MURRAY                Director of the General Partner        September 29, 1998
         Robert E. Murray

     /s/LEWIS A. RAIBLEY, III              Vice President and Chief Financial     September 29, 1998
       Lewis A. Raibley, III                 and Principal Accounting Officer
                                             of the General Partner